      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1996


                                                      REGISTRATION NO. 333-03316
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             PROTOCOL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            OREGON                           3845                  93-0913130
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S. Employer
                                 Classification Code Number)     Identification
                                                                    Number)

                            JAMES B. MOON, PRESIDENT
                             PROTOCOL SYSTEMS, INC.
                           8500 S.W. CREEKSIDE PLACE
                            BEAVERTON, OREGON 97008
                                 (503) 526-8500
   (Address and telephone number of registrant's principal executive offices)
                            ------------------------

                                   COPIES TO:

      GREGORY E. STRUXNESS, ESQ.                 ROBERT J. JOHANNES, ESQ.
 Ater Wynne Hewitt Dodson & Skerritt,            Michael Best & Friedrich
                 LLP                             100 East Wisconsin Ave.
    222 S.W. Columbia, Suite 1800               Milwaukee, Wisconsin 53202
        Portland, Oregon 97201                        (414) 271-6560
            (503) 226-1191

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND THE EFFECTIVE TIME OF THE MERGER (THE "MERGER") OF A SUBSIDIARY OF PROTOCOL SYSTEMS, INC. WITH AND INTO PRYON CORPORATION ("PRYON") AS DESCRIBED IN THE AGREEMENT AND PLAN OF MERGER DATED FEBRUARY 20, 1996 (THE "MERGER AGREEMENT"), ATTACHED AS APPENDIX I TO THE JOINT PROXY STATEMENT/PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             PROTOCOL SYSTEMS, INC.
                             CROSS REFERENCE SHEET

   NO.     ITEMS OF FORM S-4                                                      HEADING IN PROSPECTUS
   ---     -----------------------------------------------------  -----------------------------------------------------
        1  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page
        2  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page; Outside Back Cover Page
        3  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary; Comparative Per Share Data; Comparative Per
                                                                   Share Market Information; Risk Factors
        4  Terms of the Transaction.............................  The Merger; Background of and Reasons for the Merger;
                                                                   Description of Protocol Capital Stock; Comparative
                                                                   Rights of Pryon Shareholders and Protocol
                                                                   Shareholders
        5  Pro Forma Financial Information......................  Unaudited Pro Forma Combined Condensed Financial
                                                                   Statements
        6  Material Contracts with Company Being Acquired.......  Background of and Reasons for the Merger
        7  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters.......  Not Applicable
        8  Interests of Named Experts and Counsel...............  Not Applicable
        9  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable
       10  Information with Respect to S-3 Registrants..........  Available Information; Incorporation of Certain
                                                                   Documents by Reference; Summary; The Merger
       11  Incorporation of Certain Information by Reference....  Incorporation of Certain Documents by Reference
       12  Information with Respect to S-2 or S-3 Registrants...  Not Applicable
       13  Incorporation of Certain Information by Reference....  Not Applicable
       14  Information with Respect to Registrants Other than
            S-3 or S-2 Registrants..............................  Not Applicable
       15  Information with Respect to S-3 Companies............  Not Applicable
       16  Information with Respect to S-2 or S-3 Companies.....  Not Applicable

   NO.     ITEMS OF FORM S-4                                                      HEADING IN PROSPECTUS
   ---     -----------------------------------------------------  -----------------------------------------------------
       17  Information with Respect to Companies Other than S-3
            or S-2 Companies....................................  Comparative Per Share Market Information; Business of
                                                                   Pryon; Selected Historical and Unaudited Pro Forma
                                                                   Combined Condensed Financial Data; Pryon
                                                                   Management's Discussion and Analysis of Financial
                                                                   Condition and Results of Operations; Financial
                                                                   Statements
       18  Information if Proxies, Consents or Authorizations
            Are to Be Solicited.................................  Outside Front Cover Page of Joint Proxy
                                                                   Statement/Prospectus; Special Meeting of Pryon
                                                                   Shareholders; The Merger -- Rights of Dissenting
                                                                   Pryon Shareholders; Conflicts of Interest; Annual
                                                                   Meeting of Protocol Shareholders; Stock Owned by
                                                                   Protocol Management and Principal Shareholders;
                                                                   Stock Owned by Pryon Management and Principal
                                                                   Shareholders; Protocol Management; Protocol
                                                                   Executive Compensation; Certain Transactions and
                                                                   Relationships with Protocol; Pryon Management; Pryon
                                                                   Executive Compensation; Certain Transactions and
                                                                   Relationships with Pryon
       19  Information if Proxies, Consents or Authorizations
            Are Not to Be Solicited.............................  Not Applicable

                             PROTOCOL SYSTEMS, INC.
                           8500 S.W. CREEKSIDE PLACE
                            BEAVERTON, OREGON 97008

                                                                    May   , 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "Protocol Annual Meeting") of Protocol Systems, Inc. ("Protocol"), which will be held on Tuesday, June 25, 1996, at 10:00 a.m., local time, at Protocol's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

    At the Protocol Annual Meeting, you will be asked to consider and vote upon a proposal to approve the issuance (the "Issuance") of shares of common stock of Protocol (the "Protocol Common Stock") to the shareholders of Pryon Corporation ("Pryon") in connection with an Agreement and Plan of Merger among Pryon, Protocol and Protocol Merger Corporation ("Merger Sub"), a subsidiary of Protocol (the "Merger Agreement"), which provides for the merger of Pryon and Merger Sub (the "Merger"). Pursuant to the Merger Agreement Pryon will become a wholly owned subsidiary of Protocol, and all of the outstanding shares of capital stock of Pryon will be converted into shares of Protocol Common Stock based on an exchange ratio which will be determined according to the Merger Agreement. You will also be asked to elect two directors to Protocol's Board of Directors, approve amendments to the Protocol 1992 Stock Incentive Plan and the Protocol 1993 Stock Option Plan for Nonemployee Directors and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

    You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the Joint Proxy Statement/Prospectus for details of the Merger, including information about the exchange ratio and the number of shares of Protocol Common Stock to be issued in connection with the Merger and additional related information.

    Whether or not you plan to attend the Protocol Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares or by filing with the Secretary of Protocol a written revocation bearing a later date. If you attend the Protocol Annual Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          James B. Moon
                                          PRESIDENT & CHIEF EXECUTIVE OFFICER

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                             PROTOCOL SYSTEMS, INC.
                           8500 S.W. CREEKSIDE PLACE
                            BEAVERTON, OREGON 97008

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1996

TO THE SHAREHOLDERS OF PROTOCOL SYSTEMS, INC.:

    The Annual Meeting of Shareholders (the "Protocol Annual Meeting") of Protocol System, Inc., an Oregon corporation ("Protocol"), will be held on June 25, 1996, at 10:00 a.m., local time, at Protocol's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008, for the following purposes:

1.    To  consider  and  vote  upon a  proposal  to  approve  the  issuance (the
    "Issuance") of shares of common stock of Protocol (the "Protocol Common Stock") to the shareholders of Pryon Corporation ("Pryon") in connection with an Agreement and Plan of Merger, dated as of February 20, 1996 (the "Merger Agreement"), among Pryon, Protocol and Protocol Merger Corporation, a Wisconsin corporation and a wholly owned subsidiary of Protocol ("Merger Sub"), which provides for the merger of Merger Sub into Pryon (the "Merger"). Pursuant to the Merger Agreement, Pryon will become a wholly owned subsidiary of Protocol, and all of the shares of capital stock of Pryon (the "Pryon Stock") issued and outstanding immediately prior to the Merger will be converted into shares of Protocol Common Stock based on an exchange ratio which will be determined according to the Merger Agreement. The Merger, including the exchange ratio and the number of shares of Protocol Common Stock to be issued in connection with the Merger, is more completely described in the accompanying Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Appendix A thereto.

2.  To elect two directors, each to hold office for a three-year term.

3.  To approve a proposed amendment to the Protocol 1992 Stock Incentive Plan.

4. To approve proposed amendments to the Protocol 1993 Stock Option Plan for Nonemployee Directors.

5. To ratify the appointment of KPMG Peat Marwick LLP as Protocol's independent auditors for the fiscal year ending December 31, 1996.

6. To transact such other business as may properly come before the Protocol Annual Meeting or any adjournments or postponements thereof.

    Only holders of record of Protocol Common Stock at the close of business on May 6, 1996, the record date for the Protocol Annual Meeting, are entitled to notice of and to vote at the Protocol Annual Meeting and any adjournments or postponements thereof.

    Whether or not you plan to attend the Protocol Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of Protocol a written revocation bearing a later date or by attending and voting at the Protocol Annual Meeting.

                                          PROTOCOL SYSTEMS, INC.

                                          James B. Moon
                                          PRESIDENT & CHIEF EXECUTIVE OFFICER
Beaverton, Oregon
May   , 1996

                               PRYON CORPORATION
                            N93 W14575 WHITTAKER WAY
                        MENOMONEE FALLS, WISCONSIN 53051

                                                                    May   , 1996

Dear Shareholder:

    A Special Meeting of Shareholders of Pryon Corporation ("Pryon") will be held on Friday, June 21, 1996, at 10:00 a.m., local time, at Pryon's offices at N93 W14575 Whittaker Way, Menomonee Falls, Wisconsin 53051.

    At this Special Meeting, you will be asked to consider and vote upon the approval and adoption of a merger agreement (the "Merger Agreement") providing for the merger (the "Merger") of Pryon with a subsidiary of Protocol Systems, Inc. ("Protocol"), as described in the accompanying Joint Proxy Statement/Prospectus. Pursuant to the Merger, Pryon will become a subsidiary of Protocol, and (i) all outstanding shares of Pryon's Series A and Series B Preferred Stock and all outstanding shares of Pryon's common stock (together, the "Pryon Stock"), other than dissenters' shares, will be converted into and exchanged for shares of common stock, $.01 par value, of Protocol (the "Protocol Common Stock"), and (ii) all outstanding options to acquire Pryon Common Stock will be converted into options to acquire Protocol Common Stock. Each holder of Pryon Stock (other than dissenting shareholders) will receive shares of Protocol Common Stock in exchange for shares of Pryon Stock owned by such shareholder based upon an exchange ratio which will be determined according to the Merger Agreement. For more information regarding the consideration to be received by Pryon shareholders in the Merger, please refer to the accompanying Joint Proxy Statement/Prospectus, under "Terms of the Merger -- Conversion of Pryon Stock in the Merger."

    The Pryon Board of Directors has approved the Merger Agreement described in the attached material and the transactions contemplated thereby and has determined that the Merger is in the best interests of Pryon and its shareholders. After careful consideration, the Board of Directors recommends a vote in favor of the Merger.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by Pryon shareholders at the Special Meeting, and a form of appointment of proxy. The Joint Proxy Statement/Prospectus more fully describes the proposed Merger and includes information about Protocol and Pryon.

    All shareholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy or proxies in the enclosed postage paid envelope. A shareholder who attends the Special Meeting will be able to vote his or her shares whether or not he or she has granted a proxy and will be able to revoke such proxy at any time before the shares covered thereby are voted at the Special Meeting by filing with the Secretary of Pryon an instrument revoking it or a duly executed proxy bearing a later date or by attendance at the Special Meeting and voting in person. It is important that your shares be represented and voted at the Special Meeting.

                                          Sincerely,

                                          Daniel F. Carsten
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               PRYON CORPORATION
                            N93 W14575 WHITTAKER WAY
                        MENOMONEE FALLS, WISCONSIN 53051
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 1996

TO THE SHAREHOLDERS:

    A Special Meeting of Shareholders of Pryon Corporation, a Wisconsin corporation ("Pryon"), will be held on Friday, June 21, 1996, at 10:00 a.m., local time, at the offices of Pryon. At the Special Meeting, Pryon's shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of February 20, 1996 entered into by and among Protocol Systems, Inc., an Oregon corporation ("Protocol"), Protocol Merger Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Protocol ("Merger Sub"), and Pryon (the "Merger Agreement"). The Merger Agreement provides that (i) Merger Sub will be merged with and into Pryon, with Pryon remaining as the surviving corporation and becoming a wholly-owned subsidiary of Protocol (the "Merger"), (ii) all outstanding shares of Pryon's Series A Preferred Stock, $0.10 par value per share ("Pryon Series A Preferred Stock") and Series B Preferred Stock, $0.10 par value per share, ("Pryon Series B Preferred Stock") (collectively, the "Pryon Preferred Stock") and all outstanding shares of Pryon's Common Stock, $0.10 par value ("Pryon Common Stock") (together, the Pryon Preferred Stock and Pryon Common Stock are referred to as the "Pryon Stock"), other than dissenters' shares, will be converted into and exchanged for shares of common stock, $0.01 par value, of Protocol (the "Protocol Common Stock"), and (iii) all outstanding options to acquire Pryon Common Stock will be converted into options to acquire Protocol Common Stock. Each holder of Pryon Stock (other than dissenting shareholders) will receive shares of Protocol Common Stock in exchange for shares of Pryon Stock owned by such shareholder based upon an exchange ratio which will be determined according to the Merger Agreement. The exchange ratio is described in more detail in the accompanying Joint Proxy Statement/Prospectus under "Terms of the Merger -- Conversion of Pryon Stock in the Merger." The Merger is more fully described in, and the Merger Agreement is attached in its entirety to, the accompanying Joint Proxy Statement/Prospectus.

    Only shareholders of record at the close of business on May 17, 1996, are entitled to notice of and to vote at the Special Meeting, or at any continuance(s) or adjournment(s) thereof. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES REPRESENTING
(i) A MAJORITY OF THE NUMBER OF SHARES OF PRYON STOCK OUTSTANDING AND (ii) 66 2/3% OF THE NUMBER OF SHARES OF PRYON PREFERRED STOCK OUTSTANDING.

    AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS OF PRYON WILL BE ENTITLED TO PAYMENT OF THE FAIR VALUE OF THOSE SHARES WHICH ARE NOT VOTED IN FAVOR OF THE MERGER AGREEMENT, IF WRITTEN NOTICE OF THE SHAREHOLDERS' INTENT TO DEMAND PAYMENT IF THE MERGER AGREEMENT AND MERGER ARE APPROVED IS DELIVERED TO PRYON BEFORE THE VOTE IS TAKEN AND THE REQUIREMENTS OF SECTIONS 180.1301 THROUGH 180.1331 OF THE WISCONSIN BUSINESS CORPORATION LAW ARE MET.

    Shareholders of Pryon, regardless of whether they plan to attend the Special Meeting, are requested to execute and return promptly the accompanying Appointment of Proxy, which is solicited by the Board of Directors of Pryon. A shareholder who attends the Special Meeting will be able to vote his or her shares whether or not he or she has granted a Proxy and will be able to revoke such Proxy at any time before the shares covered thereby are voted at the Special Meeting by filing with the Secretary of Pryon an instrument revoking it or a duly executed proxy bearing a later date or by attendance at the Special Meeting and voting in person. If you are represented at the Special Meeting, either in person or by proxy, and you abstain from voting on a particular matter or matters, you will still be considered to be present at the Special Meeting for purposes of determining whether a quorum is present. A prompt response is helpful and your cooperation will be appreciated.

                                          By Order of the Board of Directors,

Menomonee Falls, Wisconsin        Daniel F. Carsten
May   , 1996                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             JOINT PROXY STATEMENT
                                       OF
                             PROTOCOL SYSTEMS, INC.
                                      AND
                               PRYON CORPORATION

                             ---------------------

                                   PROSPECTUS
                                       OF
                             PROTOCOL SYSTEMS, INC.

                             ---------------------

    This Joint Proxy Statement/Prospectus is being furnished to shareholders of Protocol Systems, Inc., an Oregon corporation ("Protocol"), in connection with the solicitation of proxies by Protocol's Board of Directors (the "Protocol Board") for use at the Annual Meeting of Shareholders to be held on June 25, 1996, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

    This   Joint  Proxy   Statement/Prospectus  is   also  being   furnished  to
shareholders of Pryon Corporation, a Wisconsin corporation ("Pryon"), in connection with the solicitation of proxies by the Board of Directors of Pryon for use at the Special Meeting of Shareholders to be held on June 21, 1996, at Pryon's offices at N93 W14575 Whittaker Way, Menomonee Falls, Wisconsin 53051, commencing at 10:00 a.m., local time, and at any adjournments or continuances thereof.

    This Joint Proxy Statement/Prospectus relates to the proposed merger of Protocol Merger Corporation, a newly formed Wisconsin corporation and wholly owned subsidiary of Protocol, with and into Pryon (the "Merger"). Protocol has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 2,320,843 shares of common stock, par value $.01 per share of Protocol ("Protocol Common Stock"), issuable in connection with the Merger. This Joint Proxy Statement/Prospectus constitutes the Prospectus of Protocol with respect to the shares of Protocol Common Stock to be issued in the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to Protocol has been supplied by Protocol, and all information contained herein relating to Pryon has been supplied by Pryon.

    This Joint Proxy Statement/Prospectus is first being mailed to  shareholders
of Protocol and Pryon on or about May   , 1996.

    THE SHARES OF PROTOCOL COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    FOR A DESCRIPTION OF CERTAIN FACTORS PRYON SHAREHOLDERS SHOULD CONSIDER IN EVALUATING THE MERGER AND THE ACQUISITION OF THE PROTOCOL COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" AT PAGE 11.

                             ---------------------

       The date of this Joint Proxy Statement/Prospectus is May   , 1996.

                             AVAILABLE INFORMATION

    Protocol is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") filed by Protocol with the Commission under the Securities Act of 1933, as amended, (the "Securities Act"), certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits as a part thereof, are available for inspection and copying as set forth above.

    Pryon is not subject to the information and reporting requirements of the Exchange Act.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/ PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, PROTOCOL SYSTEMS, INC., 8500 S.W. CREEKSIDE PLACE, BEAVERTON, OREGON 97008, TELEPHONE NUMBER (503) 526-8500. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE
BEFORE MAY   , 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Protocol's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Protocol's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference. All documents filed by Protocol pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Protocol Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed. The information relating to Protocol contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Joint Proxy
Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROTOCOL OR PRYON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER

                                      (i)

TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROTOCOL OR PRYON SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                      (ii)

                               TABLE OF CONTENTS


SUMMARY...............................................................................          1
  General.............................................................................          1
  The Companies.......................................................................          1
  Meetings of Shareholders............................................................          1
  The Merger..........................................................................          2
  Risk Factors........................................................................          7
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA.........          8
COMPARATIVE PER SHARE DATA............................................................         10
COMPARATIVE PER SHARE MARKET INFORMATION..............................................         11
  Protocol............................................................................         11
  Pryon...............................................................................         11
RISK FACTORS..........................................................................         12
  Risks Relating to the Merger........................................................         12
  Risks Relating to Both Protocol and Pryon...........................................         12
ANNUAL MEETING OF PROTOCOL SHAREHOLDERS...............................................         15
  General.............................................................................         15
  Matters to be Considered at the Meeting.............................................         15
  Record Date; Shares Entitled to Vote; Vote Required.................................         15
  Proxies; Proxy Solicitation.........................................................         16
SPECIAL MEETING OF PRYON SHAREHOLDERS.................................................         17
  General.............................................................................         17
  Matters to be Considered at the Meeting.............................................         17
  Record Date; Shares Entitled to Vote; Vote Required.................................         17
  Proxies; Proxy Solicitation.........................................................         18
BACKGROUND OF AND REASONS FOR THE MERGER..............................................         19
  Background..........................................................................         19
  Joint Reasons for the Merger........................................................         20
  Protocol's Reasons for the Merger...................................................         20
  Pryon's Reasons for the Merger......................................................         21
  Recommendation of Protocol Board....................................................         22
  Opinion of Protocol Financial Advisor...............................................         22
  Recommendation of Pryon Board.......................................................         26
  Advise of Pryon's Financial Advisor.................................................         26
THE MERGER............................................................................         29
  Terms of the Merger.................................................................         29
  Effective Time of the Merger........................................................         31
  Exchange of Pryon Stock.............................................................         31
  Escrow of Protocol Common Stock.....................................................         31
  Quotation of Protocol Common Stock on Nasdaq National Market........................         31
  Representations and Warranties......................................................         31
  Business of Pryon Pending the Merger................................................         32
  Certain Covenants of Protocol.......................................................         34
  Voting Agreements...................................................................         34
  No Solicitation.....................................................................         34
  Conditions; Waivers.................................................................         34
  Termination; Amendment..............................................................         36
  Indemnification Agreements..........................................................         37


                                     (iii)

  Certain Federal Income Tax Considerations...........................................         37
  Resale of Protocol Common Stock Issued in the Merger; Affiliates....................         39
  Accounting Treatment................................................................         39
  Management and Operations of Pryon After the Merger.................................         39
  Expenses and Fees...................................................................         39
  Rights of Dissenting Pryon Shareholders.............................................         40
CONFLICTS OF INTEREST.................................................................         41
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...........................         43
BUSINESS OF PROTOCOL..................................................................         49
BUSINESS OF PRYON.....................................................................         49
  General.............................................................................         49
  Industry............................................................................         49
  Products............................................................................         50
  Strategy............................................................................         50
  Customer Support and Service........................................................         51
  Marketing and Customers.............................................................         51
  Manufacturing.......................................................................         52
  Research and Development............................................................         52
  Facilities..........................................................................         52
  Employees...........................................................................         52
SELECTED PRYON FINANCIAL DATA.........................................................         53
PRYON MANAGEMENT'S DISCUSSION AND ANALYSIS............................................         54
PROTOCOL MANAGEMENT...................................................................         58
PROTOCOL EXECUTIVE COMPENSATION.......................................................         59
STOCK OWNED BY PROTOCOL MANAGEMENT AND PRINCIPAL SHAREHOLDERS.........................         64
PRYON MANAGEMENT......................................................................         66
  Executive Officers..................................................................         66
  Directors...........................................................................         66
PRYON EXECUTIVE COMPENSATION..........................................................         67
  Summary of Cash and Certain Other Compensation......................................         67
CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH PRYON.....................................         68
ELECTION OF PROTOCOL DIRECTORS........................................................         71
APPROVAL OF AMENDMENT TO PROTOCOL 1992 STOCK INCENTIVE PLAN...........................         73
APPROVAL OF AMENDMENTS TO PROTOCOL 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS...         75
RATIFICATION OF APPOINTMENT OF PROTOCOL INDEPENDENT AUDITORS..........................         77
DESCRIPTION OF PROTOCOL CAPITAL STOCK.................................................         78
  Common Stock........................................................................         78
  Preferred Stock.....................................................................         78
  Oregon Control Share and Business Combination Statutes..............................         79
  Shareholder Rights Plan.............................................................         79
  Transfer Agent......................................................................         81
COMPARATIVE RIGHTS OF PRYON SHAREHOLDERS AND PROTOCOL SHAREHOLDERS....................         81
  Classes of Stock....................................................................         81
  Amendments To Articles of Incorporation and Bylaws..................................         83
  Shareholder Power To Call Special Shareholders' Meeting.............................         84


                                      (iv)

  Approval of Certain Corporate Transactions..........................................         84
  Dissenters' Rights..................................................................         85
  Anti-Takeover Provisions............................................................         85
  "Blank Check" Preferred Stock.......................................................         87
  Removal of Directors................................................................         87
  Classified Board of Directors.......................................................         87
  Size of Board of Directors..........................................................         87
  Dividends and Repurchase of Shares..................................................         88
  Class Voting........................................................................         88
LEGAL OPINION.........................................................................         88
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS..........................................         89
EXPERTS...............................................................................         89
FINANCIAL STATEMENTS..................................................................        F-1
Appendix A -- Agreement and Plan of Merger............................................        A-1
Appendix B -- Fairness Opinion of Wessels, Arnold & Henderson, L.L.C..................        B-1
Appendix C -- Wisconsin Dissenters' Rights Provisions.................................        C-1


                                      (v)

                                    SUMMARY

    CERTAIN SIGNIFICANT MATTERS DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS (INCLUDING THE APPENDICES HERETO).

GENERAL

    This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Protocol Merger Corporation ("Merger Sub"), a newly formed, wholly owned subsidiary of Protocol Systems, Inc., an Oregon corporation ("Protocol"), with and into Pryon Corporation, a Wisconsin corporation ("Pryon"). Subject to the approval of the Merger by the shareholders of Pryon at the Special Meeting of Pryon shareholders scheduled to be held on June 21, 1996 (the "Pryon Special Meeting"), the approval of the issuance of shares of Protocol Common Stock to Pryon shareholders in the Merger by the shareholders of Protocol at the Annual Meeting of Protocol shareholders scheduled to be held on June 25, 1996 (the "Protocol Annual Meeting") and the satisfaction of certain other conditions, the Merger will be effected pursuant to the terms of an Agreement and Plan of Merger dated as of February 20, 1996 (the "Merger Agreement") among Pryon, Protocol and Merger Sub, a copy of which is attached hereto as Appendix A and is incorporated herein by reference.

THE COMPANIES

    PROTOCOL SYSTEMS, INC. Protocol designs, manufactures and markets patient monitoring instruments and systems utilizing innovative design, advanced software concepts and leading electronic technology. Protocol's products are designed to address hospitals' needs for more efficient and flexible utilization of patient monitoring equipment. Protocol's Propaq monitors combine multiple physiologic measurement and display capabilities into a single lightweight instrument, permitting the use of the monitor in a variety of hospital settings. Propaq monitors are available in a variety of configurations and can measure ECG; blood pressure, both invasively and non-invasively; arterial blood oxygen saturation level (pulse oximetry); end-tidal CO(2) ("CO(2)"); respiration (impedance pneumography); and body temperature. The Propaq monitor can also be configured to receive wireless communication of ECG signals from a portable transmitter. Protocol's Acuity System further increases monitoring flexibility by allowing a clinician to observe and control up to 32 Propaq monitors from a dedicated UNIX-based workstation. The mailing address of Protocol's principal executive offices is 8500 S.W. Creekside Place, Beaverton, Oregon 97008 and its telephone number is (503) 526-8500. See "BUSINESS OF PROTOCOL."

    PROTOCOL MERGER CORPORATION. Merger Sub, a wholly owned subsidiary of Protocol, was formed by Protocol solely for the purpose of effecting the Merger. The mailing address of Merger Sub's principal executive offices is c/o Protocol Systems, Inc., 8500 S.W. Creekside Place, Beaverton, Oregon 97008 and its telephone number is (503) 526-8500.

    PRYON CORPORATION. Pryon is a leading supplier of capnography products for medical instrumentation manufacturers. Capnography is the measurement and graphical display of carbon dioxide concentration, or partial pressure appearing at a patient's airway. Pryon designs, manufactures and markets both mainstream and sidestream sensors and instrumentation to monitor end-tidal carbon dioxide levels present in the respired breath of critically ill and other patients. This CO(2) data, coupled with other clinical signs and information, provides clinicians with a noninvasive means to assess the patient's ventilation, perfusion and circulatory status. In addition, Pryon has expanded its mission in the medical market to provide complete airway monitoring systems, using its market presence in CO(2) monitoring as leverage. The mailing address of Pryon is N93 W14575 Whittaker Way, Menomonee Falls, Wisconsin 53051, and its telephone number is (414) 253-2770. See "BUSINESS OF PRYON."

MEETINGS OF SHAREHOLDERS

    PROTOCOL  ANNUAL MEETING.   The Protocol  Annual Meeting is  scheduled to be
held on June 25, 1996 at 10:00 a.m., local time, at Protocol's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

At the Protocol Annual Meeting, shareholders of Protocol will consider and vote upon (i) the issuance of Protocol Common Stock in exchange for all of the outstanding shares of capital stock of Pryon, and upon the exercise of options to be issued by Protocol in exchange for currently outstanding options exercisable for shares of Pryon Common Stock, in connection with the Merger Agreement (the "Issuance"); (ii) the election of two directors to the Protocol Board, each to hold office for a three-year term; (iii) an amendment to the Protocol 1992 Stock Incentive Plan (the "Protocol 1992 Plan"); (iv) amendments to the Protocol 1993 Stock Option Plan for Nonemployee Directors (the "Protocol 1993 Plan"); (v) ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1996 and
(vi) such other business as may be properly brought before the Protocol Annual Meeting.

    Only holders of record of Protocol Common Stock at the close of business on May 6, 1996, are entitled to notice of and to vote at the Protocol Annual Meeting. On that date, 7,443,223 shares of Protocol Common Stock were outstanding and entitled to vote. The affirmative vote of the holders of a majority of the votes cast on the proposal is required for approval of the Issuance. The affirmative vote of the holders of a majority of the outstanding shares of Protocol Common Stock is required to amend the Protocol 1992 Plan. The affirmative vote of the holders of a majority of the shares of Protocol Common Stock present in person or by proxy at the Protocol Annual Meeting is required to amend the Protocol 1993 Plan. The affirmative vote of a plurality of the Protocol Common Stock present in person or by proxy at the Protocol Annual Meeting is required for the election of each director. See "ANNUAL MEETING OF PROTOCOL SHAREHOLDERS."

    PRYON SPECIAL MEETING. The Pryon Special Meeting is scheduled to be held on June 21, 1996 at 10:00 a.m., local time, at Pryon's offices at N93 W14575
Whittaker Way, Menomonee Falls, Wisconsin 53051. At the Special Meeting, shareholders of Pryon will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger.

    Only holders of record of Pryon common stock, par value $.10 per share ("Pryon Common Stock"), holders of Pryon Series A Preferred Stock, par value $.10 per share ("Pryon Series A Preferred Stock") and holders of Pryon Series B Preferred Stock, par value $.10 per share ("Pryon Series B Preferred Stock") at the close of business on May 17, 1996, are entitled to notice of and to vote at the Pryon Special Meeting. On that date, 75,408 shares of Pryon Common Stock, 58,505 shares of Pryon Series A Preferred Stock and 80,599 shares of Pryon Series B Preferred Stock were outstanding and entitled to vote. The Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock are collectively referred to as the "Pryon Stock." The affirmative vote of holders of shares representing (i) a majority of the number of shares of Pryon Stock outstanding and (ii) 66 2/3% of the sum of the number of shares of (A) Pryon Series A Preferred Stock and (B) Pryon Series B Preferred Stock (collectively, the "Pryon Preferred Stock") outstanding is necessary to approve and adopt the Merger Agreement and the Merger. It is a condition to consummation of the Merger that holders of not more than 5% of the total number of shares of Pryon Common Stock that would be outstanding if all outstanding shares of Pryon Series A Preferred Stock and Pryon Series B Preferred Stock were converted into Pryon Common Stock exercise dissenters' rights. See "SPECIAL MEETING OF THE PRYON SHAREHOLDERS."

THE MERGER

    GENERAL. Upon consummation of the Merger, Merger Sub will merge into Pryon, Pryon will become a wholly owned subsidiary of Protocol, and the shares of Pryon Stock then outstanding (other than shares as to which dissenters' rights have been exercised), and the options to purchase shares of Pryon Common Stock which are then outstanding under Pryon's 1991 Stock Option Plan and Pryon's 1994 Stock Option Plan (the "Pryon Employee Stock Options") will be converted as described below.

    EFFECTIVE TIME OF THE MERGER. Following receipt of all required approvals and satisfaction or waiver of the other conditions to the Merger, the Merger will be consummated and become effective at the time (the "Effective Time") at which the articles of merger to be filed pursuant to the Wisconsin

Business Corporation Law (the "WBCL") are received for filing by the Secretary of State of Wisconsin or such later date and time as may be specified in such articles of merger. See "THE MERGER -- Effective Time of the Merger" and "Conditions; Waivers."

    CONVERSION OF PRYON STOCK IN THE MERGER. Upon consummation of the Merger, all shares of Pryon Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn) and all shares of Pryon Common Stock issuable upon exercise of Pryon Employee Stock Options will, collectively, be exchanged for 2,320,843 shares of Protocol Common Stock (the "Aggregate Merger Consideration") (subject to adjustment as described below), to be allocated among the shares of Pryon Common Stock, Pryon Series A Preferred Stock, Pryon Series B Preferred Stock and Pryon Employee Stock Options in accordance with the rights of each such class or series as set forth in Pryon's Articles of Incorporation. If the Protocol Market Value (as defined below) equals or exceeds $12.45, each share of Pryon Preferred Stock and each share of Pryon Common Stock will be exchanged for the same number of shares of Protocol Common Stock. The Merger Agreement provides that the Aggregate Merger Consideration will be adjusted if the Protocol Market Value (as defined below) is less than $10.643 per share or greater than $13.486 per share. The "Protocol Market Value" will be the average of the per share closing price of Protocol Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending on the sixth trading day immediately preceding the Effective Time. If the Protocol Market Value is less than $10.643, the Aggregate Merger Consideration will be increased to that number of shares of Protocol Common Stock which is equal to the number obtained by dividing $24,700,000 by the Protocol Market Value. If the Protocol Market Value is more than $13.486, the Aggregate Merger Consideration will be decreased to that number of shares of Protocol Common Stock which is equal to the number obtained by dividing $31,300,000 by the Protocol Market Value.

    The following table shows, at various assumed Protocol Market Values, the total number of shares of Protocol Common Stock that would be issued upon consummation of the Merger and the number of such shares that would be issued in respect of each share of (i) Pryon Common Stock, (ii) Pryon Series A Preferred Stock and (iii) Pryon Series B Preferred Stock.


                                                          NUMBER OF SHARES OF PROTOCOL COMMON STOCK
                                                                             TO
                                       TOTAL NUMBER OF   BE ISSUED IN RESPECT OF ONE SHARE OF PRYON
                    MARKET VALUE OF       SHARES OF      -------------------------------------------
ASSUMED PROTOCOL   AGGREGATE MERGER    PROTOCOL COMMON                       SERIES A     SERIES B
MARKET VALUE PER     CONSIDERATION       STOCK TO BE                         PREFERRED    PREFERRED
      SHARE          (IN MILLIONS)       ISSUED (1)        COMMON STOCK        STOCK        STOCK
- -----------------  -----------------  -----------------  -----------------  -----------  -----------
    $   10.00          $    24.7            2,470,000             9.07           10.33        12.25
        10.65               24.7            2,320,843             8.52            9.71        11.50
        12.46               28.9            2,320,843             9.83            9.83         9.83
        13.48               31.3            2,320,843             9.83            9.83         9.83
        14.00               31.3            2,235,714             9.47            9.47         9.47
        15.00               31.3            2,086,667             8.84            8.84         8.84
        16.00               31.3            1,956,250             8.29            8.29         8.29
        17.00               31.3            1,841,176             7.80            7.80         7.80
        18.00               31.3            1,738,889             7.37            7.37         7.37
        19.00               31.3            1,647,368             6.98            6.98         6.98
        20.00               31.3            1,565,000             6.63            6.63         6.63
        21.00               31.3            1,490,476             6.32            6.32         6.32
        22.00               31.3            1,422,727             6.03            6.03         6.03
        23.00               31.3            1,360,870             5.77            5.77         5.77
        24.00               31.3            1,304,167             5.53            5.53         5.53
        25.00               31.3            1,252,000             5.30            5.30         5.30
        26.00               31.3            1,203,846             5.10            5.10         5.10


- ------------------------
(1) Includes shares of Protocol Common Stock to be issued upon exercise of Replacement Options.

    As of May , 1996, the closing price of Protocol Common Stock was $ , which, if used as the Protocol Market Value, would result in the issuance of shares of Protocol Common Stock in exchange for each share of Pryon Stock upon consummation of the Merger. Assuming a Protocol Market Value of $ , a total of shares of Protocol Common Stock and Replacement Options for a total of shares of Protocol Common Stock would be issued upon consummation of the Merger. The Protocol Common Stock to be issued in the Merger, including Protocol Common Stock issuable upon exercise of Replacement Options, would represent % of the shares of Protocol Common Stock outstanding after the Merger, assuming a
Protocol Market Value of $   .

    CONVERSION OF PRYON EMPLOYEE STOCK OPTIONS IN THE MERGER. Upon consummation of the Merger, each Pryon Employee Stock Option that is outstanding immediately prior to the Effective Time will be converted into an option (a "Replacement Option") to purchase the number of shares of Protocol Common Stock (rounded up or down to the nearest whole share) equal to the product of (i) the number of shares of Pryon Common Stock which the option holder would have been entitled to receive had such holder exercised the Pryon Employee Stock Option in full immediately prior to the consummation of the Merger (whether or not such Pryon Employee Stock Options would then have been exercisable) and (ii) the number of shares of Protocol Common Stock for which each share of Pryon Common Stock is exchanged in the Merger (the "Exchange Ratio"). The per share exercise price for a Replacement Option will be equal to the aggregate exercise price for such replaced Pryon Employee Stock Option divided by the number of full shares of Protocol Common Stock deemed to be purchasable pursuant to such Replacement Option. At or after the Effective Time, option agreements for Replacement Options will be issued pursuant to Protocol's 1992 Stock Incentive Plan to holders of Pryon Employee Stock Options. Replacement Options will have terms which are substantially identical to the terms of the Pryon Employee Stock Options they replace.

    FRACTIONAL SHARES. No fractional shares of Protocol Common Stock will be issued in the Merger. Any fractional amount resulting from the Merger will be rounded up or down to the nearest full share of Protocol Common Stock.

    RECOMMENDATION OF PROTOCOL BOARD OF DIRECTORS. The Protocol Board has determined the Issuance and the Merger to be fair to and in the best interests of Protocol and its shareholders and has approved the Issuance and the Merger Agreement. The Protocol Board recommends that Protocol shareholders vote FOR the Issuance and the amendment of the Protocol 1992 Plan. The Protocol Board's recommendations are based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "BACKGROUND OF AND REASONS FOR THE MERGER," and "APPROVAL OF AMENDMENT TO PROTOCOL 1992 STOCK INCENTIVE PLAN".

    OPINION OF PROTOCOL FINANCIAL ADVISOR. Wessels, Arnold & Henderson, L.L.C. ("Wessels") has been retained by Protocol to act as its financial advisor in connection with the Merger. Wessels has delivered its oral opinion to the Protocol Board of Directors dated February 16, 1996 (as confirmed in writing on February 20, 1996, the "Wessels Opinion"), to the effect that, as of such date and based on the procedures followed, factors considered and assumptions made by Wessels as set forth therein, the consideration to be paid to holders of capital stock of Pryon pursuant to the Merger Agreement is fair from a financial point of view to Protocol. The full text of the Wessels Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B. Protocol shareholders are urged to read the opinion carefully and in its entirety. The Wessels Opinion is directed only to the fairness to Protocol of the consideration to be paid to the Pryon shareholders pursuant to the Merger Agreement from a financial point of view and should not be deemed to constitute a recommendation by Wessels to Protocol shareholders to vote in favor of any matter presented in this Joint Proxy Statement/Prospectus. The summary of the Wessels Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. See "BACKGROUND OF AND REASONS FOR THE MERGER -- Opinion of Protocol Financial Advisor."

    RECOMMENDATION OF PRYON BOARD OF DIRECTORS. The Pryon Board has determined the Merger to be fair to and in the best interests of Pryon and its shareholders and has approved the Merger

Agreement and the Merger. The Pryon Board recommends that Pryon shareholders approve the Merger Agreement and the Merger. The Pryon Board's recommendations are based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "BACKGROUND OF AND REASONS FOR THE MERGER" and "CONFLICTS OF INTEREST."

    VOTING AGREEMENTS. Certain Shareholders of Pryon owning an aggregate of 189,629 shares of Pryon Stock representing 88.4% of all outstanding Pryon Stock and also representing 79.2%, 86.6% and 98.3% of the outstanding shares of Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock, respectively, have entered into an agreement with Protocol to vote all of their shares of Pryon Stock for approval of the Merger and the Merger Agreement. See "THE MERGER -- Voting Agreements."

    EXCHANGE OF PRYON STOCK IN THE MERGER. As soon as practicable after the Effective Time, the Exchange Agent for the Merger (the "Exchange Agent") will deliver to each holder of certificates representing shares of Pryon Stock (other than dissenting shares), a form of letter of transmittal and instructions for use in effecting the surrender of such certificates for conversion into shares of Protocol Common Stock. Upon surrender of such certificates to the Exchange Agent, together with the letter of transmittal and other required documents, each such holder will receive for each share of Pryon Stock represented by such certificate the number of shares of Protocol Common Stock into which shares of Pryon Stock were converted in the Merger, less the number of shares delivered pursuant to the Escrow Agreement. See "THE MERGER -- Terms of the Merger" and "Exchange of Pryon Common Stock."

    ESCROW OF PROTOCOL COMMON STOCK. The Merger Agreement provides that Protocol will withhold, on a pro rata basis, ten percent (10%) of the shares of Protocol Common Stock to be received by each holder of Pryon Stock upon consummation of the Merger (the "Escrow Shares"). The Escrow Shares will be delivered to First Interstate Bank of Oregon, N.A., as escrow agent (the "Escrow Agent"). The Escrow Shares will be held by the Escrow Agent for a period ending on the first anniversary of the Closing Date. Subject to certain limitations set forth in the Merger Agreement, the Escrow Shares will be subject to claims by Protocol to satisfy Pryon's obligations under the Merger Agreement to reimburse Protocol for any and all losses, damages, liabilities, costs and expenses incurred by Protocol by reason of, arising out of, or in connection with any breach or inaccuracy of any representation or warranty of Pryon contained in the Merger Agreement or the failure by Pryon to perform any agreement or covenant required of Pryon under the Merger Agreement. See "THE MERGER -- Escrow of Protocol Common Stock."

    QUOTATION OF PROTOCOL COMMON STOCK ON THE NASDAQ NATIONAL MARKET. Protocol has agreed to use all reasonable efforts to cause the Protocol Common Stock to be issued pursuant to the Merger Agreement and upon exercise of Pryon Employee Stock Options to be quoted for trading on the Nasdaq National Market. See "THE MERGER -- Quotation of Protocol Common Stock on the Nasdaq National Market."

    BUSINESS OF PROTOCOL PENDING THE MERGER. Protocol has agreed that, prior to the Effective Time or earlier termination of the Merger Agreement, unless Pryon agrees in writing or except as otherwise permitted pursuant to the Merger Agreement, it will carry on its business consistent with past practices and will not engage in certain actions specified in the Merger Agreement. See "THE MERGER
- -- Certain Covenants of Protocol."

    BUSINESS OF PRYON PENDING THE MERGER. Pryon has agreed that, prior to the Effective Time or earlier termination of the Merger Agreement, except as contemplated by the Merger Agreement, it will conduct its operations according to its ordinary course of business consistent with past practice. In addition, unless Protocol agrees in writing or except as otherwise permitted pursuant to the Merger Agreement, prior to the Effective Time Pryon will not engage in any of a number of actions specified in the Merger Agreement. See "THE MERGER -- Business of Pryon Pending the Merger."

    NO SOLICITATION. Pryon has agreed that, prior to the Effective Time or earlier termination of the Merger Agreement, neither it nor any of its affiliates will, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party concerning any merger, consolidation, share exchange or similar transaction involving Pryon or any purchase of all or a significant portion of the assets of or equity interest in Pryon, or any other transaction that would involve the transfer or potential transfer of control of Pryon. See "THE MERGER -- No Solicitation."

    MANAGEMENT AND OPERATIONS OF PRYON AFTER THE MERGER. After the Merger, Pryon will be a wholly owned subsidiary of Protocol. Pryon will operate as one of Protocol's business units, and Protocol currently intends to maintain Pryon's corporate headquarters in Menomonee Falls, Wisconsin. After the Merger, Pryon will have access to resources generally available to Protocol's other business units, will participate in appropriate activities with other Protocol business units and will be managed by its current officers, under the direction and guidance of Protocol's senior management and the Protocol and Pryon Boards. See "THE MERGER -- Management and Operations of Pryon After the Merger."


    CONDITIONS OF THE MERGER; TERMINATION. The consummation of the Merger is conditioned upon the fulfillment or waiver of certain conditions set forth in the Merger Agreement. See "THE MERGER -- Conditions; Waivers." The Merger Agreement may be terminated (i) by mutual consent of Protocol and Pryon, (ii) by either Protocol or Pryon if the Merger has not been consummated by July 12, 1996, and (iii) under certain other circumstances. See "THE MERGER -- Amendment; Termination."


    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. It is expected that the Merger will constitute a reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized by holders of Pryon Stock upon the conversion of Pryon Stock into Protocol Common Stock in the Merger. It is further expected that no gain or loss will be recognized by Pryon or Protocol as a result of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences." Pryon shareholders are urged to consult their own tax advisor as to the specific tax consequences to them of the Merger.

    REGULATORY APPROVALS. The parties to the Merger are not required to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and are not aware of any other regulatory approvals required to consummate the Merger other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

    ACCOUNTING TREATMENT. It is expected that the Merger will be accounted for as a pooling of interests. See "THE MERGER -- Accounting Treatment."

    CONFLICTS OF INTEREST. As of the Pryon Record Date, non-employee directors of the Pryon Board beneficially owned an aggregate of 116,797 shares of Pryon Stock. Assuming a Protocol Market Value of $13.48 per share or more, the aggregate dollar value of Protocol Common Stock to be received by these non-employee directors in respect of outstanding shares of Pryon Stock would be approximately $15,489,143, representing approximately 49.5% of the aggregate consideration to be received by all holders of Pryon Stock and Pryon Employee Stock Options.

    As of the Record Date, the executive officers of Pryon beneficially owned an aggregate of 42,740 shares of Pryon Stock and held options to acquire 13,100 shares of Pryon Common Stock, which options will convert into Replacement Options to acquire Protocol Common Stock based on the Exchange Ratio. See "THE MERGER -- Terms of the Merger -- Conversion of Pryon Employee Stock Options in the Merger" and "Interests of Certain Persons in the Merger." Assuming a Protocol Market Value of $13.48 per share or more, the aggregate dollar value of Protocol Common Stock to be received by these executive officers in respect of outstanding shares of Pryon Stock would be approximately $5,668,179, representing approximately 18.1% of the aggregate consideration to be received by all holders of Pryon Stock and Pryon Employee Stock Options. Assuming a Protocol Market Value of $13.48 per share or more, the aggregate dollar value of Protocol Common Stock issuable upon the exercise of Replacement Options to be received by the executive officers would be approximately $1,737,322.

    Pryon is indebted to each of Daniel F. Carsten, Robert H. Ricciardelli and Robert M. Sommer, which indebtedness is evidenced by a Pryon Promissory Note, each dated July 1, 1995, and each in the principal amount of $75,429.00 (the "Promissory Notes"), plus any accrued and unpaid interest. The indebtedness evidenced by the Promissory Notes is subordinate to certain indebtedness of Pryon to its senior bank lender. Pursuant to the Merger Agreement, Protocol has committed at or within ten days after the Closing to cause Pryon to pay in full each of the Promissory Notes.

    DISSENTERS' RIGHTS. Holders of Pryon Common Stock have the right to dissent from the proposed Merger and, subject to certain conditions, to receive payment of the "fair value" of their shares of Pryon Common Stock, as provided in Sections 180.1301 through 180.1331 of the WBCL. A shareholder who elects to exercise his or her dissenters' rights must perfect such rights by delivering to Pryon prior to the vote at the Special Meeting written notice of his or her intent to demand payment, and not vote his or her shares in favor of the Merger Agreement, by either voting against adoption of the Merger Agreement or abstaining from voting. See "THE MERGER -- Rights of Dissenting Pryon Shareholders."

RISK FACTORS

    The shareholders of Protocol and Pryon should consider carefully the information set forth herein under the heading "Risk Factors" which discusses, among other things, the risks associated with: the integration of the businesses of Protocol and Pryon following the Merger; expenses related to the Merger; the effect of future sales of the shares issued in the Merger on the market for Protocol Common Stock; the termination of Pryon customers in response to the Merger; the transition of sales responsibilities from Pryon distributors to the Protocol direct sales force; fluctuations in operating results of Protocol and Pryon; OEM sales; competition and changes in technology; dependence on suppliers; cost containment programs in the health care industry; product defect and liability matters; government regulation; dependence on key personnel; protection of intellectual property; and certain antitakeover protective measures adopted by Protocol.

                       SELECTED HISTORICAL AND UNAUDITED
                  PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following selected historical financial information of Protocol and Pryon has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such financial statements and the notes thereto. Protocol's financial statements are incorporated by reference in this Joint Proxy Statement/Prospectus. Pryon's audited Balance Sheets as of December 31, 1995 and 1994, its audited Statements of Operations for the years 1995, 1994 and 1993, its unaudited Balance Sheet as of March 31, 1996 and its unaudited Statements of Operations for the three-month periods ended March 31, 1996 and 1995 are included elsewhere in this Joint Proxy Statement/Prospectus. Pryon's other audited historical financial statements for 1993, 1992 and 1991 are not included herein. The selected unaudited pro forma combined financial information, which gives effect to the Merger on a pooling of interests basis as if it had been consummated at the beginning of the periods presented, is derived from the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should read in conjunction with such statements and the notes thereto.

    The unaudited pro forma combined financial information is not necessarily indicative of the actual results or financial position that would have been achieved had the Merger been consummated at the beginning of the years presented, and should not be construed as representative of future operations. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                       PROTOCOL HISTORICAL FINANCIAL DATA
                    (in thousands, except per share amounts)

                                                                                                       AT OR FOR THREE
                                                                                                      MONTHS ENDED MARCH
                                                        AT OR FOR YEAR ENDED DECEMBER 31,                    31,
                                              -----------------------------------------------------  --------------------
                                                1995       1994       1993       1992       1991       1996       1995
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                         (UNAUDITED)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Sales.......................................  $  49,067  $  41,166  $  37,132  $  29,091  $  23,009  $  13,789  $  10,176
Income from operations......................      5,095      4,659      4,241      2,459      2,335      1,603        437
Income before extraordinary item and
 cumulative effect of change in accounting
 principle..................................      4,678      4,146      3,408      2,158      1,515      1,328        502
Net income..................................      4,678      4,146      3,508      2,201      2,231      1,328        502
Net income per common and common equivalent
 share before extraordinary item and
 cumulative effect of change in accounting
 principle..................................       0.61       0.56       0.46       0.31       0.26       0.17       0.07
Net income per common and common equivalent
 share......................................       0.61       0.56       0.47       0.32       0.39       0.17       0.07
Weighted average common and common
 equivalent shares outstanding..............      7,701      7,456      7,459      6,964      5,702      8,042      7,632
CONSOLIDATED BALANCE SHEET DATA:
Cash and investments........................  $  24,222  $  23,552  $  19,323  $  21,208  $   2,939  $  26,431  $  23,364
Working capital.............................     26,872     31,436     28,214     21,871      7,094     28,854     31,833
Total assets................................     49,880     41,839     37,272     31,920     12,491     51,429     42,014
Long-term debt excluding current
 maturities.................................          0          0          0        249        640          0          0
Shareholders' equity (1)....................     42,531     35,884     31,477     27,464      8,223     43,956     36,773
Book value per common and common equivalent
 share......................................       5.45       4.79       4.21       3.75       1.44       5.45       4.81

                        PRYON HISTORICAL FINANCIAL DATA

                    (in thousands, except per share amounts)
                                                                                                               AT OR FOR THREE
                                                                                                              MONTHS ENDED MARCH
                                                                AT OR FOR YEAR ENDED DECEMBER 31,                    31,
                                                      -----------------------------------------------------  --------------------
                                                        1995       1994       1993       1992       1991       1996       1995
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                                 (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Sales...............................................  $  12,276  $   8,001  $   7,240  $   3,066  $   1,460  $   3,135  $   3,059
Income (loss) from operations.......................      1,013       (643)      (229)      (829)      (637)       255        371
Income (loss) before extraordinary item and
 cumulative effect of change in accounting
 principle..........................................        818       (794)      (264)      (855)      (621)       202        338
Net (loss) income...................................        818       (794)      (264)      (855)      (621)       202        338
Net income (loss) per common and common equivalent
 share before extraordinary item and cumulative
 effect of change in accounting principle...........       3.65     (10.55)     (3.51)    (11.20)     (7.85)      0.89       1.49
Net income (loss) per common and common equivalent
 share..............................................       3.65     (10.55)     (3.51)    (11.20)     (7.85)      0.89       1.49
Weighted average common and common equivalent shares
 outstanding (2)....................................        225         75         75         76         78        227        227

CONSOLIDATED BALANCE SHEET DATA
Cash and investments................................  $      45  $     167  $     143  $   1,674  $     665  $      10  $     101
Working capital.....................................      4,176      2,022      2,374      3,205        993      4,626      2,361
Total assets........................................      7,710      6,612      5,221      5,687      2,330      7,867      6,922
Long-term debt excluding current maturities.........      1,795        156        387        319        362      1,972        132
Redeemable preferred stock..........................      6,737      6,737      5,741      5,731      1,783      6,737      6,737
Shareholders' (deficit) equity (1)..................     (2,271)    (3,089)    (2,295)    (2,032)    (1,171)    (2,069)    (2,751)
Book value per common and common equivalent share
 (3)................................................     (30.11)    (40.98)    (30.53)    (27.10)    (15.05)    (27.44)    (36.50)

    UNAUDITED PROTOCOL AND PRYON PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                    (in thousands, except per share amounts)

                                                                                                           AT OR FOR THREE
                                                                         AT OR FOR YEAR ENDED DECEMBER    MONTHS ENDED MARCH
                                                                                      31,                        31,
                                                                        -------------------------------  --------------------
                                                                          1995       1994       1993       1996       1995
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                                                             (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Sales.................................................................  $  59,602  $  48,158  $  43,327  $  16,239  $  12,944
Income from operations................................................      6,010      4,098      3,823      1,881        781
Income before cumulative effect of change in accounting principle.....      5,398      3,434      2,954      1,553        813
Net income............................................................      5,398      3,434      3,054      1,553        813
Net income per common and common equivalent share before cumulative
 effect of change in accounting principle.............................       0.59       0.39       0.34       0.16       0.09
Net income per common and common equivalent share.....................       0.59       0.39       0.35       0.16       0.09
Weighted average common and common equivalent shares outstanding......      9,204      8,828      8,817      9,562      9,137
CONSOLIDATED BALANCE SHEET DATA
Cash and investments..................................................  $  24,267                        $  26,441
Working capital.......................................................     29,484                           31,939
Total assets..........................................................     57,460                           59,149
Long-term debt excluding current maturities...........................      1,795                            1,972
Shareholders' equity (1)..............................................     45,433                           47,083
Book value per common and common equivalent share.....................       4.87                             4.91

- --------------------------
(1) No cash dividends were declared or paid by either Protocol or Pryon during any of the periods presented.

(2) Common equivalent shares include dilutive weighted average preferred shares outstanding as if the preferred shares had been converted to common shares on a one-to-one basis, as well as dilutive weighted average options to purchase common stock assumed to be outstanding in accordance with the treasury stock method. The computation of common equivalent shares outstanding assumes that no options to purchase Pryon common stock will be exercised prior to the merger.

(3) Book value per share amounts are computed by dividing total shareholders' equity by the total number of common and common equivalent shares outstanding at the end of the year. Preferred shares are not included and other common stock equivalents are included only if dilutive.

                           COMPARATIVE PER SHARE DATA

    The following table presents comparative per share data for Protocol and Pryon on a historical basis and combined per share data on an unaudited pro forma basis. The combined data gives effect to the Merger on a pooling of interests basis assuming an exchange ratio resulting in 6.4693 shares of Protocol Common Stock being issued in exchange for each share of Pryon Stock in the merger. The assumed exchange ratio is based on an assumed Protocol Market Value of $20.50, which was the closing price of Protocol Common Stock on May 10, 1996. The number of shares of Protocol Common Stock that will actually be issued upon consummation of the Merger is subject to adjustment based on the Protocol Market Value. See "THE MERGER -- Terms of the Merger -- Conversion of Pryon Stock in the Merger." This data should be read in conjunction with the selected historical financial information, the pro forma combined condensed financial statements and the separate historical financial statements of Protocol and Pryon and the notes thereto incorporated by reference or included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined financial data is not necessarily indicative of the actual results or financial position that would have been achieved had the Merger been consummated at the beginning of the years presented, and should not be construed as representative of future operations.

                                                                                                AT OR FOR THREE
                                                              AT OR FOR YEAR ENDED DECEMBER    MONTHS ENDED MARCH
                                                                           31,                        31,
                                                             -------------------------------  --------------------
                                                               1995       1994       1993       1996       1995
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
HISTORICAL -- PROTOCOL:
  Net income per share.....................................  $    0.61  $    0.56  $    0.47  $    0.17  $    0.07
  Book value per share (1).................................       5.45       4.79       4.21       5.45       4.81

HISTORICAL -- PRYON:
  Net income (loss) per share..............................       3.65     (10.55)     (3.51)      0.89       1.49
  Book value per share (1).................................     (30.11)    (40.98)    (30.53)    (27.44)    (36.50)

PRO FORMA -- COMBINED NET INCOME
  Net income per Protocol share............................       0.59       0.39       0.35       0.16       0.09
  Net income per Pryon share (2)...........................       3.79       2.52       2.24       1.04       0.58

PRO FORMA -- COMBINED BOOK VALUE
  Book value per Protocol share (3)(4).....................       4.87                             4.91
  Book value per Pryon share (2)...........................      31.52                            31.78

- ------------------------
(1) The historical book value per share is computed by dividing total shareholders' equity by the total number of common shares and share equivalents outstanding at the end of the year.

(2) The Pryon equivalent pro forma amounts of net income and book value are computed by multiplying the pro forma combined amount per Protocol share by an assumed exchange ratio of 6.4693 shares of Protocol Common Stock for each share of Pryon Stock. The number of shares of Protocol Common Stock that will actually be issued upon consummation of the Merger is subject to adjustment based on the Protocol Market Value. See "THE MERGER -- Terms of the Merger."

(3) Protocol and Pryon estimate that they will incur direct and indirect costs of $1.6 million in connection with the Merger, relating mainly to investment banker fees and legal and accounting services. These nonrecurring costs will be charged to operations in the fiscal quarter in which the merger is consummated. The pro forma combined book value per share data reflect these estimated transaction costs and their tax effects as if such costs were incurred as of December 31, 1995, but the effects of these costs are not reflected in the pro forma combined net income per share data.

(4) The pro forma combined book value per share of Protocol Common Stock is computed by dividing pro forma shareholders' equity by the pro forma number of common shares and share equivalents outstanding at the end of the period.

                    COMPARATIVE PER SHARE MARKET INFORMATION

PROTOCOL

    The Protocol Common Stock is quoted on the Nasdaq National Market. The table below sets forth for the fiscal periods indicated the high and low sales prices per share of Protocol Common Stock on the Nasdaq National Market as reported in published financial sources.

                                                                                          PRICE PER SHARE OF
                                                                                           PROTOCOL COMMON
                                                                                                STOCK
                                                                                         --------------------
                                                                                           HIGH        LOW
                                                                                         ---------  ---------

FISCAL 1993
  First Quarter........................................................................  $    9.25  $    6.00
  Second Quarter.......................................................................       9.13       5.38
  Third Quarter........................................................................      10.75       8.00
  Fourth Quarter.......................................................................      11.75       8.88

FISCAL 1994
  First Quarter........................................................................      11.25       9.25
  Second Quarter.......................................................................      10.00       5.88
  Third Quarter........................................................................       9.50       6.00
  Fourth Quarter.......................................................................      10.25       7.75

FISCAL 1995
  First Quarter........................................................................      12.00       8.75
  Second Quarter.......................................................................      13.00       8.50
  Third Quarter........................................................................      11.88       9.25
  Fourth Quarter.......................................................................      11.50       9.88

    On February 20, 1996, the last full trading day prior to announcement of the execution of the Merger Agreement, the reported Nasdaq National Market closing price per share of Protocol Common Stock was $13.625. On May , 1996, the most recent available date prior to printing this Joint Proxy Statement/Prospectus, the reported Nasdaq National Market closing price per share of Protocol Common
Stock was $       . On that date,  there were                holders of  record.
Protocol shareholders and Pryon shareholders are urged to obtain current market quotations.

    Protocol has never paid cash dividends on shares of Protocol Common Stock. It is not anticipated that any cash dividends will be paid on Protocol Common Stock in the foreseeable future.

PRYON

    There is no public market for shares  of Pryon Stock. There were 32  holders
of record of Pryon Common Stock as of May   , 1996.

    Pryon has never paid cash dividends on shares of Pryon Common Stock. It is not anticipated that any cash dividends will be paid on Pryon Common Stock in the foreseeable future. Pryon is restricted under its existing loan and security agreement from paying cash dividends or from making any other distribution with respect to shares of its capital stock.

                                  RISK FACTORS

    The following factors should be considered carefully by the shareholders of Protocol Systems, Inc. and Pryon Corporation in connection with voting on the Issuance and the Merger. These factors should be considered in conjunction with the other information included or incorporated by reference in this Joint Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

    INTEGRATION OF THE BUSINESSES. The Merger involves the combination of two companies that have previously operated independently. Although Pryon is expected to be operated as a wholly owned subsidiary of Protocol, the transition will require substantial attention from management of both companies. The difficulties involved in the management and coordination of two geographically separate organizations, the integration of two companies' product offerings, and the transfer of marketing and sales responsibilities for Pryon's direct products could cause disruption of, or loss of momentum in, one or both of the companies' businesses, which could have a material adverse effect on the results of operations or financial condition of the companies.

    EXPENSES RELATED TO THE MERGER. The Merger will result in aggregate pre-tax expense to Protocol estimated at approximately $1.6 million. This amount includes estimated costs of consummating the Merger, including fees and charges of financial advisors, attorneys, and accountants. These costs will negatively affect Protocol's results of operations in the quarter in which the Merger is consummated.

    SHARES ELIGIBLE FOR FUTURE SALE. If the Merger is approved by the shareholders of Protocol and Pryon, Protocol will issue to the shareholders of Pryon 2,320,843 shares of Protocol Common Stock, subject to adjustment if the average trading price of Protocol Common Stock for the twenty trading days ending on the sixth day prior to the consummation of the Merger is greater than $13.486 or less than $10.643. In general, these shares will be freely tradable following the Merger, subject to certain volume and other resale limitations for affiliates of Pryon or Protocol pursuant to Rules 144 and/or 145 under the Securities Act. See "THE MERGER -- Resale of Protocol Common Stock Issued in the Merger; Affiliates." Future sales of a substantial number of such shares could adversely affect or cause substantial fluctuations in the market price of Protocol Common Stock.

    CUSTOMER TERMINATION. The announcement and consummation of the Merger could cause customers and potential customers of Pryon to seek an alternative original equipment manufacturer ("OEM") supplier for capnography products due to their concern about being a competitor with Protocol. Since a customer terminating its relationship with Pryon would be required to re-design and then re-certify its instrumentation with regulatory authorities, such termination's may not be immediate, but could occur over a period of several years. Customer terminations or the failure to attract new customers could have a material adverse effect on the business, financial condition and results of operations of Protocol and Pryon.

    DISTRIBUTOR TERMINATION. Protocol and Pryon intend to transfer sales and marketing responsibility for Pryon's direct standalone instruments, the SC-300 (combined Mainstream and Sidestream CO(2) monitor) and the SC-210 (Sidestream CO(2) monitor), to Protocol's direct sales force in the United States. In making this transition, Pryon's current U.S. distributors of these products have been terminated. As a result of this transition, sales of these devices could decrease and distributors could return unsold equipment and/or demonstration monitors, both events which could have a material adverse effect on the business, financial condition and results of operations of Protocol and Pryon. A similar transition will be made with international distributors.

RISKS RELATING TO BOTH PROTOCOL AND PRYON

    FLUCTUATION   OF  OPERATING  RESULTS.    A  variety  of  factors  may  cause
period-to-period fluctuations in the operating results of Protocol and Pryon following the Merger. Such factors include, but are not limited to, the integration of the businesses noted above, competitive pricing pressures, revenue and expenses related to new products or revisions to existing products, delays in regulatory approvals and changes in distribution channels or product mix, or changes in capital spending practices of health care providers due to changes in legislation or industry cost reform. In addition, Protocol's customers generally order on an as needed basis and expect product shipment within 30-45 days of order placement. As a result, Protocol does not carry a significant backlog and must commit to a production schedule before receiving the actual customer order. Singularly or in combination, these factors can adversely affect the companies' operating results and financial condition.

    ORIGINAL EQUIPMENT MANUFACTURER CUSTOMERS. Both Protocol and Pryon sell products to OEM customers, i.e., companies that incorporate components or subassemblies manufactured by Protocol or Pryon into their own completed products or systems which are then sold to the end user under their label, or sell completed products manufactured by Protocol or Pryon under their own label. Selling into OEM distribution channels involves inherent risks including a concentration of sales in fewer customers; lack of visibility into the end user markets being served; inability to control or forecast an OEM customer's design process, priorities, or time to market; and complete dependence on the OEM customer's design, regulatory approvals, marketing and sales capabilities and success. An OEM customer's schedule, demand forecast, inventory position, and end user sales success can change rapidly, often without adequate forewarning, and could have a material adverse effect on the business, the results of operations or financial condition of the companies.

    COMPETITION AND CHANGES IN TECHNOLOGY. The medical device industry is characterized by rapidly evolving technology and increased competition. Many competitors have substantially greater financial, technical and marketing resources than either Protocol or Pryon. There can be no assurance that some of these competitors will not succeed in developing technologies and products that are more effective than those of Protocol or Pryon, or that would render some products offered by Protocol or Pryon obsolete or non-competitive. Competition based on price is expected to become an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices Protocol and Pryon are able to charge for their products. There can be no assurance that Protocol and/or Pryon will be able to offset such downward price pressure through corresponding cost reductions. Any failure to offset such pressure could have a material adverse effect on the business, financial condition and results of operation of the companies.

    DEPENDENCE ON SUPPLIERS. Both Protocol and Pryon rely on a number of single-source suppliers to provide certain parts for their products, including pulse oximetry, electroluminescent (EL) display subassemblies, telemetry transmitters and receivers, and vacuum florescent displays. The interruption of certain sources of supply could disrupt each company's ability to manufacture products or cause the companies to incur costs associated with the development of alternative sources, either of which could have an effect on the companies' financial performance. The long purchasing lead times associated with some components limit the companies' ability to quickly adjust production volumes to meet changes in customer demand. An extended interruption or reduction in the supply of any key components could have a material adverse effect on Protocol or Pryon's business, financial condition and results of operations.

    COST CONTAINMENT PROGRAMS. Both domestic and international health care providers and governments are attempting to control the rate of increase and/or reduce the cost of health care in their respective countries. In the United States, major third-party payors of hospital services (Medicare, Medicaid and private health care insurance companies) have substantially revised payment methodologies to contain health care costs. The introduction of various Medicare cost containment incentives, combined with closer scrutiny of health care expenditures by both private health insurers and employers, has resulted in increased contractual sales and discounts given by medical equipment suppliers. These cost containment measures have also caused greater selectivity in the purchase of medical equipment. Health care industry cost containment measures are expected to continue and could adversely affect future sales of Protocol and Pryon's products.

    PRODUCT DEFECTS; PRODUCT LIABILITY. In the event either Protocol or Pryon's products prove defective, the companies may be required to recall or redesign such products. Such a recall or redesign could cause the companies to incur considerable expenses, disrupt sales and adversely affect the reputation of the companies and their products. The manufacturing and marketing of medical instruments involve an inherent risk of product liability. Although neither Protocol nor Pryon has experienced any product liability claims, there can be no assurance they will not experience such claims in the future. Although the companies maintain product liability insurance, there can be no assurance that such coverage will be adequate or that such coverage will continue to be available on acceptable terms. The companies' businesses could be adversely affected by successful product liability claims in excess of its product liability coverage.

    GOVERNMENT REGULATION. The development, testing, manufacturing and marketing of medical devices are subject to regulation by the United States Food and Drug Administration (the "FDA") and foreign regulatory agencies. There has been a trend in recent years inside and outside the United States to more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. Although both Protocol and Pryon have successfully passed all previous regulatory audits, there can be no assurance that the same results will be achieved in the future. Domestic and foreign government regulations could delay or prevent product introductions, interfere with or mandate cessation of production and marketing of existing products, or cause product recalls.

    DEPENDENCE ON KEY PERSONNEL. The future success of both Protocol and Pryon is dependent on a number of key management and technical employees. Competition for highly skilled people with extensive experience in medical electronics, systems software, and miniaturization is intense. Both companies will be dependent on the continued services and management experience of their executive officers. If such executive officers were to leave, the operating results of the combined companies could be adversely affected. The future success of both companies will also be dependent on their ability to continue to attract key managerial and technical personnel.

    PROTECTION OF INTELLECTUAL PROPERTY. Both Protocol and Pryon rely on a combination of patents, trademarks, copyrights and other intellectual property law, non-disclosure agreements and other protective measures to preserve their proprietary rights concerning their products. Such protection, however, will not preclude competitors from developing products similar to either company's products. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although both companies will continue to implement protective measures and intend to defend their proprietary rights vigorously, there can be no assurance that these efforts will be successful.

    ANTI-TAKEOVER PROVISIONS. Protocol's Shareholder Rights Plan, certain provisions of its restated Articles and Bylaws and the Oregon Business Corporation Act may have the effect of making it more difficult for a third party to acquire control of Protocol through either a tender offer or a proxy contest for the election of directors. This could limit the price that certain investors might be willing to pay in the future for shares of Protocol Common Stock and could make the removal of incumbent directors more difficult.

                    ANNUAL MEETING OF PROTOCOL SHAREHOLDERS

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to holders of Protocol Common Stock in connection with the solicitation of proxies by the Protocol Board for use at the Protocol Annual Meeting to be held on Tuesday, June 25, 1996, at Protocol's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Protocol
and Pryon on or about May   , 1996.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Protocol Annual Meeting, shareholders of record of Protocol as of the close of business on May 6, 1996, will consider and vote upon (i) the issuance of Protocol Common Stock in exchange for shares of Pryon Stock, and upon the exercise of options to be issued by Protocol in exchange for currently outstanding options exercisable for shares of Pryon Common Stock, in connection with the Merger Agreement; (ii) the election of two directors to the Protocol Board, each to hold office for a three-year term; (iii) an amendment to the Protocol 1992 Plan to increase from 875,000 to 1,336,422 shares the number of shares of Protocol Common Stock authorized for issuance thereunder to enable the replacement of outstanding options to purchase Pryon Common Stock with options to purchase Protocol Common Stock (approximately 211,422 shares) and to increase the number of shares generally available for future grants under the Plan (approximately 250,000 shares); (iv) amendments to the Protocol 1993 Plan to increase the size of certain option grants thereunder and to increase the maximum number of options that may be granted under the Plan in any year; (v) ratification of the appointment of KPMG Peat Marwick LLP as Protocol's independent auditors for the fiscal year ending December 31, 1996; and (vi) such other business as may properly be brought before the Protocol Annual Meeting.

    Holders of Protocol Common Stock will not be entitled to dissenters' rights as a result of the Issuance. See "THE MERGER -- Terms of the Merger."

    THE PROTOCOL BOARD HAS APPROVED THE ISSUANCE AND THE MERGER AGREEMENT AND RECOMMENDS THAT PROTOCOL SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE, "FOR" THE NOMINEES FOR DIRECTORS, "FOR" AMENDMENT OF THE PROTOCOL 1992 PLAN, "FOR" APPROVAL OF THE AMENDMENTS TO THE PROTOCOL 1993 PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP. SEE "BACKGROUND OF AND REASONS FOR THE MERGER," "ELECTION OF PROTOCOL DIRECTORS", "APPROVAL OF AMENDMENT TO PROTOCOL 1992 STOCK INCENTIVE PLAN," "APPROVAL OF AMENDMENTS TO PROTOCOL 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS" AND "RATIFICATION OF APPOINTMENT OF PROTOCOL INDEPENDENT AUDITORS."

    As of the date of this Joint Proxy Statement/Prospectus, the Protocol Board of Directors does not know of any other matters to be presented for action by the shareholders at the Protocol Annual Meeting. Protocol's Bylaws require that notice with respect to matters to be presented for action by the shareholders at an annual meeting and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. If any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Protocol Board of Directors.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

    The close of business on May 6, 1996 (the "Protocol Record Date") has been fixed as the record date for determining the holders of Protocol Common Stock who are entitled to notice of and to vote at the Protocol Annual Meeting. As of the Protocol Record Date, there were approximately 4,000 beneficial holders of the 7,443,223 shares of Protocol Common Stock then outstanding and entitled to vote. The holders of record on the Protocol Record Date of Protocol Common Stock are entitled to one vote per Protocol Common Share. The presence in person or by proxy of the holders of shares representing a majority of the voting power of the Protocol Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Protocol Annual Meeting. Under Section 6(i) of Part III of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD"), the affirmative vote of a majority of the total votes cast on the proposal is required for approval of the Issuance. The affirmative vote of the holders of a majority of the outstanding shares of Protocol Common Stock is required to amend the Protocol 1992 Plan. The affirmative vote of the holders of a majority of the shares of Protocol Common Stock present in person or by proxy at the Protocol Annual Meeting is required to amend the Protocol 1993 Plan. The affirmative vote of the holders of a plurality of the shares of Protocol Common Stock present by proxy or in person at the Protocol Annual Meeting is required for the election of each director. Holders of Protocol Common Stock are not entitled to cumulate votes in the election of directors.

    Abstention from voting and broker nonvotes will have the practical effect of voting against the Issuance and the approval of the amendments to the Protocol Stock Option Plans since they represent one less vote for such approval. Abstention from voting and broker nonvotes on the election of directors will have no effect since they will not represent shares present at the Protocol Annual Meeting for the purpose of the election of directors.

PROXIES; PROXY SOLICITATION

    Shares of Protocol Common Stock represented by properly executed proxies received at or prior to the Protocol Annual Meeting that have not been revoked will be voted at the Protocol Annual Meeting in accordance with the instructions contained therein. Shares of Protocol Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the Issuance, "FOR" election of the nominees for director, "FOR" approval of the amendment to the Protocol 1992 Plan, "FOR" approval of the amendments to the Protocol 1993 Plan and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP. Protocol shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time before its exercise by submitting a later-dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Protocol or by attending the Protocol Annual Meeting and voting in person. Mere attendance at the Protocol Annual Meeting will not in and of itself revoke a proxy.

    If the Protocol Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Protocol Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Protocol Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    PROXY SOLICITATION. Protocol will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees of Protocol may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Protocol Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                     SPECIAL MEETING OF PRYON SHAREHOLDERS

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to holders of Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock in connection with the solicitation of proxies by the Pryon Board of Directors for use at the Special Meeting of Pryon shareholders to be held on June 21, 1996, at Pryon's offices at N93 W14575 Whittaker Way, Menomonee Falls, Wisconsin 53051, commencing at 10:00 a.m., local time, and at any adjournments or continuances thereof. This Joint Proxy Statement/Prospectus and the accompanying form of proxy is first being mailed to shareholders of Pryon on or about May , 1995.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Pryon Special Meeting, shareholders of record of Pryon as of the close of business on May 17, 1996 will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will merge into Pryon, Pryon will become a wholly owned subsidiary of Protocol, and all shares of Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn) and all shares of Pryon Common Stock issuable upon exercise of Pryon Employee Stock Options will, collectively, be exchanged for 2,320,843 shares of Protocol Common Stock (subject to adjustment under certain circumstances), to be allocated among the shares of Pryon Common Stock, Pryon Series A Preferred Stock, Pryon Series B Preferred Stock and Pryon Employee Stock Options in accordance with the rights of each such class or series as set forth in the Pryon's Articles of Incorporation. See "THE MERGER -- Terms of the Merger." No fractional shares of Protocol Common Stock will be issued in the Merger. Any fractional amount resulting from the Merger will be rounded up or down to the nearest full share of Protocol Common Stock. See "THE MERGER -- Terms of the Merger -- Fractional Shares."

    Holders of Pryon Common  Stock will be entitled  to dissenters' rights as  a
result   of  the  Merger.  See  "THE   MERGER  --  Rights  of  Dissenting  Pryon
Shareholders."

    THE PRYON BOARD HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT PRYON SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "BACKGROUND OF AND REASONS FOR THE MERGER" and "CONFLICTS OF INTEREST."

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

    The close of business on May 17, 1996 (the "Pryon Record Date") has been fixed as the record date for determining the holders of Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock who are entitled to notice of and to vote at the Special Meeting. As of the Pryon Record Date, there were 75,408 shares of Pryon Common Stock, 58,505 shares of Pryon Series A Preferred Stock and 80,599 shares of Pryon Series B Preferred Stock outstanding and entitled to vote. The holders of record of shares of Pryon Common Stock on the Pryon Record Date are entitled to one vote per share of Pryon Common Stock. The holders of record of shares of Pryon Series A Preferred Stock and Series B Preferred Stock are entitled to one vote per share of Preferred Stock. The presence in person or by proxy of the holders of shares representing a majority of the voting power of the Pryon Stock entitled to vote, and a separate majority of the Pryon Preferred Stock entitled to vote, is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of holders of shares representing (i) a majority of the number of shares of Pryon Stock outstanding and (ii) 66 2/3% of the sum of the number of shares of (A) Pryon Series A Preferred Stock and (B) Pryon Series B Preferred Stock (collectively, the "Pryon Preferred Stock") outstanding is necessary to approve and adopt the Merger Agreement and Merger.

    Abstentions from voting will have the practical effect of voting against the approval and adoption of the Merger Agreement and the Merger since they represent one less vote for adoption of such proposals. It is a condition of the Merger that holders of not more than 5% of the total number of shares of Pryon Common Stock that would be outstanding if all outstanding shares of Pryon Preferred Stock were converted into Pryon Common Stock exercise dissenter's rights. See "THE MERGER -- Conditions; Waivers."

    Certain shareholders of Pryon owning an aggregate of 189,629 shares of Pryon Stock and representing 79.2%, 86.6% and 98.3% of the outstanding Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock, respectively, have entered into an agreement with Protocol to vote all of their shares of Pryon Stock for approval of the Merger and the Merger Agreement. Accordingly, approval of the Merger and the Merger Agreement at the Pryon Special Meeting is assured.

PROXIES; PROXY SOLICITATION

    Shares of Pryon Stock represented by properly executed proxies received at or prior to the Pryon Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Pryon Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval and adoption of the Merger Agreement and the Merger. Pryon shareholders are requested to complete, sign, date and return promptly the enclosed form of proxy in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the vote on the Merger Agreement and the Merger a written notice of revocation to the Secretary of Pryon or by attending the Pryon Special Meeting and voting in person. Mere attendance at the Pryon Special Meeting will not in and of itself revoke a proxy.

    If the Pryon Special Meeting is continued or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    Pryon will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees of Pryon may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Pryon will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                    BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND

    The acquisition of a complementary business has been an ongoing objective of Protocol's business strategy. Protocol continually evaluates potential acquisition or merger opportunities and considers potential alliances, combinations, joint development programs and other strategic transactions with other participants in the medical device industry.

    Over the past several years, Pryon's management has from time to time engaged in discussions with its Board of Directors and numerous companies in the medical industry in an effort to explore the evolution of the medical device industry and the future of Pryon in that industry. During the course of such discussions, Pryon has considered various alliances and combinations, including product development, distribution and marketing alliances, business combinations and related transactions.

    Protocol entered into an OEM relationship with Pryon in 1990, with the objective of incorporating Pryon CO(2) technology into the Protocol Propaq line of portable monitors. Although an agreement was not reached, Protocol and Pryon entered into discussions regarding the merger of the two companies at that time. Pryon obtained equity financing from venture capital sources. Protocol worked closely with Pryon from 1990 to 1992 to introduce the mainstream CO(2) option to the Propaq product line in November of 1992. During the period from November 1992 until October 1995, Protocol developed the market for the CO(2) option while Pryon continued to address the OEM market, adding customers including Nellcor Puritan Bennett, SpaceLabs Medical, Marquette Electronics, Hellige, NEC, Nihon Kohden, Medical Data Electronics and others. During the years 1993, 1994 and 1995, purchases by Protocol of Pryon products totalled $1,045,000, $1,009,000 and $1,741,000, respectively.

    On October 23, 1995, Mr. Moon, Chairman, Chief Executive Officer and President of Protocol met with Mr. Carsten, Chairman, Chief Executive Officer and President of Pryon while attending the American Society of Anesthesiology meeting in Atlanta, Georgia. Preliminary discussions were held regarding the possibility of a combination of the two companies. Mr. Moon visited Pryon with Mr. Carsten on October 24, 1995 for the purpose of becoming better informed about the business of Pryon and the changes that had occurred in various aspects of Pryon's business during the preceding three years. On November 9, 1995 Pryon retained the services of Cowen & Company ("Cowen") to assist Pryon in considering strategic business alternatives. On November 22, 1995 and November 28, 1995 in response to the aforementioned and continued discussions, Mr. Carsten provided Mr. Moon with certain non-confidential financial information to further explore a potential combination.

    On December 1, 1995, as part of a regularly scheduled meeting of the Protocol Board of Directors, Mr. Moon made a presentation to the Protocol Board concerning the strategic potential of a combination with Pryon. Alternative possibilities, including the established OEM supplier relationship with Pryon, were also discussed. On December 14, 1995, as part of a regularly scheduled meeting of the Pryon Board of Directors, Mr. Carsten presented alternative strategies, the risks and benefits of continued operations as an independent company, and the strategic alternatives of a business combination. The potential of a combination with Protocol was discussed.

    On  January  2, 1996,  Protocol and  Pryon executed  and delivered  a Mutual
Confidentiality Agreement and Protocol retained Wessels, Arnold & Henderson, L.L.C. ("Wessels") to act as its financial advisor. On January 22, 1996 a meeting of the Protocol Board of Directors was held by telephone conference call. Based on the information provided by Pryon under the Confidentiality Agreement and a review of the strategic considerations of a combination by the senior management of Protocol and other information, the Protocol Board of Directors authorized Mr. Moon to proceed with the negotiation of a combination of the two companies.

    Due diligence information was exchanged between the two companies. On February 5 and 6, 1996, Mr. Moon, Mr. Swanson and Mr. Fee, accompanied by representatives of Wessels, visited Pryon to conduct their due diligence review. Other Protocol officers, including Mr. Gray, Mr. Welch and

Mr. Hollstein, visited Pryon on February 7 through February 9, 1996, to perform due diligence work in their respective areas of responsibility. On February 7, 1996, Mr. Carsten, Mr. Kolasinski and three other members of the Pryon Board of Directors, and representatives of Cowen & Company visited the Protocol facility in Beaverton, Oregon. Mr. Moon presented the overview of Protocol, its products and strategic direction. The terms of a combination were discussed in principle and items for clarification and further due diligence were also discussed. The meeting ended with general agreement between the parties regarding the positive aspects of a business combination. Mr. Moon provided a summary of the outcome of the meeting to the Protocol Board and was authorized to continue with the negotiation.

    A definitive Agreement and Plan of Merger to merge the two companies was drafted by Protocol and presented to Pryon for review. Between February 14 and February 20, 1996, several telephone calls between Mr. Moon and Mr. Carsten and their respective advisors resulted in agreement to the terms of a tax-free reorganization as described elsewhere in this document. On February 16, the Protocol Board of Directors met with senior executives of Protocol and Protocol's outside financial and legal advisors to consider approval of the Merger Agreement. Mr. Moon reviewed the background of the Merger. Protocol's outside legal advisor reviewed key terms and conditions of the Merger Agreement. Protocol's outside financial adviser, Wessels, reviewed its financial analysis of the terms and conditions of the Merger and, at the conclusion of its presentation, delivered to the Board its opinion as to the fairness, from a financial point of view, to Protocol of the consideration to be paid pursuant to the Merger. See "Opinion of Protocol Financial Advisor." On February 20, 1996, Protocol and Pryon signed the Merger Agreement and Protocol issued a press release providing the essential details of the Agreement.

JOINT REASONS FOR THE MERGER

    Protocol and Pryon have identified several mutual benefits of the Merger that they believe will contribute to the success of both companies including:

    COMPLEMENTARY PRODUCTS AND MARKETS. The products of the two companies complement each other with no duplication or overlap. It is expected that all of the products developed by each company will continue to be manufactured and sold after the Merger. While both companies have experience selling in both the medical OEM and end user markets, it is believed that, following the Merger, both companies will benefit by allowing Pryon to focus on the unique needs of OEM customers while Protocol continues to focus on end user markets.

    COMPLEMENTARY TECHNOLOGIES. Pryon's core technology and expertise is in the design and development of highly sophisticated electro-mechanical sensors for measuring CO(2); Protocol's core technology includes highly integrated multi-parameter vital sign monitors along with extensive networking software and signal processing algorithms. While each company's core expertise is complementary to the other, there is little technology overlap or duplication of expertise between the two companies.

    COMPATIBLE CULTURES. Both companies have compatible corporate cultures which have emphasized the development of state-of-the-art medical technologies, an intense focus on product quality, open communication and an entrepreneurial spirit. The two companies have a long history of working together as supplier and customer.

PROTOCOL'S REASONS FOR THE MERGER

    In addition to the mutual reasons for the Merger stated above, Protocol's Board of Directors believes the following strategic factors will also contribute to the success of the combined companies:

    CORE TECHNOLOGY. Protocol's strategic intent is to develop or own the core technologies embodied in its products. Protocol believes technology ownership is essential in order to provide customers innovative and cost-effective products in today's highly competitive health care industry.

    ORIGINAL EQUIPMENT MANUFACTURING (OEM) BUSINESS. Since its inception, Protocol has manufactured products for sale by other companies. From 1989 through 1994 Protocol sold portable vital sign monitors to Siemens on an OEM basis, and currently sells a closed-loop drug delivery device (the

GenESA device) to Gensia, Inc. on an OEM basis. It is Protocol's belief that Pryon's OEM business will provide added sales volume and greater financial stability to Protocol, allow sale of Protocol's technologies into market segments it might not directly address, and help to position its key technologies as "standards" in the industry.

    GROWTH AND VERTICAL INTEGRATION. Pryon has established itself as a leading supplier of CO(2) technology to many of the world's premier medical instrument companies. Protocol expects to expand the CO(2) business and to develop other Protocol or Pryon technologies for the OEM marketplace. By integrating a major supplier, the merger will enable Protocol to maintain a competitive financial posture in today's increasingly competitive health care environment.

    In the course of its deliberations in arriving at its unanimous decision to approve the Merger, the Protocol Board reviewed and considered with Protocol's management a number of other factors relevant to the Merger. The factors the Board considered included, but were not limited to, (a) information concerning Protocol and Pryon's respective businesses, historical financial performance, operations, products and technologies; (b) their strategic direction and future product offerings and opportunities; (c) an analysis of the respective future contributions to revenue, operating profits and net profits of the combined company; (d) compatibility of the management and corporate cultures of Protocol and Pryon; (e) premiums to market and multiples paid in other comparable merger and acquisition transactions; (f) the structure and content of the proposed Merger Agreement, including the ability to account for the transaction as a pooling of interests; (g) a financial presentation by Wessels, including the opinion of Wessels that the consideration to be paid to the holders of capital stock of Pryon pursuant to the Merger Agreement was fair from a financial point of view to Protocol; and (h) reports from management, financial and legal advisors as to the results of their due diligence investigation of Pryon. For a discussion of many of the foregoing matters, see "Opinion of Financial Advisor" below.

    The Protocol Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including (a) the potentially dilutive effect of issuing Protocol Common Stock in the Merger; (b) the expenses to be incurred in connection with the Merger and the effect of such expenses on the results of operations in the quarter the Merger is consummated; (c) the risk of losing current OEM customers due to their competitive posture with Protocol;
(d) the dependence of Pryon on the continued participation of key management personnel, and (e) other risks described under "Risk Factors" above. In view of the wide variety of factors considered, both positive and negative, the Protocol Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, but did determine that the anticipated benefits of the Merger outweighed the potentially negative factors considered.

PRYON'S REASONS FOR THE MERGER

    INDUSTRY CONSOLIDATION. The health care industry is undergoing significant consolidation as companies position themselves to compete in an era of health care reform and downsizing. It is Pryon's belief that larger companies with significant brand-name recognition will be better able to compete in this market. Following the Merger, Pryon believes that the combined organization's strong financial position, public-company status and reputation with health care end users will help it to better market its products. Pryon believes that access to Protocol's dedicated direct sales force in the United States for the distribution of Pryon's stand-alone instruments significantly increases the revenue opportunity available to Pryon over that available through its own network of independent distributors. Additionally, Pryon believes that the greater financial resources of the combined company will increase Pryon's attractiveness as a key, long-term supplier of OEM technologies.

    OWNERSHIP IN COMBINED COMPANY. The Merger will enable Pryon shareholders to convert all of their Pryon shares into publicly tradable shares of Protocol Common Stock on a tax-free basis while continuing to maintain a significant equity interest in a larger company with greater financial, sales and distribution capabilities. In addition, Pryon shareholders will receive a significant premium over the price originally paid for their Pryon Stock.

    In reaching its unanimous decision to enter into and endorse the Merger Agreement, the Pryon Board reviewed and considered a number of relevant factors. The factors the Board considered included, but were not limited to (a) information concerning Protocol and Pryon's respective businesses, historical financial performance, operations, products and technologies; (b) current financial market conditions and historical market prices, volatility and trading information with respect to Protocol Common Stock; (c) the consideration to be received by Pryon shareholders in the Merger and its relation to Pryon's expected contribution to the earnings of the combined company; (d) the terms and conditions of the Merger, including the parties' representations, warranties and obligations thereunder and the fact that the Merger will enable the shareholders to exchange their shares on a tax-free basis; (e) the effects of the Merger on Pryon's customers and business; (f) the prospects of Pryon as an independent company; (g) the financial advice of Cowen & Company, Pryon's financial advisor; and (h) the reports of management, legal and other financial advisors regarding their due diligence investigations of Protocol.

    The Pryon Board also considered a number of potentially negative factors in deliberations concerning the Merger including, but not limited to, the possibility that the Merger might not be consummated, and the effects of the public announcement of the Merger Agreement on Pryon's financial position, results of operations and its ability to attract and retain key personnel. In view of the wide variety of factors considered, both positive and negative, the Pryon Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, but did determine that the anticipated benefits of the Merger outweighted the potentially negative factors considered.

RECOMMENDATION OF PROTOCOL BOARD

    The Protocol Board has determined the Issuance and the Merger to be fair to and in the best interests of Protocol and its shareholders and has approved the Issuance and the Merger Agreement. The Protocol Board recommends that Protocol shareholders vote FOR the Issuance and the amendment of the Protocol 1992 Plan. The Protocol Board's recommendations are based upon a number of factors discussed in this Joint Proxy Statement/Prospectus.

OPINION OF PROTOCOL FINANCIAL ADVISOR

    OPINION OF WESSELS, ARNOLD & HENDERSON. Wessels has acted as financial advisor to Protocol in connection with the Merger. Pursuant to an engagement letter dated January 2, 1996 (the "Wessels Engagement Letter"), Protocol retained Wessels to furnish financial advisory and investment banking services with respect to a possible merger between Protocol and Pryon and to render an opinion as to the fairness, from a financial point of view, to Protocol of the consideration to be paid in any proposed merger. The amount of consideration to be paid to Pryon shareholders in the Merger was determined through negotiations between Protocol management and Pryon management and not by Wessels, although Wessels did assist Protocol in these negotiations.

    Wessels rendered its oral opinion on February 16, 1996 (confirmed in writing on February 20, 1996) to the Protocol Board of Directors that, as of such date and based on the procedures followed, factors considered and assumptions made by Wessels as set forth therein, the consideration to be paid to the holders of capital stock of Pryon pursuant to the Merger Agreement is fair, from a financial point of view, to Protocol.


    THE COMPLETE TEXT OF THE OPINION DATED FEBRUARY 20, 1996 (THE "WESSELS OPINION") IS ATTACHED HERETO AS APPENDIX B AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. SHAREHOLDERS OF PROTOCOL ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, THE ASSUMPTIONS MADE AND SCOPE OF THE REVIEW UNDERTAKEN BY, AS WELL AS LIMITATIONS ON THE REVIEW UNDERTAKEN BY, WESSELS IN RENDERING ITS OPINION. PROTOCOL BELIEVES THAT ALL MATERIAL ELEMENTS OF THE WESSELS OPINION ARE SUMMARIZED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

    The Wessels Opinion applies only to the fairness of the consideration to be paid to the Pryon shareholders pursuant to the terms of the Merger Agreement and should not be deemed to constitute a recommendation by Wessels to Protocol shareholders to vote in favor of any matter presented in this Joint Proxy Statement/Prospectus. Protocol shareholders should note that the opinion expressed by Wessels was provided for the use of the Protocol Board of Directors in its evaluation of the Merger. The Protocol Board of Directors did not impose any limitations on the scope of the investigation of Wessels with respect to rendering its opinion.



    In preparing the Wessels Opinion, Wessels among other things: (i) reviewed and analyzed the financial terms of the Merger Agreement; (ii) reviewed and analyzed certain financial and other information relating to Protocol and Pryon furnished to it by both companies, including certain internal financial and other information prepared by management; (iii) reviewed certain publicly available information about Protocol and Pryon; (iv) held discussions with the managements of Protocol and Pryon concerning the business, past and current business operations, financial condition and future prospects of both companies, including certain information prepared by the management of Protocol concerning potential cost savings and synergies that could result from the Merger; (v) reviewed the financial performance of publicly traded companies which it deemed comparable to Pryon; (vi) compared the financial terms of the Merger with those of certain merger transactions, to the extent publicly available, which it deemed relevant; (vii) prepared discounted cash flow analyses of Pryon; and
(viii) analyzed the pro forma earnings per share of the combined company.


    In arriving at the Wessels Opinion, Wessels did not independently verify any of the foregoing information and assumed and relied on the accuracy and completeness of all such information. Furthermore, Wessels did not obtain any independent appraisal of the properties or assets and liabilities of Protocol or Pryon or of any of their subsidiaries. With respect to the financial and operating forecasts (and assumptions and bases therefor) of Protocol and Pryon which Wessels reviewed, including potential cost savings and synergies, Wessels assumed that such forecasts have been reasonably prepared and reflect the best available estimates and judgments of such respective managements and that such forecasts will be realized in the amounts and in the time periods currently estimated by the managements of Protocol and Pryon. Wessels also assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. Events occurring after the date of the Wessels Opinion may materially affect the assumptions used in preparing the Wessels Opinion. Although Wessels believes that its review, as described within, is an adequate basis for the opinion that Wessels expresses, the Wessels Opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of the opinion, and on information available to Wessels as of such a date. Wessels expressed no opinion regarding the liquidation value of any entity nor as to the price at which shares of Protocol Common Stock may trade at any future time.

    The following paragraphs summarize the most significant quantitative and qualitative analyses performed by Wessels in connection with delivering the Wessels Opinion to the Protocol Board of Directors and does not purport to be a complete description of the analyses performed by Wessels. The information presented below is based on the financial condition of Protocol and Pryon as of a date or dates shortly before the Merger Agreement was executed on February 20, 1996 and stock price information through the close of the market on February 15, 1996.

    COMPARABLE COMPANY ANALYSIS. Wessels used a comparable company analysis to analyze Pryon's operating performance relative to a group of publicly traded companies which Wessels deemed for purposes of its analysis to be comparable to Pryon. In such analysis, Wessels compared the value to be achieved by Pryon shareholders in the Merger, expressed as a multiple of certain operating data, to the market trading values of the comparable companies expressed as a multiple of the same operating results. Wessels compared multiples of selected financial data for Pryon with those of the following publicly traded companies: Datascope Corporation, Marquette Electronics, Inc., Nellcor Puritan Bennett, Inc.,
Protocol and SpaceLabs Medical, Inc. (collectively referred to as the "Comparable Companies"). Although the Comparable Companies were considered comparable to Pryon for the purpose of its analysis based on certain characteristics of their respective businesses, none of such companies possessed characteristics identical to those of Pryon. Wessels calculated valuation multiples for Pryon based on an aggregate equity value of Protocol Common Stock to be issued pursuant to the Merger Agreement of approximately $28.4 million and an aggregate enterprise value (implied value of Common Stock plus cost of long term debt and certain transaction related expenses, less cash and marketable securities) of approximately $29.5 million. Pryon's multiples of futures earnings were based in part on the projected earnings as provided by Pryons' management. Comparable Companies' multiples of future earnings were based on projected earnings as estimated by recognized security analysts, as well as the stock price values and other information available on or before February 15, 1996. This analysis produced a mean multiple of aggregate enterprise value of latest 12-month revenues for the Comparable Companies of 2.0, as compared to 2.5 for Pryon. The mean multiple of aggregate enterprise value to latest 12-month operating income for the Comparable Companies was 14.7, as compared to 30.3 for Pryon. The multiple of aggregate equity value to projected earnings for the Comparable Companies and for Pryon was as follows: (i) a mean of projected calendar 1996 earnings of 18.8 for the Comparable Companies, as compared to 17.4 for Pryon, and (ii) a mean of projected calendar 1997 earnings of 15.0 for the Comparable Companies, as compared to 14.9 for Pryon. The mean aggregate equity valuation to projected calendar 1996 earnings ratio as a multiple of three-year growth rate was 58% for Pryon, as compared to a mean of 122% for the Comparable Companies.

    COMPARABLE TRANSACTIONS. Wessels compared multiples of selected financial data relating to the Merger with multiples paid in, and other financial data from 13 completed acquisitions since November of 1993 (collectively referred to as the "Comparable Acquisitions"). These transactions were selected based primarily on the acquired company's involvement in the medical device industry as well as the aggregate enterprise value paid to acquire the acquired company. Wessels noted that none of the acquired companies involved in these transactions had a business that was directly comparable to Pryon. This analysis produced a mean multiple of aggregate enterprise value to latest 12-month revenues for the Comparable Acquisitions of 3.8, as compared to 2.5 for Pryon. The mean multiple of aggregate enterprise value to latest 12-month operating income for the Comparable Acquisitions (for companies with operating income) was 22.5, as compared to 30.3 for Pryon. The mean multiple of aggregate equity value to latest 12-month net income for the Comparable Acquisitions (for the companies with net income) was 31.3, as compared to 35.5 for Pryon. The mean multiple of aggregate equity value to projected forward fiscal year net income for the Comparable Acquisitions (for the companies with net income) was 30.9, as compared to 17.4 for Pryon.

    PRO FORMA MERGER ANALYSIS. Wessels analyzed the potential effect of the Merger on the projected combined income statement of Pryon and Protocol for Protocol's fiscal years ending December 31, 1996 and December 31, 1997 using projected results of operations of Pryon and Protocol for periods subsequent to the Merger and related assumptions based in part on information provided by the management of Pryon and Protocol, including the effect of cost savings and synergies in the Merger. This analysis concluded that the Merger would not affect Protocol's projected earnings per share for the year ending 1996 and would increase Protocol's projected earnings per share for the year ending 1997 by approximately $0.03 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Wessels estimated present values of Pryon using a discounted cash flow analysis of Pryon's projections of future operations based in part on information provided by Pryon's management. Wessels calculated present values of Pryon's projected operating cash flows after net investment, depreciation and amortization, and changes to working capital for the four years ending 1996 to 1999 using discount rates ranging from 21% to 29%. Wessels calculated a terminal value using terminal multiples of operating income ranging from 13.2 to 16.2 of Pryon's projected calendar year 1999 operating income. The terminal value was discounted to present value using the same discount rates as the cash flows. Wessels calculated the implied valuation of Pryon by adding the present value of the cash flows and the terminal value. The implied value of Pryon based on this analysis ranged from $32.9 million to $48.8 million, with a midpoint of $40.1 million.

    Wessels noted that the valuation multiples of Pryon are generally higher than the valuation multiples of the Comparable Companies and Comparable Acquisitions, when calculated using historical operating data, and generally lower than the valuation multiples of the Comparable Companies and Comparable Acquisitions, when calculated using forecast operating data. Wessels also noted that the valuation multiples of Pryon are generally higher than the valuation multiples of the Comparable Acquisitions, when using historical operating data, and lower than the valuation multiples of the Comparable Acquisitions, when calculated using forecast operating data. Wessels believes that valuation multiples based on historical operating data are generally less relevant than valuation multiples based on forecast operating data, and that a determination as to the fairness of the Merger from a financial point of view depends in part upon Pryon's forecast operating results.


    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Wessels believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion. In arriving at its fairness determination, Wessels considered the results of all such analyses. In view of the wide variety of factors considered in connection with its evaluation of the fairness of the Merger consideration, Wessels did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No company or transaction used in the above analysis as a comparison is identical to Pryon or Protocol or the proposed Merger. The analyses were prepared solely for purposes of Wessels providing its opinion as to the fairness of the Merger consideration pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, the Wessels Opinion, including presentation to the Protocol Board of Directors, was one of many factors taken into consideration by the Protocol Board of Directors in making its determination to approve the Merger Agreement.

    Wessels is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporations. Wessels is familiar with Protocol, having acted as a managing underwriter of the initial public offering of Protocol Common Stock in March 1992. Protocol selected Wessels as its financial advisor based on Wessels' familiarity with Protocol, its knowledge of the health care industry and its experience in mergers and acquisitions and in securities valuation generally. In the ordinary course of business, Wessels acts as a market maker and broker in the publicly traded securities of Protocol and receives customary compensation in connection therewith, and also provides research coverage on Protocol. In the ordinary course of business, Wessels actively trades in the publicly traded securities of Protocol for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities which positions, on occasion, may be material in size relative to the volume of trading activity.

    Pursuant to the Wessels Engagement Letter, Protocol paid Wessels a retainer fee of $25,000 (the "Retainer Fee") and a non-refundable opinion fee of $125,000 (the "Opinion Fee") upon the rendering of the Wessels Opinion. In addition, pursuant to the Wessels Engagement Letter, Protocol has agreed to pay Wessels, upon consummation of the Merger, as defined in the Wessels Engagement Letter, a transaction fee (the "Transaction Fee") of $400,000. Payment of the Transaction Fee is contingent upon consummation of the Merger; the Retainer Fee and the Opinion Fee will be credited against the Transaction Fee. Protocol has also agreed to reimburse Wessels for its reasonable out-of-pocket expenses and to indemnify Wessels against certain liabilities relating to or arising out of services performed by Wessels as financial advisor to Protocol. The terms of the Wessels Engagement Letter, which are customary in transactions of this nature, were negotiated at arm's length between Protocol and Wessels, and the Protocol Board of Directors was aware of such arrangement at the time of its approval of the Merger Agreement.

RECOMMENDATION OF PRYON BOARD

    The Pryon Board has determined the Merger to be fair to and in the best interests of Pryon and its shareholders and has approved the Merger Agreement and the Merger. The Pryon Board recommends that Pryon shareholders approve the Merger Agreement and the Merger. See "CONFLICTS OF INTEREST."

ADVICE OF PRYON'S FINANCIAL ADVISOR

    Cowen & Company has acted as financial advisor to Pryon in connection with the Merger. Pursuant to an engagement letter dated November 9, 1995 (the "Cowen Engagement Letter"), Pryon retained Cowen to furnish financial advisory and investment banking services with respect to assisting Pryon in evaluating strategic business alternatives. Cowen was selected by Pryon as its financial advisor because Cowen is a nationally recognized investment banking firm and because the principals of Cowen have substantial experience in transactions similar to the Merger and are familiar with Pryon and its businesses. As part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In addition, in the ordinary course of its business, Cowen trades the equity securities of Protocol for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities.


    In advising Pryon, Cowen: (i) assisted Pryon in preparing a descriptive memorandum for the purposes of describing Pryon to prospective acquirors; (ii) developed a list of prospective acquirors that might be interested in acquiring Pryon; (iii) assisted in performance of financial analysis with respect to Protocol; (iv) provided counsel with respect to and participated in discussions and negotiations with Protocol; and (v) provided advice with respect to the pricing, financing, structure and form of transaction with Protocol. In addition, Cowen: (a) reviewed certain information, furnished to it by Pryon, of a business and financial nature regarding Pryon; (b) discussed with Pryon's management Pryon's competitive position, current and anticipated future conditions in the respiratory industry, and the potential strategic synergies of the combination with Protocol; and (c) reviewed certain publicly available filings of Protocol with the Securities and Exchange Commission, including consolidated financial statements for the fiscal years ended December 31, 1992, 1993, and 1994 and the fiscal quarters ended September 31, 1995. Cowen held meetings and discussions with representatives of the management of Pryon and Protocol to discuss the business operations, historical financial results and future prospects of Pryon, Protocol and the combined company. In addition,
Cowen: (i) reviewed the Merger Agreement; (ii) compared Protocol and Pryon from a financial point of view, with certain other companies deemed relevant; (iii) analyzed pro forma earnings of the combined company; (iv) analyzed pro forma ownership in the combined company by Pryon's current shareholders; and (v) reviewed historical market prices and trading volumes of Protocol Common Stock from January 1995 through January 1996, and compared those trading histories with other companies deemed relevant.


    Cowen assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information that was available to it from public sources, that was provided to it by Pryon or their representatives, or that was otherwise reviewed by it. In addition, with respect to the financial projections furnished to Cowen by Pryon management, Cowen assumed the attainability of the financial results therein and that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance by Pryon, Protocol and the combined company. Because such projections are inherently subject to uncertainty, none of Pryon, Protocol, Cowen or any other person assumes responsibility for their accuracy. Cowen did not make any independent valuation or appraisal of the assets or liabilities of Pryon or Protocol, nor has Cowen been furnished with any such appraisals. Cowen made no independent investigations of any legal matters affecting Pryon or Protocol. Cowen's advice was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, February 20, 1996.

    To provide contextual data and comparative market information for the purposes of advising Pryon's Board of Directors to negotiate exclusively with Protocol rather than undertake an extensive auction process, Cowen performed the following analyses:



    MARKET TRADING ANALYSIS. Cowen compared selected historical operating and financial ratios for Pryon to the corresponding data and ratios of certain other companies whose securities are publicly traded and which Cowen believes have operating, market valuation, and trading valuations similar to what might be expected of Pryon. These companies included Acquitron Medical, Inc., Allied Healthcare Products, Chad Therapeutics, Inc., Criticare Systems Inc., Healthdyne Technologies, Inc., Infrasonics, Inc., Invacare Corporation, Marquette Electronics, Nellcor Puritan Bennett, Novametrix Medical Systems, Protocol, ResMed, Respironics Inc., and Vital Signs (the "Selected Companies"). Such data and ratios include the market capitalization of common stock plus total debt less cash and equivalents ("Adjusted Price") of such Selected Companies as a multiple of revenues. Cowen also examined the ratios of the current prices of the Selected Companies to the estimated earnings per share ("EPS") (as estimated by Institutional Brokers Estimating System and First Call) for the following fiscal years for these companies. Such analysis indicated that, of the Selected Companies, (i) the median values of Adjusted Price as a multiple of latest twelve months' revenue was 1.7x, as compared to the corresponding multiples for Pryon implied by Protocol's offer of 2.4x; and (ii) the median values of price per share as a multiple of estimated EPS for the following fiscal year was 22.2x, as compared to the corresponding multiples for Pryon implied by Protocol's offer of 25.3x (using fully taxed net income for Pryon).



    PRO FORMA EARNINGS ANALYSIS. Cowen analyzed the potential effect of the Merger on the projected combined income statement of Pryon and Protocol for Protocol's fiscal years ending December 31, 1996 and 1997. This analysis was based on: a) projections for Pryon as provided by Pryon's management; b) Protocol's estimated EPS as estimated by Institutional Brokers Estimating System and First Call; and c) Protocol's prevailing market price of $12.00 per share as of January 24, 1996. This analysis concluded that the Merger would increase Protocol's projected EPS for the year ending 1996 by approximately $0.02 and would decrease Protocol's projected EPS for the year ending 1997 by approximately $0.01. Cowen's pro forma earnings analysis excluded the possible effect of cost savings and synergies in the Merger.



    PRO FORMA OWNERSHIP ANALYSIS OF THE COMBINED ENTITY. Cowen analyzed pro forma ownership in the combined entity by Pryon's shareholders. Cowen's analysis concluded that based on Protocol's then prevailing stock price of $12.00 per share, Pryon's shareholders would own approximately 23% of the combined entity.



    PROTOCOL'S HISTORICAL STOCK PRICE TRADING HISTORY. Cowen reviewed the historical market prices and trading volumes of Protocol Common Stock between January 3, 1995 and January 24, 1996. Cowen observed that during this period approximately 91% of Protocol's shares traded between prices of $9.00 and $12.00 per share and that the average daily volume of Protocol shares traded was approximately 62,800 during this period.



    The summary set forth above is a description the material elements of the analyses performed by Cowen. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses.



    Cowen was not requested to, and did not, opine as to the fairness, from a financial point of view, of the consideration to be received by Pryon stockholders in the Merger. Pursuant to the Cowen Engagement Letter, Pryon has agreed to pay certain fees to Cowen for its financial advisory services relating to the Merger. Upon consummation of the Merger, Cowen will be entitled to receive a transaction fee (the "Cowen Transaction Fee") in the amount equal to 2.0% of the aggregate consideration paid by Protocol to Pryon's shareholders, up to $25 million, and an amount equal to 3.0% of the aggregate value of the consideration paid by Protocol to Pryon's shareholders in excess of $25 million, and an additional $50,000 if the aggregrate consideration paid by Protocol to Pryon's shareholders exceeds $31 million. If the Merger is not consummated, Pryon has agreed to pay Cowen an advisory fee of $75,000 in consideration for Cowen's professional services. Additionally, Pryon has agreed to reimburse Cowen for its out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred or accrued during the period of, and in connection with, Cowen's engagement. Pryon has also agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Cowen as financial advisor to Pryon in connection with the Merger, unless such liabilities arise out of Cowen's gross negligence or willful misconduct.

                                   THE MERGER

    THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT A COPY OF WHICH IS ATTACHED AS APPENDIX I TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED BY REFERENCE HEREIN.

TERMS OF THE MERGER

    THE MERGER. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Pryon at the Effective Time. The separate corporate existence of Merger Sub will then cease, and Pryon will be the surviving corporation in the Merger (the "Surviving Corporation").

    ARTICLES OF INCORPORATION AND BYLAWS. The Merger Agreement provides that the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time will become the articles of incorporation of the Surviving Corporation, except that Article I thereof will be amended to read as follows:
"The name of this corporation is Pryon Corporation." The bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation.

    DIRECTORS AND OFFICERS. The directors of Merger Sub at the Effective Time will become the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal; except that such directors will act promptly after the Effective Time to increase the number of directors of the Surviving Corporation from two to three members and to appoint Daniel F. Carsten to fill the vacancy so created. The officers of Pryon at the Effective Time will become the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. See "THE MERGER -- Management and Operations of Pryon After the Merger."

    CONVERSION OF PRYON STOCK IN THE MERGER. At the Effective Time, all shares of Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn) and all shares of Pryon Common Stock issuable upon exercise of the Pryon Employee Stock Options will, collectively, be exchanged for 2,320,843 shares of Protocol Common Stock (the "Aggregate Merger Consideration") (subject to adjustment as described below), to be allocated among the shares of Pryon Common Stock, Pryon Series A Preferred Stock, Pryon Series B Preferred Stock and Pryon Employee Stock Options in accordance with the rights of each such class or series as set forth in Pryon's Articles of Incorporation. (See "Comparative Rights of Pryon Shareholders and Protocol Shareholders -- Classes of Stock -- Liquidation Preferences and Participation Rights" for a description of the rights and preferences of Pryon Stock). If the Protocol Market Value (as defined below) equals or exceeds $12.45, each share of Pryon Preferred Stock and each share of Pryon Common Stock will be exchanged for the same number of shares of Protocol Common Stock. The Merger Agreement provides that the Aggregate Merger Consideration will be adjusted if the Protocol Market Value (as defined below) is less than $10.643 per share or greater than $13.486 per share. The "Protocol Market Value" will be the average of the per share closing price of Protocol Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending on the sixth trading day immediately preceding the Effective Time as quoted in The Wall Street Journal or other reliable financial newspaper or publication. If the Protocol Market Value is less than $10.643, then the Aggregate Merger
Consideration will be increased to that number of shares of Protocol Common Stock which is equal to the number obtained by dividing $24,700,000 by the Protocol Market Value. If the Protocol Market Value is more than $13.486, then the Aggregate Merger Consideration will be decreased to that number of shares of Protocol Common Stock which is equal to the number obtained by dividing $31,300,000 by the Protocol Market Value.

    The following table shows, at various assumed Protocol Market Values the total number of shares of Protocol Common Stock that would be issued upon consummation of the Merger and the number of such shares that would be issued in respect of each share of (i) Pryon Common Stock, (ii) Pryon Series A Preferred Stock and (iii) Pryon Series B Preferred Stock:


                                                          NUMBER OF SHARES OF PROTOCOL COMMON STOCK
                                                           TO BE ISSUED IN RESPECT OF ONE SHARE OF
                                       TOTAL NUMBER OF                      PRYON
                    MARKET VALUE OF       SHARES OF      -------------------------------------------
ASSUMED PROTOCOL   AGGREGATE MERGER       PROTOCOL                           SERIES A     SERIES B
  MARKET VALUE       CONSIDERATION     COMMON STOCK TO                       PREFERRED    PREFERRED
    PER SHARE        (IN MILLIONS)      BE ISSUED(1)       COMMON STOCK        STOCK        STOCK
- -----------------  -----------------  -----------------  -----------------  -----------  -----------
    $   10.00          $    24.7            2,470,000             9.07           10.33        12.25
        10.65               24.7            2,320,843             8.52            9.71        11.50
        12.46               28.9            2,320,843             9.83            9.83         9.83
        13.48               31.3            2,320,843             9.83            9.83         9.83
        14.00               31.3            2,235,714             9.47            9.47         9.47
        15.00               31.3            2,086,667             8.84            8.84         8.84
        16.00               31.3            1,956,250             8.29            8.29         8.29
        17.00               31.3            1,841,176             7.80            7.80         7.80
        18.00               31.3            1,738,889             7.37            7.37         7.37
        19.00               31.3            1.647,368             6.98            6.98         6.98
        20.00               31.3            1,565,000             6.63            6.63         6.63
        21.00               31.3            1,490,476             6.32            6.32         6.32
        22.00               31.3            1,422,727             6.03            6.03         6.03
        23.00               31.3            1,360,870             5.77            5.77         5.77
        24.00               31.3            1,304,167             5.53            5.53         5.53
        25.00               31.3            1,252,000             5.30            5.30         5.30
        26.00               31.3            1,203,846             5.10            5.10         5.10


- ------------------------

(1) Includes shares of Protocol Common Stock to be issued upon exercise of Replacement Options.

    As of May , 1996, the closing price of Protocol Common Stock was $ , which, if used as the Protocol Market Value, would result in the issuance of shares of Protocol Common Stock in exchange for each share of Pryon Stock upon consummation of the Merger. Assuming a Protocol Market Value of $ , a
total of          shares of Protocol Common Stock and Replacement Options for  a
total  of               shares of  Protocol Common  Stock  would be  issued upon
consummation of the Merger. The Protocol Common Stock to be issued in the Merger, including Protocol Common Stock issuable upon exercise of Replacement
Options, would  represent         %  of  the shares  of  Protocol  Common  Stock
outstanding after the Merger, assuming a Protocol Market Value of $        .

    CONVERSION OF PRYON EMPLOYEE STOCK OPTIONS IN THE MERGER. At the Effective Time, each Pryon Employee Stock Option that is outstanding immediately prior to the Effective Time will be converted into a Replacement Option to purchase the number of shares of Protocol Common Stock (rounded up or down to the nearest whole share) equal to the product of (i) the number of shares of Pryon Common Stock which the option holder would have been entitled to receive had such holder exercised the Pryon Employee Stock Option in full immediately prior to the Effective Time (whether or not the Pryon Employee Stock Option would than have been exercisable, and (ii) the Exchange Ratio. The per share exercise price for a Replacement Option will be equal to the aggregate exercise price for such replaced Pryon Employee Stock Option divided by the total number of full shares of Protocol Common Stock deemed to be purchasable pursuant to the Replacement Option. At or after the Effective Time, option agreements for Replacement Options will be issued pursuant to Protocol's 1992 Stock Incentive Plan to holders of Pryon Employee Stock Options. Replacement Options will have terms which are substantially identical to the terms of the Pryon Employee Stock Options they replace.

    ADJUSTMENTS. If, prior to the Effective Time, Protocol should split or combine the Protocol Common Stock, or pay a stock dividend or other stock distribution in Protocol Common Stock, or otherwise change the Protocol Common Stock into any other securities, or make any other dividend on or distribution of the Protocol Common Stock, then the exchange ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

    FRACTIONAL SHARES. No fractional shares of Protocol Common Stock will be issued in the Merger. Any fractional amount resulting from the Merger will be rounded up or down to the nearest full share of Protocol Common Stock.

EFFECTIVE TIME OF THE MERGER

    Promptly following receipt of all required governmental approvals and satisfaction or waiver of the other conditions to the Merger, the Merger will be consummated and become effective at the time at which the articles of merger to be filed pursuant to the WBCA are received for filing by the Secretary of State of the State of Wisconsin or such later date and time as may be specified in such articles of merger. See "THE MERGER -- Conditions; Waivers."

EXCHANGE OF PRYON STOCK

    Prior to the Closing, Protocol will select First Interstate Bank of Oregon, N.A. or such other person or persons reasonably satisfactory to Pryon to act as exchange agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, (i) the Exchange Agent will deliver to each holder of certificates representing shares of Pryon Stock (other than dissenting shares), a form letter of transmittal and instruction for use in effecting the surrender of such certificates for conversion into shares of Protocol Common Stock and
(ii) Protocol will make available, and the holders of Pryon Stock (other than dissenting shares) will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing shares of Pryon Stock for cancellation and such other documents reasonably requested by the Exchange Agent, certificates representing the number of shares of Protocol Common Stock into which such holder's Pryon Stock is converted in the Merger, less shares to be delivered to the Escrow Agent pursuant to the Escrow Agreement. After the Effective Time, certificates representing Pryon Stock (other than dissenting shares) will represent solely the right to receive Protocol Common Stock.

ESCROW OF PROTOCOL COMMON STOCK

    The Merger Agreement provides that Protocol will withhold on a pro rata basis ten percent (10%) of the shares of Protocol Common Stock to be received by each holder of Pryon Stock upon consummation of the Merger (the "Escrow
Shares"). The Escrow Shares will be delivered to First Interstate Bank of Oregon, N.A. as escrow agent (the "Escrow Agent"). The Escrow Shares will be held by the Escrow Agent for a period ending on the first anniversary of the Closing Date. Subject to certain limitations set forth in the Merger Agreement, the Escrow Shares will be subject to claims by Protocol to satisfy Pryon's obligations under the Merger Agreement to reimburse Protocol for any and all losses, damages, liabilities, costs and expenses incurred by Protocol by reason of, arising out of or in connection with any breach or inaccuracy of any representation or warranty of Pryon contained in the Merger Agreement or the failure by Pryon to perform any agreement or covenant required of Pryon under the Merger Agreement.

QUOTATION OF PROTOCOL COMMON STOCK ON NASDAQ NATIONAL MARKET

    In the Merger Agreement, Protocol has agreed to use all reasonable efforts to (i) register under the Securities Act the shares of Protocol Common Stock that are to be issued pursuant to the Merger Agreement and upon exercise of Replacement Options granted to employees of Pryon and (ii) cause such shares of Protocol Common Stock to be quoted for trading on the Nasdaq National Market.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Pryon as to (i) the corporate organization and qualification of Pryon, (ii) the capitalization of Pryon, (iii) subsidiaries of Pryon,

(iv) the authority of Pryon to enter into the Merger Agreement and the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision and the absence of the need for governmental or third-party consents to the Merger, (v) the accuracy of Pryon's financial statements, (vi) the absence of certain changes and events, (vii) pending and threatened litigation, (viii) the accuracy of information supplied by Pryon for inclusion in this Joint Proxy Statement/Prospectus, (ix) the terms, existence, operations, liabilities and compliance with applicable laws of Pryon's employee benefit plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended, (x) approval of the Merger Agreement by the Pryon Board of Directors and the Board's recommendations to shareholders to approve the Merger Agreement,
(xi) brokers, finders and financial advisors employed by Pryon, (xii) compliance with applicable laws, (xiii) the absence of undisclosed liabilities, (xiv) the payment of taxes, (xv) the absence of defaults on agreements, (xvi) ownership and rights to use intellectual property and noninfringement on the intellectual property rights of others, (xvii) certain accounting matters, (xviii) the absence of circumstances that could result in a material adverse change in Pryon's business, financial condition or results of operations, (xix) the absence of negotiations for the sale of Pryon to any other party, (xx) employee nondisclosure and employment agreements, (xxi) title to Pryon's assets, (xxii) Pryon's inventories and accounts receivable, (xxiii) Pryon's property, contracts and other matters, (xxiv) Pryon's suppliers and customers, (xxv) Pryon's products and product warranties, (xxvi) Pryon's compliance with environmental laws and the absence of any notices with respect to environmental matters, (xxvii) transactions between Pryon and certain related persons, (xxviii) the absence of illegal payments, (xxix) Pryon's business and corporate records,
(xxx) Pryon's insurance policies, (xxxi) Pryon's bank accounts, (xxxii) the inapplicability of certain takeover provisions of Wisconsin law, (xxxiii) the inapplicability of the Investment Company Act to Pryon, and (xxxiv) the absence of a present intention by Pryon shareholders to dispose of the shares of Protocol Common Stock to be issued pursuant to the Merger Agreement.

    The Merger Agreement also includes representations and warranties by Protocol as to (i) the corporate organization and qualification of Protocol,
(ii) the capitalization of Protocol, (iii) subsidiaries of Protocol, (iv) the authority of Protocol to enter into the Merger Agreement and the Merger Agreement's noncontravention of any agreement, law or charter or bylaw provision and the absence of the need for governmental or third party consents to the Merger, (v) the accuracy of Protocol's financial statements, (vi) the absence of certain changes and events, (vii) pending and threatened litigation, (viii) the accuracy of information supplied by Protocol for inclusion in this Joint Proxy Statement/Prospectus, (ix) approval of the Merger Agreement by the Protocol's Board of Directors and the Board's recommendations to shareholders to approve the issuance of Protocol Common Stock, (x) brokers, finders and financial advisors employed by Protocol, (xi) the absence of undisclosed liabilities,
(xii) ownership and rights to use intellectual property and noninfringement on the intellectual property rights of others, (xiii) certain accounting matters,
(xiv) the absence of circumstances that could result in a material adverse change in Protocol's business, financial condition or results of operations,
(xv) the receipt of a fairness opinion from Protocol's financial advisor, (xvi) compliance with applicable laws, (xvii) Protocol's suppliers and customers, (xviii) Protocol's products, and (xix) the inapplicability of the Investment Company Act to Protocol.

BUSINESS OF PRYON PENDING THE MERGER

    Pryon has agreed that, prior to the Effective Time or earlier termination of the Merger Agreement, except as contemplated by the Merger Agreement, it will conduct its operations according to its ordinary course of business consistent with past practice, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationship with customers, suppliers and others. Pryon has also agreed that prior to the Effective Time, unless Protocol agrees in writing or as otherwise permitted by the Merger Agreement, it will not:

        (i) except for shares of Pryon Common Stock issued upon exercise of Pryon Employee Stock Options outstanding as of February 20, 1996, issue, deliver, sell, dispose or, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition, pledge or other encumbrance of, any additional shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any other securities in respect of, in lieu of or in substitution for Pryon Common Stock outstanding as of February 20, 1996;

        (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities;

       (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or otherwise make any payments to shareholders in their capacity as such;

       (iv) (a) grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business and consistent with past practice, (b) pay or agree to pay any pension, retirement allowance or other material employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on February 20, 1996 to any such director, officer or key employee, whether past or present,
    (c) enter into any new or materially amend any existing employment agreement with any such director, officer or key employee, (d) enter into any new or materially amend any existing severance agreement with any such director, officer or key employee, or (e) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, employee plan or benefit arrangement;

        (v)  adopt  a  plan  of complete  or  partial  liquidation, dissolution,
    merger,   consolidation,    restructuring,   recapitalization    or    other
    reorganization of Pryon;

       (vi) make any acquisition, by means of merger, consolidation or otherwise, (a) of any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (b) except in the ordinary course of business and consistent with past practice, of any other assets;

       (vii) adopt any amendments to the Articles of Incorporation of Pryon or the Bylaws of Pryon;

      (viii) other than borrowings in the ordinary course under Pryon's existing bank line of credit which, together with existing borrowings, do not in the aggregate exceed the current maximum borrowing availability thereunder, incur any indebtedness for borrowed money or guarantee any such indebtedness (Pryon specifically acknowledging and agreeing that it shall not borrow money under its term loan and equipment purchase credit facilities, other than what it has already borrowed under such credit facilities), or, except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person;

       (ix) engage in the conduct of any business the nature of which is materially different from the business Pryon is currently engaged in;

        (x) enter into any agreements providing for acceleration of payment or performance or other consequence as a result of a change of control of Pryon;

       (xi) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $25,000 per year which is not cancelable without penalty on 30 days' or less notice, except in the ordinary course of business for the distribution of products or the production of inventory; or

       (xii) authorize, recommend, propose or announce an intention, or enter into any contract, agreement, commitment or arrangement, to do any of the foregoing.

CERTAIN COVENANTS OF PROTOCOL

    Protocol has agreed that prior to the Effective Time or earlier termination of the Merger Agreement, Protocol will carry on its business consistent with its past practices, will notify Pryon of the occurrence of any event having a material adverse effect upon its business prospects or financial condition and without the prior written consent of Pryon, will not: (i) take any action or permit any action to be taken other than in the ordinary course of business which is inconsistent with preserving its existing business organization and relations with employees, customers, suppliers and others with whom it has a business relationship and with protecting its rights and properties; or (ii) conduct its business other than in compliance with all applicable laws and regulations in all material respects.

VOTING AGREEMENTS

    Certain Shareholders of Pryon owning an aggregate of 189,629 shares of Pryon Stock and representing 88.4% of all outstanding Pryon Stock and also representing 79.2%, 86.6% and 98.3% of the outstanding shares of Pryon Common Stock, Pryon Series A Preferred Stock and Pryon Series B Preferred Stock, respectively, have entered into an agreement with Protocol to vote all of their shares of Pryon Stock for approval of the Merger and the Merger Agreement. Such shareholders have also agreed that, so long as the Merger Agreement is in effect, to vote all of their shares of Pryon Stock against any transaction other than the Merger, in any vote or written consent of Pryon's shareholders concerning any other proposed merger, consolidation, share exchange or similar transaction involving Pryon, or any sale of all or a significant portion of the assets of or equity interest in Pryon, or any other transaction that would involve the transfer or potential transfer of control of Pryon. Such shareholders have also agreed not to sell, transfer, assign, or otherwise convey any of such shareholder's shares of Pryon Stock, unless the person or entity receiving such shares of Pryon Stock becomes a party to the voting agreement.

NO SOLICITATION

    Under the Merger Agreement, Pryon has agreed that, prior to the Closing or earlier termination of the Merger Agreement, neither Pryon nor any of its officers, employees, representatives, agents or affiliates will, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party concerning any merger, consolidation, share exchange or similar transaction involving Pryon or any purchase of all or a significant portion of the assets of or equity interest in Pryon, or any other transaction that would involve the transfer or potential transfer of control of Pryon.

CONDITIONS; WAIVERS

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of Pryon, Protocol and Merger Sub to effect the Merger are subject to the satisfaction or waiver of certain conditions, including the following:
(i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the holders of Pryon Stock,
(ii) the Issuance shall have been approved by the requisite vote of the holders of Protocol Common Stock, (iii) no preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect, (iv) holders of not more than 5% of the total number of shares of Pryon Common Stock that would be outstanding if all outstanding shares of Pryon Preferred Stock were converted into Pryon Common Stock shall have exercised dissenters' rights under applicable law, (v) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective and shall be effective at the Effective Time, no stop order suspending effectiveness of the Registration Statement shall have been issued, and no proceeding by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and continuing and all necessary authorizations under state securities laws and the Securities Exchange Act shall have been received, and (vi) prior to the filing of the Registration Statement, Protocol shall have received an opinion of KPMG Peat Marwick LLP to the effect that the Merger will be accounted for as a pooling of interests, and a letter from Price Waterhouse LLP, Pryon's independent accountants, to the effect that, subject to customary qualifications, no event has occurred with respect to Pryon that would preclude the Merger from being accounted for as a pooling of interests.

    CONDITIONS TO THE OBLIGATIONS OF PROTOCOL AND MERGER SUB. The respective obligations of Protocol and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions: (i) Pryon shall have performed or complied in all material respects with all agreements and conditions contained in the Merger Agreement required to be performed or complied with on or prior to the Effective Time and the representations and warranties of Pryon contained in the Merger Agreement shall be true in all material respects when made and on and as of the Effective Time as if made on and as of such date, and Protocol and Merger Sub shall have received a certificate of the President of Pryon to that effect, (ii) all permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations required to be obtained shall have been obtained and, to the extent required to be submitted prior to the Effective Time, all filings and notices required to be submitted shall have been submitted by Pryon, (iii) Protocol shall have received an opinion of Michael Best & Friedrich, dated the Closing Date, in substantially the form attached to the Merger Agreement, (iv) Protocol shall have received an Exchange Ratio Certificate, signed by the Chief Financial Officer of Pryon, which allocates the Aggregate Merger Consideration among the outstanding classes and series of Pryon Stock, (v) Protocol shall have received an opinion of KPMG Peat Marwick LLP to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (vi) Protocol shall have received a letter from Wessels, Arnold & Henderson immediately prior to the date on which this Joint Proxy Statement/Prospectus is mailed to Protocol shareholders and immediately prior to the Closing Date confirming its opinion that the consideration to be paid to the holders of capital stock of Pryon is fair, from a financial point of view, to Protocol, (vii) the audited results of Pryon's operations for the year ended December 31, 1995 shall reflect net sales of not less than $12.2 million and net income of not less than $775,000 and Pryon's audited balance sheet amounts as of December 31, 1995 shall be substantially the same as the amounts presented on the unaudited balance sheet delivered to Protocol; (viii) Protocol shall have had the opportunity to review Pryon's most recent internal unaudited financial statements and such interim results shall meet certain benchmarks described in the Merger Agreement, (ix) Protocol shall have received a letter from Pryon's Chief Financial Officer to the effect that there has been no material adverse change in the financial condition or results of operations of Pryon since the last audited financial statements, (x) all shareholder, voting or other agreements with respect to the capital stock of Pryon, other than the Voting Agreement entered into in connection with the Merger, shall have been terminated, (xi) Protocol shall have received written evidence that noncompetition agreements with Daniel F. Carsten, Robert M. Ricciardelli and Robert M. Sommer will not be affected by the Merger and shall continue in effect, and (xii) Pryon and the holders of Pryon Stock shall have executed and delivered to Protocol, an escrow agreement with respect to 10% of the shares of Protocol Common Stock to be received by the Pryon shareholders in the Merger.

    CONDITIONS TO THE OBLIGATIONS OF PRYON. The obligations of Pryon to effect the Merger are subject to the satisfaction or waiver of the following additional conditions: (i) Protocol and Merger Sub shall have performed or complied with in all material respects with all agreements and conditions contained in the Merger Agreement required to be performed or complied with at or prior to the Effective Time and the representations and warranties of Protocol and Merger Sub contained in the Merger Agreement shall be true in all material respects when made and on and as of the Effective Time as if made on and as of such date and Pryon shall have received a certificate of the President of Protocol and Merger Sub to that effect, (ii) all permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations required to be obtained shall have been obtained, and, to the extent required to be submitted prior to the Effective Time, all filings and notices required to be submitted shall have been submitted by Protocol, (iii) Pryon shall have received an opinion of Ater Wynne Hewitt Dodson & Skerritt, dated the Closing Date, in substantially the form attached to the

Merger Agreement, and (iv) Pryon shall have received an opinion of Michael Best & Friedrich to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

TERMINATION; AMENDMENT.


    The Merger Agreement may be terminated at any time prior to the Effective Time, before or after approval of the Pryon and Protocol shareholders by mutual consent of the Board of Directors of Protocol and the Board of Directors of Pryon. The Merger Agreement also may be terminated: (i) by either Protocol or Pryon if the Merger has not been consummated on or before July 12, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under the Merger Agreement); (ii) by Pryon if any of the conditions to Pryon's obligations described above have not been met or waived by Pryon at such time as the condition is no longer capable of satisfaction, including the failure to obtain any required approval of its shareholders at a duly held meeting of shareholders or at an adjournment thereof (provided that Pryon is not otherwise in material breach of its representations, warranties, covenants or agreements under the Merger Agreement, which breach is a direct and proximate cause of the failed condition); (iii) by Protocol if any of the conditions to its obligations described above have not been met or waived by Protocol at such time as the condition is no longer capable of satisfaction, including the failure to obtain any required approval of its shareholders at a duly held meeting of shareholders or at an adjournment thereof (provided Protocol is not otherwise in material breach of its representations, warranties, covenants or agreements under the Merger Agreement, which breach is the direct and proximate cause of the failed condition; (iv) by either of Protocol or Pryon if there has been a material breach on the part of the other party of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach has not been cured within fifteen business days following receipt by the breaching party of written notice of such breach; (v) by either of Protocol or Pryon upon written notice to the other party if any governmental authority of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted. In the event of termination of the Merger Agreement by either Protocol or Pryon as provided in the preceding sentence, the Merger Agreement shall become void; there shall be no liability on the part of either Pryon, Protocol or Merger Sub.


    The Merger Agreement may be amended at any time, but only by written instrument signed on behalf of each of the parties to the Merger Agreement. No amendments may be made after such time as the shareholders of Pryon and the shareholders of Protocol have approved the Merger Agreement which changes the consideration to be paid in the Merger or which in any way materially adversely affects the rights of the shareholders of either Protocol or Pryon without further approval of the adversely affected shareholders.

    At any  time  prior  to  the  Effective Time,  the  parties  to  the  Merger
Agreement, by or pursuant to action taken by their respective Boards of Directors may: (i) extend the time for performance of any of the obligations of the parties; (ii) waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant thereto by any other party; and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement; provided that, no such waiver shall materially adversely affect the rights of the shareholders of Pryon or the shareholders of Protocol as the case may be. Any agreement on the part of any party to the Merger Agreement of any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

INDEMNIFICATION AGREEMENTS

    The Merger Agreement provides that during the period beginning on the Closing Date and ending on the second anniversary thereof, Protocol will cause the the surviving corporation's articles of incorporation and bylaws to include Pryon's current provisions regarding indemnification of officers and directors.

    Pryon has agreed to indemnify and hold harmless Protocol from and against and will reimburse Protocol with respect to all losses, damages (including lost profits and punitive damages), liabilities, costs, and expenses (including reasonable attorney fees), but in no event consequential, indirect or speculative damages, or damages based upon a multiple of lost (or anticipated) earnings, profits, income or the like ("Indemnifiable Damages") incurred by Protocol by reason of or arising out of or in connection with the breach or inaccuracy of any representation or warranty of Pryon contained in the Merger Agreement or the failure of Pryon to perform any agreement or covenant required by the Merger Agreement to be performed by it. The Merger Agreement provides that (a) Pryon will not be liable for or with respect to the first $200,000 of the aggregate of Indemnifiable Damages, and (b) if the Merger closes, Indemnifiable Damages in excess of such $200,000 amount shall be recovered by Protocol solely in accordance with the provisions of the Escrow Agreement.

    Protocol has agreed to indemnify and hold harmless Pryon from and against and will reimburse Pryon with respect to any and all Indemnifiable Damages incurred by Pryon by reason of or arising out of or in connection with the breach or inaccuracy of any representation or warranty of Protocol or Merger Sub contained in the Merger Agreement or the failure of Protocol to perform any agreement or covenant required by the Merger Agreement to be performed by it. The Merger Agreement provides that Protocol will not be liable for or with respect to the first $200,000 of the aggregate of Indemnifiable Damages.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Pryon Stock. This section reflects the tax opinion of Michael Best & Friedrich delivered to Pryon in connection with the Merger, which opinion is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part (the "Tax Opinion"). The Tax Opinion includes an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Tax Opinion is based on certain assumptions and is subject to certain limitations and qualifications. The Tax Opinion also is based on certain factual representations made by Protocol, Merger Sub, Pryon and others, which representations tax counsel will neither investigate nor verify. Of particular importance will be certain factual representations relating to the "continuity of interest" requirement. To satisfy the continuity of interest requirement, Pryon shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their capital stock of Pryon in anticipation of the Merger or (ii) the Protocol Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Pryon shareholders, as a group, would no longer have a significant equity interest in the Pryon business being conducted by Protocol after the Merger. Planned Dispositions include, among other things, shares disposed of pursuant to the exercise of any dissenters' rights. While case law may support a lesser percentage, the continuity of interest requirement will be met as long as Pryon shareholders do not have a plan or intention to sell, exchange or otherwise dispose of a number of shares of Protocol Common Stock received in the Merger (taking all Planned Dispositions into account) that would reduce the number of shares of Protocol Common Stock owned by such shareholders after the Merger to a number of shares having a value as of the date of the Merger less than 50 percent of the value of all the formerly outstanding shares of Pryon held by such shareholders as of that date. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a "reorganization."

    Pryon shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Pryon shareholders, in light of their particular circumstances, such as shareholders who are dealers in securities, foreign persons, or shareholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the Tax Opinion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of options to acquire Pryon Common Stock in anticipation of the Merger. Furthermore, no foreign, state or local tax considerations are addressed herein. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, administrative rulings and practice and court decisions as of the date hereof. All of the foregoing are subject to change (which change could be retroactive) and any such change could affect the continuing validity of the Tax Opinion. The Internal Revenue Service (the "Service") has not been asked to rule upon the tax consequences of the Merger to any person and no such request will be made. Unlike a ruling from the Service, an opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given that the Service will not take a position contrary to one or more positions reflected herein or that the Tax Opinion will be upheld by the courts if challenged by the Service. Accordingly, PRYON SHAREHOLDERS AND OPTION HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

    Subject to the limitations and qualifications described herein and in the Tax Opinion, the Merger qualifies as a reorganization within the meaning of
Section 368 of the Code, and the following tax consequences will result:

        (1) No gain or loss will be recognized by holders of capital stock of Pryon upon their receipt in the Merger of Protocol Common Stock in exchange therefor;

        (2) The aggregate tax basis of the Protocol Common Stock received in the Merger will be the same as the aggregate tax basis of Pryon capital stock surrendered in exchange therefor;

        (3) The holding period of the Protocol Common Stock received in the Merger will include the period for which the Pryon Stock surrendered in exchange therefor was held, provided that the Pryon capital stock is held as a capital asset at the time of the Merger;

        (4) A shareholder who exercises dissenters' rights with respect to a share of Pryon Stock and receives payment for such share in cash will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such share and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Pryon Stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of Protocol Common Stock (either actually or constructively within the meaning of Section 318 of the Code). If however, a shareholder's sale for cash of Pryon Stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such shareholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received.

    A successful challenge by the Service to the "reorganization" status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in a Pryon shareholder recognizing gain or loss with respect to each share of Pryon Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as the Effective Time, of the Protocol Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Protocol Common Stock so received would equal its fair market value and the holding period for such stock would begin the day after the Merger.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR PRYON SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND SHAREHOLDERS WHO ACQUIRED THEIR SHARES OF PRYON COMMON STOCK PURSUANT TO THE EXERCISE OF PRYON STOCK OPTIONS OR OTHERWISE AS COMPENSATION, NOR DOES IT ADDRESS ANY
CONSEQUENCES   ARISING  UNDER  THE  LAWS  OF  ANY  STATE,  LOCALITY  OR  FOREIGN
JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND PRACTICE AND COURT DECISIONS AS OF THE DATE HEREOF, ALL OF THE FOREGOING ARE SUBJECT TO CHANGE (WHICH CHANGE COULD BE RETROACTIVE) AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. PRYON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

RESALE OF PROTOCOL COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

    The Protocol Common Stock to be issued to Pryon shareholders in connection with the Merger will be freely transferable under the Securities Act, except for Protocol Common Stock issued to any person deemed to be an affiliate of Pryon for purposes of Rule 145 under the Securities Act at the Effective Time ("Affiliates"). Affiliates may not sell their Protocol Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Pryon has delivered a disclosure statement to Protocol identifying all persons who may be deemed to be Affiliates. Each Affiliate listed in that disclosure statement has agreed not to sell, transfer or otherwise dispose of any Protocol Common Stock received in the Merger in violation of the Securities Act, and that such Affiliate will not, after the earlier of (i) the mailing of this Joint Proxy Statement/Prospectus and (ii) the thirtieth day prior to the Effective Time, sell any Protocol Common Stock or any shares of Pryon Stock or otherwise reduce such Affiliate's risk relative to any Protocol Common Stock until after such time as consolidated financial statements which reflect at least 30 days of post-Merger operations have been published by Protocol, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission.

ACCOUNTING TREATMENT

    It is expected that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. See "THE MERGER -- Conditions; Waivers."

MANAGEMENT AND OPERATIONS OF PRYON AFTER THE MERGER

    After the Merger, the articles of incorporation and bylaws of Merger Sub will be the articles of incorporation and bylaws of Pryon as the Surviving Corporation (except that the name will be changed to Pryon Corporation) and Pryon will be a wholly owned subsidiary of Protocol. Pryon will operate as one of Protocol's business units, and Protocol currently intends to maintain Pryon's corporate headquarters in Menomonee Falls, Wisconsin. After the Merger, Pryon will have access to resources generally available to Protocol's other business units, will participate in appropriate activities with other Protocol business units and will operate under the direction and guidance of Protocol's senior management and the Protocol and Pryon Boards.

EXPENSES AND FEES

    Protocol and Pryon will each pay their own expenses in connection with the Merger.

RIGHTS OF DISSENTING PRYON SHAREHOLDERS

    The following is a brief summary of the rights of shareholders of Pryon who dissent from the Merger. It is qualified in its entirety by reference to the applicable statutory provisions of the WBCL attached hereto as Appendix C. Under the OBCA, holders of Protocol Common Stock will not be entitled to dissenters' rights as a result of the Merger because Protocol is not a constituent corporation to the Merger.

    If the Merger is consummated, holders of record of Pryon Stock who (a) deliver to Pryon before the vote is taken written notice of their intent to demand payment if the Merger Agreement is approved, (b) refrain from voting in favor of the Merger Agreement, by either voting against the adoption of the Merger Agreement or abstaining from voting, and (c) comply with the provisions of Sections 180.1301 through 180.1331 of the WBCL, will then be entitled to have the "fair value" of their shares at the time of the Merger paid to them.

    The following is a brief summary of Sections 180.1301 through 180.1331 of the WBCL, which sets forth the procedures for demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Sections
180.1301 through 180.1331 of the WBCL, the text of which is attached hereto in Appendix C.

    If the Merger is approved and consummated, those shareholders of Pryon who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair value" in cash for their shares of Pryon Stock. Pursuant to Section 180.1301(4) of the WBCL, such "fair value" means the value of the shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable.

    A shareholder who elects to exercise his or her dissenters' rights must perfect such rights by delivering to Pryon prior to the vote at the Special Meeting written notice of his or her intent to demand payment, and not vote his or her shares in favor of the Merger Agreement, by either voting against the adoption of the Merger Agreement or abstaining from voting.

    If a shareholder fails to deliver written notice to Pryon of the shareholder's intent to demand payment prior to the vote at the Special Meeting or if the shareholder votes his or her shares in favor of the Merger Agreement, such shareholder will lose the right to receive the fair value of his or her shares.

    If the Merger is approved, within ten days after such approval, Pryon will deliver to those shareholders who deliver to Pryon prior to the vote written notice of their intent to demand payment and who refrain from voting in favor of the Merger Agreement a written dissenters' notice (the "Dissenters' Notice"). The Dissenters' Notice shall set forth where the shareholder must send the payment demand, where and when certificates for such shares must be deposited and the date by which Pryon must receive the payment demand (which date must not be fewer than 30 days nor more that 60 days after the date on which the Dissenters' Notice is delivered). In addition, the Dissenters' Notice must include (a) a form for demanding payment which includes the date of the first announcement to the shareholders of the terms of the Merger and requires the shareholder to certify whether he or she acquired beneficial ownership of the shares before that date, and (b) a copy of the sections of the WBCL pertaining to dissenters' rights.

    A shareholder who is sent a Dissenters' Notice must demand payment in writing, certifying whether he or she acquired beneficial ownership of the shares before the date specified in such notice and deposit his or her certificates in accordance with the Dissenters' Notice. A shareholder who does not demand payment by the date set in the Dissenters' Notice or who does not deposit his or her certificates where required and by the date set in the Dissenter's Notice is not entitled to a dissenters' right of payment for his or her shares.

    Upon the later of consummation of the Merger or receipt of the payment demand, Pryon shall pay each shareholder who has complied with the requirements set forth above the amount that Pryon estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by the latest available financial statements of Pryon, a statement of the estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenters' rights if the dissenter is dissatisfied with the payment and a copy of the sections of the WBCL pertaining to dissenters' rights.

    If (a) the dissenter believes that the amount paid by Pryon is less than the fair value of his or her shares or that the interest due is incorrectly calculated, (b) Pryon fails to make payment within 60 days after the date set in the Dissenters' Notice for demanding payment, or (c) the Merger is not consummated and Pryon does not return to the dissenter the deposited certificates within 60 days after the date set in the Dissenters' Notice for demanding payment, the dissenter may notify Pryon of his or her estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate, less any payment previously received. The dissenter must notify Pryon of his or her demand in writing within 30 days after Pryon made or offered payment for the dissenters' shares. If, within 60 days after receipt by Pryon of a demand described in this paragraph, the demand remains unsettled, Pryon shall bring a special proceeding and shall petition the court to determine the fair value of the shares and accrued interest thereon. If Pryon does not bring the special proceeding within such 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. The dissenter shall be entitled to judgment for the amount by which the court finds the fair value of his or her shares plus interest exceeds the amount paid by Pryon.

    The Merger Agreement provides that it may be terminated by Protocol in the event that holders of more than 5% of the total number of shares of Pryon Common Stock that would be outstanding if all outstanding shares of Pryon Preferred Stock were converted into Pryon Common Stock exercise dissenters' rights.

                             CONFLICTS OF INTEREST

    PRYON BOARD OF DIRECTORS AND MANAGEMENT. As of the Record Date, non-employee directors of the Pryon Board beneficially owned an aggregate of 116,797 shares of Pryon Stock. See "STOCK OWNED BY PRYON MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming a Protocol Market Value of $13.48 per share or more, the aggregate dollar value of Protocol Common Stock to be received by these non-employee directors in respect of outstanding shares of Pryon Stock would be approximately $15,489,143, representing approximately 49.5% of the aggregate consideration to be received by all holders of Pryon Stock and Pryon Employee Stock Options.

    As of the Record Date, the executive officers of Pryon owned an aggregate of 42,740 shares of Pryon Stock and held options to acquire 13,100 shares of Pryon Common Stock, exercisable at prices ranging from $2.00 to $8.00 per share. See "STOCK OWNED BY PRYON MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming a Protocol Market Value of $13.48 per share or more, the aggregate dollar value of Protocol Common Stock to be received by these executive officers in respect of outstanding shares of Pryon Stock would be approximately $5,668,179, representing approximately 18.1% of the aggregate consideration to be received by all holders of Pryon Stock and Pryon Employee Stock Options. Pursuant to the Merger Agreement, all outstanding Pryon Employee Stock Options, including those held by the executive officers of Pryon, will convert into Replacement Options to acquire Protocol Common Stock. See "THE MERGER -- Terms of the Merger -- Conversion of Pryon Employee Stock Options in the Merger." Assuming a Protocol Market Value of $13.48 per share or more, the aggregate dollar value of Protocol Common Stock issuable upon the exercise of Replacement Options to be received by the executive officers would be approximately $1,737,322.

    Pryon is indebted to each of Daniel F. Carsten, Robert H. Ricciardelli and Robert M. Sommer, which indebtedness is evidenced by a Pryon Promissory Note, each dated July 1, 1995, and each in the principal amount of $75,429.00 (the "Promissory Notes"), plus any accrued and unpaid interest. The indebtedness evidenced by the Promissory Notes is subordinate to certain indebtedness of Pryon to its senior bank lender. Pursuant to the Merger Agreement, Protocol has committed at or within ten days after the Closing to cause Pryon to pay in full each of the Promissory Notes. In addition, officers and employees of Pryon will become eligible for option grants under the Protocol 1992 Plan.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Combined Condensed Statements of Operations and Balance Sheet give effect to the Merger on a pooling of interests basis of accounting. These Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from the historical consolidated financial statements of Protocol and Pryon and should be read in conjunction therewith. The historical financial statements of Protocol and of Pryon are contained or incorporated by reference in this Joint Proxy Statement/Prospectus. See "FINANCIAL STATEMENTS" and "AVAILABLE INFORMATION."

    This unaudited pro forma combined information is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger.

    The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Merger as if it had occurred on March 31, 1996, combining the balance sheets of Protocol and Pryon as of that date. The Unaudited Pro Forma Combined Condensed Statements of Operations give effect to the Merger as if it had occurred on January 1, 1993, combining the results of Protocol and Pryon for each of the three years in the period ended December 31, 1995, and each of the three month periods ended March 31, 1996 and 1995.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                     ASSETS

                                                                                            PRO FORMA
                                                                 HISTORICAL       ------------------------------
                                                            --------------------   ADJUSTMENTS (NOTE
                                                            PROTOCOL     PRYON            4)           COMBINED
                                                            ---------  ---------  -------------------  ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Current assets
  Cash....................................................  $  12,082  $      10                       $  12,092
  Short term investments..................................      3,034          0                           3,034
  Accounts receivable -- net..............................     12,587      1,778       $    (206)         14,159
  Inventories.............................................      6,578      3,844            (181)         10,241
  Deferred income taxes...................................      1,333          0             240           1,573
  Other current assets....................................        269        221                             490
                                                            ---------  ---------         -------       ---------
    Total current assets..................................     35,883      5,853            (147)         41,589
Long term investments.....................................     11,315          0                          11,315
Property and equipment
  Machinery and equipment.................................      5,728      2,112                           7,840
  Office furniture and fixtures...........................      1,001        943                           1,944
  Leasehold improvements..................................        237        404                             641
                                                            ---------  ---------                       ---------
    Total.................................................      6,966      3,459                          10,425
  Less: accumulated depreciation..........................     (4,700)    (1,696)                         (6,396)
                                                            ---------  ---------                       ---------
    Net property and equipment............................      2,266      1,763                           4,029
Other assets
  Capitalized software -- net.............................        231        251                             482
  Other...................................................      1,734          0                           1,734
                                                            ---------  ---------                       ---------
    Total other assets....................................      1,965        251                           2,216
                                                            ---------  ---------         -------       ---------
    Total assets..........................................  $  51,429  $   7,867       $    (147)      $  59,149
                                                            ---------  ---------         -------       ---------
                                                            ---------  ---------         -------       ---------

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1996
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                            PRO FORMA
                                                                 HISTORICAL       ------------------------------
                                                            --------------------   ADJUSTMENTS (NOTE
                                                            PROTOCOL     PRYON            4)           COMBINED
                                                            ---------  ---------  -------------------  ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Current liabilities
  Current portion -- long term debt.......................  $       0  $      88                       $      88
  Accounts payable........................................      2,242        824       $    (206)          2,860
  Accrued salaries, etc...................................      2,049         34                           2,083
  Income taxes payable....................................        972          0                             972
  Reserve for warranties..................................        915        155                           1,070
  Deferred revenue........................................        139          0                             139
  Other...................................................        712        126           1,600           2,438
                                                            ---------  ---------         -------       ---------
    Total current liabilities.............................      7,029      1,227           1,394           9,650
Long-term debt
  Line of credit..........................................          0      1,571                           1,571
  Notes payable -- shareholders...........................          0        226                             226
  Notes payable -- bank...................................          0        175                             175
                                                            ---------  ---------         -------       ---------
    Total long-term debt..................................          0      1,972                           1,972
Deferred income taxes.....................................        444          0                             444
Series A Redeemable Preferred Stock.......................          0      1,888          (1,888)              0
Series B Redeemable Preferred Stock.......................          0      4,849          (4,849)              0
Shareholders' equity......................................
  Common stock (Shares outstanding -- Protocol: 7,424;
   Pryon: 102; Adjustments: 1,286; Pro Forma Combined:
   8,812).................................................         74         10               4              88
  Additional paid-in capital..............................     27,965          1           6,225          34,191
  Unrealized holding gain on investments..................         23          0                              23
  Retained earnings/(Accumulated deficit).................     15,948     (1,572)         (1,541)         12,835
  Foreign currency translation adjustment.................        (54)         0                             (54)
  Less: treasury stock (Pryon -- 27 shares)...............          0       (508)            508               0
                                                            ---------  ---------         -------       ---------
    Total shareholders' equity............................     43,956     (2,069)          5,196          47,083
                                                            ---------  ---------         -------       ---------
Total liabilities and shareholders' equity................  $  51,429  $   7,867       $    (147)      $  59,149
                                                            ---------  ---------         -------       ---------
                                                            ---------  ---------         -------       ---------
Ending number of common and common equivalent shares
 outstanding..............................................      8,072         75           1,445           9,592
Book value per common and common equivalent share.........       5.45     (27.44)                           4.91

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          FOR YEARS ENDED DECEMBER 31

                                                    HISTORICAL -- PROTOCOL             HISTORICAL -- PRYON
                                                -------------------------------  -------------------------------
                                                  1995       1994       1993       1995       1994       1993
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales.........................................  $  49,067  $  41,166  $  37,132  $  12,276  $   8,001  $   7,240
Cost of sales.................................     22,194     18,172     16,392      7,242      5,435      5,213
                                                ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit..............................     26,873     22,994     20,740      5,034      2,566      2,027
Operating expenses:
  Research and development....................      6,190      4,780      3,936      1,529      1,353      1,140
  Selling, general and administrative.........     15,588     13,555     12,563      2,492      1,856      1,116
                                                ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses..................     21,778     18,335     16,499      4,021      3,209      2,256
                                                ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from operations...............      5,095      4,659      4,241      1,013       (643)      (229)
Other income (expense):
  Interest income.............................      1,159        817        768          5          5         16
  Interest expense............................          0          0        (20)      (186)      (146)       (51)
  Other.......................................        (48)       (19)         9        (14)       (10)         0
                                                ---------  ---------  ---------  ---------  ---------  ---------
    Total other income (expense)..............      1,111        798        757       (195)      (151)       (35)
                                                ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.............      6,206      5,457      4,998        818       (794)      (264)
Provision for income taxes....................      1,528      1,311      1,590          0          0          0
                                                ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before cumulative effect of
 change in accounting principle...............      4,678      4,146      3,408        818       (794)      (264)
Cumulative effect of change in accounting
 principle....................................          0          0        100          0          0          0
                                                ---------  ---------  ---------  ---------  ---------  ---------
    Net income (loss).........................  $   4,678  $   4,146  $   3,508  $     818  $    (794) $    (264)
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------
Weighted average number of common and common
 equivalent shares outstanding................      7,701      7,456      7,459        225         75         75
Net income (loss) per common and common
 equivalent share before cumulative effect of
 change in accounting principle...............       0.61       0.56       0.46       3.65     (10.55)     (3.51)
Net income (loss) per common and common
 equivalent share.............................       0.61       0.56       0.47       3.65     (10.55)     (3.51)

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          FOR YEARS ENDED DECEMBER 31

                                                    PRO FORMA-ADJUSTMENTS             PRO FORMA-COMBINED
                                               -------------------------------  -------------------------------
                                                 1995       1994       1993       1995       1994       1993
                                               ---------  ---------  ---------  ---------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales........................................  $  (1,741) $  (1,009) $  (1,045) $  59,602  $  48,158  $  43,327
Cost of sales................................     (1,643)    (1,092)      (856)    27,793     22,515     20,749
                                               ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit...............................        (98)        83       (189)    31,809     25,643     22,578
Operating expenses:
  Research and development...................                                       7,719      6,134      5,076
  Selling, general and administrative........                                      18,080     15,411     13,679
                                                                                ---------  ---------  ---------
    Total operating expenses.................                                      25,799     21,545     18,755
                                               ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from operations..............        (98)        83       (189)     6,010      4,098      3,823
Other income (expense)
  Interest income............................                                       1,164        822        784
  Interest expense...........................                                        (186)      (146)       (72)
  Other......................................                                         (62)       (29)         9
                                                                                ---------  ---------  ---------
    Total....................................                                         916        647        721
                                               ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes............        (98)        83       (189)     6,926      4,745      4,544
Provision for income taxes...................          0          0          0      1,528      1,311      1,590
                                               ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before cumulative effect of
 change in accounting principle..............        (98)        83       (189)     5,398      3,434      2,954
Cumulative effect of change in accounting
 principle...................................                                                      0        100
                                               ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)..........................  $     (98) $      83  $    (189) $   5,398  $   3,434  $   3,054
                                               ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------
Weighted average number of common and common
 equivalent shares outstanding...............      1,278      1,297      1,283      9,204      8,828      8,817
Net income per common and common equivalent
 share before cumulative effect of change in
 accounting principle........................                                        0.59       0.39       0.34
Net income per common and common equivalent
 share.......................................                                        0.59       0.39       0.35

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                        FOR THREE MONTHS ENDED MARCH 31,

                                                                                         PRO FORMA-       PRO FORMA- COMBINED
                                        HISTORICAL-PROTOCOL     HISTORICAL-PRYON        ADJUSTMENTS
                                        --------------------  --------------------  --------------------  --------------------
                                          1996       1995       1996       1995       1996       1995       1996       1995
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales.................................  $  13,789  $  10,176  $   3,135  $   3,059  $    (685) $    (291) $  16,239  $  12,944
Cost of Sales.........................      6,308      4,579      1,755      1,791       (708)      (264)     7,355      6,106
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit........................      7,481      5,597      1,380      1,268         23        (27)     8,884      6,838
Operating expenses:
  Research and development............      1,795      1,695        459        369                            2,254      2,064
  Selling, general and
   administrative.....................      4,083      3,465        666        528                            4,749      3,993
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total operating expenses........      5,878      5,160      1,125        897          0          0      7,003      6,057
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income from operations..............      1,603        437        255        371         23        (27)     1,881        781
Other income (expenses)
  Interest income.....................        329        277          2          1                              331        278
  Interest expense....................          0          0        (50)       (43)                             (50)       (43)
  Other...............................         (9)       (20)        (5)         9                              (14)       (11)
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total...........................        320        257        (53)       (33)         0          0        267        224
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes............      1,923        694        202        338         23        (27)     2,148      1,005
Provision for income taxes............        595        192          0          0                              595        192
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income..........................  $   1,328  $     502  $     202  $     338  $      23  $     (27) $   1,553  $     813
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted average number of common and
 common equivalent shares
 outstanding..........................      8,042      7,632        227        227      1,293      1,278      9,562      9,137
Net income per common and common
 equivalent share.....................       0.17       0.07       0.89       1.49                             0.16       0.09

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

NOTE 1. -- BASIS OF PRESENTATION
    The Unaudited Pro Forma Combined Condensed Financial Statements reflect an assumed exchange ratio of 6.4693 shares of Protocol Common Stock for one share of Pryon Stock. The assumed exchange ratio is based on an assumed Protocol Market Value of $20.50, which was the closing price of Protocol Common Stock on May 10, 1996. At the assumed exchange ratio, 1,387,742 shares of Protocol Common Stock would be exchanged for 214,512 shares of Pryon Stock and 139,090
Replacement Options would be exchanged for 21,500 options to purchase Pryon Common Stock upon completion of the Merger. The actual number of shares of Protocol Common Stock and Replacement Options to be issued will be determined at the Effective Time of the Merger based upon the Protocol Market Value.

NOTE 2. -- PRO FORMA EARNINGS PER SHARE
    Net income per common and common equivalent share amounts are based on the weighted average number of common shares outstanding and dilutive common equivalent shares assumed to be outstanding during the period using the treasury stock method, giving effect to the Merger as if it had been consummated at the beginning of the years presented at the assumed exchange ratio described in Note
1. The Replacement Options described in Note 1 are considered to be common stock equivalents for purposes of calculating the weighted average number of common and dilutive common equivalent shares outstanding.

NOTE 3. -- TRANSACTION COSTS
    Protocol and Pryon estimate that they will incur direct and indirect costs of $1.6 million in connection with the Merger, relating mainly to investment banker fees and legal and accounting services. These nonrecurring costs will be charged to operations in the fiscal quarter in which the Merger is consummated. The Unaudited Pro Forma Combined Condensed Balance Sheet reflects these estimated transaction costs and their tax effects as if such costs were incurred as of March 31, 1996, but the effects of these costs are not reflected in the Unaudited Pro Forma Combined Condensed Statements of Operations.

NOTE 4. -- CONFORMING ADJUSTMENTS AND INTERCOMPANY TRANSACTIONS.
    There have been no adjustments required to conform the accounting policies of the combined company. Intercompany transactions, reflecting purchases of products and services by Protocol from Pryon during the years presented and the resulting accounts receivable and payable balances, are eliminated under the column heading "Pro Forma -- Adjustments".

                              BUSINESS OF PROTOCOL

    Protocol designs, manufactures and markets patient monitoring instruments and systems utilizing innovative design, advanced software concepts and leading electronic technology. Protocol's products are designed to address hospitals' needs for more efficient and flexible utilization of patient monitoring equipment. Protocol's Propaq monitors combine multiple physiologic measurement and display capabilities into a single lightweight instrument, permitting the use of the monitor in a variety of hospital settings. Propaq monitors are available in a variety of configurations and can measure electrocardiogram
(ECG); blood pressure, both invasively and non-invasively; arterial blood oxygen saturation level (pulse oximetry); respiration (impedance pneumography) end-tidal carbon dioxide, and body temperature. The Propaq monitor can also be configured to receive wireless communication of ECG signals from a portable transmitter. The Acuity System further increases monitoring flexibility by allowing a clinician to observe and control up to 32 Propaq monitors from a dedicated UNIX-based workstation.

                               BUSINESS OF PRYON

GENERAL

    Pryon is a leading supplier of capnography products for medical instrumentation manufacturers. Pryon designs, manufactures and markets both mainstream and sidestream sensors and instrumentation to monitor end-tidal carbon dioxide ("CO(2)") levels present in the respired breath of critically ill and other patients. This CO(2) data, coupled with other clinical signs and information, provides clinicians with a noninvasive means to assess the patient's ventilation, perfusion and circulatory status. In addition, Pryon has expanded its mission in the medical market to provide complete airway monitoring systems, using its strong market presence in CO(2) monitoring as leverage.

    Pryon's base technology consists primarily of small sensing devices utilizing infrared spectroscopy to measure clinical levels of CO(2). Used with Pryon's electronic control hardware and software, these sensors monitor CO(2) on a continuous breath-to-breath basis. Pryon's CO(2) sensors have clinical advantages including their small size, light weight and no requirement for routine user calibration. These attributes have allowed Pryon to sell sensors and electronic subsystems to a number of OEM manufacturers of various patient monitoring systems. These companies, in turn, package the Pryon technology in their own multi-parameter monitoring instruments. Pryon also manufactures for Nellcor Puritan Bennett a complete standalone instrument that incorporates Nellcor Puritan Bennett's oximetry and Pryon's CO(2) capability.

    In 1994, Pryon began manufacturing the SC-300 CO(2) Monitor, a stand alone instrument that incorporates both mainstream and sidestream CO(2) monitoring modalities. Pryon has established a worldwide distribution network of anesthesia and respiratory care dealers to market the product under the Pryon name. A follow-up product, the SC-210 CO(2) Monitor, was introduced in August 1995. This device utilizes the SC-300 platform and provides sidestream monitoring only and is thus a more cost effective alternative for those customers requiring CO(2) monitoring for non-intubated patients only.

    Pryon was incorporated in April 1988 under the laws of the state of Wisconsin.

INDUSTRY

    The health care industry in general is governed by increasingly stringent government regulations both in the United States and internationally. The United States Food and Drug Administration ("FDA") is the primary agency in the United States providing regulatory oversight of the health care industry. The trend in recent years has been toward increased regulation and enforcement of requirements applicable to companies operating within this environment. This trend has caused companies to experience longer approval cycles, more uncertainty, greater risk and higher expenses. Currently, there are no indications that this trend will not continue in the short or long-term, either in the United States or internationally.

    In addition, the health care industry in the United States is experiencing a period of extensive change. Managed care and other health care provider organizations have increased significantly in terms of both the number of individuals receiving medical benefits under such arrangements and their influence over the practices and pricing involving the purchase of medical devices. Health care reform ideas, cost containment initiatives and changes in laws and regulations have been and will continue to be proposed by the current administration and various other federal, state and local government representatives. Market driven reforms are resulting in industry-wide consolidation of the companies providing equipment and other products to large, national buyer groups providing health care services.

    Medical device manufacturers are characterized by rapid technological changes and increased competition. There are many companies that currently offer, or are in the process of developing, products that compete with products offered by the major OEM customers of Pryon. This competition could result in new technologies or products that are more effective than those currently produced by Pryon's OEM customers. Competition in the captive measurement capnography segment of the medical device market has decreased over the past five years as many companies have abandoned their own technology in favor of OEM providers. Pryon believes it is currently the only company with both sidestream and mainstream capnography technology. Generally, mainstream capnography is available from Pryon, Novametrix and Andros. Hewlett Packard has mainstream technology but is not making it available to others. Sidestream capnography is available from Pryon and Spegas Industries, with a few companies having a sidestream device for use in their own products.

PRODUCTS

    Pryon manufactures solutions for CO(2) monitoring applications that include mainstream and sidestream CO(2) sensors for OEM applications and stand alone monitors for both OEM and direct distribution channels. Pryon also manufactures a line of consumable products that are used in conjunction with its CO(2) sensors.

    CO(2) SENSORS. Pryon offers a sidestream CO(2) sensor and related hardware and software on an OEM basis for use with non-intubated patients in applications such as post-ventilator patient assessment, conscious sedation, acute asthma assessment in the emergency room, assessment of patient conditions on BiPAP and other applications. This sensor has been manufactured by Pryon since 1989. In 1991, Pryon began producing its mainstream CO(2) sensors on an OEM basis. Mainstream technology is used in hospital venues for intubated patients.

    STAND ALONE CO(2) MONITORS. In addition to the SC-300 and SC-210 CO(2) monitors it manufactures and markets directly through its worldwide distributor network, Pryon designed and is manufacturing a complete stand alone instrument, the N-6000 UltraCap, for Nellcor Puritan Bennett. This product incorporates Nellcor Puritan Bennett's oximetry and Pryon's mainstream CO(2) monitoring capability.

    CONSUMABLE PRODUCTS. With almost every CO(2) system Pryon produces, there is a need for a continuing stream of consumable products over the life of the product. In mainstream monitoring there are airway adapters, in both adult and neonatal embodiments, that must be used with each sensor. These airway adapters are predominantly single-patient use. Sidestream systems require a disposable water trap.

STRATEGY

    Pryon's strategy has been and will continue to be the development and support of current and new OEM customers and opportunities. Pryon's continually expanding OEM customer base and strong instrument and sensor sales from existing OEM customers has contributed to its 70% compounded growth rate in revenues since 1991. In addition, establishing a dedicated, well trained direct sales force increases the revenue opportunity available to Pryon with respect to its direct stand alone instruments and consumable products over that of its current independent distributor network.

    The capnography market is expected to grow at a rate above the growth rate in the medical device industry as a whole. Several regulatory, economic and demographic trends are contributing to this growth. The respiratory market as a whole, which includes capnography, is expanding with the aging population, improving technologies and the shift in the location of treatment from the hospital to lower cost venues such as sub-acute facilities and the home. Over the past several years, a number of recommendations and requirements for capnography usage have been initiated that will result in positive effects on the demand for capnography products in the hospital markets. These include: (i) the incorporation by the American Society of Anesthesiologists ("ASA") of capnography as a standard of care in operating rooms; (ii) an addition to the ASA GUIDELINES FOR SEDATION AND ANALGESIA BY NON-ANESTHESIOLOGISTS asserting that when ventilation cannot be directly observed capnography is a useful adjunct, and that oximetry is not a substitute for monitoring ventilatory function; (iii) the urging by the American College of Emergency Physicians for the use of capnography in the emergency room; and (iv) the recommendation by the U.S. Society of Critical Care Medicine for capnography in the ICU. Expansion of the capnography market into non-hospital care areas such as outpatient surgery, pre-hospital EMS and home care will be driven by the trend towards providing patient care in lower cost venues, and the need for verifying intubation and assessing the likely outcome of cardiopulmonary resuscitation. Pryon currently has and is developing additional products to address these growth opportunities. In addition, it will continue to develop training and clinical support programs to further the acceptance and utilization of capnography as a standard of patient care.

    Pryon believes its CO(2) technology has a number of clinical advantages including its small size, light weight, no requirement for routine calibration and a high degree of immunity to patient contaminants.

CUSTOMER SUPPORT AND SERVICE

    In addition to offering quality products and technology to its customers, Pryon believes that providing technical support and clinical education is fundamental to achieving success in the market. Towards that end, Pryon supplies complete engineering, manufacturing and quality assurance support to its OEM customers and provides custom adaptations of its technology, if necessary, to meet customer requirements. Further, Pryon prepares and produces an clinical education program and provides product and clinical training on a worldwide basis to both its OEM customers and distributors of its direct products.

MARKETING AND CUSTOMERS

    Since shipping its first products in 1989, Pryon's marketing strategy has focused heavily on establishing and developing OEM customer relationships. Pryon's OEM customers include leading U.S. and international patient monitoring systems manufacturers, including Nellcor Puritan Bennett, Protocol Systems, SpaceLabs Medical, Marquette Electronics, Medical Data Electronics, PaceTech, Hellige GmbH, Nihon Kohden, NEC, Schiller AG., G. Stemple GmbH, Digicare Biomedical Technology, Anamed, Bese and BASCO CS Ltd. During 1995 and 1996, Pryon has added additional new OEM customers. During 1995, Pryon entered into a new 7 year capnography supply agreement with one of its current customers. Since the typical time period from signing of an OEM agreement to shipment of production volume is 12 to 18 months, which includes the time required by the customer for development and incorporation of the Pryon technology into the host system and obtainment of the required governmental approvals, Pryon does not anticipate any substantial revenue from these new customers until 1997.

    Pryon began its direct distribution effort in 1994 and by the end of 1995 had direct product distribution domestically and internationally in most major markets. Pryon utilizes independent respiratory care and medical equipment dealers throughout the U.S. and internationally. A few selected territories within the U.S. are covered with independent manufacturers representatives. Pryon has three individuals dedicated to managing its domestic and international distribution efforts.

MANUFACTURING

    Pryon manufactures and assembles its products at its facility in Menomonee Falls, Wisconsin, and currently employs a total of 61 persons in manufacturing, including four manufacturing engineers.

    Over the past three years, Pryon has made capital and other investments to enhance its manufacturing process and systems to improve product quality and reliability. Investments included production specific systems, personnel and capital equipment, including computerized in-process test stations, automatic computerized calibration, specialized test fixtures and an airway adapter test system. In addition, Pryon made a significant investment in personnel and systems in the areas of quality, regulatory and documentation control. As a result of these efforts, Pryon received ISO9001 and EN46001 certifications in November 1995. Pryon's most recent FDA inspection concluded in January 1995. No Form 483 was issued.

RESEARCH AND DEVELOPMENT

    Pryon invests heavily in research and development to enhance and leverage its core technology and to continually develop new products and technologies. Pryon employs 19 people in its engineering and research and development groups with the majority of the personnel in these areas having been with Pryon for over four years.

FACILITIES

    Pryon's administrative, manufacturing, engineering, research and development, and marketing and sales facilities are located in Menomonee Falls, Wisconsin, and consist of approximately 26,000 square feet under a lease which expires on June 30, 1997. Pryon moved to this facility in January 1991. Pryon believes that its existing facilities are adequate to meet its requirements at least through 1997.

EMPLOYEES

    Pryon currently has 106 employees, including 61 in manufacturing, 19 in engineering and research and development, nine in quality assurance, nine in marketing and sales, seven in administration, finance and MIS and one in regulatory affairs. None of Pryon's employees are represented by a collective bargaining agreement. Pryon believes its employee relations are good and has never experienced a work stoppage. Pryon occasionally uses temporary employees to meet fluctuating demand in manufacturing.

                         SELECTED PRYON FINANCIAL DATA

    The following selected historical financial data of Pryon have been derived from Pryon's historical financial statements. Pryon's audited Balance Sheets as of December 31, 1995 and 1994, its audited Statements of Operations for the years 1995, 1994 and 1993, its unaudited Balance Sheet as of March 31, 1996 and its unaudited Statements of Operations for the three-month periods ended March 31, 1996 and 1995 are included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such financial statements and the notes thereto. Pryon's other audited historical financial statements for 1993, 1992 and 1991 are not included herein.

                                                                                                                AT OR FOR THREE
                                                                                                               MONTHS ENDED MARCH
                                                                 AT OR FOR YEAR ENDED DECEMBER 31,                    31,
                                                       -----------------------------------------------------  --------------------
                                                         1995       1994       1993       1992       1991       1996       1995
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                                  (UNAUDITED)
Consolidated Statement of Operations Data
  Sales..............................................  $  12,276  $   8,001  $   7,240  $   3,066  $   1,460  $   3,135  $   3,059
  Cost of sales......................................      7,242      5,435      5,213      2,132        632      1,755      1,791
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.......................................      5,034      2,566      2,027        934        828      1,380      1,268
  Operating expenses:
    Research and development.........................      1,529      1,353      1,140        924        674        459        369
    Selling, general and administrative..............      2,492      1,856      1,116        839        791        666        528
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total operating expenses...........................      4,021      3,209      2,256      1,763      1,465      1,125        897
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) from operations......................      1,013       (643)      (229)      (829)      (637)       255        371
  Other income (expense):
    Interest expense.................................       (186)      (146)       (51)       (46)       (39)       (50)       (43)
    Other............................................         (9)        (5)        16         20         55         (3)        10
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes..................        818       (794)      (264)      (855)      (621)       202        338
  Provision for income taxes.........................          0          0          0          0          0          0          0
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)..................................  $     818  $    (794) $    (264) $    (855) $    (621) $     202  $     338
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss) per common and common equivalent
   share.............................................  $    3.65  $  (10.55) $   (3.51) $  (11.20) $   (7.85) $    0.89  $    1.49
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Consolidated Balance Sheet Data
  Cash and investments...............................  $      45  $     167  $     143  $   1,674  $     665  $      10  $     101
  Working capital....................................      4,176      2,022      2,374      3,205        993      4,626      2,361
  Total assets.......................................      7,710      6,612      5,221      5,687      2,330      7,867      6,922
  Long-term debt excluding current maturities........      1,795        156        387        319        362      1,972        132
  Redeemable preferred stock.........................      6,737      6,737      5,741      5,731      1,783      6,737      6,737
  Shareholders' (deficit) equity.....................     (2,271)    (3,089)    (2,295)    (2,032)    (1,171)    (2,069)    (2,751)
  Book value per common and common
   equivalent share..................................     (30.11)    (40.98)    (30.53)    (27.10)    (15.05)    (27.44)    (36.50)

                   PRYON MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS
FIRST QUARTER 1996 COMPARED TO FIRST QUARTER 1995

    SALES. Sales for the first quarter of 1996 increased 2.5% to $3.1 million from $3.0 million in the first quarter of 1995. Original Equipment Manufacturer
(OEM) sales for the first quarter of 1996 totaled $2.7 million or 84.9% of sales as compared to $2.8 million or 90.8% of first quarter 1995 sales. Sales of Pryon's directly marketed products increased 75.1% to $371,000 in the first quarter of 1996 from $212,000 in the first quarter of 1995. Service and other revenues totaled $103,000 and $70,000 for the first quarter of 1996 and 1995, respectively.

    Sales to three significant OEM customers, Nellcor Puritan Bennett, SpaceLabs Medical and Protocol Systems, accounted for 48.5% and 63.5% of first quarter sales of Pryon in 1996 and 1995, respectively. First quarter of 1996 sales to these customers decreased $421,000 from the prior year as a result of the inability of one of these customers to supply Pryon with the materials necessary to complete the manufacturing of its product by Pryon. This supply problem was corrected at the end of March 1996. Sales to other current and new OEM customers in the first quarter of 1996 increased $305,000 from the prior year.

    In August 1994, Pryon introduced its first direct product -- the SC-300 CO(2) Monitor. Sales of this product were modest in the first quarter of 1995. Pryon believes its dealer network initially had some difficulty marketing the product but Pryon continued efforts in market development and providing dealers with assistance in identifying and closing sales opportunities. These efforts resulted in increased sales of the SC-300 during the first quarter of 1996 and Pryon's second direct product -- the SC-210 CO(2) Monitor, which was introduced in September 1995.

    An important component of Pryon's sales is its line of consumable products. With almost every CO(2) system Pryon produces, there is a need for a continuing stream of consumable products over the life of the system. Sales of OEM and direct consumable products increased 14.8% to $498,000 in the first quarter of 1996 from $434,000 in the prior year. Pryon produced 15.9% and 14.2% of its total sales in the first quarter of 1996 and 1995, respectively from sales of its consumable products. As the total installed population of Pryon CO(2) systems grows, the consumable products' contribution is expected to increase.

    GROSS PROFIT. Gross profit as a percentage of sales increased from 41.5% in the first quarter of 1995 to 44.0% in 1996. The increase in gross profit as a percentage of sales was attributable in large part to the increase in direct sales as a percentage of total sales and to the reduction in sales to one of Pryon's OEM customers which currently has a lower margin than other products. In addition, Pryon experienced continued improvements in manufacturing overhead expense absorption and direct labor efficiencies in the first quarter of 1996.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased 24.4% to $459,000 in the first quarter of 1996 from $369,000 in the prior year. One-time expenses were incurred during the first quarter of 1996 relating to new product development effort including its DuET CO(2) System, which will provide OEM customers with both mainstream and sidestream capabilities in a single, small configuration. As a percentage of sales, research and development expenses increased to 14.7% in the first quarter of 1996 from 12.1% in 1995.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased 26.1% to $666,000 in the first quarter of 1996 from $528,000 in 1995. A significant increase in payroll and related costs as well as travel expenses were incurred during the first quarter of 1996 over 1995 as a result of Pryon adding three employees to manage its domestic and international network of dealers established to market the Company's direct products. Additional increases were the result of costs associated with  expanding  Pryon's management  information  systems,  continued
development   of  training  materials  and  other  employee  related  costs.  As percentage of sales, selling, general and administrative expenses increased to 21.2% in the first quarter of 1996 from 17.3% in 1995.

    OTHER EXPENSES. Other expense (net) increased to $53,000 in the first quarter of 1996 from $33,000 in 1995 as a result of increased interest expense on borrowings required to fund the Company's working capital needs and $15,000 in non-recurring engineering charges received during the first quarter of 1995.

    PROVISION FOR INCOME TAXES. The Company did not provide for income taxes in the first quarter of 1996 and 1995 as its net operating loss carryforwards were sufficient to cover all reported income for each period. As of March 31, 1996, the Company had approximately $1.1 million in net operating loss carryforwards to offset future taxable income.

1995 COMPARED TO 1994

    SALES. Sales increased 53.4% to $12.3 million in 1995 from $8.0 million in 1994. Original Equipment Manufacturer (OEM) sales for 1995 totaled $11.1 million or 90.1% of sales as compared to $7.1 million or 88.5% of 1994 sales. Sales of Pryon's directly marketed products increased 39.0% to $852,000 from $613,000 in 1994. Service and other revenues during 1995 and 1994 were $361,000 and $307,000, respectively.

    Sales to three significant OEM customers, Nellcor Puritan Bennett, SpaceLabs Medical and Protocol Systems, accounted for 67.6% and 64.8% of total sales of Pryon in 1995 and 1994, respectively. These customers accounted for $3.2 million of the $4.0 million increase in OEM sales in 1995 over 1994, with the noted increase the result of one of the OEM customers receiving products for a full year in 1995 and a general increase in market demand for CO(2) monitoring. The 1995 increase was also attributed to increases in sales to other current and new OEM customers.

    In August 1994, Pryon introduced its first direct product -- the SC-300 CO(2) Monitor. The majority of direct sales for 1994 were demonstration units purchased by Pryon's network of independent anesthesia and respiratory care dealers which was established during the year. Sales of this product were modest through the first half of 1995. Pryon believes its dealer network initially had some difficulty marketing the product but Pryon continued efforts in market development and providing dealers with assistance in identifying and closing sales opportunities. In the last four months of 1995, SC-300 sales accelerated and Pryon introduced its second direct product -- the SC-210 CO(2) Monitor.

    An important component of Pryon's sales is its broad line of consumable products. With almost every CO(2) system Pryon produces, there is a need for a continuing stream of consumable products over the life of the system. Sales of OEM and direct consumable products increased 111.9% to $1.5 million in 1995 from $720,000 in 1994. Sales of its consumable products produced 12.4% and 9.0% of its total sales in 1995 and 1994, respectively. As the total installed population of Pryon CO(2) systems grows, the consumable products contribution to total sales is expected to increase.

    GROSS PROFIT. Gross profit as a percentage of sales increased from 32.1% in 1994 to 41.0% in 1995. The $4.3 million increase in sales in 1995 over 1994 allowed for significant improvements in manufacturing overhead expense absorption. The significant investment in equipment and personnel made during 1993 and 1994 produced substantial direct labor efficiencies during 1995. In addition, the average selling price of Pryon's direct instruments increased 8.2% from 1994 to 1995.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased 13.0% to $1.5 million in 1995 from $1.4 million in 1994. One-time expenses were incurred in completing the development of the SC-210, which was introduced in 1995. Pryon also incurred significant expenses related to new product development efforts, including Pryon's family of hand-held monitoring devices, which will incorporate sidestream CO(2), oximetry and pulmonary mechanics in various single and multiple parameter configurations, and its DuET CO(2) System, which will provide OEM customers with both mainstream and sidestream capabilities in a single, small configuration. Further increases in research and development costs were incurred in the development of a new infrared source to be used in most of Pryon's CO(2) systems. Expenses incurred during 1994 included significant costs related to the development of the SC-300. As a percentage of sales, research and development expenses decreased to 12.5% in 1995 from 16.9% in 1994.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased 34.3% to $2.5 million in 1995 from $1.9 million in 1994. A significant increase in payroll and related costs as well as travel expenses was incurred during 1995 as a result of the addition of three employees to manage Pryon's network of domestic and international dealers established to market Pryon's direct products. Additional increases were the result of continued development of product literature and training materials, one-time costs associated with Pryon's ISO-9000 certification and other employee-related costs. As a percentage of sales, selling, general and administrative expenses decreased to 20.3% in 1995 from 23.2% in 1994.

    OTHER EXPENSE. Other expense (net) increased to $195,000 in 1995 from $151,000 in 1994 as a result of increased interest expense on borrowings required to fund the Company's growth in working capital needs due to the 53.4% increase in sales realized during 1995.

    PROVISION FOR INCOME TAXES. Pryon's 1995 provision for income taxes was offset by utilization of net operating loss carryforwards. As of December 31, 1995, the Company had $1.3 million in net operating loss carryforwards to offset future taxable income. A valuation reserve has been recorded against the entire deferred tax asset at December 31, 1995, as a result of Pryon's history of operating losses and the uncertainty associated with distribution and acceptance of its direct products.

1994 COMPARED TO 1993

    SALES. Sales increased 10.5% to $8.0 million in 1994 from $7.2 million in 1993. Original Equipment Manufacturer (OEM) sales for 1994 totaled $7.1 million or 88.5% of sales as compared to $7.0 million or 96.4% of 1994 sales. Sales of Pryon's direct products which began in August 1994 totaled $613,000 in 1994. Service and other revenues in 1994 and 1993 totaled $307,000 and $259,000, respectively.

    Sales to three significant OEM customers, Nellcor Puritan Bennett, SpaceLabs Medical and Protocol Systems, accounted for 64.8% of total sales of Pryon in 1994. Sales to two of these customers, Nellcor Puritan Bennett and Protocol Systems accounted for 71.9% of total sales in 1993.

    In August 1994, Pryon introduced its first direct product, the SC-300 CO(2) Monitor. The majority of direct sales for 1994 were demonstration units purchased by Pryon's network of independent anesthesia and respiratory care dealers which was established during the year. Sales by dealers to end use customers were modest. Direct sales of instruments and consumables accounted for $613,000 or 7.7% of Pryon's total sales for 1994.

    Sales of OEM and direct consumable products increased 18.8% to $720,000 in 1994 from $606,000 in 1993. The increase is attributed to the growing installed base of CO(2) systems.

    GROSS PROFIT. Gross profit as a percentage of sales increased to 32.1% in 1994 from 28.0% in 1993. During 1994 and 1993, Pryon invested significant resources in capital and personnel in the manufacturing area to develop the infrastructure necessary to support its growing customer demand, which substantially depressed margins in each year. The increase was primarily the result of changes in product mix with an additional $1.5 million of 1994 over 1993 sales coming from higher margin OEM sensor products and direct product sales.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased 18.7% to $1.4 million in 1994 from $1.1 million in 1993. Pryon invested substantial one-time resources in the development and introduction of its initial direct product offering, the SC-300. In addition, substantial research and development expenses were incurred related to other new product development efforts and OEM customer technical support. As a percentage of sales, research and development expenses increased to 16.9% in 1994 from 15.7% in 1993.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased 66.2% to $1.9 million in 1994 from $1.1 million in 1993. Marketing and sales expenses increased significantly as the development of a worldwide dealer distribution network was initiated. Personnel related costs, travel expenses and the costs associated with product literature, advertising and training materials for the new product were significant in 1994. In addition, costs relating to implementation of a new management information system further contributed to the increase in expenses in 1994. As a percentage of sales, selling, general and administrative expenses increased to 23.2% in 1994 from 15.4% in 1993.

    OTHER EXPENSE. Other expense (net) increased to $151,000 in 1994 from $34,000 in 1993 as a result of increased interest expense on borrowings required to fund the Company's growth in working capital needs and significant investment in development of a worldwide dealer distribution network.

    PROVISION FOR INCOME TAXES. The Company did not provide for income taxes in 1994 as it reported a loss for the year. As of December 31, 1994, the Company had $2.1 million in net operating loss carryforwards to offset future taxable income. Pryon adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), Accounting for Income Taxes on a prospective basis, effective January 1, 1993. The adoption of FAS 109 had no cumulative effect on the financial position of Pryon.

LIQUIDITY AND CAPITAL RESOURCES

    During 1995, Pryon secured a new bank facility totaling $2.8 million to fund its growth requirements in working capital and capital acquisitions. The facility consists of three components; a $2.3 million line of credit, a $250,000 term note which was used to retire previously outstanding term debt and an additional $250,000 term note to fund future capital acquisitions. At March 31, 1996, borrowings of $1.7 million on the line of credit and $225,000 on the term note were outstanding. Available borrowings under the line of credit agreement are limited by certain calculations based upon accounts receivable and inventory balances of Pryon. As of March 31, 1996, Pryon had $377,000 of additional available borrowings under its line of credit and $250,000 available under term note agreements. Pryon also has $226,000 of notes payable outstanding to certain of its officers and shareholders. Pryon is required to make quarterly prepayments of principal on these notes based upon a formula which is dependent upon its reported quarterly earnings, subject to the debt subordination agreement with its bank.

    Working capital increased to $4.8 million at March 31, 1996 from $4.2 million at December 31, 1995 and $2.4 million at March 31, 1995. Operating activities generated a net cash use of $182,000 in the first quarter of 1996 as compared to $48,000 in the first quarter of 1995. Accounts receivable and inventories increased $165,000 and $75,000, respectively, during the first quarter of 1996 as collections from and sales of direct products to US dealers slowed following the announcement of Protocol's acquisition of Pryon. Pryon does not anticipate any material issue with respect to collection of accounts receivable from terminated dealers. Accounts payable and other accrued expenses were reduced by $359,000 during the first quarter of 1996. Capital expenditures during the first quarter of 1996 and 1995 totaled $126,000 and $186,000, respectively. Pryon does not anticipate future capital expenditures to exceed historical levels and believes its current financial position is sufficient to fund these acquisitions.

                              PROTOCOL MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of Protocol.

          NAME                AGE                                 POSITION
- ------------------------      ---      ---------------------------------------------------------------
James B. Moon                     50   President, Chief Executive Officer and Chairman of the Board of
                                        Directors
Craig M. Swanson                  53   Vice President, Finance, Chief Financial Officer and Secretary
James P. Fee, Jr.                 50   Vice President, Marketing and Sales
Lawrence C. Gray                  48   Vice President, Engineering
Carl P. Hollstein, Jr.            56   Vice President, Manufacturing
Allen L. Oyler                    50   Vice President, Human Resources and Administration
James P. Welch                    44   Vice President, Quality Systems

    Information concerning the principal occupation of Mr. Moon is set forth under "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of Protocol who are not also directors of Protocol is set forth below.

    CRAIG M. SWANSON. Mr. Swanson joined Protocol in 1988 as Vice President, Finance, and Chief Financial Officer. He was elected Secretary in 1990. Before joining Protocol, Mr. Swanson was President and Chief Operating Officer of Receptor Corporation, a biotechnology company, from 1987 to 1988, and Chief Financial Officer of Scientific Computer Systems Corporation from 1984 to 1987. Mr. Swanson has more than 10 years of public accounting experience with Price Waterhouse and Arthur Young & Company.

    JAMES P. FEE, JR. Mr. Fee joined Protocol in 1988 as Vice President, Marketing and Sales. Mr. Fee spent the previous 14 years with Physio Control Corporation, a manufacturer of cardiac defibrillators and subsidiary of Eli Lilly and Company. From 1987 to November 1988, Mr. Fee was Vice President of Marketing and from 1982 to 1987 Vice President of Sales and Service of Physio Control Corporation.

    LAWRENCE C. GRAY. Mr. Gray joined Protocol in 1991 as Director, Systems Engineering, and became Vice President, Engineering in February 1995. Prior to joining Protocol, Mr. Gray was Director of Engineering for Racal-Milgo Information Systems.

    CARL P.  HOLLSTEIN, JR.   Mr.  Hollstein  joined Protocol  in 1993  as  Vice
President, Manufacturing. Before joining Protocol, Mr. Hollstein was a self-employed management consultant from 1991 to 1993. From 1978 to 1991, Mr. Hollstein worked for Intel Corporation, holding a variety of positions, including Engineering Manager; General Manager, Development Systems Operation; and Director of Quality Systems Group.

    ALLEN L. OYLER. Mr. Oyler joined Protocol in 1993 as Director, Human Resources and was elected Vice President, Human Resources and Administration effective January 1, 1994. Prior to joining Protocol, Mr. Oyler was Director, Human Resources at SpaceLabs, Inc. from 1984 to 1993.

    JAMES P. WELCH. Mr. Welch joined Protocol in 1991 as Vice President, Engineering, and became Vice President, Quality Systems in July 1994. Prior to joining Protocol, Mr. Welch served for ten years as director of hospital clinical engineering, special assistant to the Office of Technology Affairs and associate director of the anaesthesia bioengineering unit at Massachusetts General Hospital, in Boston, Massachusetts.

                        PROTOCOL EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation of Protocol's Chief Executive Officer and each of the five other most highly compensated executive officers of Protocol (the "named executive officers") for the fiscal years ending December 31, 1993, 1994 and 1995 or such period as the named executive officer has served as an executive officer of Protocol.

                                                                                            LONG-TERM COMPENSATION
                                                                ANNUAL COMPENSATION         -----------------------
                                                         ---------------------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                                YEAR       SALARY       BONUS     STOCK OPTIONS GRANTED
- -------------------------------------------------------  ---------  -----------  ---------  -----------------------
James B. Moon .........................................       1995  $   158,351  $  40,500                --
  President, Chief Executive Officer and Chairman of          1994      149,226     35,299            40,000
  the Board of Directors                                      1993      140,229     33,694            25,000
Craig M. Swanson ......................................       1995      125,651     32,284                --
  Vice President, Finance, Chief Financial Officer and        1994      119,438     21,190            24,000
  Secretary                                                   1993      115,189     18,762            12,000
James P. Fee, Jr. .....................................       1995      115,598     74,818                --
  Vice President, Marketing and Sales                         1994      109,381     51,439            24,000
                                                              1993      100,145     39,149            10,000
Lawrence C. Gray ......................................       1995      115,309     25,485            10,000
  Vice President, Engineering
Carl P. Hollstein, Jr. ................................       1995      107,794     24,107                --
  Vice President, Manufacturing                               1994       99,516     17,655                --
                                                              1993       59,863      9,538            30,000
James P. Welch ........................................       1995      107,794     24,107                --
  Vice President, Quality Systems                             1994      100,000     17,673                --
                                                              1993      100,112     16,315             6,000

STOCK OPTIONS

    The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1995 under Protocol's 1992 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF STOCK
                                    NUMBER OF                                                           PRICE APPRECIATION FOR
                                    SECURITIES        PERCENT OF TOTAL                                     OPTION TERM (2)
                                UNDERLYING OPTIONS   OPTIONS GRANTED TO    EXERCISE PRICE   EXPIRATION  ----------------------
NAME                               GRANTED (1)        EMPLOYEES IN 1995       PER SHARE        DATE        5%          10%
- ------------------------------  ------------------  ---------------------  ---------------  ----------  ---------  -----------
James B. Moon.................          --                   --                  --             --         --          --
Craig M. Swanson..............          --                   --                  --             --         --          --
James P. Fee, Jr..............          --                   --                  --             --         --          --
Lawrence C. Gray..............          10,000                  6.8           $    8.75      01/03/05   $  55,028  $   139,452
Carl P. Hollstein, Jr.........          --                   --                  --             --         --          --
James P. Welch................          --                   --                  --             --

- ------------------------
(1) Options granted in 1995 become exercisable starting 12 months after the grant date, with one-quarter of the options becoming exercisable at that time and with an additional one-quarter of the options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1995.

                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                              SHARES                      OPTIONS AT FY-END         OPTIONS AT FY-END (2)
                                           ACQUIRED ON      VALUE     --------------------------  --------------------------
NAME                                         EXERCISE    REALIZED (1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -----------------------------------------  ------------  -----------  -----------  -------------  -----------  -------------
James B. Moon............................       --           --           29,250        36,250    $    93,063   $    55,938
Craig M. Swanson.........................       25,000    $ 234,500       76,167        24,000        518,529        78,000
James P. Fee, Jr.........................        4,000       36,720       87,334        23,000        629,867        76,250
Lawrence C. Gray.........................        3,000       21,975       17,500        11,500        137,462        24,438
Carl P. Hollstein, Jr....................       --           --           15,000        15,000         48,750        48,750
James P. Welch...........................       --           --           22,334         3,000        153,204         5,250

- ------------------------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) The value of unexercised in-the-money options is based on the difference between $10.50, which was the closing price of the Common Stock on December 29, 1995 and the applicable exercise price.

DIRECTOR COMPENSATION

    The members of Protocol's Board of Directors are reimbursed for actual out-of-pocket and travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $5,000 annual retainer, $1,000 for each Board meeting attended and $500 for each meeting of a committee of the Board attended. Under Protocol's 1993 Stock Option Plan for Nonemployee Directors (the "1993 Plan"), each person who becomes a nonemployee director automatically receives an initial option to purchase 3,000 shares of Protocol's Common Stock immediately following the annual meeting at which such director is first elected to the Board of Directors. Each nonemployee director automatically receives additional annual grants of options to purchase 3,000 shares after each annual meeting of shareholders, provided the nonemployee director continues to serve in that capacity. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. Options become fully vested and exercisable on the date of grant. Dr. Newbower is precluded from participating in the 1993 Plan by the policies of his employer, Massachusetts General Hospital. Accordingly, Dr. Newbower receives an additional $2,000 for each Board meeting attended in lieu of receiving stock options under the 1993 Plan. Subject to shareholder approval at the Protocol Annual Meeting, the Board of Directors has approved certain amendments to the 1993 Plan that would increase the size of the option grants under the 1993 Plan. See "APPROVAL OF AMENDMENTS TO PROTOCOL 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS."

COMPENSATION COMMITTEE REPORT

    Under rules established by the SEC, Protocol is required to provide certain data and information in regard to the compensation and benefits provided to Protocol's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

    COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Protocol's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of Protocol. With regard to compensation actions affecting Mr. Moon, all of the nonemployee members of the Board of Directors act as the approving body.

    The executive compensation program of Protocol has been designed to:

    - Support a pay for performance policy that is tied to corporate and individual performance;

    - Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

    - Provide compensation opportunities which are comparable to those offered by similarly-sized medical and technology-based companies;

    - Align  the  interest  of  executives   with  the  long-term  interest   of
      shareholders through award opportunities that can result in ownership of Common Stock.

    Currently, the executive compensation program is comprised of salary, cash bonus opportunities and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of Protocol. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's total compensation level from year-to-year.

    SALARIES. The salaries of Protocol's executive officers for 1995 were established effective June 25, 1995. In establishing the salaries of Protocol's executive officers the Compensation Committee considered information about salaries paid by companies of comparable size in the electronics and medical electronics industry, individual performance, position, and internal comparability considerations. The Compensation Committee did not assign specific weights to any of these factors.

    BONUS PLAN. Bonuses represent an opportunity for each executive officer to earn additional cash compensation in an amount tied to a percentage of each such officer's base salary. The percentages of base salary targeted for bonus payout for executive officers for 1995 were established by the Compensation Committee. Actual bonus payments to such executive officers depend upon the extent to which Protocol achieves its profit plan for the year. Actual bonus payments to executive officers (other than Mr. Fee) for 1995 ranged from 22% to 26% of base salary, reflecting Protocol's partial achievement of its profit plan for 1995. Mr. Fee's bonus plan for 1995 was based on Company sales and expense levels, and such bonus payment amounted to approximately 65% of base salary for 1995.

    STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under Protocol's 1992 Stock Incentive Plan (the "1992 Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 1992 Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that Protocol's executive officers have a continuing stake in the long-term success of Protocol. All options granted by Protocol have been granted with an exercise price equal to the market price of Protocol's Common Stock on the date of grant and, accordingly, will only have value if Protocol's stock price increases. In granting options under the 1992 Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position in Protocol and past grants.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Effective June 25, 1995, the Board of Directors acting on the recommendation of the Compensation Committee, increased Mr. Moon's salary from $150,000 to $165,000. In developing its recommendation as to Mr. Moon's compensation, the Committee considered a number of factors, including surveys and analyses of compensation levels in similarly-sized companies  in  the same  industry, analyses  of  compensation levels  in similar companies in Protocol's local geographic area and Protocol's improved performance in revenue and net income in 1994 as compared to 1993. Mr. Moon received a bonus for 1995 of $40,500, which was paid in accordance with the terms of a bonus plan established by the Compensation Committee for Mr. Moon for 1995. The 1995 bonus plan for Mr. Moon established a target bonus of 42% of his base salary. The plan also established a specific objective target level for Protocol's 1995 net operating income before taxes that had to be achieved for Mr. Moon to receive the target bonus. Mr. Moon's actual bonus for 1995 amounted to approximately 26% of his base salary for 1995, reflecting partial achievement of target levels of sales, net income and stock price.

                                          COMPENSATION COMMITTEE

                                          William New, Jr.
                                          Keith R. Larson
                                          Frank E. Samuel, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1995, the members of the Compensation Committee were Messrs. Larson and Samuel and Dr. New.

STOCK PERFORMANCE GRAPH

    The following graph compares the monthly cumulative total returns for Protocol, the Nasdaq Stock Market Index and an index of peer companies selected by Protocol.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               NASDAQ
                Protocol      Stock Market   Self-Determined
           Systems, Inc.    (US Companies)        Peer Group
3/24/92          100.000           100.000           100.000
3/31/92           93.617            97.473            96.782
4/30/92           72.340            93.292            93.049
5/29/92           46.808            94.500           102.804
6/30/92           42.553            90.795            96.849
7/31/92           55.319            94.006           100.791
8/31/92           53.191            91.144            91.521
9/30/92           59.574            94.542            97.424
10/30/92          54.255            98.268           104.093
11/30/92          56.383           106.086           116.019
12/31/92          65.957           108.988           111.888
1/29/93           76.596           113.125            97.301
2/26/93           63.830           108.921            81.591
3/31/93           59.574           112.071            74.994
4/30/93           48.936           107.272            68.700
5/28/93           59.574           113.883            74.530
6/30/93           67.021           114.214            73.619
7/30/93           76.596           114.317            72.560
8/31/93           81.915           120.238            73.196
9/30/93           89.362           123.806            72.210
10/29/93          87.234           126.588            75.437
11/30/93          85.106           122.792            75.491
12/31/93          91.489           126.208            74.041
1/31/94           78.723           130.041            81.321
2/28/94           91.489           128.841            84.049
3/31/94           85.106           120.917            76.828
4/29/94           63.830           119.340            80.259
5/31/94           66.090           119.632            82.130
6/30/94           53.191           116.260            79.936
7/29/94           61.702           117.638            78.872
8/31/94           70.213           125.139            82.484
9/30/94           76.596           124.800            83.405
10/31/94          78.723           127.278            92.274
11/30/94          78.723           123.059            95.770
12/30/94          76.596           123.417            94.615
1/31/95           84.043           124.116            96.429
2/28/95           74.468           130.681            97.245
3/31/95           92.553           134.549           102.069
4/28/95           80.851           138.793           102.824
5/31/95           79.787           142.382           110.600
6/30/95           85.106           153.944           113.041
7/31/95           92.553           165.248           126.520
8/31/95          100.532           168.586           129.622
9/30/95           97.872           172.474           127.130
10/31/95          85.106           171.491           142.024
11/30/95          88.298           175.502           144.611
12/29/95          89.362           174.562           146.523
1/31/96          106.383           175.364           151.462
2/29/96          123.404           182.059           158.173
3/31/96          143.617           182.838           151.982
4/30/96          165.957           197.881           121.431

    The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for Protocol, the peer group and the Nasdaq Stock Market Index is based on the stock price or index on March 24, 1992, the date of Protocol's initial public offering.

    The above graph compares the performance of Protocol with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: SpaceLabs Medical, Inc., Datascope Corp., Criticare Systems, Inc., Nellcor Puritan Bennett and Marquette Electronics, Inc.

SECTION 16 REPORTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires Protocol's directors and officers, and persons who own more than 10% of a registered class of Protocol's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish Protocol with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal 1995, or written representations from certain reporting persons, Protocol believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of Protocol's equity securities have been complied with for fiscal 1995.

                       STOCK OWNED BY PROTOCOL MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Common Stock as of May 6, 1996, with respect to: (i) each person known by Protocol to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of Protocol's continuing directors and nominees, (iii) each of Protocol's named executive officers, and (iv) all directors and executive officers as a group.


                                                                       SHARES OF COMMON STOCK     PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                                              BENEFICIALLY OWNED (1)     STOCK OUTSTANDING
- ---------------------------------------------------------------------  -----------------------  ---------------------
Wellington Management Company (2) ...................................            802,900                  10.8
 75 State Street
 Boston, MA 02109
INVESCO PLC (3) .....................................................            671,200                   9.0
 11 Devonshire Square
 London EC2M 4YR
 England
U.S. Bancorp (4) ....................................................            639,406                   8.6
 111 S.W. Fifth Avenue
 Suite 1540
 Portland, OR 97204
David F. Bolender ...................................................              3,000                  *
Ronald S. Newbower ..................................................            --                      --
Frank E. Samuel, Jr. ................................................              6,000                  *
William New, Jr., M.D. ..............................................             33,000                  *
Steven E. Wynne .....................................................            --                      --
James B. Moon .......................................................             90,777                   1.2
Craig M. Swanson (5) ................................................            114,096                   1.5
James P. Fee, Jr. ...................................................             83,650                   1.1
Carl P. Hollstein, Jr. ..............................................             25,949                  *
Lawrence C. Gray ....................................................             20,500                  *
James P. Welch ......................................................             24,471                  *
Executive Officers and Directors as a group (12 persons) .                       410,324                   5.3


- ------------------------
*less than one percent


(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 15, 1996, are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 6, 1996, is as follows: Mr. Samuel -- 6,000; Dr. New -- 33,000; Mr. Moon -- 34,075; Mr. Swanson --
    79,167;  Mr. Fee -- 79,834; Mr. Gray -- 20,500; Mr. Hollstein -- 22,500; Mr.
    Welch -- 23,834; and all directors and officers as a group -- 305,910. The table does not include shares subject to options that will be granted to Messrs. Bolender, New, Samuel and Wynne under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Protocol Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by Wellington Management Company ("WMC") with the Securities and Exchange Commission on February 9, 1996. The Schedule 13G states that WMC, in its capacity as investment advisor, may be deemed to be the beneficial owner of 802,900 shares of Protocol's Common Stock, which are owned by numerous investment counseling clients. The Schedule 13G states that WMC has shared voting power as to 189,000 shares and has shared dispositive power as to 802,900 shares of Common Stock.



(3) This information as to beneficial ownership is based on a Schedule 13G filed by INVESCO PLC, INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc. with the Securities and Exchange Commission on February 14, 1996. The Schedule 13G states that the reporting persons have shared voting and dispositive power over all of the 671,200 shares of Common Stock beneficially owned by them.



(4) This information as to beneficial ownership is based on information provided to Protocol by U.S. Bancorp Capital Corp. on March 25, 1996 as to the number of shares of Protocol Common Stock beneficially owned by U.S. Bancorp Capital Corp. as of December 29, 1995.



(5) Includes 6,500 shares of Common Stock owned by trusts as to which Mr. Swanson serves as trustee.

                                PRYON MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers of Pryon are as follows:

           NAME                 AGE                                 POSITION
- --------------------------      ---      --------------------------------------------------------------
Daniel F. Carsten                   48   President
William M. Hand                     45   Vice President-Engineering
Robert A. Dalnodar                  50   Vice President-Manufacturing
Robert H. Ricciardelli              48   Vice President-Research
Edward M. Kolasinski                37   Vice President, Chief Financial Officer and Secretary

    Information concerning these executive officers is set forth below.

    DANIEL F. CARSTEN. Mr. Carsten is a co-founder of the Company and has served as President since its founding in 1988. Prior to founding the Company, Mr. Carsten was Vice President of Marketing and Sales of Bear Medical Systems from 1982 until 1984. In late 1984, with other senior management of Bear Medical Systems, Mr. Carsten left Bear Medical Systems and purchased Bird Products Corporation from 3M in a leveraged buyout. Bird Products Corporation became a market leader in low cost adult, infant and transport ventilators. Prior to joining Bear Medical Systems, Mr. Carsten spent 12 years with General Electric Medical Systems, the last four of which were as Marketing Manager for the Patient Monitoring Division. Mr. Carsten brings over 25 years experience in the medical device industry to the Company.

    WILLIAM M. HAND. Mr. Hand joined Pryon in 1991 as Vice President of Engineering. Prior to joining the Company, Mr. Hand spent three years as the Director of Engineering of Medical Advances. Prior to joining Medical Advances, Mr. Hand spent 10 years with General Electric Medical Systems, with his last position as Manager of CT Engineering. Mr. Hand brings over 22 years experience in the medical device industry to the Company.

    ROBERT A. DALNODAR. Mr. Dalnodar joined the Company in 1991 as Vice President of Manufacturing. Prior to joining the Company, Mr. Dalnodar served as Manager of Production Engineering at Astronautics Corporation of America for three years. Prior to that, Mr. Dalnodar held various manufacturing and engineering positions for 17 years with Greenheck Fan Corporation.

    ROBERT H. RICCIARDELLI. Mr. Ricciardelli is a co-founder of the Company and has served as Vice President of Research since the Company's inception in 1988. Prior to co-founding the Company, Mr. Ricciardelli was a principal in the startup of Biochem International where he was responsible for the research and manufacturing of biomedical sensors. Prior to that, Mr. Ricciardelli spent over eight years with General Electric Medical System's Blood Gas Program in various manufacturing and engineering management positions. Mr. Ricciardelli brings over 25 years experience in the medical device industry to the Company.

    EDWARD M. KOLASINSKI. Mr. Kolasinski joined the Company in 1990 as Vice President, Finance and Chief Financial Officer. He was elected Secretary in 1993. Prior to joining the Company, Mr. Kolasinski spent three years as Controller at Rexnord Corporation. Prior to joining Rexnord, Mr. Kolasinski spent seven years with Price Waterhouse LLP, the last two of which were as Audit Manager.

DIRECTORS

    The directors of Merger Sub at the Effective Time will become the directors of the Surviving Company, except that pursuant to the Merger Agreement such directors will promptly act to increase the number of directors and to appoint Daniel F. Carsten to fill such vacancy. The directors of Merger Sub are James B. Moon and Craig M. Swanson.

                          PRYON EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides information concerning the compensation of Pryon's Chief Executive Officer and each of the other executive officers of Pryon (the "named executive officers") for the fiscal year ended December 31, 1995.

                                                                                              LONG-TERM COMPENSATION
                                                                 ANNUAL COMPENSATION         -------------------------
                                                          ---------------------------------    SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                                 YEAR       SALARY       BONUS      STOCK OPTIONS GRANTED
- --------------------------------------------------------  ---------  -----------  ---------  -------------------------
Daniel F. Carsten.......................................       1995  $   128,832  $  45,800             --
 President and                                                 1994      127,001     --                 --
 Chief Executive Officer                                       1993      120,209     --                 --
Edward M. Kolasinski....................................       1995       79,370     25,000              1,000
 Vice President Finance, Chief                                 1994       81,712     --                  1,000
 Financial Officer and Secretary                               1993       73,979     --                 --
William M. Hand.........................................       1995       95,452     27,200                800
 Vice President,                                               1994       91,503     --                  1,000
 Engineering                                                   1993       85,344     --                 --
Robert A. Dalnodar......................................       1995       78,524     24,500              1,050
 Vice President,                                               1994       71,310     --                  1,250
 Manufacturing                                                 1993       73,485     --                    200

STOCK OPTIONS

    The following table sets forth information concerning options granted to Pryon named executive officers during the year ended December 31, 1995 under Pryon's 1991 and 1994 Stock Option Plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         NUMBER OF
                                                        SECURITIES
                                                        UNDERLYING      PERCENT OF TOTAL
                                                          OPTIONS      OPTIONS GRANTED TO    EXERCISE PRICE   EXPIRATION
NAME                                                    GRANTED (1)     EMPLOYEES IN 1995     PER SHARE (2)      DATE
- -----------------------------------------------------  -------------  ---------------------  ---------------  ----------
Daniel F. Carsten....................................       --                 --                  --             --
Edward M. Kolasinski.................................        1,000               16.0%          $    8.00       10/01/05
William M. Hand......................................          800               12.8                8.00       10/01/05
Robert A. Dalnodar...................................        1,050               16.8                8.00       10/01/05

- ------------------------
(1) Options granted in 1995 vest March 31, 1996.

(2) On or before the Closing Date, all outstanding options to purchase shares of Pryon Common Stock issued pursuant to the Pryon Corporation 1991 Stock Option Plan and the Pryon Corporation 1994 Stock Option Plan, as applicable ("Existing Option') whether or not vested or exercisable, shall be replaced by an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under the Existing Option, a number of shares of Protocol Common Stock equal to the product of (a) the Common Stock Exchange Ratio as determined in accordance with the Agreement and Plan of Merger and (b) the number of shares of Pryon Common Stock which the holder would have been entitled to receive upon exercise of the Existing Option (whether or not the Existing Option would then have been exercisable). The price per share under the Replacement Option shall be equal to the aggregate exercise price for the shares subject to the Existing Option divided by the number of shares of Protocol Common Stock deemed to be purchasable pursuant to the Replacement Option. The potential realizable value on these options is reflected in the table below.

OPTION EXERCISE AND HOLDINGS

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1995.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE- MONEY OPTIONS AT
                                                                OPTION AT YEAR END             YEAR END (1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------------------------------------  -----------  -------------  -----------  -------------
Daniel F. Carsten.........................................       2,700        --        $   352,134   $   --
Edward M. Kolasinski......................................       2,300         1,000        297,426       124,620
William M. Hand...........................................       2,100         1,200        271,302       151,944
Robert A. Dalnodar........................................       1,965         1,335        252,893       167,702

- ------------------------
(1) The value of unexercised in-the-money options is based on the difference between $132.62, which is the implicit value of Pryon Common Stock on February 20, 1996 (the date of the announcement of the definitive agreement to be acquired by Protocol) and the applicable exercise price.

DIRECTOR COMPENSATION

    The members of Pryon's Board  of Directors are reimbursed for  out-of-pocket and travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive annual compensation in an amount equal to 5% of the base compensation of the Chief Executive Officer of Pryon. Two members of the Board have waived this compensation.

               CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH PRYON

    Pryon is indebted to each of Daniel F. Carsten, Robert H. Ricciardelli and Robert M. Sommer, which indebtedness is evidenced by a Pryon Promissory Note, each dated July 1, 1995, and each in the principal amount of $75,429.00 (the "Promissory Notes"), plus any accrued and unpaid interest. The indebtedness evidenced by the Promissory Notes is subordinate to certain indebtedness of Pryon to its senior bank lender. Pursuant to the Merger Agreement, Protocol has committed at or within ten days after the Closing to cause Pryon to pay in full each of the Promissory Notes.

           STOCK OWNED BY PRYON MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of Pryon Common Stock as of May 17, 1996 with respect to: (i) each person known by Pryon to beneficially own more than 5% of the outstanding shares of Pryon Common Stock, (ii) each of the Pryon's directors, (iii) each of Pryon's named executive officers, and (iv) all Pryon directors and officers as a group.

                                                                                                    PERCENTAGE OF
                                                                        SHARES OF COMMON STOCK      COMMON STOCK
NAME AND BUSINESS ADDRESS                                               BENEFICIALLY OWNED (1)       OUTSTANDING
- ----------------------------------------------------------------------  -----------------------  -------------------
Greylock Capital Limited Partnership (2) .............................            56,975                   24.4%
 Greylock Limited Partnership
 Howard E. Cox, Jr.
 One Federal Street
 Boston, MA 02110

Frontenac Venture V Limited Partnership (3) ..........................            40,861                   17.5
 James E. Crawford, III
 135 South La Salle Street
 Suite 3800
 Chicago, IL 60603

Baird Capital Partners' Limited Partnership (4) ......................            18,573                    8.0
 RWBCO II Partners' Limited Partnership
 777 East Wisconsin Avenue
 Suite 3350
 Milwaukee, WI 53202

Venture Capital Fund Limited Partnership (5) .........................            12,119                    5.2
 David J. Lubar
 777 East Wisconsin Avenue
 Milwaukee, WI 53202

Robert M. Sommer (6)..................................................            19,661                    8.4

Felix T. Troilo (7)...................................................             6,842                    2.9

Daniel F. Carsten.....................................................            24,650                   10.6

Robert H. Ricciardelli................................................            20,490                    8.8

William M. Hand.......................................................             3,600                    1.5

Robert A. Dalnodar....................................................             3,400                    1.5

Edward M. Kolasinski..................................................             3,300                    1.4

Executive Officers and Directors as a Group (6 Persons)(8)............            62,282                   26.7

- ------------------------
(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Pryon's Series A Preferred Stock and Series B Preferred Stock are Common Stock equivalents with respect to voting and investment power and have been included in the calculation as if converted on a one-to-one basis. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 31, 1996 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such persons, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within

    60 days of March 31, 1996 is as follows: Mr. Carsten -- 2,700; Mr. Ricciardelli -- 500; Mr. Hand -- 3,100; Mr. Dalnodar -- 3,140; Mr. Kolasinski 3,300; and all directors and officers as a group -- 12,740.

(2) Greylock Capital Limited Partnership and Greylock Limited Partnership combined ownership in Pryon is represented by 40,302 shares of Pryon Series A Preferred Stock and 16,673 shares of Pryon Series B Preferred Stock. Mr. Cox, a director of Pryon, is a general partner of Greylock Capital Limited Partnership and Greylock Limited Partnership and shares voting and investment power with respect to such shares. However, he disclaims beneficial ownership of such shares except as to his proportionate partnership interest therein.

(3) Frontenac Venture V Limited Partnership ownership in Pryon is represented by 40,681 shares of Pryon Series B Preferred Stock. Mr. Crawford, a director of Pryon, is a general partner of the general partner of Frontenac Venture V Limited. Partnership and may be deemed to be the beneficial owner of the Pryon Stock owned by the partnership.

(4) Baird Capital Partners' Limited Partnership and RWBCO II Partners' Limited Partnership combined ownership in Pryon is represented by 18,573 shares of Pryon Series B Preferred Stock.

(5) Venture Capital Fund Limited Partnership ownership in Pryon is represented by 9,024 shares of Pryon Series A Preferred Stock and 3,095 shares of Pryon Series B Preferred Stock. Mr. Lubar, a director of Pryon, is the President of Lubar & Co., the general partner of Venture Capital Fund Limited Partnership, and may be deemed to be the beneficial owner of the Pryon Stock owned by the partnership.

(6) Mr. Sommer's ownership in Pryon is represented by 752 shares of Pryon Series A Preferred Stock, 18,409 shares of Common Stock and 500 shares issuable upon exercise of options.

(7) Mr. Troilo's ownership in Pryon is represented by 6,016 shares of Pryon Series A Preferred Stock and 826 shares of Pryon Series B Preferred Stock.

(8) Executive officers of Pryon as a group own 1,411 shares of Pryon Series A Preferred Stock.

                         ELECTION OF PROTOCOL DIRECTORS

    At the Protocol Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Under Protocol's bylaws, the directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

    If the Merger is consummated, the Protocol Board will increase the size of the Protocol Board of Directors from six to seven members and appoint Daniel F. Carsten to the Protocol Board for a term expiring at the 1997 Annual Meeting of Protocol Shareholders. See "PRYON MANAGEMENT" for certain information about Mr. Carsten.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Protocol Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 1, 1996, principal occupation or employment during the past five years, the periods during which he has served as a director of Protocol and positions currently held with Protocol.

                                                                       DIRECTOR    EXPIRATION
                                                             AGE         SINCE       OF TERM    POSITIONS HELD WITH PROTOCOL
                                                             ---      -----------  -----------  ----------------------------
NOMINEES:
  Steven E. Wynne......................................          44       --             1999   --
  David F. Bolender....................................          63       --             1999   --
CONTINUING DIRECTORS:
  Ronald S. Newbower, Ph.D.............................          52         1994         1997   Director
  Frank E. Samuel, Jr..................................          56         1994         1997   Director
  William New, Jr., M.D................................          53         1992         1998   Director
  James B. Moon........................................          50         1987         1998   Chairman of the Board,
                                                                                                President, Chief Executive
                                                                                                Officer and Director

    STEVEN E. WYNNE. Mr. Wynne has served as President and Chief Executive Officer of adidas America since 1995. Mr. Wynne was a partner in the law firm of Ater Wynne Hewitt Dodson & Skerritt, Protocol's legal counsel, from 1984 to 1996.

    DAVID F. BOLENDER. Mr. Bolender is Chairman of the Board of Directors of Electro Scientific Industries, Inc. and has served in that capacity since 1992. From January 1989 to December 1991 Mr. Bolender served as President of the Electric Operations Group of PacifiCorp. Mr. Bolender serves on the Board of Directors of U.S. Bank of Oregon.

    RONALD S. NEWBOWER, PH.D. Dr. Newbower was elected to the Board of Directors in 1994. Dr. Newbower has been Senior Vice President, Research and Technology, since 1994 and was Vice President for Research and Technology Affairs of the Massachusetts General Hospital ("MGH") and Associate General Director for Research and Technology Affairs of MGH from 1990 to 1994. Dr. Newbower has held appointments at MGH since 1973, where he has served as Deputy Director of the Division of Research Affairs, Director of Technology Development of the Office of Technology Affairs, and Director of the Department of Biomedical Engineering. He is currently also Associate

Professor   of  Anaesthesia,   Harvard-MIT  Division  of   Health  Sciences  and
Technology, Associate Professor of Anaesthesia, Harvard Medical School, and Lecturer in Electrical Engineering, Massachusetts Institute of Technology.

    FRANK E. SAMUEL, JR. Mr. Samuel was elected to the Board of Directors in 1994. Mr. Samuel has been President of Edison Biotechnology Center, an economic development organization for the biomedical technology field in the state of Ohio, since February 1995. Prior to that date, Mr. Samuel was an independent consultant engaged in the business of advising senior management on governmental policy and regulation of health care and medical technology since 1990. Mr. Samuel was President of the Health Industry Manufacturers Association ("HIMA"), a national trade association representing medical technology manufacturers, from 1984 to 1989. Mr. Samuel also serves on the Boards of Directors of STERIS Corporation and Life Technologies, Inc.

    WILLIAM NEW, JR., M.D. Dr. New was elected to the Board of Directors in 1992. Dr. New was a founder of Nellcor, a manufacturer of electronic patient monitoring and measurement instruments. He served as a member of the Board of Directors of Nellcor from 1981 to 1989, and as Chairman from 1981 to 1988. Since August 1991, Dr. New has been Chairman of the Board of Directors of Natus Medical, Inc., which designs and manufactures infant hearing assessment products. Since August 1991, Dr. New also has served as Chief Executive Officer of the Novent Group, a medical industry consulting firm.

    JAMES B. MOON. Mr. Moon joined Protocol in September 1986 and became its President and Chief Executive Officer in 1987. He also serves as Chairman of the Board of Directors. Mr. Moon came to Protocol from SpaceLabs, Inc., a medical instrument manufacturer, where he was director of systems architecture for five years. Previously, he was an engineering manager for Intel Corporation. Mr. Moon also serves on the Board of Directors of OrCAD, Inc.

    BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. Protocol's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to Protocol's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Protocol not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Protocol not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Protocol Annual Meeting was made by the issuance of a press release on April 25, 1996. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.15 of Protocol's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

    The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1995, conducted four meetings. The members of the Audit Committee currently are Messrs. Larson and Dishlip. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of Protocol's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers Protocol's stock option plans. During the fiscal year ended December 31, 1995, the Compensation Committee held one meeting. The members of the Compensation Committee currently are Messrs. Larson, Samuel and Dr. New.

    During 1995 Protocol's Board of Directors held six meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    See "Management -- Executive Compensation" for certain information regarding compensation of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, Protocol's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Protocol Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

          APPROVAL OF AMENDMENT TO PROTOCOL 1992 STOCK INCENTIVE PLAN

    A total of 875,000 shares of Common Stock have been reserved for issuance under Protocol's 1992 Stock Incentive Plan (the "1992 Plan"). As of May 6, 1996, only 121,276 shares remained available for grant under the 1992 Plan. The Board of Directors believes that the availability of stock incentives is an important factor in Protocol's ability to attract and retain experienced and competent employees and to provide an incentive to them to exert their best efforts on behalf of Protocol. The Board of Directors believes that additional shares will be needed under the 1992 Plan to provide appropriate incentives. Accordingly, on March 7, 1996, the Board of Directors approved an amendment to the 1992 Plan, subject to shareholder approval, to reserve an additional 461,422 shares of Common Stock under the 1992 Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 875,000 shares to 1,336,422 shares.

    Protocol has utilized stock option grants broadly to recognize key performers at every level throughout the organization. Grants have also been used to provide a link between employees and the performance of Protocol. Protocol believes it is critical in developing the organization to provide an opportunity for employees to be equity holders and to understand the part their contributions can have in the success of the organization. Of the proposed 461,422 additional shares, approximately 211,422 shares (subject to adjustment based upon the exchange ratio determined according to the Merger Agreement) are to be used for the replacement of outstanding Pryon employee stock options, and the balance, approximately 250,000 shares, is targeted for recruitment of employees and future incentives for employees of Protocol and Pryon following the Merger. The shares specified here for Pryon option replacements are included in the additional shares being requested as part of the Merger Agreement.

    The following is a  summary of the  basic terms and  provisions of the  1992
Plan.

    The 1992 Plan, which was approved by Protocol's shareholders on January 21, 1992, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under
Section 422 of the Code, and for direct stock grants and sales to employees or consultants of Protocol. The purposes of the 1992 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees and consultants of Protocol and to promote business. The 1992 Plan is administered by the Compensation Committee of the Board of Directors.

    The term of each option granted under the 1992 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1992 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of Protocol, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. No option granted under the 1992 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

    The exercise price of options granted under the 1992 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, promissory note, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

    Certain options authorized to be granted under the 1992 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. Protocol will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, Protocol will be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the 1992 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1992 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and Protocol will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Protocol's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    The 1992 Plan will continue in effect until January 1, 2002, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1992 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by shareholders.

    Set forth below is information as to the number of stock options that have been granted under the 1992 Plan to the persons and groups identified in the table as of May 6, 1996. The closing price of the Common Stock on the Nasdaq Stock Market was $20.75 on May 6, 1996.

                                                                                      NUMBER OF OPTIONS
NAME AND PRINCIPAL POSITION                                                                GRANTED
- ------------------------------------------------------------------------------------  ------------------
James B. Moon ......................................................................          90,000
 President, Chief Executive Officer and
 Chairman of the Board
Craig M. Swanson ...................................................................          48,000
 Vice President, Finance, Chief Financial Officer
 and Secretary
James P. Fee, Jr. ..................................................................          46,000
 Vice President, Marketing and Sales
Lawrence C. Gray, ..................................................................          22,000
 Vice President, Engineering
Carl P. Hollstein, Jr., ............................................................          40,000
 Vice President, Manufacturing
James P. Welch .....................................................................          21,000
 Vice President, Quality Systems
Executive Officers as a group (7 persons)...........................................         301,000
Directors (other than Executive Officers)
 as a group (5 persons).............................................................          20,000
Employees (other than Executive Officers)
 as a group (219 persons)...........................................................         488,333

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal must be approved by the affirmative vote of holders of a majority of the outstanding shares of Protocol Common Stock. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 1992 Plan.

           APPROVAL OF AMENDMENTS TO PROTOCOL 1993 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

    The Board of Directors has approved, and recommends shareholder adoption of, amendments to Protocol's 1993 Plan that would (i) increase the size of the stock option granted to a nonemployee director upon such director's first election or appointment to the Board of Directors from 3,000 shares to 10,000 shares, and provide for vesting of the option over a three-year period and (ii) increase from 30,000 to 60,000 the maximum number of shares that may be covered by options granted under the 1993 Plan in any fiscal year. The purpose of the 1993 Plan is to promote the interests of Protocol and its shareholders by strengthening Protocol's ability to attract and retain experienced and knowledgeable nonemployee directors and to encourage them to acquire an increased proprietary interest in Protocol. The Board believes that the proposed amendments will further strengthen Protocol's ability to attract and retain experienced and knowledgeable nonemployee directors. The following is a summary of the Plan and should be read together with the full text of the Plan.

    The 1993 Plan is a formula-based stock option plan that is administered by the Compensation Committee of the Board of Directors. Only nonemployee members of the Board of Directors are eligible to participate in the 1993 Plan. In general, immediately following the annual meeting of shareholders at which such director is first elected to the Board of Directors each nonemployee member of the Board of Directors receives an initial option to purchase 3,000 shares of Protocol Common Stock which is immediately exercisable (each, an "Initial Grant"). Under the proposed amendments, this would be increased to 10,000 shares vesting over a three-year period. Thereafter, each director who has already received an Initial Grant receives an immediately exercisable option to purchase an additional 3,000 shares of Protocol Common Stock annually after each annual meeting of shareholders. Each nonemployee director who serves on the Board of Directors before receiving an Initial Grant also receives at the time of such director's Initial Grant an option in an amount equal to 250 shares for each month such director served on the Board of Directors before the Initial Grant.

    Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. If an optionee terminates service as a director for any reason other than retirement, total disability or death, the option will expire automatically on the date of termination. If an optionee dies or terminates service due to retirement or disability, the options then outstanding will expire one year after the date of death or termination or on the stated grant expiration date, whichever is earlier. Options are not assignable during the lifetime of the optionee except by a qualified domestic relations order.

    The exercise price of options granted under the 1993 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. Payment of the option exercise price may be in cash or, to the extent permitted by the Compensation Committee, by delivery of previously owned Protocol stock having a fair market value equal to the option exercise price or a combination of cash and stock. The Compensation Committee may also permit certain "cashless" option exercises by allowing optionees to surrender portions of their options in payment for the stock to be received.

    The number of options which may be granted under the 1993 Plan may not exceed 30,000 in any year, subject to stock splits and similar events. A total of 340,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1993 Plan. Options that are forfeited or terminated will again be available for grant. If the amendments to the 1993 Plan are approved at the Protocol Annual Meeting, options to purchase an aggregate of 26,000 shares of Common Stock will be granted to Protocol's five nonemployee directors immediately after the Protocol Annual Meeting. If the amendments to the 1993 Plan are not approved at the Protocol Annual Meeting, options to purchase an aggregate of 12,000 shares of Protocol Common Stock will be granted to Protocol's five nonemployee directors immediately after the Protocol Annual Meeting. The closing price of Protocol Common Stock on the Nasdaq Stock Market
was $      on May   , 1996.

    All options granted under the Plan are non-statutory and are not intended to qualify under Section 422 of the Code. No gain will be recognized by the optionee at the time of a grant. Generally, at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and Protocol will receive a tax deduction for the same amount. At the time the optionee disposes of the shares, the appreciation or depreciation of the shares since the option was exercised will be treated a either a short- or long-term capital gain or loss, depending on how long the shares have been held.

    The Plan continues in effect until terminated by the Board of Directors or by shareholders, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1993 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by shareholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the of the shares of Protocol Common Stock present in person or by proxy at the Protocol Annual Meeting. Abstentions and broker non-votes are treated as

"no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendments to the 1993 Plan.

          RATIFICATION OF APPOINTMENT OF PROTOCOL INDEPENDENT AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for Protocol for the fiscal year ending December 31, 1996, subject to ratification of such appointment by Protocol's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of Protocol for the fiscal year ending December 31, 1996.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Protocol Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     DESCRIPTION OF PROTOCOL CAPITAL STOCK

    The authorized capital stock of Protocol consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. The following summary description of Protocol's capital stock does not purport to be complete and is qualified in its entirety by the provisions of Protocol's Fourth Restated Articles of Incorporation and Restated Bylaws, which have been filed as exhibits to the Registration Statement, of which this Prospectus is a part.

    Protocol's charter documents provide for staggered terms for directors, allow the removal of directors only for cause and authorize the issuance of Preferred Stock without shareholder approval. These provisions, together with Protocol's Shareholder Rights Plan, may have the effect of lengthening the time required for a person to acquire control of Protocol through a proxy contest or the election of a majority of the Board of Directors and may deter any potential unfriendly offers or other efforts to obtain control of Protocol. This could deprive Protocol's shareholders of opportunities to realize a premium for Protocol's Common Stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking control of Protocol to negotiate terms acceptable to the Board of Directors.

COMMON STOCK

    As of May 6, 1996, 7,443,223 shares of Protocol Common Stock were outstanding and held by approximately 4,000 shareholders. Holders of Protocol Common Stock are entitled to receive such dividends as may from time to time be declared by Protocol's Board of Directors out of funds legally available therefor. Holders of Protocol's Common Stock are entitled to one vote per share on all matters on which shareholders are entitled to vote and do not have any cumulative voting rights. Holders of Protocol Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Protocol, holders of Protocol Common Stock are entitled to share equally and ratably in the assets of Protocol, if any, remaining after the payment of all of Protocol's debts and liabilities and the liquidation preference of any outstanding class or series of Preferred Stock. The outstanding shares of Protocol Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Protocol Common Stock are subject to any series of Preferred Stock which Protocol may issue in the future as described below.

PREFERRED STOCK

    Protocol is authorized to issue up to 10,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholder of Protocol. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Protocol Common Stock. For example, issuance of Preferred Stock could result in a series of securities outstanding that would have preference over the Protocol Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to the Protocol Common Stock.

    The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of Protocol through merger, tender offer, proxy or consent solicitation or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock without shareholder approval and with voting rights that could adversely affect the voting power of holders of Protocol Common Stock. Other than as provided in the Protocol Rights Agreement, there are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention of issuing any shares of Preferred Stock. See "Description of Protocol Capital Stock -- Shareholder Rights Plan."

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OREGON CONTROL SHARE AND BUSINESS COMBINATION STATUTES

    Protocol is subject to the Oregon Control Share Act (Oregon Business Corporation Act ("OBCA") SectionSection60.801-60.816) (the "Control Share Act"). The Control Share Act generally provides that a person (the "Acquiring Person") who acquires voting stock of an Oregon corporation in a transaction which results in such Acquiring Person holding more than 20%, 33% or 50% of the total voting power of such corporation (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by the Acquiring Person and shares held by the officers and inside directors of Protocol ("interested shares"), and by the holders of a majority of the outstanding voting shares, including interested shares. The term "Acquiring Person" is broadly defined to include persons acting as a group.

    The Acquiring Person may, but is not required to, submit to Protocol an "Acquiring Person Statement" setting forth certain information about the Acquiring Person and its plans for acquiring the Protocol stock. The Statement may also request that Protocol call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the Acquiring Person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual or special meeting of shareholders. If the Acquiring Person's control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiring Person for the control shares.

    Protocol is also subject to the Oregon Business Combination Act (OBCA SectionSection60.825-60.845) (the "Business Combination Act"). The Business Combination Act generally provides that in the event a person or entity acquires 15% or more of the voting stock of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity, may not engage in certain business combination transactions for a period of three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include (a) a merger or plan of share exchange, (b) any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of the corporation's assets or outstanding capital stock and (c) certain transactions that result in the issuance of capital stock of the corporation to the Interested Shareholder. These restrictions do not apply if (i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers, and certain employee benefit plans), (ii) the Board of Directors approves the share acquisition or business combination before the Interested Shareholder acquires 15% or more of the corporation's voting stock or (iii) the Board of Directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation's voting stock.

SHAREHOLDER RIGHTS PLAN

    In March 1992, the Protocol Board of Directors approved a shareholder rights plan and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The Board of Directors also authorized the issuance of one Right with respect to each share of Common Stock issued between the record date of the Rights dividend (the "Record Date") and the earliest of the Distribution Date, the Final Expiration Date (as such terms are hereinafter defined) or the date, if any, on which the Rights are redeemed. Each Right entitles the registered holder to purchase from Protocol one one-hundredth of a share of Series D Junior Participating Preferred Stock, par value $.01 per share, of Protocol (the "Preferred Shares"), at a price $40.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and First Interstate Bank of Oregon, N.A., as Rights Agent, dated March 20, 1992 (the "Rights Agreement").

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
    The Rights Agreement provides that until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (the "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Protocol Common Stock, or (ii) ten business days (or such later date as may be determined by action of the Protocol Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding shares of Protocol Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any shares of Protocol Common Stock outstanding as of the Record Date, by the certificate representing such shares of Common Stock.

    The Rights will not be exercisable until the Distribution Date. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Protocol Common Stock. As soon as practicable following the Distribution Date, a separate certificate evidencing the Rights ("Right Certificate") will be mailed to holders of record of the Protocol Common Stock as of the close of business on the Distribution Date, and such separate Right Certificate alone will evidence the Rights.

    In the event that Protocol is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Protocol Common Stock having a market value of two times the exercise price of the Right.

    The Rights Agreement provides that at any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Protocol Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Protocol Common Stock, or one one-hundredth of a Preferred Share, per Right (subject to adjustment). At any time prior to the expiration of two business days following notice to Protocol and to the Acquiring Person or group of the acquisition by such person or group of beneficial ownership of 20% or more of the outstanding shares of Protocol Common Stock (provided that the Board may extend such two-day period prior to its expiration), the Board of Directors would be able to redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion establishes. Immediately upon any redemption of the Rights, the right to exercise the Rights would terminate and the only right of the holders of Rights would be to receive the Redemption Price.

    The Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to lower the 20% threshold described above to not less than 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, has no rights as a shareholder of Protocol, including, without limitation, the right to vote or to receive dividends. The Rights will expire ten years

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
after the date of the Rights Agreement (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described above.

TRANSFER AGENT

    The transfer agent and registrar for Protocol Common Stock is First Interstate Bank of Oregon, N.A.

                    COMPARATIVE RIGHTS OF PRYON SHAREHOLDERS
                           AND PROTOCOL SHAREHOLDERS

    If the Merger is consummated, holders of Pryon Common Stock will become holders of Protocol Common Stock and the rights of the former Pryon shareholders will be governed by the OBCA and by the Articles of Incorporation of Protocol (the "Protocol Articles") and the Bylaws of Protocol. The rights of Protocol shareholders under the OBCA and the Protocol Articles and Bylaws differ in certain limited respects from the rights of Pryon shareholders under the Wisconsin Business Corporation Law (the "WBCL") and the Articles of Incorporation of Pryon (the "Pryon Articles") and Bylaws. Certain differences between the rights of Protocol shareholders and Pryon shareholders are summarized below.

CLASSES OF STOCK

    The WBCL authorizes a corporation to have one or more classes of stock. All rights of shares of a class must have preferences, limitations and relative rights identical with those of other shares of the same class, unless the class is divided into series.

    Pryon's Articles of Incorporation provide for two classes: Pryon Common Stock and Pryon Preferred Stock. The Pryon Preferred Stock is divided into two series: Series A Preferred Stock and Series B Preferred Stock.

    The following is a description of the preferences, limitations and relative rights of the Pryon Stock.

    DIVIDENDS.   Dividends on Pryon Common Stock may be declared as, if and when declared by the Board.

    Pryon Preferred Stock is entitled to participate with the Pryon Common Stock in any dividends declared, with such participation on a "common-equivalent" basis. That is, if a dividend on Pryon Common Stock is declared, each share of Pryon Series A or Pryon Series B Preferred Stock is entitled to a dividend equal to the product of (i) the dividend declared on the Pryon Common Stock and (ii) the number of shares of Pryon Common Stock into which the Pryon Preferred Stock is then convertible. Because Pryon Preferred Stock is convertible into Pryon Common Stock on a 1:1 basis, the net effect is that all the Pryon Common Stock and Pryon Preferred Stock is ratably entitled to the same dividend per share if any is declared.

    CONVERSION RIGHTS. Pryon Series A Preferred Stock and Pryon Series B Preferred Stock are convertible into shares of Pryon Common Stock based upon a formula at the option of the holder and, automatically, upon the closing of a designated-sized public offering. Application of the conversion formula results in each share of Pryon Series A and Series B Preferred Stock presently being convertible into one share of Pryon Common Stock.

    LIQUIDATION PREFERENCES AND PARTICIPATION RIGHTS. Upon the occurrence of certain "Liquidation Events," which include the liquidation, dissolution or winding up of Pryon and certain mergers (including the Merger) involving Pryon (unless the holders of 2/3 of the Preferred Stock otherwise decide), the holders of Pryon Preferred Stock have priority claims on Pryon's assets, as follows:

    First, the holders of Pryon Series B Preferred Stock, as a series, are entitled to receive, prior to all other classes or series, an amount equal to $61.23 (plus accrued but unpaid dividends) per share

("Tier 1 Preference"). Second, the holders of Pryon Series A Preferred Stock, as a series, are next entitled to receive, prior to all other classes or series, an amount equal to $33.24 (plus accrued but unpaid dividends) per share ("Tier 2 Preference"). Third, the holders of Pryon Common Stock, as a class, are entitled to receive a priority distribution of $2,000,000 (or an amount per share determined by dividing $2,000,000 by the number of shares of Pryon Common Stock at the time outstanding) ("Tier 3 Preference"). Fourth, if any assets remain after the Tier 1, Tier 2 and Tier 3 Preferences, all shares of Pryon Stock participate equally in a distribution of the remaining assets, with each share of Pryon Preferred Stock deemed for this purpose to be equivalent to the number of shares of Pryon Common Stock into which it is then convertible (the "Tier 4 Participation Preference"). However, subject to the next paragraph, if, as a result of the Tier 1 Preference and their share of the Tier 4 Participation Preference, the holders of Pryon Series B Preferred Stock would receive $122.46 (plus any accrued but unpaid dividends) per share in total (the "Series B Initial Amount"), then the holders of Pryon Series B Preferred Stock would no longer participate in a distribution of the remaining assets (although the holders of Pryon Common Stock and Pryon Series A Preferred Stock would).

    If the assets available for distribution were distributed to all shares of Pryon Stock (with each share of Preferred Stock deemed for this purpose to be equivalent to the number of shares of Pryon Common Stock into which it is then convertible), and if under such a distribution holders of Pryon Series B Preferred Stock would receive the Series B Initial Amount, then all of the foregoing preferences become inapplicable, and the assets of Pryon would be distributed to the holders of Pryon Stock pro rata, with each share of Preferred Stock deemed for this purpose to be equivalent to the number of shares of Pryon Common Stock into which it is then convertible. The provisions of this paragraph will apply if the Protocol Market Value equals or exceeds $12.45 per share.

    VOTING RIGHTS. Each share of Pryon Common Stock is entitled to one vote per share. Each share of Pryon Preferred Stock is entitled to the number of votes equal to the number of shares of Pryon Common Stock into which it is then convertible. As noted, both Pryon Series A and Series B are presently convertible into Pryon Common Stock on a one-for-one basis. Except as otherwise provided, holders of Pryon Common Stock and Pryon Preferred Stock vote together as a single voting group.

    Pryon's Articles also provide for special class voting rights in the event Pryon proposes to effect certain actions, such as altering the rights of the Pryon Preferred Stock, creating certain new classes or series of stock, certain reclassifications, merger or consolidation, certain sales of assets, liquidation, payment of dividends, redemption of stock and changing the conversion rights of Pryon Preferred Stock. Depending upon the action, these class voting rights would require either (i) a majority vote of the outstanding Pryon Series B Preferred Stock and a majority of the sum of the outstanding Pryon Series A Preferred Stock and Pryon Series B Preferred Stock, or (ii) a 2/3 vote of the sum of the outstanding Pryon Series A and Series B Preferred Stock, in each case voting as a separate voting group.

    In addition, if certain "Events of Noncompliance" specified in Pryon's Articles occur, the holders of Pryon Preferred Stock (acting by a 2/3 vote and voting as a separate voting group) have the right to elect a majority of the corporation's Board of Directors, who may serve until such Event of Noncompliance is cured.

    REDEMPTION PROVISIONS. Pryon Common Stock is not subject to any redemption provisions.

    Pryon Preferred Stock is subject to the following provisions:

        (a) MANDATORY. On December 31, 1997, Pryon is obliged to redeem all of the Pryon Series A and Series B Preferred Stock at a price equal to $61.23 and $33.24 (plus accrued but unpaid dividends) per share, respectively. If the assets of the corporation are insufficient, such asset as are available will first be distributed to the holder of Pryon Series B Preferred Stock, then to the holders of Pryon Series A Preferred Stock.

       There is no sinking fund.

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
        (a) OPTIONAL. Pryon Preferred Stock is also subject to special optional redemption provisions. If a "Change of Control" transaction specified in Pryon's Articles occurs, those holders of Pryon Series A and Series B Preferred Stock not participating in the Change of Control event (acting by the decision of holders of 2/3 of such shares not participating in the Change of Control event) may elect to require Pryon to redeem their Preferred Stock. The redemption price, in such case, is the "Change of Control Redemption Price," which generally means the amounts per share which the holders of Pryon Preferred Stock would have received as a liquidation preference or participation right if a Liquidation Event occurred and, if, under such provisions, the total assets of Pryon available for distribution were calculated by multiplying (x) the price per share paid or transferred for the shares of Pryon Common Stock participating in the Change of Control (assuming the conversion of all Pryon Preferred Stock) by (y) the total number of shares of Pryon Common Stock outstanding at the time of the Change of Control (assuming the conversion of all Pryon Preferred Stock).

        Furthermore, upon an Event of Noncompliance, upon the request of holders of 70% of the Pryon Preferred Stock, the holders thereof may compel Pryon to redeem the Pryon Series A Preferred Stock and Pryon Series B Preferred Stock at $61.23 and $33.24 (plus accrued but unpaid dividends) per share, respectively.

    The OBCA authorizes a corporation to have one or more classes of stock. Protocol's Articles authorize common stock and preferred stock. See "DESCRIPTION OF PROTOCOL CAPITAL STOCK."

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

    The WBCL authorizes a corporation's Board of Directors to adopt certain amendments to the corporation's Articles of Incorporation without shareholder action, including, without limitation, deleting the names and addresses of the initial directors and making specified changes to the corporation's name. The Board of Directors may propose other amendments to the shareholders. Unless the WBCL, the corporation's Articles of Incorporation or the Board of Directors as a condition to its recommendation to the shareholders requires a greater proportion, the amendment must be approved by a majority of the votes entitled to be cast by each voting group entitled to vote thereon, as well as by a majority of the votes entitled to be cast by any voting group with respect to which the amendment would create dissenters' rights.

    The Pryon Articles require separate votes of not less than a majority of the outstanding Pryon Series B Preferred Stock and a majority of the outstanding Pryon Preferred Stock in order to (i) materially and adversely alter or change the rights, preferences or privileges of the Pryon Preferred Stock, (ii) create any new class or series of shares having certain preferences over or on parity with the Pryon Preferred Stock, (iii) reclassify any shares of Pryon Common Stock into shares having certain preferences superior to or on parity with the Pryon Preferred Stock, or (iv) otherwise amend the Pryon Articles or Section
6.04 of Pryon's Bylaws (dealing with restrictions or transfer of stock).

    The WBCL authorizes a corporation's Board of Directors to amend, repeal or adopt new Bylaws, unless (i) the corporation's Articles of Incorporation or the WBCL reserves such power exclusively to the shareholders, or (ii) the shareholders, in adopting, amending or repealing a particular bylaw, expressly provide that the Board of Directors may not amend, repeal or readopt such bylaw.

    OBCA authorizes a corporation's Board of Directors to adopt certain amendments to the corporation's Articles of Incorporation without shareholder action, including without limitation, deleting the names and addresses of the initial directors and making specified changes to the corporation's name. The Board of Directors may propose other amendments to the shareholders. Unless the OBCA, the corporation's Articles of Incorporation or the Board of Directors as a condition to its recommendation to the shareholders requires a greater proportion, the amendment must be approved by a majority of the votes entitled to be cast by each voting group entitled to vote thereon, as well as by a majority of the votes entitled to be cast by any voting group with respect to which the amendment would create dissenters' rights. The Protocol Articles require a vote of not less than 75% of the votes entitled to be cast for the election of directors to amend any provision of Article V. Article V sets the number of directors, provides for the classification of directors, and prescribes a means for the removal of directors. The OBCA authorizes a corporation's Board of Directors to amend, repeal or adopt new Bylaws, unless (i) the corporation's Articles of Incorporation or the OBCA reserve such power exclusively to the shareholders, or
(ii) the shareholders, in amending or repealing a particular bylaw, expressly provide that the Board of Directors may not amend or repeal such bylaw.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

    The WBCL provides that a special meeting of shareholders may be called by a corporation's Board of Directors, the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or such other persons as are authorized under the corporation's Articles of Incorporation or Bylaws. The Bylaws of Pryon authorize the President, the Board of Directors or the Chairman of the Board of Directors (if the Board designates one) to call a special meeting of shareholders.

    The OBCA provides that a special meeting of shareholders may be called by a corporation's Board of Directors, the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or such other persons as are authorized under the corporation's Articles of Incorporation or Bylaws. The Bylaws of Protocol authorize the President to call a special meeting of shareholders.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

    Under the WBCL, a merger or share exchange must be recommended by the Board of Directors to the shareholders, and the shareholders must approve the merger or share exchange by a majority of the votes of each voting group entitled to vote thereon, unless the WBCL, the corporation's Articles of Incorporation or the corporation's Bylaws adopted under authority granted by the corporation's Articles of Incorporation require a greater proportion. Under Pryon's Articles of Incorporation, all Pryon Stock votes together as a single voting group. Pryon's Articles also require that a merger or consolidation of Pryon must be approved by the vote of not less than a two-thirds vote of the outstanding Preferred Stock voting as a separate voting group.

    The WBCL also provides that a merger need not be approved by the shareholders of the surviving corporation if (i) the Articles of Incorporation of the surviving corporation will not differ after the merger, except for certain specified changes, (ii) no change occurs in the number, designations, preferences, limitations and relative rights of shares held by those shareholders who are shareholders prior to the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately prior to the merger, and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately prior to the merger. Participating shares are those shares that entitle their holders to participate without limitation in distributions.

    The WBCL provides that, in general, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property or assets, or dissolve, if the Board of Directors recommends the proposed transaction to the shareholders and the shareholders approve the transaction by a majority of the votes of each voting group entitled to vote thereon, unless a greater proportion is specified by the WBCL, the corporation's Articles of Incorporation, or the corporation's Bylaws adopted under authority granted by the corporation's Articles of Incorporation. Pryon's Articles of Incorporation require that such a sale of assets or dissolution must also be approved by the vote of not less than two-thirds of the outstanding Pryon Preferred Stock voting as a separate voting group.

    Under the OBCA, a merger or share exchange must be recommended by the Board of Directors to the shareholders, and the shareholders must approve the merger or share exchange by a majority of the votes of each voting group entitled to vote thereon, unless the OBCA, the corporation's Articles of Incorporation or the Board of Directors require a greater proportion. The Protocol Articles do not specify a greater proportion. The OBCA also provides that a merger need not be approved by the shareholders of the surviving corporation if (i) the Articles of Incorporation of the surviving corporation will not differ after the merger, except for certain specified changes, (ii) no change occurs in the number, designations, preferences, limitations, and relative rights of shares held by those shareholders who are shareholders prior to the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately prior to the merger, and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately prior to the merger. Participating shares are those shares that entitle their holders to participate without limitation in distributions.

    The OBCA provides that, in general, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property or assets, or dissolve, if the Board of Directors recommends the proposed transaction to the shareholders and the shareholders approve the transaction by a majority of the votes of each voting group entitled to vote thereon, unless a greater proportion is specified in the corporation's Articles of Incorporation or by the Board of Directors. The Protocol Articles do not specify a greater proportion.

DISSENTERS' RIGHTS

    Under the WBCL, a shareholder is entitled to dissent from and to obtain payment of the fair value of his shares in the event of certain corporate actions. The actions which trigger a shareholder's dissenter rights include (i) certain mergers and share exchanges, (ii) certain sales of all or substantially all of the corporation's assets, and (iii) other corporate actions (including, if the corporation's Articles of Incorporation so provide, certain amendments to the Articles of Incorporation if such amendment materially and adversely affects certain rights of the dissenter's shares) taken pursuant to a shareholder vote to the extent the corporation's Articles of Incorporation, Bylaws or a resolution of the Board of Directors provides that a shareholder may dissent. Neither Pryon's Articles of Incorporation or Bylaws, nor any resolutions of its Board of Directors, make any such provision.

    Under the OBCA, a shareholder is entitled to dissent from and to obtain payment of the fair value of his shares in the event of certain corporate actions. The actions which trigger a shareholder's dissenter rights include certain mergers and share exchanges, certain sales of all or substantially all of the corporation's assets, and an amendment to the corporation's Articles of Incorporation that materially and adversely affects the shareholder by altering or abolishing a preemptive right to acquire other securities or by reducing the number of shares owned by the shareholder to a fraction of a share.

    Under the OBCA, dissenters' rights are not available to shareholders of a corporation if the shares of such corporation are listed on a national securities exchange or quoted on the NASDAQ National Market System. Because Protocol's shares are quoted on the NASDAQ National Market System, Protocol shareholders are not entitled to dissenters' rights with respect to certain corporate transactions.

ANTI-TAKEOVER PROVISIONS

    The WBCL contains several "anti-takeover" provisions.

    The WBCL provides for a "fair price" provision which generally applies only to issuing public corporations. Under such provision, restrictions are imposed upon merger and share exchange transactions with, or sales of substantially all of a corporation's assets to, a 10% shareholder. Such transactions must meet one of two requirements: (i) the transaction must be approved by a shareholder vote of 80% of all shareholders and two-thirds of "disinterested" shareholders (which generally excludes the 10% shareholder); or
(ii) the payment of a statutory fair price in a two-step merger, share exchange or asset sale.

    The WBCL restricts business combinations with a 10% shareholder. Generally, unless a 10% shareholder received approval of the corporation's Board of Directors of either an acquisition of 10% or more of the corporation's shares or a statutorily-defined "business combination" before the shareholder acquires such 10% interest, then (i) the proposed business combination is barred for a period of three years, and (ii) after three years the business combination may proceed if it meets certain shareholder voting requirements or fair price standards. The WBCL's business combination provisions are generally applicable only to corporations having a class of voting stock registered under Section 12(g) of the Securities Exchange Act of 1934 if the corporation has its principal place of business or significant business operations in Wisconsin and more than 10% of its shares are held by Wisconsin residents.

    The WBCL contains a "control share" law. Under the WBCL, subject to various exceptions, the voting rights of a shareholder owning in excess of 20% of an issuing public corporation's stock are reduced to one-tenth vote per share for the excess unless the full voting rights of such shareholder are restored pursuant to a shareholder vote.

    The provisions of the WBCL relating to its "fair price," "business combination" and "control share" provisions are not applicable to Pryon.

    The OBCA contains an anti-takeover statute commonly referred to as a "control share law." Oregon's control share law provides that a person who acquires control shares acquires the voting rights with respect to such control shares only upon receipt of a majority vote of shares held by the pre-existing, disinterested shareholders of the target corporation. "Control shares" are shares acquired within a 90 day period that would, when added to all other shares held by the acquiring person, cause such person's total voting power (but for the control share law) to exceed any of three threshold levels: 20%, 33 1/3%, or 50% of the total outstanding voting shares. As each threshold level is exceeded a new vote is required. The provisions of the Oregon control share law apply equally to transactions approved or opposed by the target corporation's Board of Directors.

    Upon exceeding any of the statutory thresholds, the acquiring person has the right to require that the shareholders consider within 50 days of his demand his right to vote the control shares (provided that the acquiring person undertakes to pay the cost of such shareholders' meeting). At the shareholders' meeting, the acquiring person may not vote any shares held by him on the issue of voting rights with respect to the control shares, and may not vote his control shares on any other matter brought before the meeting. Shares held by officers and employee directors of the target corporation are also prohibited from voting on the issue of the acquiring person's voting rights. The only significant exception to the control share law's restriction on voting rights is for shares acquired pursuant to a merger.

    In order to be covered by Oregon's control share law, a corporation must be an Oregon corporation and satisfy certain other tests. Protocol believes that it currently satisfies such tests and, as a result, is covered by the control share law.

    Both Protocol and Pryon believe that Oregon's control share law could have, in certain circumstances, a deterrent effect on potential takeovers. Because Oregon's control share law effectively limits the ability for a potential acquiror to gain control of a corporation, it may have the effect of discouraging potential acquirors from making offers to purchase the target corporation's shares, which offers some shareholders might feel are in their best interests.

    The OBCA contains a statute commonly known as the "Business Combination Act," which provides that in the event a person or entity acquires 15% or more of the voting shares of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity, may not engage in certain business combination transactions for a period of three years following the date the person became an Interested Shareholder. Business combination transactions include, among other things, (i) merger or consolidation with, disposition of assets to or with, or issuance or redemption of stock to or from, the Acquiring Person, or (iii) the Acquiring Person's receipt of any disproportionate benefit as a shareholder. These restrictions do not apply if (i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting shares of the corporation (disregarding shares owned by directors who are also officers, and certain employee benefit plans),
(ii) the Board of Directors approves the share acquisition or business combination before the Interested Shareholder acquired 15% or more of the corporation's voting shares, or (iii) the Board of Directors and the holders of a least two-thirds of the outstanding voting shares of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation's voting shares.

    Both Protocol and Pryon believe that the Business Combination Act will have the effect of encouraging any potential acquiror to negotiate with Protocol's
Board of Directors and will also discourage certain potential acquirors unwilling to comply with its requirements.

"BLANK CHECK" PREFERRED STOCK

    The Pryon Articles permit the Board of Directors to determine the rights, preferences, privileges and restrictions of authorized but unissued Preferred Stock, commonly referred to as "Blank Check" Preferred Stock. The issuance of Preferred Stock with extraordinary rights may be used to deter hostile takeover attempts.

    The Protocol Articles permit the Board of Directors to determine the rights, preferences, privileges and restrictions of authorized but unissued Preferred Stock, commonly referred to as "Blank Check" Preferred Stock. The issuance of preferred stock with extraordinary rights may be used to deter hostile takeover attempts.

REMOVAL OF DIRECTORS

    Under the WBCL, shareholders may remove one or more directors of a corporation with or without cause, unless the corporation's Articles of Incorporation or Bylaws provide that directors may be removed only for cause. The Pryon Articles make no such provision.

    Under the OBCA, shareholders may remove one or more directors of a corporation with or without cause, unless the corporation's Articles of Incorporation provide that directors may be removed only for cause. The Protocol Articles provide that all or any number of the directors may be removed only for cause, and at a meeting of the shareholders called expressly for that purpose, by the vote of 75% of the votes then entitled to be cast for the election of directors.

CLASSIFIED BOARD OF DIRECTORS

    The WBCL permits the establishment in the corporation's Articles of Incorporation or, if the Articles of Incorporation so authorize, Bylaws, of a classified board under which directors can be divided into as many as three classes having staggered terms of office, with one class of directors coming up for election each year. The Pryon Articles do not provide for a classified Board of Directors.

    The OBCA permits, if a corporation has six or more directors, the establishment in the corporation's Articles of Incorporation or Bylaws of a classified board under which directors can be divided into as many as three classes having staggered terms of office, with one class of directors coming up for election each year. The Protocol Articles and the Bylaws of Protocol provide for a classified Board of Directors, with three classes and staggered terms.

SIZE OF BOARD OF DIRECTORS

    Both the WBCA and the OBCA provide that the size of a corporation's Board of Directors may be specified in, or fixed in accordance with, the corporation's Articles of Incorporation or Bylaws. The

Bylaws of Pryon provide that the number of directors may be set or changed by the vote of the Board of Directors or the shareholders. The Protocol Articles and the Bylaws of Protocol provide that the number of directors may be set or changed by the vote of the Board of Directors or the shareholders.

DIVIDENDS AND REPURCHASE OF SHARES

    The WBCL permits a corporation, unless otherwise restricted by the corporation's Articles of Incorporation, to make a distribution to its shareholders, unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they became due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's Articles of Incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those shareholders receiving the distribution.

    The   OBCA  permits  a  corporation,  unless  otherwise  restricted  by  the
corporation's  Articles  of  Incorporation,  to  make  a  distribution  to   its
shareholders, unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they became due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's Articles of Incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those shareholders receiving the distribution. The Protocol Articles do not contain any restrictions regarding distributions to shareholders. In addition, the OBCA permits a corporation to acquire its own shares.

CLASS VOTING

    The WBCL provides that the holders of outstanding shares of a class are entitled to vote as a separate voting group with respect to amendments to the corporation's Articles of Incorporation that would affect such class in certain ways, including, without limitation, changing the aggregate number of authorized shares of such class, affecting an exchange or reclassification of all or part of the shares of such class into shares of another class, changing the designation, rights or preferences of all or part of the shares of such class, or limiting or denying an existing preemptive right of all or part of the shares of such class. In addition, the WBCL requires separate voting by voting groups with respect to a Plan of Merger that contains one or more proposed amendments to the Articles of Incorporation, which amendments would require voting by the holders of outstanding shares of a class as a separate voting group.

    The OBCA provides that the holders of outstanding shares of a class are entitled to vote as a separate voting group with respect to amendments to the corporation's Articles of Incorporation that would affect such class in certain ways, including without limitation, changing the aggregate number of authorized shares of such class, affecting an exchange or reclassification of all or part of the shares of such class into shares of another class, changing the designation, rights or preferences of all or part of the shares of such class, or limiting or denying an existing preemptive right of all or part of the shares of such class. In addition, the OBCA requires separate voting by voting groups with respect to a Plan of Merger that contains one or more proposed amendments to the Articles of Incorporation, which amendments would require voting by the holders of outstanding shares of a class as a separate voting group.

                                 LEGAL OPINION

    The legality of the Protocol Common Stock to be issued in connection with the Merger is being passed upon for Protocol by Ater Wynne Hewitt Dodson & Skerritt, LLP, Portland, Oregon.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to Protocol's 1997 annual meeting of shareholders must be received by Protocol not later than December , 1996, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). In addition, Protocol's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of Protocol not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require Protocol to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                    EXPERTS

    The consolidated financial statements and consolidated financial statement schedules of Protocol and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and given on the authority of said firm as experts in auditing and accounting. The report of KPMG Peat Marwick LLP covering the December 31, 1995 and 1994 Financial Statements refers to a change in accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No.109, "Accounting for Income Taxes" and a change in the method of accounting for certain investments in debt and equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

    The financial statements of Pryon as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in this Joint Proxy Statement/Prospectus have been so included in reliance upon the report of Price Waterhouse LLP, independent accountants, and given on the authority of said firm as experts in auditing and accounting.

                        PRYON CORPORATION AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                          PAGE
                                                                                                      ------------
Report of Independent Accountants...................................................................      F-1
Consolidated Financial Statements:
  Consolidated Balance Sheets.......................................................................      F-2
  Consolidated Statements of Operations.............................................................      F-3
  Consolidated Statements of Shareholders' (Deficit) Equity.........................................      F-4
  Consolidated Statements of Cash Flows.............................................................      F-5
  Notes to Consolidated Financial Statements........................................................   F-6 - F-11

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Pryon Corporation

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and shareholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Pryon Corporation and its subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
March 11, 1996

                        PRYON CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                DECEMBER 31,
                                                                                        ----------------------------
                                                                                            1995           1994
                                                                           MARCH 31,    -------------  -------------
                                                                         -------------
                                                                             1996
                                                                         -------------
                                                                          (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents............................................  $      10,064  $      45,230  $     166,640
  Accounts receivable, less allowance for doubtful accounts of $52,000,
   $52,000 and $40,000 in 1996, 1995 and 1994, respectively............      1,777,536      1,613,282      1,352,823
  Inventories..........................................................      3,844,325      3,769,428      3,252,710
  Other current assets.................................................        221,179        196,558         57,766
                                                                         -------------  -------------  -------------
    Total current assets...............................................      5,853,104      5,624,498      4,829,939
                                                                         -------------  -------------  -------------
PROPERTY AND EQUIPMENT
  Machinery and equipment..............................................      2,112,410      1,777,310      1,457,829
  Office furniture and equipment.......................................        942,986        889,886        629,822
  Leasehold improvements...............................................        403,601        392,092        365,855
  Construction in progress.............................................       --              273,856       --
                                                                         -------------  -------------  -------------
                                                                             3,458,997      3,333,144      2,453,506
  Less: accumulated depreciation.......................................     (1,696,077)    (1,512,651)      (942,262)
                                                                         -------------  -------------  -------------
                                                                             1,762,920      1,820,493      1,511,244
                                                                         -------------  -------------  -------------
OTHER ASSETS
  Capitalized software development costs -- net........................        251,397        255,397        196,001
  Other................................................................       --                9,493         75,079
                                                                         -------------  -------------  -------------
                                                                               251,397        264,890        271,080
                                                                         -------------  -------------  -------------
                                                                         $   7,867,421  $   7,709,881  $   6,612,263
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------
                           LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
  Line of credit.......................................................  $    --        $    --        $   1,150,000
  Notes payable -- Shareholders........................................                      --              226,287
  Current maturities of long-term debt.................................         50,000         50,000         57,000
  Current maturities of capital lease obligation.......................         37,851         49,816         44,816
  Accounts payable.....................................................        824,161        776,544        946,638
  Accrued compensation and employee benefits...........................         33,660        358,008        115,043
  Accrued warranties...................................................        155,081        145,081        145,475
  Other current liabilities............................................        126,067         69,337        122,917
                                                                         -------------  -------------  -------------
    Total current liabilities..........................................      1,226,820      1,448,786      2,808,176
                                                                         -------------  -------------  -------------
LONG-TERM DEBT
  Line of credit.......................................................      1,571,038      1,381,035       --
  Notes payable -- Shareholders........................................        226,287        226,287       --
  Notes payable -- Bank................................................        175,000        187,500        106,652
  Capital lease obligation.............................................       --             --               49,816
                                                                         -------------  -------------  -------------
                                                                             1,972,325      1,794,822        156,468
                                                                         -------------  -------------  -------------
SERIES A REDEEMABLE PREFERRED STOCK, $.10 stated value; 60,000 shares
 authorized, 58,505 shares issued and outstanding......................      1,887,998      1,887,998      1,887,998
                                                                         -------------  -------------  -------------
SERIES B REDEEMABLE PREFERRED STOCK, $.10 stated value; 80,599 shares
 authorized, issued and outstanding....................................      4,848,514      4,848,514      4,848,514
                                                                         -------------  -------------  -------------
SHAREHOLDERS' (DEFICIT) EQUITY
  Common stock, $.10 par value; 419,401 shares authorized, 101,920,
   101,920 and 101,880 shares issued and outstanding at March 31, 1996,
   December 31, 1995 and 1994, respectively............................         10,192         10,192         10,188
  Additional paid-in capital...........................................            918            918            722
  Accumulated deficit..................................................     (1,571,743)    (1,773,746)    (2,592,200)
                                                                         -------------  -------------  -------------
                                                                            (1,560,633)    (1,762,636)    (2,581,290)
                                                                         -------------  -------------  -------------
  Less -- Treasury stock, 26,512 shares at cost........................       (507,603)      (507,603)      (507,603)
                                                                         -------------  -------------  -------------
                                                                            (2,068,236)    (2,270,239)    (3,088,893)
                                                                         -------------  -------------  -------------
                                                                         $   7,867,421  $   7,709,881  $   6,612,263
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                        PRYON CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    FOR THE YEAR ENDED                FOR THE THREE MONTHS ENDED
                                                       DECEMBER 31,                           MARCH 31,
                                       --------------------------------------------  ----------------------------
                                            1995           1994           1993           1996           1995
                                       --------------  -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
NET SALES............................  $   12,276,320  $   7,892,059  $   7,203,276  $   3,135,084  $   3,058,643
OTHER REVENUES.......................        --              108,880         37,000       --             --
                                       --------------  -------------  -------------  -------------  -------------
                                           12,276,320      8,000,939      7,240,276      3,135,084      3,058,643
COST OF GOODS SOLD...................       7,242,545      5,435,324      5,213,142      1,754,838      1,790,728
                                       --------------  -------------  -------------  -------------  -------------
GROSS PROFIT.........................       5,033,775      2,565,615      2,027,134      1,380,246      1,267,915
OPERATING EXPENSES:
  Research and development...........       1,528,823      1,352,831      1,139,776        459,489        369,348
  General and administrative.........       1,240,060      1,009,158        850,916        343,974        260,884
  Marketing and selling..............       1,252,315        846,846        265,627        321,946        267,177
                                       --------------  -------------  -------------  -------------  -------------
                                            4,021,198      3,208,835      2,256,319      1,125,409        897,409
                                       --------------  -------------  -------------  -------------  -------------
INCOME (LOSS) FROM OPERATIONS........       1,012,577       (643,220)      (229,185)       254,837        370,506
OTHER INCOME (EXPENSE):
  Interest income....................           5,010          5,236         16,529          2,060          1,259
  Interest expense...................        (185,380)      (146,071)       (50,927)       (49,927)       (42,599)
  Other..............................         (13,753)        (9,880)          (230)        (4,967)         8,499
                                       --------------  -------------  -------------  -------------  -------------
                                             (194,123)      (150,715)       (34,628)       (52,834)       (32,841)
                                       --------------  -------------  -------------  -------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES....         818,454       (793,935)      (263,813)       202,003        337,665
PROVISION FOR INCOME TAXES...........        --             --             --             --             --
                                       --------------  -------------  -------------  -------------  -------------
NET INCOME (LOSS)....................  $      818,454  $    (793,935) $    (263,813) $     202,003  $     337,665
                                       --------------  -------------  -------------  -------------  -------------
                                       --------------  -------------  -------------  -------------  -------------
NET INCOME (LOSS) PER SHARE..........  $         3.65  $      (10.55) $       (3.51) $         .89  $        1.49
                                       --------------  -------------  -------------  -------------  -------------
                                       --------------  -------------  -------------  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                        PRYON CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

                                              COMMON STOCK          TREASURY STOCK       ADDITIONAL
                                          --------------------  ----------------------     PAID-IN     ACCUMULATED
                                           SHARES     AMOUNT     SHARES      AMOUNT        CAPITAL       DEFICIT        TOTAL
                                          ---------  ---------  ---------  -----------  -------------  ------------  ------------
Balance at December 31, 1992............    101,500  $  10,150    (26,512) $  (507,603)   $      --    $ (1,534,452) $ (2,031,905)
  Net (loss)............................     --         --         --          --            --            (263,813)     (263,813)
  Issuance of common stock..............        200         20     --          --               380         --                400
                                          ---------  ---------  ---------  -----------        -----    ------------  ------------
Balance at December 31, 1993............    101,700     10,170    (26,512)    (507,603)         380      (1,798,265)   (2,295,318)
  Net (loss)............................     --         --         --          --            --            (793,935)     (793,935)
  Issuance of common stock..............        180         18     --          --               342         --                360
                                          ---------  ---------  ---------  -----------        -----    ------------  ------------
Balance at December 31, 1994............    101,880     10,188    (26,512)    (507,603)         722      (2,592,200)   (3,088,893)
  Net income............................     --         --         --          --            --             818,454       818,454
  Issuance of common stock..............         40          4     --          --               196         --                200
                                          ---------  ---------  ---------  -----------        -----    ------------  ------------
Balance at December 31, 1995............    101,920     10,192    (26,512)    (507,603)         918      (1,773,746)   (2,270,239)
  Net income............................     --         --         --          --            --             202,003       202,003
                                          ---------  ---------  ---------  -----------        -----    ------------  ------------
Balance at March 31, 1996 (Unaudited)...    101,920  $  10,192    (26,512) $  (507,603)   $     918    $ (1,571,743) $ (2,068,236)
                                          ---------  ---------  ---------  -----------        -----    ------------  ------------
                                          ---------  ---------  ---------  -----------        -----    ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                        PRYON CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       FOR THE YEAR ENDED                 FOR THE THREE MONTHS
                                                          DECEMBER 31,                      ENDED MARCH 31,
                                           -------------------------------------------  ------------------------
                                               1995           1994           1993          1996         1995
                                           -------------  -------------  -------------  -----------  -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................  $     818,454  $    (793,935) $    (263,813) $   202,003  $   337,665
  Adjustments to reconcile net income
   (loss) to net cash provided by (used
   for) operating activities:
    Depreciation and amortization........        642,389        478,366        328,979      187,426      152,780
    (Decrease) increase in cash due to
     changes in:
      Accounts receivable................       (260,459)      (367,600)        78,173     (164,254)    (325,790)
      Inventory..........................       (516,718)      (651,213)      (625,669)     (74,897)      14,993
      Other current assets...............        (73,301)       (25,553)       129,318      (24,621)     (31,810)
      Other assets.......................             95           (132)       (74,947)       9,493      --
      Accounts payable...................       (170,094)       434,750         (1,693)      47,617     (121,624)
      Deferred revenue...................       --             (183,150)      (758,350)     --           --
      Other current liabilities..........        188,992         97,064        113,263     (257,618)     (81,882)
                                           -------------  -------------  -------------  -----------  -----------
Net cash provided by (used for) operating
 activities..............................        629,358     (1,011,403)    (1,074,739)     (74,851)     (55,668)
                                           -------------  -------------  -------------  -----------  -----------
CASH FLOWS FROM INVESTMENT ACTIVITIES:
  Additions to property and equipment....       (879,638)      (567,106)      (804,172)    (125,853)    (185,967)
  Additions to capitalized software
   development costs.....................       (131,397)      (100,000)       (96,000)     --           --
                                           -------------  -------------  -------------  -----------  -----------
Net cash used for investing activities...     (1,011,035)      (667,106)      (900,172)    (125,853)    (185,967)
                                           -------------  -------------  -------------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of Series B redeemable
   preferred stock -- net................       --              995,902         10,042      --           --
  Issuance of common stock...............            200            360            400      --               200
  Capital lease obligation...............        (44,816)      --             --            (11,965)     (10,764)
  Net proceeds (payments) of notes
   payable...............................         73,848        (94,261)        83,329      (12,500)     (13,448)
  Proceeds from line of credit...........        231,035        800,000        350,000      190,003      200,000
                                           -------------  -------------  -------------  -----------  -----------
Net cash provided by financing
 activities..............................        260,267      1,702,001        443,771      165,538      175,988
                                           -------------  -------------  -------------  -----------  -----------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS.............................       (121,410)        23,492     (1,531,140)     (35,166)     (65,647)
CASH AND CASH EQUIVALENTS, BEGINNING OF
 PERIOD..................................        166,640        143,148      1,674,288       45,230      166,640
                                           -------------  -------------  -------------  -----------  -----------
END OF PERIOD............................  $      45,230  $     166,640  $     143,148  $    10,064  $   100,993
                                           -------------  -------------  -------------  -----------  -----------
                                           -------------  -------------  -------------  -----------  -----------
SUPPLEMENTAL DISCLOSURE
  Cash paid during the period:
    Interest.............................  $     178,827  $     135,009  $      51,267  $    51,716  $    52,334
                                           -------------  -------------  -------------  -----------  -----------
                                           -------------  -------------  -------------  -----------  -----------
NON-CASH TRANSACTIONS
  Equipment capitalized under capital
   leases................................  $    --        $     134,951  $    --        $   --       $   --
                                           -------------  -------------  -------------  -----------  -----------
                                           -------------  -------------  -------------  -----------  -----------


    The accompanying notes are an integral part of the financial statements.

                        PRYON CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS -- Pryon Corporation (the "Company") is a Wisconsin corporation located in Menomonee Falls, Wisconsin. The Company was founded in 1988 and is engaged in the design, manufacture and sale of carbon dioxide monitoring devices for medical applications. Distribution of these devices is made on a world-wide basis through original equipment manufacturers and direct distribution channels. International sales totalled $1,701,000, $951,000 and $929,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

    QUARTERLY INFORMATION -- The financial statements at March 31, 1996 and for the three month periods ended March 31, 1996 and 1995 are unaudited, however, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial position at these dates and the results of operations and cash flows for these periods have been included. The results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the full year or any other interim period.

    PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Pryon World-Wide Corporation, a foreign sales corporation, which was incorporated in July 1993. All intercompany transactions and balances have been eliminated.

    CASH AND CASH EQUIVALENTS -- Cash equivalents are stated at cost, which approximates market. The Company considers all highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash equivalents. At December 31, 1995 and 1994, money market mutual funds approximating $500 and $10,200, respectively, are included as cash equivalents.

    INVENTORIES -- Inventories are valued at the lower of cost, determined by the first-in, first-out method or market.

    PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost. Properties are depreciated using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Properties are depreciated over their estimated useful lives which range from three to five years for machinery, equipment and office furniture and eleven years for leasehold improvements. Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. Depreciation expense totalled $570,388, $418,866 and $254,443 for the years ended December 31, 1995, 1994 and 1993, respectively.

    RESEARCH AND DEVELOPMENT -- Research and development costs are primarily expensed as incurred. Development costs related to software used in the Company's products are charged to research and development expense as incurred. Subsequent software development costs incurred to develop a product master are capitalized. Costs totalling $131,000 and $100,000 were capitalized during 1995 and 1994, respectively. Amortization of these costs is computed using the straight-line method over the estimated period of benefit. The Company reviews the carrying value of these costs for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

    DEFERRED AND OTHER REVENUES -- The Company often receives one-time, non-refundable fees for engineering services and advanced payments from customers under sales agreements. The fees for engineering charges are deferred and recognized ratably as income over the period that the engineering services are performed. Income recognized from engineering services for the years ended December 31, 1994 and 1993 has been included as other revenues on the accompanying statements of operations ($0 in 1995). Advanced payments for future delivery of products are deferred

                        PRYON CORPORATION AND SUBSIDIARY

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and recognized as sales in accordance with actual delivery terms of the sales agreements. In all other cases, the Company recognizes revenue at the time of shipment of products. Additionally, the Company provides for estimated product warranty costs and returns at the time of shipment.

    INCOME TAXES -- Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. A valuation allowance is recorded against all deferred tax assets, including net operating loss and other tax basis carryforwards, for the amount which management considers it will likely not realize.

    EARNINGS PER SHARE -- Earnings per share amounts are computed based upon the weighted average number of shares actually outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options and the conversion of the Series A and Series B redeemable preferred stock. The number of common and common stock equivalent shares used in the computation were 227,045 and 226,645 for the periods ended March 31, 1996 and 1995, respectively, and 224,520, 75,278 and 75,088 for the years ended December 31, 1995, 1994 and 1993, respectively. Dilutive stock options and the Series A and Series B redeemable preferred stock were antidilutive for the years ended December 31, 1994 and 1993.

    USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- INVENTORIES
    Inventories consist of the following:

                                                               MARCH 31,            DECEMBER 31,
                                                             -------------  ----------------------------
                                                                 1996           1995           1994
                                                             -------------  -------------  -------------
                                                              (UNAUDITED)
Raw materials..............................................      1,250,260  $   1,324,411  $   1,121,012
Work in process............................................      2,206,378      2,184,903      2,000,809
Finished goods.............................................        387,687        260,114        130,889
                                                             -------------  -------------  -------------
                                                                 3,844,325  $   3,769,428  $   3,252,710
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

NOTE 3 -- LINE OF CREDIT
    During 1995 the Company entered into a $2,250,000 line of credit and term notes agreement with a bank. Available borrowings under the line of credit agreement are limited by certain calculations that are based on eligible accounts receivable and inventories of the Company. The line of credit bears interest at the bank's prime rate plus 1% (9.5% at December 31, 1995). The interest rate on the line of credit may be reduced by .25% subsequent to December 31, 1995, provided the Company attains certain financial milestones. The line of credit is due in 1998 and is secured by substantially all of the assets of the Company. Borrowings outstanding on the line of credit were $1,381,000 at December 31, 1995. The line of credit and term notes agreement contains certain financial covenants and other restrictions.

    In 1994 the Company maintained a $2,000,000 line of credit and term note agreement with a bank. Available borrowings under the line of credit agreement were limited by certain calculations that were based on the assets and net income of the Company. The line of credit bore interest at the bank's prime rate plus .5% (9.0% at December 31, 1994) and required the Company to pay an additional annual facility fee of $10,000. The line of credit was due on demand and was secured by substantially all of the assets of the Company. Borrowings outstanding on the line of credit and term note agreement contained certain restrictions and requirements with regard to significant changes in

                        PRYON CORPORATION AND SUBSIDIARY

NOTE 3 -- LINE OF CREDIT (CONTINUED)
ownership or management of the Company and dividend distributions without prior bank approval. In addition, the Company was required to maintain certain minimum net worth levels. In 1995, the Company repaid the amount outstanding under this agreement.

NOTE 4 -- LONG-TERM DEBT
    During 1995 the Company entered into a $250,000 term note with a bank. The note bears interest at the bank's prime rate plus 1.25% (9.75% at December 31, 1995) and is secured by substantially all of the assets of the Company. The note is for a four year term, with monthly payments of principal and interest commencing October 31, 1995. The monthly principal payments total $4,167 with the remaining unpaid balance due on July 31, 1998. Borrowings outstanding under the term note were $237,500 at December 31, 1995.

    During 1995 the Company entered into a $250,000 term note with a bank to finance capital expenditures. The Company may take advances against the note for 80% of capital expenditures approved by the bank. Borrowings against the note bear interest at the bank's prime rate plus 1.25% (9.75% at December 31, 1995) and are secured by substantially all of the assets of the Company. Advances are to be repaid in equal monthly installments over a four year period commencing on the month subsequent to the advance, with the remaining unpaid balance due on July 31, 1998. No advances were outstanding under the term note at December 31, 1995.

    In 1994 the Company had a $240,000 term note with a bank. The note bore interest at the bank's prime rate plus 1% (9.5% at December 31, 1994) and was secured by substantially all of the assets of the Company. The note was for a four year term, with monthly payments of principal and interest due commencing July 31, 1993 in the amount of $5,800 and the remaining unpaid balance due on June 30, 1997. Borrowings outstanding under the term note were $163,652 at December 31, 1994. In 1995, the Company repaid the amounts outstanding under the term note.

    In August 1990, in accordance with the Stock Purchase Agreement relating to the issuance of the Series A redeemable preferred stock (see Note 5), the Company issued $226,287 of notes payable to certain officers and shareholders of the Company. On July 2, 1995, the existing notes payable were canceled and new notes were issued which extended the maturity date of the unpaid principal balance to June 30, 1997 and modified the quarterly prepayment formula. Interest on the outstanding balance is payable monthly and is computed based on a bank's prime rate, plus 2% (10.5% at December 31, 1995). The Company is required to make quarterly prepayments of principal based on a formula which is dependent upon the Company's reported quarterly earnings. No payments have been made as of December 31, 1995 by the Company. The notes are subordinated to the line of credit and term notes with a bank. Accordingly, all quarterly prepayments of principal are subject to prior approval of the bank.

    The Company leases certain computer equipment under a capital lease agreement. See Note 6.

    Future obligations under long-term debt agreements in effect at December 31, 1995 are as follows:

1996...................................................  $   50,000
1997...................................................     276,287
1998...................................................   1,518,535
                                                         ----------
                                                         $1,844,822
                                                         ----------
                                                         ----------

NOTE 5 -- SERIES A AND SERIES B REDEEMABLE PREFERRED STOCK
    The Company has authorized 60,000 shares of $.10 stated value Series A redeemable preferred stock. At December 31, 1995, 1994 and 1993 there were 58,505 shares of Series A redeemable preferred stock outstanding.

                        PRYON CORPORATION AND SUBSIDIARY

NOTE 5 -- SERIES A AND SERIES B REDEEMABLE PREFERRED STOCK (CONTINUED)
    At  December 31, 1995, 1994  and 1993, there were  80,599, 80,599 and 64,267 shares of $.10 stated value Series B redeemable preferred stock authorized, respectively, and 80,599, 80,599 and 64,104 shares outstanding, respectively. In December 1994, the Company issued 16,495 of these shares. In connection with the 1994 issuance, the Company incurred $14,087 of legal fees which were offset against the related proceeds of the issuance. During March 1993, the Company issued 164 shares of Series B redeemable preferred stock. The issuance price for each of these transactions was $61.23 per share.

    Each share of Series A and Series B redeemable preferred stock is convertible, at any time, into the number of shares of common stock based upon a conversion ratio, as defined in the Stock Purchase Agreements. The Conversion Price is equal to the initial issuance price for each share of redeemable preferred stock. The Conversion Price is subject to adjustment upon the issuance of common stock or other convertible securities. Based upon the Conversion Price, at December 31, 1995 the holders of Series A and Series B redeemable preferred stock may convert their shares into 139,104 shares of common stock. The preferred shareholders are entitled to one vote per common share which would be issuable upon conversion of the preferred stock. The preferred shareholders are entitled to participate with the holders of the common stock in any dividends declared, paid or accrued. The Series B redeemable preferred shares have priority over Series A redeemable preferred shares and common stock upon liquidation of the Company. In addition, Series A redeemable preferred shares have priority over common stock upon liquidation.

    The Company is required to redeem all of the shares of Series A and Series B redeemable preferred shares on December 31, 1997. The redemption price shall be an amount equal to the original issuance price per share plus any declared but unpaid dividends. If the assets of the Company are insufficient to pay the holders of the preferred shares the full amounts to which they shall be entitled at the date of redemption, funds to the extent legally available shall be distributed according to the liquidation preference of the preferred shares. The Series A and Series B redeemable preferred shares require compliance with certain nonfinancial covenants concerning continuity of operations, corporate existence and management and certain other items. If an event of noncompliance has occurred and is continuing, the Company shall, upon the written request of 70% of the preferred shareholders, redeem the preferred shares then outstanding at the original issuance price.

NOTE 6 -- LEASES
    The Company has secured agreements for $750,000 of operating leases with certain leasing companies to provide for capital equipment requirements. The various lease terms of the agreements expire in January 1996 through July 1997.

    The Company leases certain computer equipment under a capital lease agreement. Equipment under capital leases are included within the office furniture and equipment caption in the accompanying balance sheets.

    Future minimum lease payments required under long-term operating and capital lease agreements in effect at December 31, 1995 are as follows:

                                                                     CAPITAL    OPERATING      TOTAL
                                                                    ---------  -----------  -----------
1996..............................................................  $  52,728  $   231,090  $   283,818
1997..............................................................     --          121,614      121,614
1998..............................................................     --            6,392        6,392
1999..............................................................     --            2,664        2,664
                                                                    ---------  -----------  -----------
                                                                       52,728  $   361,760  $   414,488
                                                                               -----------  -----------
                                                                               -----------  -----------
Less imputed interest.............................................     (2,912)
                                                                    ---------
                                                                    $  49,816
                                                                    ---------
                                                                    ---------

                        PRYON CORPORATION AND SUBSIDIARY

NOTE 6 -- LEASES (CONTINUED)
    Total rentals charged to operations approximated $341,000, $284,000 and $192,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Total depreciation charged to operations for items under capital leases was approximately $38,000, $21,000 and $0, respectively, for the years ended December 31, 1995, 1994 and 1993.

NOTE 7 -- INCOME TAXES
    The provision (benefit) for income taxes for the year ended December 31 consisted of the following:

                                                                            1995
                                                                        ------------
Current...............................................................
  Federal.............................................................  $    278,399
  State...............................................................        64,687
Deferred..............................................................      (343,086)
                                                                        ------------
                                                                        $    --
                                                                        ------------
                                                                        ------------

    The Company had no current or deferred provision for income taxes in 1994 or 1993.

    Deferred tax assets at December 31 are comprised of the following:

                                                                                1995           1994
                                                                            ------------  --------------
Net operating loss carryforwards..........................................  $    521,711  $      843,976
Research and development credit carryforwards.............................       300,075         244,729
Other deferred tax assets -- net..........................................        91,951         101,936
                                                                            ------------  --------------
Gross deferred tax asset..................................................       913,737       1,190,641
Deferred tax asset valuation reserve......................................      (913,737)     (1,190,641)
                                                                            ------------  --------------
Net deferred tax asset....................................................  $    --       $     --
                                                                            ------------  --------------
                                                                            ------------  --------------

    Other deferred tax items consist primarily of depreciation, inventory capitalization and other accrued liabilities which will be deducted for tax purposes in future periods.

    Effective January 1, 1993, the Company adopted the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", on a prospective basis and recorded a deferred tax valuation reserve of ($825,240) at December 31, 1993.

    At December 31, 1995, the Company has the following net operating loss carryforwards to offset future taxable income:

                                                                             INCOME TAX
                                                                              REPORTING      EXPIRES
                                                                            -------------  ------------
Federal net operating loss................................................  $   1,315,121     2003-2009
State net business loss...................................................      1,431,284     2003-2009

    The net operating loss carryforwards may be limited upon a future change in ownership.


    Based   on  the  Company's  recent  history  of  operating  losses  and  the uncertainty surrounding its ability to maintain a distribution network, therefore its future revenue sources (See Note 10 -- Subsequent Event), management has determined that taxable income sufficient to fully recognize all deferred tax assets is not likely.


NOTE 8 -- SHAREHOLDERS' EQUITY

    COMMON  STOCK  --  At December 31,  1995, 1994 and 1993, there were 419,401,
419,401  and  435,733  shares  of  $.10  par  value  common  stock   authorized,
respectively.

                        PRYON CORPORATION AND SUBSIDIARY

NOTE 8 -- SHAREHOLDERS' EQUITY (CONTINUED)
    STOCK OPTION PLANS -- On January 21, 1992 and on September 1, 1994, the Company's Board of Directors approved and adopted the 1991 Stock Option Plan and the 1994 Stock Option Plan (the "Plans"), respectively. Under the provisions of the Plans, the Company may grant to key employees, directors and consultants, either nonqualified or incentive stock options to purchase up to 24,000 shares of its common stock. The Board of Directors of the Company, which administers the Plans may, at its discretion, grant stock appreciation rights with respect to these options. All stock options and stock appreciation rights expire at specified intervals ranging from five to ten years from the date of grant. The vesting period for the stock options and stock appreciation rights issued varies by Plan participant in accordance with the individual terms of employment and cumulative length of service to the Company.

    The Company granted options under the Plans to certain employees to purchase 6,250, 5,050 and 1,200 shares of common stock during fiscal 1995, 1994 and 1993, respectively. Exercise prices ranged from $6.00 to $8.00 per share in 1995, were $5.00 per share during 1994 and ranged from $4.00 to $5.00 per share during 1993. These stock options expire in the period January, 1997 to October, 2004. During 1995, options were exercised to purchase 40 shares of common stock at an exercise price of $5.00 per share. During 1994 and 1993, respectively, options were exercised to purchase 180 and 200 shares of common stock at an exercise price of $2.00 per share. Options forfeited in 1995, 1994 and 1993 under the Plans totalled 2,880. In accordance with the Plans provisions, forfeited shares revert back to the Plans and are eligible to be regranted. At December 31, 1995 and 1994 there were 21,500 and 15,210 options outstanding and 13,645 and 12,420 options exercisable, respectively.

NOTE 9 -- SALES TO MAJOR CUSTOMERS
    Sales to three customers accounted for approximately 39%, 15% and 14%, respectively, of the Company's total sales for the year ended December 31, 1995 and approximately 42%, 10% and 13%, respectively, for the year ended December 31, 1994. Sales to two customers accounted for approximately 58% and 14%, respectively, of the Company's total sales for the year ended December 31, 1993.

    At December 31, 1995, 23%, 20% and 10% of the Company's accounts receivables relate to the accounts of three customers, respectively. At December 31, 1994, 24%, 17% and 11% of the Company's accounts receivables relate to the accounts of three customers, respectively.

NOTE 10 -- SUBSEQUENT EVENT
    On February 20, 1996, the Company entered into a definitive agreement to be acquired by Protocol Systems, Inc. ("Protocol"), a manufacturer of patient monitoring instruments and systems based in Beaverton, Oregon. In accordance with the agreement, the Company's shareholders will receive 2,320,843 shares of Protocol's common stock in exchange for all of the outstanding capital stock of the Company, subject to adjustment under certain circumstances based on the market price of Protocol's common stock during a specified period prior to the closing of the transaction. The acquisition, which is expected to be accounted for as a pooling of interests, is not expected to be completed before June, 1996 and is subject to the approval of the shareholders of both the Company and Protocol in addition to the completion and/or achievement of certain specified actions or operating result benchmarks. Protocol may waive any of the stipulated conditions during final negotiations. Protocol intends to operate the Company as a wholly-owned subsidiary and to continue engineering, manufacturing and original equipment manufacturers sales activities at the Company's current facility.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                               FEBRUARY 20, 1996
                                     AMONG
                            PROTOCOL SYSTEMS, INC.,
                          PROTOCOL MERGER CORPORATION
                                      AND
                               PRYON CORPORATION

                               TABLE OF CONTENTS

                                                                                                          PAGE NO.
                                                                                                         -----------
                                                                                           ARTICLE 1
DEFINITIONS............................................................................................         A-1
     1.1   Defined Terms...............................................................................         A-5
     1.2   Other Defined Terms.........................................................................         A-5
     1.3   Usage of Terms..............................................................................         A-6
                                                                                           ARTICLE 2
THE MERGER; EFFECTIVE TIME; CLOSING.................................................................            A-6
      2.1  The Merger..................................................................................         A-6
      2.2  Effective Time..............................................................................         A-6
      2.3  Closing.....................................................................................         A-6
ARTICLE 3
TERMS OF MERGER........................................................................................         A-6
      3.1  Articles of Incorporation...................................................................         A-6
      3.2  Bylaws......................................................................................         A-6
      3.3  Directors...................................................................................         A-6
      3.4  Officers....................................................................................         A-7
      3.5  Effects of Merger...........................................................................         A-7
ARTICLE 4
MERGER CONSIDERATION; EXCHANGE OR CANCELLATION OF SHARES IN THE MERGER.................................         A-7
      4.1  Merger Consideration; Conversion or Cancellation of Shares in the Merger....................         A-7
      4.2  Stock Options...............................................................................         A-8
      4.3  Payment for Shares..........................................................................         A-9
      4.4  Fractional Shares...........................................................................         A-9
      4.5  Closing of the Company's Transfer Books.....................................................        A-10
      4.6  Escrow of Shares............................................................................        A-10
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................        A-10
      5.1  Organization and Qualification..............................................................        A-10
      5.2  Capitalization..............................................................................        A-10
      5.3  Subsidiaries................................................................................        A-10
      5.4  Authority Relative to this Agreement........................................................        A-11
      5.5  Company Action..............................................................................        A-11
      5.6  Financial Statements........................................................................        A-11
      5.7  Absence of Certain Changes or Events........................................................        A-12
      5.8  Litigation..................................................................................        A-12
      5.9  Taxes.......................................................................................        A-13
      5.10 Compliance with Permits, Applicable Laws and Agreements.....................................        A-13
      5.11 Employee Plans and Benefit Arrangements.....................................................        A-14
      5.12 Employee Contracts and Non-Disclosure Agreements............................................        A-16
      5.13 Real Property...............................................................................        A-16
      5.14 Tangible Personal Property..................................................................        A-16
      5.15 Intangible Property.........................................................................        A-17
      5.16 Title to Assets.............................................................................        A-18
      5.17 Inventories and Receivables.................................................................        A-18
      5.18 Contracts...................................................................................        A-18
      5.19 Suppliers and Customers.....................................................................        A-19

                                      (i)

      5.20 Products; Product Warranties................................................................        A-19
      5.21 Environmental Matters.......................................................................        A-19
      5.22 Transactions with Certain Persons...........................................................        A-20
      5.23 Absence of Certain Payments.................................................................        A-20
      5.24 Records.....................................................................................        A-21
      5.25 Insurance...................................................................................        A-21
      5.26 Bank Accounts, Directors and Officers.......................................................        A-21
      5.27 Takeover Provisions Inapplicable............................................................        A-22
      5.28 Financial Advisor...........................................................................        A-22
      5.29 Accounting Matters..........................................................................        A-22
      5.30 Other Negotiations..........................................................................        A-22
      5.31 Investment Company Act......................................................................        A-22
      5.32 No Company Material Adverse Effect..........................................................        A-22
      5.33 Information in Disclosure Documents.........................................................        A-22
      5.34 Disposition of Protocol Common Shares.......................................................        A-23
ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PROTOCOL.............................................................        A-23
      6.1  Organization and Qualification..............................................................        A-23
      6.2  Capitalization..............................................................................        A-23
      6.3  Subsidiaries................................................................................        A-24
      6.4  Authority Relative to this Agreement........................................................        A-24
      6.5  Protocol Action.............................................................................        A-25
      6.6  Reports and Financial Statements............................................................        A-25
      6.7  Absence of Certain Changes or Events........................................................        A-25
      6.8  Litigation..................................................................................        A-26
      6.9  Fairness Opinion............................................................................        A-26
      6.10 Compliance with Permits, Applicable Laws and Agreements.....................................        A-26
      6.11 Suppliers and Customers.....................................................................        A-26
      6.12 Products....................................................................................        A-26
      6.13 Financial Advisor...........................................................................        A-27
      6.14 Accounting Matters..........................................................................        A-27
      6.15 Investment Company Act......................................................................        A-27
      6.16 Information in Disclosure Documents.........................................................        A-27
ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF MERGER SUB...........................................................        A-28
      7.1  Organization................................................................................        A-28
      7.2  Capitalization..............................................................................        A-28
      7.3  Authority Relative to this Agreement........................................................        A-28
      7.4  Merger Sub Action...........................................................................        A-28
      7.5  Interim Operations of Merger Sub............................................................        A-28
ARTICLE 8
CONDUCT OF BUSINESS PENDING THE MERGER.................................................................        A-29
      8.1  Conduct of Business of the Company..........................................................        A-30
      8.2  Conduct of Business of Protocol.............................................................        A-30
      8.3  Conduct of Business of Merger Sub...........................................................        A-30
      8.4  Notice of Breach............................................................................        A-30
ARTICLE 9
ADDITIONAL AGREEMENTS..................................................................................        A-30
      9.1  Meetings of Shareholders....................................................................        A-30
      9.2  Registration Statement/Proxy Materials......................................................        A-31
      9.3  Affiliates of Protocol and the Company......................................................        A-32

                                      (ii)

      9.4  Registration and Quotation of Protocol Common Shares........................................        A-32
      9.5  Tax Treatment of Merger.....................................................................        A-32
      9.6  Reasonable Efforts..........................................................................        A-32
      9.7  Other Transactions..........................................................................        A-33
      9.8  Access to Information.......................................................................        A-33
      9.9  Employee Matters............................................................................        A-33
      9.10 Payment of Shareholder Notes Payable........................................................        A-34
      9.11 Indemnification of Officers and Directors...................................................        A-34
ARTICLE 10
CONDITIONS PRECEDENT...................................................................................        A-34
     10.1  Conditions to Each Party's Obligations......................................................        A-34
     10.2  Conditions to Obligations of Protocol and Merger Sub........................................        A-35
     10.3  Conditions to Obligations of the Company....................................................        A-36
ARTICLE 11
TERMINATION, AMENDMENT AND WAIVER......................................................................        A-38
     11.1  Termination.................................................................................        A-38
     11.2  Effect of Termination.......................................................................        A-38
     11.3  Amendment...................................................................................        A-38
     11.4  Waiver......................................................................................        A-39
ARTICLE 12
SURVIVAL AND INDEMNIFICATION...........................................................................        A-39
     12.1  Indemnification by the Company..............................................................        A-39
     12.2  Indemnification by Protocol.................................................................        A-39
     12.3  Survival....................................................................................        A-39
     12.4  Limitations Upon Indemnification............................................................        A-40
ARTICLE 13
GENERAL PROVISIONS.....................................................................................        A-40
     13.1  Expenses....................................................................................        A-40
     13.2  Public Announcements........................................................................        A-40
     13.3  Notices, Etc................................................................................        A-41
     13.4  Attorneys' Fees.............................................................................        A-41
     13.5  Severability................................................................................        A-41
     13.6  Remedies Cumulative.........................................................................        A-41
     13.7  No Third-Party Beneficiaries................................................................        A-41
     13.8  Jurisdiction................................................................................        A-41
     13.9  Governing Law...............................................................................        A-42
     13.10 Assignment..................................................................................        A-42
     13.11 Names, Captions, Etc........................................................................        A-42
     13.12 Schedules...................................................................................        A-42
     13.13 Exhibits....................................................................................        A-42
     13.14 Entire Agreement............................................................................        A-42
     13.15 Counterparts................................................................................        A-42
  Signature Page.......................................................................................        A-44

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of February 20, 1996, among PROTOCOL SYSTEMS, INC., an Oregon corporation ("Protocol"), PROTOCOL MERGER CORPORATION, a Wisconsin corporation ("Merger Sub"), and PRYON CORPORATION, a Wisconsin corporation (the "Company"):

                                    RECITALS

    A. Protocol and the Company desire to effect a business combination by means of the merger of Merger Sub with and into the Company.

    B. The Boards of Directors of Protocol, Merger Sub and the Company each have determined that it is in the best interest of their respective shareholders for Merger Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement.

    C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code.

    D. The parties intend that the Merger be recorded for accounting purposes as a pooling of interests.

    E.     Protocol,  Merger  Sub  and   the  Company  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

1.1  DEFINED TERMS

    As used in this Agreement, the following terms shall have the respective meanings set forth below:

    "Affiliate": As defined in Rule 12b-2 under the Exchange Act.

    "Aggregate Ceiling Price": $31,300,000.

    "Aggregate Floor Price": $24,700,000.

    "Aggregate Merger Consideration": 2,320,843 Protocol Common Shares.

    "Articles of Merger": The articles of merger with respect to the merger of Merger Sub with and into the Company, containing the provisions required by, and executed in accordance with, Section 180.1105 of the WBCL.

    "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement by, or filing, registration, qualification, declaration or designation with, any Governmental Authority or other Person.

    "Business Records": All originals and copies of all operating data and records of the Company including, without limitation, financial, accounting and bookkeeping books and records, Device Master Records, customer complaint files, product quality documentation, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service files, credit files, warranty files, batch and product serial number records and files, written operating methods and procedures, specifications, operating records and other information related to the Tangible Personal Property, reference catalogues, insurance files, personnel records and other records, on whatever media, pertaining to the Company, or to customers or suppliers of, or any other parties having contracts or other business relationships with, the Company.

    "Closing": The closing of the Merger as described in Article 2.

    "Closing Date": The date on which the Closing occurs.

    "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

    "Company": Pryon Corporation, a Wisconsin corporation.

    "Company Common Stock": Common Stock, $0.10 par value per share, of the Company.

    "Company Disclosure Schedule": The disclosure schedule dated the date of this Agreement, delivered by the Company to Protocol and attached hereto.

    "Company's Knowledge" or its like: That which any Company Senior Management Member actually knows or with reasonable diligence should know.

    "Company  Senior  Management   Members":  Daniel  F.   Carsten,  Edward   M.
Kolasinski, Robert H. Ricciardelli, William Hand, Anthony Dalnodar, Kathleen Slater, Gunter Frey, Lisa Henke and Robert M. Sommer.

    "Company Series A Preferred Stock": Series A Preferred Stock, $0.10 par value per share, of the Company.

    "Company Series B Preferred Stock": Series B Preferred Stock, $0.10 par value per share, of the Company.

    "Confidentiality Agreement": The letter agreement between the Company and Protocol dated January 26, 1996.

    "Contract": Any written or oral contract, open order, lease and other agreement in which the Company is a party or by which the Company is bound (other than the Employee Contracts and the Minor Contracts) including, without limitation, all distributor, sales representative and dealer agreements, purchase and supply contracts, leases, maintenance contracts, license and royalty agreements, government contracts, partnering agreements, indebtedness instruments, letters of credit, performance bonds, currency contracts, agreements with respect to guaranties, suretyships, covenants not to compete, confidentiality or indemnification by or for the benefit of the Company or by which the Company is bound, purchase and sale orders and all other contracts and agreements whatsoever, and all amendments relating to any of the foregoing.

    "Corporate Records": The Company's articles of incorporation (including all amendments thereto), bylaws (including all amendments thereto), minutes, unanimous written consents, resolutions, stock records, stock transfer ledger, cancelled certificates and other documents customarily contained in the corporate minute book for such an entity.

    "Employee Contract": Any written or oral contract, agreement, arrangement, policy, program, plan or practice (exclusive of any such contract which is terminable within thirty (30) days without liability to the Company) directly or indirectly providing for or relating to any employment, consulting, remuneration, compensation or benefit, severance or other similar arrangement, insurance coverage (including any self-insured arrangements), medical-surgical-hospital or other health benefits, workers' compensation, disability benefits, supplemental employment benefits, vacation benefits and other forms of paid or unpaid leave, retirement benefits, tuition reimbursement, deferred compensation, savings or bonus plans, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit, employment guarantee or security, or limitation on right to discipline or discharge, or relating to confidentiality, noncompetition or the like which (i) is not an Employee Plan,
(ii) has been entered into or maintained, as the case may be, by the Company and
(iii) covers any one or more Employee.

    "Environmental Laws": All present federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), Permits, and other requirements of Governmental Authorities relating to the protection of human health or the environment or to any Environmental Materials. Such laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act; Resource Conservation and Recovery Act; Clean Water Act; Clean Air Act; Hazardous Materials Transportation Act; Toxic Substances Control Act; Occupational Safety and Health Act; and their state and local counterparts.

    "Environmental Materials": Materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. "Hazardous Materials" shall include, but is not limited to, any and all hazardous or toxic substances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act or any other of the Environmental Laws. "Environmental Materials" shall specifically include, but not be limited to, petroleum or petroleum products, including crude oil and any fraction thereof.

    "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

    "ERISA Affiliates": Any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with the Company or its Subsidiaries, if any, under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

    "Exchange Act": The Securities Exchange Act of 1934, as amended.

    "GAAP": Generally accepted accounting principles in effect from time to time.

    "Governmental   Authority":   Any  federal,   state,   municipal,  political
subdivision or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

    "Intangible Property": All intellectual property rights, including, but not limited to, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, licenses and customer lists, proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company in the conduct of its business or used, employed or exploited, or available for use, in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

    "Lien": Any mortgage, pledge, lien, charge, encumbrance, security interest or claim.

    "Merger": The merger of Merger Sub with and into the Company as contemplated by Section 2.1.

    "Merger Sub": Protocol Merger Corporation, a Wisconsin corporation and a direct wholly owned Subsidiary of Protocol.

    "Minor Contracts": Any blanket inventory purchase order in an aggregate amount of less than $25,000 annually and of a duration of less than one year, any other purchase and sale order under

$10,000, or any agreements relating to office equipment, production support equipment, maintenance, security or utilities, or other contracts and agreements which, in the aggregate for all contracts and/or agreement with any one Person, result in the incurrence of annual expenditures of less than $10,000.

    "NASD": The National Association of Securities Dealers, Inc.

    "Nasdaq/NMS": The NASD Automated Quotations/National Market System.

    "Order": Any judgment, writ, injunction, order, directive, ruling or decree of any arbitrator or any court or other Governmental Authority.

    "Peat Marwick": KPMG Peat Marwick, LLP.

    "Permits":  All   permits,   licenses,  franchises,   consents,   variances,
exemptions, Authorizations and the like issued by Governmental Authorities to or for the benefit of the Company or Protocol (as the case may be).

    "Person": Any individual or corporation, company, general partnership, limited partnership, limited liability company, limited liability partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

    "Proceeding":   Any  claim,  suit,  action,  arbitration,  investigation  or proceeding.

    "Protocol": Protocol Systems, Inc., an Oregon corporation.

    "Protocol Common Shares": Shares of Common Stock, $.01 par value per share, of Protocol.

    "Protocol Disclosure Schedule": The disclosure schedule dated the date of this Agreement, delivered by Protocol to the Company and attached hereto.

    "Protocol Financial Statements": The financial statements included in the Protocol SEC Reports.

    "Protocol Market Value": The average of the closing sale price of one Protocol Common Share, as reported on the Nasdaq/NMS, for the twenty (20) consecutive trading days ending on the 6th trading day before the Closing Date.

    "Protocol Option Plans": The stock option plans for employees, officers and directors of Protocol identified in the Protocol SEC Reports.

    "Real Property": All real property now or in the past owned or leased by the Company or any other Person to which the Company is or is deemed to be a successor in interest, whether directly or indirectly (including, without limitation, by merger, under applicable Environmental Laws or otherwise), or in which the Company or any such other Person has now or in the past had any interest, together with (i) all buildings and improvements located thereon and
(ii) all rights, privileges, interests, easements, hereditaments and appurtenances relating thereto.

    "Release": Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping or disposing into the environment.

    "Relevant Company Insider": Any holder of more than 10% of the outstanding Shares, and/or any executive officer, director, sales manager or purchasing agent of the Company.

    "SEC": The Securities and Exchange Commission.

    "Securities Act": The Securities Act of 1933, as amended.

    "Shares": Collectively, the shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock.

    "Subsidiary": As to any Person, any other Person of which at least 50% of the equity or voting interests are owned, directly or indirectly, by such first Person.

    "Surviving Corporation": The surviving corporation in the Merger.

    "Tangible Personal Property": All tangible personal property (other than inventory) used to conduct the Company's business including, without limitation, production and processing equipment, warehouse equipment, computer hardware, furniture and fixtures, transportation equipment, leasehold improvements, supplies and other tangible assets, together with any transferable manufacturer or vendor warranties related thereto.

    "WBCL": Wisconsin Statutes Annotated, Chapter 180, known as the "Wisconsin Business Corporation Law."

1.2  OTHER DEFINED TERMS

            TERM                                           SECTION
            ----------------------------------------      ----------
            Affected Employees                            9.9
            Applicable Merger Consideration               4.1.1
            Authorized Representatives                    9.8
            Benefit Arrangement                           5.11.1
            Budget                                        10.2.7
            Certificates                                  4.3.1.
            COBRA                                         5.11.10.
            Company Fairness Opinion                      5.28
            Company Financial Statements                  5.6.1
            Company Material Adverse Effect               5.1
            Company Option Plans                          4.2.1
            Company Permits                               5.10.1
            Company Shareholders Meeting                  9.1.1
            Company Voting Debt                           5.2
            Cowen                                         5.28
            Disclosing Party                              12.4
            Effective Time                                2.2
            Employee Plan                                 5.11.1
            Employees                                     5.11.1
            Escrow Agent                                  4.6
            Escrow Agreement                              4.6
            Escrow Shares                                 4.6
            Exchange Ratio Certificate                    4.1.1
            Existing Option                               4.2.1
            Indemnifiable Damages                         12.4
            Insurance                                     5.25
            Issuance                                      9.1.2
            Protocol Fairness Opinion                     6.9
            Protocol Material Adverse Effect              6.1
            Protocol Permits                              6.10
            Protocol SEC Reports                          6.6.1
            Protocol Shareholders Meeting                 9.1.2
            Protocol Voting Debt                          6.2
            Proxy Statement/Prospectus                    9.2.2
            Registered Intangible Property                5.15.1
            Registration Statement                        9.2.1
            Related Person                                5.22
            Replacement Option                            4.2.1
            Rule 145 Affiliates                           9.3.1
            Shareholder Notes Payable                     5.22

            TERM                                           SECTION
            ----------------------------------------      ----------
            Significant Subsidiaries                      6.3
            Tax                                           5.9.10
            Tax Return                                    5.9.10
            Transfer Agent                                4.3.1
            Voting Agreement                              9.1.1
            Wessels                                       6.9

1.3  USAGE OF TERMS

    Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

                                   ARTICLE 2

                      THE MERGER; EFFECTIVE TIME; CLOSING
2.1  THE MERGER

    Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of the WBCL and with the effect provided in Section 180.1106 of the WBCL. The separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Wisconsin.

2.2  EFFECTIVE TIME

    The Merger shall become effective on the date and at the time (the "Effective Time") that the Articles of Merger, properly executed, are duly filed with the Secretary of State of the State of Wisconsin (or such later date and time as may be specified in the Articles of Merger), which shall be the Closing Date or as soon as practicable thereafter.

2.3  CLOSING

    Subject to the fulfillment or waiver of the conditions set forth in Article 10, the Closing shall take place (a) at the offices of Ater Wynne Hewitt Dodson & Skerritt, 222 S.W. Columbia, Suite 1800, Portland, Oregon 97201, at 10:00 a.m. within three business days of the date of receipt of the last of the approvals required by Sections 10.1.1 and 10.1.2 but not earlier than June 2, 1996, or (b) at such other place and/or time and/or on such other date as Protocol and the Company may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 10.

                                   ARTICLE 3

                                TERMS OF MERGER
3.1  ARTICLES OF INCORPORATION

    The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, except that Article 1 thereof shall be amended to read as follows:

    "The name of this corporation is Pryon Corporation."

3.2  BYLAWS

    The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

3.3  DIRECTORS

    Subject to the next sentence, the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

Promptly after the Effective Time, Protocol shall take such action as may be necessary to cause Daniel F. Carsten to be elected to the board of directors of the Surviving Corporation, to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws. Promptly after the Effective Time, Protocol shall take such action as may be necessary to cause Daniel F. Carsten to be elected to the board of directors of Protocol, to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with Protocol's articles of incorporation and bylaws.

3.4  OFFICERS

    Subject to the next sentence, the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws. Promptly after the Effective Time, Protocol shall take such action as may be necessary to cause Daniel F. Carsten to be elected as the President of the Surviving Corporation, to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

3.5  EFFECTS OF MERGER

    The Merger shall have the effects set forth in Section 180.1106 of the WBCL. The corporate existence of the Company, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, the Company shall be governed by the laws of the State of Wisconsin and succeed to all rights, assets, liabilities and obligations of Merger Sub in accordance with Section 180.1106 of the WBCL.

                                   ARTICLE 4

     MERGER CONSIDERATION; EXCHANGE OR CANCELLATION OF SHARES IN THE MERGER

4.1  MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

    Subject to the provisions of this Article 4, at the Effective Time, by virtue of the Merger and without any action by holders thereof, the shares of the constituent corporations shall be converted as follows:

    4.1.1 (a) All Company Common Shares, Company Series A Preferred Shares and Company Series B Preferred Shares issued and outstanding immediately prior to the Effective Time (other than Shares as to which dissenters' rights of appraisal have been duly sought and are not subsequently withdrawn) and all Shares issuable upon exercise of Existing Options under the Company Option Plans shall, collectively, be exchanged for the Aggregate Merger Consideration (subject to adjustment as provided in Section 4.1.1 (b) below), to be allocated among such Shares in accordance with the rights of each such class or series as set forth in the Company's Articles of Incorporation, as conclusively certified by an instrument signed by the Company's Chief Financial Officer and delivered to Protocol on the Closing Date (the "Exchange Ratio Certificate").

    (b) The Aggregate Merger Consideration shall be adjusted in accordance with the provisions of this paragraph (b) of Section 4.1.1.

        (i) Notwithstanding Section 4.1.1 (a), if the Protocol Market Value is less than $10.643, then the Aggregate Merger Consideration shall be increased to that number of Protocol Common Shares which is equal to the number obtained by dividing the Aggregate Floor Price by the Protocol Market Value.

        (ii) Notwithstanding Section 4.1.1 (a), if the Protocol Market Value is more than $13.486, then the Aggregate Merger Consideration shall be decreased to that number of Protocol Common Shares which is equal to the number obtained by dividing the Aggregate Ceiling Price by the Protocol Market Value.

    (c) The term "Applicable Merger Consideration" means the Aggregate Merger Consideration set forth in Section 4.1.1 (a), as adjusted, if at all pursuant to
Section 4.1.1 (b).

    4.1.2 If, prior to the Effective Time, Protocol should split or combine the Protocol Common Shares, or pay a stock dividend or other stock distribution in Protocol Common Shares, or otherwise change the Protocol Common Shares into any other securities, or make any other dividend or distribution on the Protocol Common Shares, then the Applicable Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

    4.1.3  All  Shares to be  exchanged for Protocol  Common Shares pursuant  to
Section 4.1.1 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 4.3, the number of Protocol Common Shares specified above, as adjusted for any fractional Protocol Common Shares as contemplated by Section 4.4.

    4.1.4 Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation.

4.2  STOCK OPTIONS

    4.2.1 On or before the Closing Date, the Company shall make reasonable efforts to obtain a written agreement (in form and substance mutually satisfactory to Protocol and the Company) from each holder of an outstanding option to purchase Shares (each, an "Existing Option") issued pursuant to the Pryon Corporation 1991 Stock Option Plan and the Pryon Corporation 1994 Stock Option Plan, as applicable (the "Company Option Plans"), that each Existing Option held by such holder, whether or not vested or exercisable, which is outstanding at the Effective Time shall be replaced by an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under the Existing Option, a number of Protocol Common Shares (rounded up or down to the nearest whole share) equal to the product of (a) the exchange ratio for Company Common Shares as set forth in the Exchange Ratio Certificate and (b) the number of Shares which the holder would have been entitled to receive had the holder exercised the Existing Option in full immediately prior to the Effective Time (whether or not the Existing Option shall then have been exercisable). The price per share under the Replacement Option shall be equal to the aggregate exercise price for the Shares subject to the Existing Option divided by the number of full Protocol Common Shares deemed to be purchasable pursuant to the Existing Option. Regardless of whether such written agreements are obtained from the holders of Existing Options, each of the Existing Options shall be converted without any action on the part of the holder thereof into a Replacement Option on the terms set forth in this Section.

    4.2.2 Promptly after the Effective Time, option agreements for Replacement Options shall be delivered to holders of Existing Options. Replacement Options shall have terms which are substantially identical to the terms of the Existing Options they replace, including, without limitation, substantially identical vesting schedules. A list of all persons who are holders of Existing Options as of the date of this Agreement, the number of Shares under option to each holder as of such date and the exercise price per share under those options has been delivered to Protocol as part of Section 5.2 of the Company Disclosure Schedule.

    4.2.3 Protocol shall take all corporate action necessary to reserve for issuance a sufficient number of Protocol Common Shares for delivery upon exercise of the Replacement Options. Promptly after the Effective Time, Protocol shall file a registration statement or registration statements on Form S-8 with respect to Protocol Common Shares subject to such Replacement Options and maintain the effectiveness of any such registration statement or registration statements (and shall maintain the current status of the prospectus or prospectuses contained therein) for so long as such Replacement Options remain outstanding.

4.3  PAYMENT FOR SHARES

    4.3.1 Prior to the Closing, Protocol shall select First Interstate Bank of Oregon, N.A. or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Transfer Agent"). Subject to Section 4.6, as soon as practicable after the Effective Time, Protocol shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Transfer Agent of one or more instruments or certificates representing the Shares ("Certificates") for cancellation and such other documents reasonably requested by the Transfer Agent, certificates representing the number of Protocol Common Shares into which such Shares are converted in the Merger. Any Fractional Protocol Common Shares to be withheld shall be rounded to the nearest whole share.

    4.3.2 Protocol Common Shares for which Shares shall be exchanged in the Merger shall be deemed to have been issued at the Effective Time. After the Effective Time, Certificates representing the Shares shall represent solely the right to receive Protocol Common Shares.

    4.3.3 Any holder of Shares who has not exchanged the Certificates representing the Shares for Protocol Common Shares in accordance with Section
4.3.1 within six months after the Effective Time shall have no further claim upon the Transfer Agent and shall thereafter look only to Protocol for payment in respect of such Shares. If any Certificates representing Shares entitled to payment pursuant to Section 4.1 shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Authority, the Certificates evidencing such Shares shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

    4.3.4 No dividends or other distributions that are declared or made on Protocol Common Shares will be paid to Persons entitled to receive certificates representing Protocol Common Shares pursuant to this Agreement until such Persons surrender their Certificates representing Shares. Upon such surrender, there shall be paid to the Person in whose name the certificates representing such Protocol Common Shares shall be issued any dividends or other distributions which shall have become payable with respect to such Protocol Common Shares in respect of a record date after the Effective Time. In no event shall the Person entitled to receive such dividends be entitled to receive interest on such dividends.

    4.3.5 In the event that any certificates for Protocol Common Shares are to be issued in a name other than that in which the Certificates representing Shares surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of Certificates for such shares of Protocol Common Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Transfer Agent that such tax has been paid or is not applicable.

    4.3.6 Notwithstanding the foregoing, neither the Transfer Agent nor any party hereto shall be liable to a holder of Shares for any Protocol Common
Shares or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

4.4  FRACTIONAL SHARES

    No fractional Protocol Common Shares shall be issued in the Merger. Any fractional amount resulting from the exchange as described above shall be rounded up if in excess of one-half a Protocol Common Share, or down if one-half a Protocol Common Share or less, to the nearest full share.

4.5  CLOSING OF THE COMPANY'S TRANSFER BOOKS

    At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall be made thereafter. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Protocol Common Shares as provided in Sections 4.1 and 4.4.

4.6  ESCROW OF SHARES

    At or immediately subsequent to the Closing, Protocol shall deliver to First Interstate Bank of Oregon, N.A. (the "Escrow Agent"), as escrow agent, Protocol Common Shares into which the Shares are exchanged under Section 4.1 but withheld by Protocol as provided in the next sentence ("Escrow Shares"), to be held by Escrow Agent as collateral for the indemnification obligations of the Company under Article 12 hereof and pursuant to the provisions of an escrow agreement ("Escrow Agreement") in substantially the form attached as Exhibit 4.6 to this Agreement. Protocol shall withhold on a pro rata basis ten percent (10%) of the Protocol Common Shares to be received by each holder of outstanding Shares and such Escrow Shares shall be represented by a certificate or certificates issued in the name of First Interstate Bank of Oregon, N.A., as Escrow Agent.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Protocol and Merger Sub that, except as set forth in the Company Disclosure Schedule:

5.1  ORGANIZATION AND QUALIFICATION

    The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. The Company has, during its most recently completed reporting year, filed with the Wisconsin Secretary of State an annual report required by the WBCL. The Company has not filed articles of dissolution and no corporate action to dissolve the Company has been taken. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have an effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Company taken as a whole in an amount in excess of $25,000 (a "Company Material Adverse Effect").

5.2  CAPITALIZATION

    The authorized capital stock of the Company consists of 419,401 shares of Company Common Stock, of which 75,408 shares are outstanding as of the date hereof; 60,000 shares of Series A Preferred Stock, of which 58,505 shares are outstanding as of the date hereof; and 80,599 shares of Series B Preferred Stock, of which 80,599 shares are outstanding as of the date hereof. All outstanding Shares were duly authorized, validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted). No Shares are held in the Company's treasury. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's shareholders may vote ("Company Voting Debt") issued or outstanding. There are no options, warrants, calls or other rights, agreements or commitments outstanding which obligate the Company to issue, deliver or sell shares of its capital stock or debt securities, or which obligate the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

5.3  SUBSIDIARIES

    The Company has no Subsidiaries and does not directly or indirectly own any interest in any other Person.

5.4  AUTHORITY RELATIVE TO THIS AGREEMENT

    5.4.1 The Company has the corporate power to enter into this Agreement and, subject to approval of this Agreement by the holders of the Shares, to carry out its obligations hereunder.

    5.4.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. Except for the approval of the holders of Shares described in Section 9.1.1, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.

    5.4.3 This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

    5.4.4  Except  for the  approval of  the holders  of Shares  as provided  in
Section 9.1.1, the Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other Contract, Permit, Order, lease, instrument, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement.

    5.4.5 Except in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no Permit or Authorization is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby.

5.5  COMPANY ACTION

    The Board of Directors of the Company (at a meeting duly called and held or pursuant to a unanimous written consent to action) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of the Company and its shareholders, (ii) approved the Merger in accordance with the provisions of Section 180.1103 of the WBCL, and (iii) recommended the approval of this Agreement and the Merger by the holders of the Shares and directed that the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders Meeting.

5.6  FINANCIAL STATEMENTS

    5.6.1 The Company has previously furnished Protocol with true and complete copies of its (i) audited balance sheets as of December 31, 1993 and 1994, (ii) related audited statements of income, stockholders' equity and cash flows for the periods ending December 31, 1993 and 1994 (including all audit opinions and all notes accompanying such statements), (iii) unaudited balance sheets as of December 31, 1995 and January 31, 1996, and (iv) unaudited statements of income and cash flows for the year-ended December 31, 1995 and month ending January 31, 1996. All such balance sheets and statements covered by (i) through (iv) are collectively referred to in this Agreement as the "Company Financial Statements."

    5.6.2 The Company Financial Statements are in accordance with the books and records of the Company and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied, except (i) as otherwise indicated in such Company
Financial Statements and, (ii) in the case of unaudited Company Financial Statements, subject to normal year-end adjustments, the absence of footnotes and other disclosures associated with an audited report. The audited Company Financial Statements provide fully for all material fixed and non-contingent liabilities of the Company and disclose or provide fully for all material contingent liabilities of a type required to be disclosed or provided for in financial statements in accordance with GAAP.

    5.6.3 To the Company's Knowledge, the Company does not have any liabilities or obligations (absolute, accrued, contingent or otherwise), which are material to the Company and which are not disclosed or provided for in the Company Financial Statements, other than liabilities and obligations incurred between January 31, 1996 and the date hereof in the ordinary course of the business of the Company, consistent with past practice and except as otherwise disclosed in this Agreement, including the Company Disclosure Schedule. To the Company's Knowledge, there is no basis for any such liability against the Company, whether absolute, accrued, contingent or otherwise, which is or would have a Company Material Adverse Effect, not reflected in the Company Financial Statements.

5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS

    Since December 31, 1995, there has not been:

    5.7.1 any material adverse change in the business, financial condition, liabilities (net of any corresponding increase in assets), results of operations or, to the Company's Knowledge, prospects of the Company other than changes in laws or regulations of general applicability;

    5.7.2  any damage, destruction or loss, whether covered by insurance or not,
materially   and  adversely   affecting  the   financial  condition,  prospects,
properties or businesses of the Company;

    5.7.3 any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company;

    5.7.4 any increase in the compensation of or granting of bonuses payable or to become payable by the Company to any officer or employee whose 1995 calendar-year compensation (salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with the Company's past practices or pursuant to the terms and provisions of the Employee Contracts and not exceeding, for any such officer or employee, ten percent (10%) of such officer's or employee's 1995 calendar-year compensation;

    5.7.5 any sale or transfer by the Company of any material tangible or intangible asset, any lease of real property or equipment, or any cancellation of any debt or claim, except in the ordinary course of business;

    5.7.6 any material change in accounting methods or principles or any revaluation of any of its assets (including, without limitation, any change in depreciation or amortization policies or rates);

    5.7.7 any amendment or termination of any contract, agreement, or license to which the Company is a party, except in the ordinary course of business;

    5.7.8 any loan by the Company to any Person or guaranty by the Company of any loan;

    5.7.9 any waiver or release of any material right or claim of the Company, except in the ordinary course of business;

    5.7.10 any commencement or notice or, to the Company's Knowledge, threat of commencement of any civil litigation or any governmental proceeding against or investigation of the Company or the affairs; or

    5.7.11 to the Company's Knowledge, any labor trouble or claim of wrongful discharge or other unlawful labor practice or action.

5.8  LITIGATION

    There is no Proceeding pending or, to the Company's Knowledge, threatened against the Company which, either alone or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, nor is there any Order outstanding against the Company having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any Company Material Adverse Effect.

5.9  TAXES

    5.9.1 The Company has duly filed all Tax Returns required to be filed since the Company's date of incorporation with any Governmental Authority and all such Tax Returns were correct and complete in all material respects.

    5.9.2 The Company has paid in full all Taxes required to be paid by the Company for periods occurring since the Company's date of incorporation before such payment became delinquent and no deficiencies have been or, to the knowledge of the Company, will be assessed with respect thereto for any such period through December 31, 1995.

    5.9.3 All Taxes which the Company has been required to collect or withhold since the Company's date of incorporation have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Governmental Authority.

    5.9.4 The Tax Returns of the Company have not been examined by any Governmental Authority for any period since the Company's date of incorporation, there are no audits known by the Company to be pending of the Company's Tax Returns, and there are no claims which have been or, to the Company's Knowledge, or may be asserted relating to the Company's Tax Returns filed for any year since the Company's date of incorporation.

    5.9.5 The Company is not a party to any tax-sharing agreement or similar arrangement with any other party.

    5.9.6 There are no federal, state, local or foreign tax liens upon any of the properties or assets of the Company and there are no unpaid Taxes which are or could become a Lien on the properties or assets of the Company, except for current Taxes not yet due and payable.

    5.9.7 There have been no waivers of statutes of limitations by the Company with respect to any Governmental Authority responsible for assessing or collecting Taxes.

    5.9.8 Correct and complete copies of all Tax Returns of the Company since the Company's date of incorporation requested by Protocol or any Authorized Representative have been, or will be, provided to Protocol.

    5.9.9 The Company has not agreed or been required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except for adjustments under Section 481(a) which have been fully recognized on or before the Closing Date.

    5.9.10 For the purpose of this Agreement, any income, excise, franchise, sales, use, transfer, payroll, personal property, real property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, of any Governmental Authority, is referred to as a "Tax." For purposes of this Agreement, "Tax Return" refers to any type of return or report required to be filed as a result of any Tax and any return or informational report required to be filed under the Internal Revenue Code including, but not limited to, IRS forms 941, 1099 and 5500.

5.10  COMPLIANCE WITH PERMITS, APPLICABLE LAWS AND AGREEMENTS

    5.10.1 To the Company's Knowledge, the Company holds all Permits, the failure of which to hold would have a Company Material Adverse Effect (the "Company Permits"). To the Company's Knowledge, the Company is in compliance with the terms of the Company Permits, except for such failures to comply which, individually or in the aggregate, would not have a Company Material Adverse Effect.

    5.10.2 To the Company's Knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which individually or in the aggregate do not and would not have a Company Material Adverse Effect.

    5.10.3 To the Company's Knowledge, the Company is not in default (and not in a circumstance which, with notice or lapse of time, or both, would constitute a default) under any agreement or instrument to which it is a party, whether or not such default has been waived, except for any such default which, alone or in the aggregate with other such defaults, would not have a Company Material Adverse Effect.

    5.10.4 The provisions of this Section 5.10 shall not be construed or applied to narrow or otherwise restrict the scope of any other representations and warranties in this Article 5.

5.11  EMPLOYEE PLANS AND BENEFIT ARRANGEMENTS

    5.11.1 Section 5.11 of the Company Disclosure Statement sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, together with the Company Option Plan, an "Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred compensation, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any current or former officers, directors, employees, agents, or independent contractors of the Company ("Employees") or any beneficiaries or dependents of any Employee, whether or not insured or funded, (A) pursuant to which the Company has any material liability or (B) constituting an employment or severance agreement or arrangement with any officer or director of the Company (each, a "Benefit Arrangement"). The Company has used its reasonable efforts to provide to Protocol with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents, including amendments, comprising such Employee Plan or Benefit Arrangement or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) All Form 5500s or Form 5500-Cs (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any; and (vi) filings with the Department of Labor, including, but not necessarily limited to, "top hat" filings pursuant to Department of Labor Regulation Section 2520.104-23, if any. Any such Employee Plans and Benefit Arrangements not so provided are not in the aggregate material to the Company.

    5.11.2 (i) The Company has established and maintained in all material respects each Employee Plan and Benefit Arrangement in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code; and (ii) to the Company's Knowledge, any third party trustee has complied in all material respects in the maintenance of each Employee Plan and Benefit Arrangement with all applicable laws and requirements. Neither the Company nor any of its Employees, nor, to the best knowledge of the Company, any other disqualified Person or party-in-interest with respect to any Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to which the Company could have or has any material liability.

    5.11.3 The Company has no Employee Plan that is subject to Title IV of ERISA and has had no ERISA Affiliate at any time since the later of the Company's incorporation or September 2, 1974.

    5.11.4 There are no pending or, to the Company's Knowledge, threatened Proceedings by any Employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan or Benefit Arrangement, the assets held thereunder, the trustee of any such assets, or the Company relating to any of the Employee Plans, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending, or to the Company's Knowledge, threatened Proceedings by any Governmental Authority of or against any Employee Plan or Benefit Arrangement, the trustee of any assets held thereunder, or the Company relating to any of the Employee Plans or Benefit Arrangements.

    5.11.5 No Employee Plan has been the subject of an IRS or Department of Labor audit. There are no pending Proceedings or, to the Company's Knowledge, threatened Proceedings in which the "qualified" status of any Employee Plan is at issue and in which revocation of the determination letter has been threatened. Each such Employee Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would materially adversely affect the "qualified" status of the Employee Plan. No distributions have been made from any of the Employee Plans that would violate in any material respect the restrictions under Treas. Reg. Section 1.401(a)(4)-5(b), and none will have been made by the Effective Time. To the Company's Knowledge, there has been no termination, partial or otherwise, as defined in Section 411(d) of the Code and the regulations thereunder, of any Employee Plan.

    5.11.6 The Company has made all required contributions under each Employee Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the Company Financial Statements.

    5.11.7 Except for the acceleration of Existing Options pursuant to the Company Option Plan, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any additional or subsequent events) constitutes an event under any Employee Plan, Benefit Arrangement or loan to, or individual agreement or contract with, an Employee that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

    5.11.8 To the Company's Knowledge, no amounts paid or payable by the Company to or with respect to any Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

    5.11.9 No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including, without limitation, death or medical benefits, other than coverage mandated by Section 4980B of the Code.

    5.11.10 The Employee Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, (such provisions of law and regulations are hereinafter referred to as "COBRA")) have complied in all material respects at all times during the past three (3) years, and will continue to comply in all material respects through the Effective Time, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. The Company or its agents who administer any of the Employee Plans or Benefit Arrangements, have complied in all material respects at all times during the past three (3) years and will continue to comply in all material respects through the Effective Time, with the notification and written notice requirements of COBRA. There are no pending or to the Company's Knowledge, threatened Proceedings by any current Employee, former Employee, participants or by the beneficiary, dependent or representative of any such person, involving the failure of any Employee Plan or Benefit Arrangement or of any other group health plan ever maintained by the Company to comply with the health care continuation coverage requirements of COBRA.

    5.11.11 There are no agreements with, or pending petitions for recognition of, a labor union or an association as the exclusive bargaining agent for any of the Employees of the Company; no such petitions have been pending at any time within two years of the date of this Agreement, and, to the Company's Knowledge, there has not been any organizing effort by any union or other group seeking to represent any Employees of the Company as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or, to the Company's Knowledge, other labor troubles, other than routine grievance matters, now pending, or threatened, against the Company.

5.12  EMPLOYEE CONTRACTS AND NON-DISCLOSURE AGREEMENTS

    The Company has provided Protocol with copies of all Employee Contracts for its current Employees. All of the Company's current salaried Employees who are considered appropriate by the Company and, to the Company's Knowledge, all of its former Employees who were considered appropriate at the time and who have terminated employment since February 20, 1995, have executed a confidentiality agreement substantially in the form set forth in Section 5.12 of the Company Disclosure Schedules. All of the Employees are "at-will" employees, and no Employees have oral or written employment agreements with the Company.

5.13  REAL PROPERTY

    5.13.1 Section 5.13 of the Company Disclosure Schedule contains a true, complete and correct list of the Real Property. (i) The Company owns no Real Property, (ii) the Company enjoys peaceful and undisturbed possession of the Real Property leased by the Company, (iii) to the Company's Knowledge, the Company's interest in the Real Property is not subject to any commitment for sale or use by any Person other than the Company, (iv) the Company's interest in the Real Property is not subject to any Lien (other than the Lien of the owner's mortgagee, if any) which in any material respect interferes with or impairs the value, transferability or present and continued use thereof in the usual and normal conduct of the Company's business, (v) no labor has been performed or material furnished on behalf of or at the request of the Company for the Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been or could be claimed by any Person on the Company's interest in the Real Property, (vi) the Company's use of the Real Property presently leased by the Company is in compliance in all material respects with all applicable zoning laws, and (vii) to the Company's Knowledge, the Real Property presently leased by the Company, is in compliance in all material respects with all applicable building code and other laws (other than zoning laws).

    5.13.2 To the Company's Knowledge, there are no condemnation or eminent domain Proceedings pending or contemplated or threatened, against the Real Property presently leased by the Company or any part thereof, and the Company has no knowledge of any desire of any Governmental Authority to take or use the Real Property or any part thereof. To the Company's Knowledge, there are no existing or, contemplated or threatened, general or special assessments affecting the Company's interest in the Real Property presently leased by the Company or any portion thereof. The Company has not received notice of any pending or threatened Proceeding before any Governmental Authority which relates to the ownership, maintenance, use or operation of the Company's interest in the Real Property presently leased by the Company.

    5.13.3 The buildings and improvements on the Real Property (including, without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a condition deemed adequate by the Company for the intended use, ordinary wear, tear and obsolescence excepted and to the Company's Knowledge are reasonably free from infestation by termites, other wood destroying insects, vermin and other pests. There are no repairs or replacements exceeding $50,000 in the aggregate for all Real Property presently leased by the Company or $10,000 for any single repair or replacement which are currently contemplated by the Company or which, in the Company's reasonable judgment, should be made in order to maintain said buildings and improvements in a reasonable state of repair.

5.14  TANGIBLE PERSONAL PROPERTY

    5.14.1 Section 5.14 of the Company Disclosure Schedule lists each item of Tangible Personal Property owned by the Company having an original book value in excess of $5,000, and Section 5.14 of the Company Disclosure Schedule lists each item of Tangible Personal Property leased by the Company (other than individual leases of office equipment having an annual rental of less than $5,000).

    5.14.2 The Tangible Personal Property constitutes substantially all tangible personal property necessary, in the Company's reasonable judgment, to conduct the business of the Company as presently conducted. All of the Tangible Personal Property is located at the Real Property and there is no Tangible Personal Property located at any of the Real Property which is not owned or leased by the Company.

    5.14.3 In the Company's reasonable judgment, the Tangible Personal Property is, in all material respects, in a condition adequate for its intended use, ordinary wear and tear and obsolescence excepted. There are no repairs or replacements exceeding $50,000 in the aggregate for all Tangible Personal Property or $10,000 for any single item of Tangible Personal Property which are currently contemplated by the Company or which, in the Company's reasonable judgment, should be made in order to maintain the Tangible Personal Property in reasonable working order.

5.15  INTANGIBLE PROPERTY

    5.15.1 Section 5.15 of the Company Disclosure Schedule contains a true, correct and complete list of: (i) United States federal, state and foreign grants, registrations and applications existing or outstanding with respect to any Intangible Property owned by the Company, including, without limitation, all applicable grants, registration, application or serial numbers and other filing or recording information and all expiration dates pertaining thereto (the
"Registered Intangible Property"); (ii) all license agreements relating to Intangible Property to which the Company is a party; and (iii) all other trademarks, tradenames and service marks which constitute Intangible Property.

    5.15.2 (i) The Registered Intangible Property is owned exclusively by the Company and, to the knowledge of the Company, is used exclusively by the Company, (ii) the Registered Intangible Property owned by the Company is free and clear of all Liens, (iii) there is no pending or, to the Company's Knowledge, threatened Proceeding by or before any Governmental Authority alleging, any infringement or other violation of any right of any third Person in or to the Intangible Property, (iv) there is not now, and there has not been during the past five years, any asserted claim of infringement or other violation of any other intellectual property right of any third Person resulting from the conduct of the Company, and the Company has no Knowledge that any such infringement or violation exists or will be alleged, (v) the Company has no Knowledge of any activity by any third Person which does or might constitute an infringement or other violation of the Company's rights in or to any Intangible Property, (vi) the Company has not entered into any license, consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Intangible Property or any intellectual property right of any third Person, (vii) there are no agreements relating to and materially affecting any Intangible Property of the Company or the use or ownership thereof, including, without limitation, license agreements, confidentiality and non-disclosure agreements, assignments or agreements to assign, development agreements, settlement agreements and other related agreements; and (viii) the Company is unaware of any information which would or might materially adversely affect any of the Intangible Property or render any of the Intangible Property invalid or unenforceable.

    5.15.3 The Intangible Property identified in the Company Disclosure Schedule constitutes, in the Company's reasonable judgment, all Intangible Property necessary and sufficient to operate the Company's business. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Company's rights in the Intangible Property. No shareholder or Employee of the Company owns, directly or indirectly, in whole or in part, any rights in any of the Intangible Property. The Company has the right to use its corporate name and, each tradename or assumed name under which it conducts its business. No Person has asserted to the Company or, to the Company's Knowledge, threatened to assert to the Company, any claim or made any demand to the right to the Company's corporate name or any such tradename or assumed name or the right to use any such name, and no Proceeding is pending or threatened, which challenges the right of the Company with respect thereto. To the Company's Knowledge, no other Person is using any such names as a corporate name, tradename or assumed name.

5.16  TITLE TO ASSETS

    The Company has good and marketable title to all of its assets as described in the most recent balance sheet contained in the Company Financial Statements and in Sections 5.13, 5.14, 5.15, 5.17 and 5.18 of the Company Disclosure Schedule, free and clear of all Liens.

5.17  INVENTORIES AND RECEIVABLES

    5.17.1 The inventories of the Company at December 31, 1995 are shown on the balance sheet at December 31, 1995 referred to in Section 5.6. Such inventories and the inventories acquired by the Company subsequent to the date of such balance sheet consist of items of a quality and quantity, in all material respects, usable and salable in the normal course of its business over a period of one year from the date of this Agreement, subject to recorded reserves reflected on the Company Financial Statements. The values of obsolete materials and materials below standard quality have been written down on its books of account to realizable market value, or adequate reserves have been provided therefor in accordance with GAAP. All items included in such inventories are owned by the Company, except for sales made subsequent to the date of such balance sheet in the ordinary course of business, for all of which either the purchaser has made full payment or the purchaser is obligated to make payment and such obligation is an asset of the Company in accordance with GAAP. All inventories of raw materials and finished goods are carried on the December 31, 1995 balance sheet referred to in Section 5.6 and are carried on the books at the lower of cost (first in-first out) or market.

    5.17.2 All receivables of the Company shown on the balance sheet at December 31, 1995, referred to in Section 5.6 arose in the ordinary course of business at the aggregate amounts thereof are, to the Company's Knowledge, collectible at the net recorded amount thereof, and are carried at values determined in accordance with GAAP consistently applied. The Company has established reserves for doubtful accounts in accordance with GAAP and to the extent reflected in the Company Financial Statements. None of the receivables of the Company is subject to any stated claim of offset, recoupment, setoff or counterclaim and the Company has no knowledge of any facts or circumstances that would give rise to any such claim. No receivables are contingent upon the performance by the Company of any obligation or contract. No Person has any Lien on any of such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

5.18  CONTRACTS

    5.18.1 Schedule 5.18 of the Company Disclosure Schedule contains a true and correct list of the Contracts. True and correct copies of all of the Contracts have been delivered to Protocol. Each of the Contracts is valid, binding and enforceable by the Company in accordance with its terms. Each of the Contracts was entered into in the ordinary course of business and is not subject to termination except in accordance with its terms or except as provided by applicable law.

    5.18.2 To the Company's Knowledge, each of the Contracts is in full force and effect, all fees, rents, royalties and other payments due thereunder are current, neither the Company nor any other party is in material default thereunder or in material breach thereof, and the Company has not during the past five years sought or obtained any waiver of or under any provision of any Contract (including, without limitation, any waiver from any lender or other creditor of any term, condition or default under any Contract), (other than waivers obtained which have no continuing Company Material Adverse Effect). To the Company's Knowledge, there exists no event or occurrence, condition or act which constitutes or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become, a material default by the Company or any other party under any of the Contracts. The Company has no Knowledge of any threatened default under any of the Contracts.

    5.18.3 The Company is not a party to any Contract:(i) which was not entered into in the ordinary course of business; (ii) which requires the Company to make any capital expenditure in excess of $25,000; or (iii) which has a term of greater than one year (other than Contracts which are cancelable without penalty in sixty (60) days or less).

5.19  SUPPLIERS AND CUSTOMERS

    To the Company's Knowledge, no substantial supplier or customer (who accounted for more than 2% of aggregate 1995 annual purchases or more than 2% of aggregate 1995 annual revenues, as the case may be, of the Company) has indicated to the Company that it intends to terminate its relationship with the Company; nor does the Company have Knowledge that any such supplier or customer intends to terminate such relationship or that any material problem or dispute with any such supplier or customer exists. In the opinion of the Company, the Company has good business relationships with each such supplier and customer. The Company has received no information from any Person that the consummation of the Merger would or might disrupt the Company's existing relationships with any such supplier or customer, but Protocol recognizes that the Persons listed in
Section 5.19 of the Company Disclosure Schedule are competitors or potential competitors of Protocol and, consequently, may threaten to curtail, terminate or adversely modify, or may in fact curtail, terminate or modify, their business with the Company as a result of the consummation of the transactions contemplated hereby. In the event of any such threatened or actual curtailment, termination or modification, notwithstanding any representation other than those contained above in this Section 5.19 and notwithstanding any agreement, covenant or condition (including, without limitation, Sections 10.2.7 and 10.2.8) in this Agreement to the contrary, Protocol acknowledges that it will (i) not assert any such event or the financial consequences thereof as a condition to Protocol's obligation to consummate the transactions contemplated hereby or (ii) have no claim for breach of representation or warranty, indemnification or otherwise for any damages or loss of any kind sustained or suffered by Protocol or the Company as a result of any such curtailment, termination or modification of such business with such customers.

5.20  PRODUCTS; PRODUCT WARRANTIES

    5.20.1 A form of each product warranty relating to products manufactured or sold by the Company (other than products manufactured and sold to original equipment manufacturers for which negotiated product warranties may have been given) at any time during the five-year period preceding the date of this Agreement is attached to or set forth on Section 5.20.1 of the Company Disclosure Schedule.

    5.20.2 Section 5.20.2 of the Company Disclosure Schedule sets forth a true and complete list, of (i) all products manufactured, marketed or sold by the Company that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past five (5) years (for purposes of this paragraph, a product shall have been recalled or withdrawn if all or a significant number of products in a product line were recalled or withdrawn) and (ii) to the Company's Knowledge, all Proceedings (whether completed or pending) at any time during the past five (5) years seeking the recall, withdrawal, suspension or seizure of any product sold by the Company.

    5.20.3 Except as set forth on Section 5.20.3 of the Company Disclosure Schedule, the Company has no Knowledge of any material defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by the Company during the past five (5) years or any defect in repair to, or replacement of, any such products which could give rise to any Company Material Adverse Effect.

    5.20.4 The average annual cost of all product repairs and replacements performed by the Company during the past five (5) years did not exceed $500,000.

    5.20.5 Except as provided in any of the standard product warranties described in paragraph 5.20.1 of this Section, the Company has not sold any products or services which are subject to an extended warranty of the Company beyond 18 months and which warranty has not yet expired.

5.21  ENVIRONMENTAL MATTERS

    5.21.1 To the Company's Knowledge, the Company, and its assets, properties and operations are now and, at all times prior to the date hereof, have been in compliance in all material respects with all applicable Environmental Laws. To the Company's Knowledge, there has been and is no Release or

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threatened  Release of any Environmental Material at,  on, under, in, to or from any of the Real Property occupied by the Company which relates to the Company's operations and activities at the Real Property. The Company has not received any notice of alleged, actual or potential responsibility for, or any Proceeding regarding, the presence, Release or threatened Release of any Environmental Material at any location, whether at the Real Property or otherwise, which Environmental Materials were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property occupied by the Company.

    5.21.2 The Company has not received any notice of any other Proceeding by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Environmental Materials at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat. To the Company's Knowledge, neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any applicable Environmental Laws.

    5.21.3 To the Company's Knowledge, there are no underground storage tanks presently located at the Real Property and there have been no Releases of any Environmental Materials from any underground storage tanks or related piping at the Real Property occupied by the Company. To the Company's Knowledge, there are no PCBs located at, on or in the Real Property, nor asbestos or asbestos-containing material located at, on or in the Real Property.

5.22  TRANSACTIONS WITH CERTAIN PERSONS

    Except as disclosed in this Agreement, to the Company's Knowledge, (i) no Relevant Company Insider, nor any Person related to any Relevant Company Insider by blood or marriage, nor any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee, partner or otherwise, or any Affiliate of any of the foregoing (each, a "Related Person"), is presently or at any time during the past five years has been a party to any material transaction (other than normal compensation arrangements for Employees) with the Company, including, without limitation, any contact, agreement or other arrangement (A) providing for the furnishing of material services to or by, (B) providing for the rental or sale of real or personal property to or from, or (C) otherwise requiring payments of an amount in excess of $500 annually to or from (other than for services as Employees) such Related Person and (ii) no Relevant Company Insider is related to any other Relevant Company Insider by blood or marriage. There is no outstanding amount in excess of $500 owing (including, without limitation, pursuant to any advance, note or other indebtedness instrument) from the Company to any Related Person or from any Related Person to the Company, other than three Promissory Notes, each dated July 1, 1995 in the principal amount of $75,429, payable to each of Daniel F. Carsten, Robert H. Ricciardelli and Robert
M. Sommer (the "Shareholder Notes Payable"). Each of the Related Person transactions set forth in Section 5.22 of the Company Disclosure Schedule, if any, was entered into between the Company and the Related Person on an arms length basis on terms no less favorable to the Company than could be obtained from an unrelated third party.

5.23  ABSENCE OF CERTAIN PAYMENTS

    To the Company's Knowledge, neither the Company nor any of its Employees or other Persons acting on behalf of any of them, or any Affiliate of any of the foregoing, have with respect to the Company's business (i) engaged in any activity, prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or Order of any Governmental Authority or
(ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any Governmental Authority. To the Company's Knowledge, none of the Company or any of its shareholders, Employees or other Persons acting on behalf of any of them, or any Affiliate of any of the foregoing, has accepted or received any unlawful contributions, payments, gifts or expenditures.

5.24  RECORDS

    5.24.1 To the Company's Knowledge, no Business Records for the past five years relating to the Company have been destroyed and all such Business Records are available upon request, subject to applicable laws and/or contractual prohibitions or limitations. In addition, to the Company's Knowledge, no Business Records relating to periods prior to such five-year period which the Company is required to maintain (including, without limitation, personnel records and information relevant to current or future tax filings) have not been destroyed and all such Business Records are available upon request, subject to applicable laws and/or contractual prohibitions or limitations.

    5.24.2 Complete and correct copies of the Corporate Records of the Company have been delivered to Protocol as part of the Company Disclosure Schedule. The minutes of the Company contain a complete and accurate record of those meetings and significant actions of shareholders and directors, and of any executive committee or other committee of the shareholders or board of directors, for which minutes were prepared or for which actions were approved by unanimous written consent and for which no meetings were held. The stock records of the Company are complete and accurate and contains a complete and accurate record of all share transactions for the Company from the date of its incorporation.

5.25  INSURANCE

    5.25.1 Section 5.25 of the Company Disclosure Schedule contains a complete and accurate list of (i) all current policies or binders of fire, product liability, automobile liability, general liability, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles, whether coverage is "occurrence" or "claims made" and a general description of the type of coverage provided and policy exclusions) maintained by the Company and relating to the Company's properties and assets or personnel (collectively, the "Insurance") and (ii) all other "occurrence" basis insurance policies maintained by the Company at any time during the past five (5) years with respect to the business.

    5.25.2 To the knowledge of the Company, all of the Insurance is, and from the date of this Agreement to the Effective Time will be, sufficient for compliance in all material respects with all requirements of applicable law and of all contracts to which the Company is a party. The Company is not in default in any material respect under any of the Insurance, and the Company has not failed, to the Company's Knowledge, to give any notice or to present any claim under any of the Insurance in a due and timely fashion. No notice of cancellation, termination, reduction in coverage or increase in premium (other than reductions in coverage or increases in premiums in the ordinary course) has been received with respect to any of the Insurance, and all premiums with respect to any of the Insurance have been, and will from the date of this Agreement through the Effective Time be, timely paid.

    5.25.3    The  Company  has  not experienced  claims  in  excess  of current
Insurance coverage and the Insurance is in full force and effect. The Company will use its best efforts to keep the Insurance in full force and effect by the Company through the Effective Time. To the Company's Knowledge, there will be no retrospective insurance premiums or charges on or with respect to any of the Insurance for any period or occurrence through the Effective Time.

5.26  BANK ACCOUNTS, DIRECTORS AND OFFICERS

    Section 5.26 of the Company Disclosure Schedule contains (i) a true, complete and correct list of all bank accounts and safe deposit boxes maintained by the Company and all persons entitled to draw thereon, to withdraw therefrom or with access thereto, (ii) a description of all lock box arrangements for the Company, (iii) the names of all the directors and officers of the Company and,
(iv) a true, complete and correct list of all powers of attorney executed by the Company.

5.27  TAKEOVER PROVISIONS INAPPLICABLE

    As of the date hereof and at all times on or prior to the Effective Time, Sections 180.1130 to and including 180.1150 of the WBCL are, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement.

5.28  FINANCIAL ADVISOR

    Except for Cowen & Company ("Cowen"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and (ii) the fees and commissions payable to Cowen as contemplated by this Section will not exceed the aggregate amount set forth in that certain letter, dated November 9, 1995, from Cowen to the Company.

5.29  ACCOUNTING MATTERS

    To the Company's Knowledge, the Company has not, through the date hereof, taken or agreed to take any action that would prevent Protocol or the Company from accounting for the business combination to be effected by the Merger as a "pooling of interests."

5.30  OTHER NEGOTIATIONS

    Except for the transactions contemplated by this Agreement, there is no existing commitment by the Company or any of its shareholders to sell all or a significant part of the assets or the stock of the Company, there is no outstanding offer by the Company or any of its shareholders to sell all or a substantial part of the assets or the stock of the Company, and there are no pending negotiations involving the Company or any of its shareholders for the sale of all or a substantial part of the assets or stock of the Company.

5.31  INVESTMENT COMPANY ACT

    The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

5.32  NO COMPANY MATERIAL ADVERSE EFFECT

    Except as disclosed in the Company Disclosure Schedule, to the Company's Knowledge there does not exist any fact or circumstance which, alone or together with another fact or circumstance, could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Company.

5.33  INFORMATION IN DISCLOSURE DOCUMENTS

    5.33.1 None of the information with respect to the Company supplied by or on behalf of the Company for the purpose of inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will,
(a) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the case of the Proxy Statement/ Prospectus, at the time of mailing the Proxy Statement/ Prospectus, at the time of the Protocol Shareholders Meeting and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or the Proxy Statement/Prospectus based upon information furnished by or on behalf of Protocol or Merger Sub for use therein.

    5.33.2 If at any time prior to the Effective Time any event with respect to the Company or its officers and directors shall occur that is required to be described in the Proxy Statement/Prospectus or the Registration Statement, the Company shall notify Protocol by reference to this Section and cooperate with Protocol in preparing and filing with the SEC and, as required by law, disseminating to the shareholders of the Company, an amendment or supplement which accurately describes such event or events.

    5.33.3 The information with respect to the Company supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that this provision shall not apply as to information furnished by or on behalf of Protocol or Merger Sub for use therein.

    5.33.4 No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Company Disclosure Schedule, contains (or will contain when made) any untrue statement of a material fact or, to the Company's Knowledge omits (or, to the Company's Knowledge, will omit when made) to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were (or will be made), not misleading.

5.34  DISPOSITION OF PROTOCOL COMMON SHARES

    To the Company's Knowledge, there is no present plan or intention by the shareholders of the Company who own one percent or more of the outstanding Shares, and to the Company's Knowledge, there is no present plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of Protocol Common Shares received in the Merger that would reduce the Company's shareholders' ownership of Protocol Common Shares to a number having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Shares of the Company as of the same date. For purposes of this representation, Shares exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional Protocol Common Shares will be treated as outstanding Shares as of the Effective Time. Moreover, outstanding Shares and Protocol Common Shares held by the Company's shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Effective Time will be considered in making this representation.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF PROTOCOL

    Protocol represents and warrants to the Company that, except as set forth in the Protocol Disclosure Schedule:

6.1  ORGANIZATION AND QUALIFICATION

    Protocol is a corporation duly organized and validly existing under the laws of the State of Oregon and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. Protocol is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of Protocol and its Subsidiaries taken as a whole in an amount in excess of $300,000 (a "Protocol Material Adverse Effect"). Complete and correct copies as of the date hereof of the articles of incorporation and bylaws of each of Protocol and Merger Sub have been delivered to the Company as part of the Protocol Disclosure Schedule.

6.2  CAPITALIZATION

    The authorized capital stock of Protocol consists of 30,000,000 Protocol Common Shares and 10,000,000 Shares of Preferred Stock, par value $0.01 per share. As of December 31, 1995, 7,400,838 Protocol Common Shares were validly issued and outstanding, fully paid, and nonassessable and no shares of preferred stock were issued and outstanding, and there have been no material changes in such numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Protocol's shareholders may vote ("Protocol Voting Debt") issued or outstanding. As of December 31, 1995, except for options to acquire 954,952 Protocol Common Shares or as otherwise set forth in the Protocol SEC Reports, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating Protocol to issue, deliver or sell shares of its capital stock or debt securities, or obligating Protocol to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment and there have been no material changes in such numbers through the date hereof. All of the Protocol Common Shares issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, and shall be registered under the Securities Act, Exchange Act and all applicable state securities laws governing the issuance and trading thereof, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

6.3  SUBSIDIARIES

    There are no "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the SEC ("Significant Subsidiaries") of Protocol. Except for Merger Sub, Protocol does not directly or indirectly own any interest in any other Person.

6.4  AUTHORITY RELATIVE TO THIS AGREEMENT

    6.4.1 Protocol has the corporate power to enter into this Agreement and, subject to approval of the Issuance by its shareholders, to carry out its obligations hereunder.

    6.4.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Protocol's Board of Directors. Except for the approval of Protocol's shareholders described in Section 9.1.2, no other corporate proceedings on the part of Protocol are necessary to authorize this Agreement and the transactions contemplated hereby.

    6.4.3 This Agreement constitutes a valid and binding obligation of Protocol, enforceable against Protocol in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court in which any such proceeding may be brought.

    6.4.4   Except for  the  approval of  Protocol's shareholders  described  in
Section 9.1.2, Protocol is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, Permit, Order, lease, instrument, statute, law, ordinance, rule or regulation applicable to Protocol or any of its Subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Protocol Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in Section 6.4.5.

    6.4.5 Except in connection, or in compliance, with the provisions of the Exchange Act, the regulations of the Nasdaq/NMS, and the corporation, securities or blue sky laws or regulations of the various states, no Permit or Authorization is necessary for the consummation by Protocol of the Merger or the other transactions contemplated by this Agreement, other than Authorizations, the failure of which to make or obtain would not have a Protocol Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

6.5  PROTOCOL ACTION

    The Board of Directors of Protocol (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of Protocol and its shareholders, (ii) approved the Merger in accordance with the provisions of ORS 60.481, and (iii) recommended the approval of the Issuance and directed that the Issuance be submitted for consideration by Protocol's shareholders at the Protocol Shareholders Meeting.

6.6  REPORTS AND FINANCIAL STATEMENTS

    6.6.1 Protocol has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K for the fiscal years ended December 31, 1992, December 31, 1993, and December 31, 1994, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995 as filed with the SEC, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since March 24, 1992 and (iv) all other reports or registration statements declared effective by the SEC since March 24, 1992 (clauses (i) through (iv) being referred to herein collectively as the "Protocol SEC Reports").

    6.6.2 As of their respective dates, the Protocol SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Protocol SEC Reports.

    6.6.3 As of their respective dates, the Protocol SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Protocol included in the Protocol SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto.

    6.6.4 The financial statements included in the Protocol SEC Reports and Protocol's audited financial statement (including balance sheet, statement of income and statement of cash flows) as of and for the period ending December 31, 1995 (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of Protocol and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in accordance with the books of account and records of Protocol.

    6.6.5 To the knowledge of Protocol, neither Protocol nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, contingent or otherwise), which are material to Protocol and its Subsidiaries taken as a whole and which are not disclosed or provided for in the most recent Protocol SEC Reports, other than liabilities and obligations incurred between the date of the most recent Protocol SEC Report and the date hereof in the ordinary course of Protocol's business, consistent with past practice and except as otherwise disclosed in this Agreement, including the Protocol Disclosure Schedule. To the best knowledge of Protocol, there is no basis for any such liability against Protocol or its Subsidiaries, whether absolute, accrued, contingent or otherwise, which is or would have a Protocol Material Adverse Effect, not reflected in the Protocol SEC Reports.

6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS

    Since September 30, 1995, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Protocol Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability), (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Protocol Material Adverse Effect, (iii) any entry into any commitment or transaction material to Protocol and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice, or (iv) any commencement or notice, or to Protocol's knowledge, threat of commencement, of any Proceeding involving Protocol or its Subsidiaries or the affairs of any of them.

6.8  LITIGATION

    Except as disclosed in the Protocol SEC Reports, there is no Proceeding pending or, to the knowledge of Protocol, threatened against Protocol or any of its Subsidiaries which, either alone or in the aggregate, could reasonably be expected to have a Protocol Material Adverse Effect, nor is there any Order outstanding against Protocol or any of its Subsidiaries having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any Protocol Material Adverse Effect.

6.9  FAIRNESS OPINION

    Protocol has received the written opinion of Wessels, Arnold & Henderson ("Wessels"), financial advisors to Protocol, dated the date hereof, to the effect that the Applicable Merger Consideration is fair to the shareholders of Protocol from a financial point of view ("Protocol Fairness Opinion").

6.10  COMPLIANCE WITH PERMITS, APPLICABLE LAWS AND AGREEMENTS

    6.10.1 To the knowledge of Protocol, Protocol holds all Permits, the failure of which to hold would have a Protocol Material Adverse Effect (the "Protocol Permits"). To the knowledge of Protocol, Protocol is in compliance with the terms of the Protocol Permits, except for such failures to comply which, individually or in the aggregate, would not have a Protocol Material Adverse Effect.

    6.10.2 To the knowledge of Protocol, Protocol's business is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which individually or in the aggregate do not and would not have a Protocol Material Adverse Effect.

    6.10.3 To the knowledge of Protocol, Protocol is not in default (and not in a circumstance which, with notice or lapse of time, or both, would constitute a default) under any agreement or instrument to which it is a party, whether or not such default has been waived, except for any such default which, alone or in the aggregate with other such defaults, would not have a Protocol Material Adverse Effect.

    6.10.4 The provisions of this Section 6.10 shall not be construed or applied to narrow or otherwise restrict the scope of any other representations and warranties in this Article 6.

6.11  SUPPLIERS AND CUSTOMERS

    To Protocol's knowledge, no substantial supplier or customer (who accounted for more than 2% of aggregate 1995 annual purchases or more than 2% of aggregate 1995 annual revenues, as the case may be, of Protocol) has indicated to Protocol that it intends to terminate its relationship with Protocol; nor does Protocol have knowledge that any such supplier or customer intends to terminate such relationship or that any material problem or dispute with any such supplier or customer exists. In the opinion of Protocol, it has good business relationships with each such supplier and customer. Protocol has no reason to believe that the consummation of the Merger would or might disrupt Protocol's existing relationships with any such supplier or customer.

6.12  PRODUCTS

    Protocol has no knowledge of any material defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by Protocol during the past five (5) years or any defect in repair to, or replacement of, any such products which could give rise to any Protocol Material Adverse Effect.

6.13  FINANCIAL ADVISOR

    Except for Wessels, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Protocol.

6.14  ACCOUNTING MATTERS

    To Protocol's knowledge, neither Protocol nor any of its Affiliates has, through the date hereof, taken or agreed to take any action that would prevent Protocol or the Company from accounting for the business combination to be effected by the Merger as a "pooling of interests."

6.15  INVESTMENT COMPANY ACT

    Protocol is not an "investment company" within the meaning of the Investment Company Act of 1940.

6.16  INFORMATION IN DISCLOSURE DOCUMENTS

    6.16.1 None of the information with respect to Protocol supplied by or on behalf of Protocol for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will, (a) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the case of the Proxy Statement/ Prospectus, at the time of mailing the Proxy Statement/Prospectus, at the time of the Protocol Shareholders Meeting and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or the Proxy Statement/Prospectus based upon information furnished by or on behalf of the Company for use therein.

    6.16.2 If at any time prior to the Effective Time any event with respect to Protocol or its officers and directors shall occur that is required to be described in the Proxy Statement/Prospectus or the Registration Statement, Protocol shall notify the Company by reference to this Section and cooperate with the Company in preparing and filing with the SEC and, as required by law, disseminating to the shareholders of Protocol, an amendment or supplement which accurately describes such event or events.

    6.16.3 The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and resolutions promulgated thereunder. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that this provision shall not apply as to information furnished by or on behalf of the Company for use therein.

    6.16.4 No representation or warranty made by Protocol contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Protocol Disclosure Schedule, contains (or will contain when made) any untrue statement of a material fact or omits (or will omit when made) to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were (or will be made), not misleading.

                                   ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

    Protocol and Merger Sub jointly and severally represent and warrant to the Company as follows:

7.1  ORGANIZATION

    Merger Sub is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Merger Sub has not filed articles of dissolution and no corporate action to dissolve Merger Sub has been taken. Complete and correct copies as of the date hereof of the articles of incorporation and bylaws of Merger Sub have been delivered to the Company as part of the Protocol Disclosure Schedule.

7.2  CAPITALIZATION

    The authorized capital stock of Merger Sub consists of 9,000 shares of Common Stock, par value $1.00 per share, 1,000 of which are validly issued and outstanding, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted) and are owned by Protocol free and clear of all Liens.

7.3  AUTHORITY RELATIVE TO THIS AGREEMENT

    7.3.1 Merger Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder.

    7.3.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby.

    7.3.3 This Agreement constitutes a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms except as enforcement may be limited to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

    7.3.4 Merger Sub is not subject to or obligated under any charter or bylaw provision which would be breached or violated by its executing and carrying out this Agreement.

    7.3.5 Except as referred to herein or in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no Authorization is necessary for the consummation by Merger Sub of the Merger or the transactions contemplated by this Agreement.

7.4  MERGER SUB ACTION

    The Board of Directors of Merger Sub (at a meeting duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of Merger Sub and (ii) approved the Merger in accordance with the provisions of Section 180.1101 of the WBCL.

7.5  INTERIM OPERATIONS OF MERGER SUB

    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE 8

                     CONDUCT OF BUSINESS PENDING THE MERGER

8.1  CONDUCT OF BUSINESS OF THE COMPANY

    Except as contemplated by this Agreement or as set forth in the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, (a) the Company will conduct its operations according to its ordinary course of business consistent with past practice, (b) the Company will not enter into any material transaction other than in the ordinary course of business consistent with past practice and (c) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, the Company will seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, the Company will not without the prior written consent of Protocol:

    8.1.1 Except for Shares issued upon exercise of options outstanding as of the date hereof under the Company Option Plans, issue, deliver, sell, dispose or, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (i) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible, into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock or (ii) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof;

    8.1.2 Redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares);

    8.1.3 Split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise may any payments to shareholders in their capacity as such;

    8.1.4 (i) Grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business consistent with past practice, (ii) pay or agree to pay any pension, retirement allowance or other material employee benefit not required or contemplated by any Employee Plan or Benefit Arrangement as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new or materially amend any existing employment agreement with any such director, officer or key employee, (iv) enter into any new or materially amend any existing severance agreement with any such director, officer or key employee or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, Employee Plan or Benefit Arrangement;

    8.1.5 Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

    8.1.6 Make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets;

    8.1.7 Adopt any amendments to its articles of incorporation or bylaws, other than to render inapplicable to the transactions contemplated hereby the rights of refusal contained in Section 6.04 of the Company's bylaws;

    8.1.8 (a) Other than borrowings in the ordinary course under the Company's existing bank line of credit which, together with existing borrowings, do not in the aggregate exceed the current maximum borrowing availability thereunder, incur any indebtedness for borrowed money or guarantee any such indebtedness (the Company specifically acknowledging and agreeing that the Company shall not borrow money under its term loan and equipment purchase credit facilities, other than what it has already borrowed under such credit facilities), or (b) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person;

    8.1.9 Engage in the conduct of any business the nature of which is materially different than the business the Company is currently engaged in;

    8.1.10 Enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company;

    8.1.11 Enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $25,000 per year, which is not cancellable without penalty on 30 days' or less notice, except in the ordinary course of business for the distribution of products or the production of inventory; or

    8.1.12 Authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

8.2  CONDUCT OF BUSINESS OF PROTOCOL

    Prior to the Effective Time, Protocol will carry on its business consistent with its past practices, will notify the Company of the occurrence of any event having a material adverse effect upon its business prospects or financial condition and without the prior written consent of the Company, will not do any of the following:

    8.2.1 Take any action or permit any action to be taken other than in the ordinary course of business which is inconsistent with preserving its existing business organization and relations with employees, customers, suppliers and others with whom it has a business relationship and with protecting its rights and properties; or

    8.2.2 Conduct its business other than in compliance with all applicable laws and regulations in all material respects.

8.3  CONDUCT OF BUSINESS OF MERGER SUB

    During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

8.4  NOTICE OF BREACH

    Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Effective Time or cause a breach of any covenant contained or referenced in this Agreement and will use its best reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Protocol Disclosure Schedule.

                                   ARTICLE 9

                             ADDITIONAL AGREEMENTS
9.1  MEETINGS OF SHAREHOLDERS

    9.1.1 The Company will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders (the "Company Shareholders Meeting") as promptly as practicable to consider and vote upon the approval of the Merger.

Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. By agreement dated the date hereof (the "Voting Agreement"), a copy of which is attached hereto as Exhibit 9.1.1 the shareholders owning the requisite number of Shares necessary to approve the Merger each have agreed to vote in the manner specified in the Voting Agreement. A correct and complete copy of the Voting Agreement has been delivered to Protocol.

    9.1.2 Protocol will take all action necessary in accordance with applicable law, Section 1(c) of Schedule D to the Bylaws of NASD, and Protocol's articles of incorporation and bylaws to convene a meeting of its shareholders (the "Protocol Shareholders Meeting") as promptly as practicable to consider and vote upon (a) the approval of the issuance of Protocol Common Shares in the Merger and (b) the amendment to Protocol's 1992 Stock Option Plan to increase the number of Protocol Common Shares reserved for issuance thereunder to an amount sufficient to enable Protocol to issue Protocol Common Shares to all holders of options under such Plan, including the Replacement Options (collectively, the "Issuance"). Subject to the fiduciary duties of Protocol's Board of Directors under applicable law as advised by counsel, the Board of Directors of Protocol shall recommend and declare advisable such approval and Protocol shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

    9.1.3 Protocol, as the sole shareholder of Merger Sub, has acted by written consent to approve the Merger and the adoption of this Agreement by Merger Sub, which consent Protocol and Merger Sub represent and warrant constitutes the requisite approval of the Merger and this Agreement by Merger Sub.

9.2  REGISTRATION STATEMENT/PROXY MATERIALS

    9.2.1 The Company shall cooperate with Protocol and Protocol shall use all reasonable efforts to promptly prepare and file with the SEC and cause to be made effective a Registration Statement (on such appropriate form therefor as Protocol shall select, including a prospectus which shall be in such form as permitted in the form of such Registration Statement so selected and a proxy statement complying with the Exchange Act) under the Securities Act covering the Protocol Common Shares to be issued in the Merger. As used in this Agreement, the term Registration Statement refers to and means said Registration Statement when it becomes effective under the Securities Act, and the term "Proxy Statement/Prospectus" refers to and means the proxy statement included in the Registration Statement when it becomes effective. The Registration Statement will be effective on the date on which the Company mails to the holders of its Shares the Proxy Statement/Prospectus with respect to the Company Shareholders' meeting, on the date such meeting is held, and on the Closing Date. Protocol shall also take any action required to be taken under state blue sky or securities laws, statutes, codes, ordinances, rules and regulations in connection with the issuance of shares of Protocol Common Shares contemplated hereunder.

    9.2.2 Protocol and the Company will use all reasonable efforts to have the Registration Statement, or cause it to be, declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to shareholders of Protocol and the shareholders of the Company at the earliest practicable date or dates. If at any time prior to the Effective Time any event relating to or affecting the Company or Protocol shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for Protocol, to supplement or amend the Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approvals of the shareholders of the Company and Protocol, respectively, are sought, the Company and Protocol will forthwith prepare and file with the SEC an amendment or supplement to the Registration Statement so that each document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

9.3  AFFILIATES OF PROTOCOL AND THE COMPANY

    9.3.1 Set forth in the Company Disclosure Schedule are the names of all Persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Rule 145 Affiliates") or who may otherwise be deemed to be Affiliates of the Company. Each such Rule 145 Affiliate has delivered to Protocol a written agreement that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Protocol Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

    9.3.2 Each of Protocol and the Company shall use all reasonable efforts to cause their respective Affiliates not to take any action that would impair Protocol's ability to account for the Merger as a pooling of interests.

    9.3.3 In accordance with the foregoing, each Rule 145 Affiliate has also agreed in such written agreement that such Rule 145 Affiliate will not, after the earlier of (i) the mailing of the Proxy Statement/Prospectus or (ii) the thirtieth (30th) day prior to the Effective Time, sell or in any other way reduce such Rule 145 Affiliate's risk relative to any Protocol Common Shares received in the Merger (within the meaning of the SEC's Codification of Financial Reporting Policies 201.01, reprinted in 7 Fed. Sec. L. Re. (CCH) 72,951, until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published (which financial results Protocol agrees to publish in accordance with past practice as part of its applicable Form 10-Q or 10-K filing covering such period), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

9.4  REGISTRATION AND QUOTATION OF PROTOCOL COMMON SHARES

    9.4.1 Protocol will register the Protocol Common Shares to be issued pursuant to this Agreement, and upon exercise of the Replacement Options, under the applicable provisions of the Securities Act.

    9.4.2 Protocol will cause the Protocol Common Shares to be issued pursuant to this Agreement, and upon exercise of the Replacement Options, to be quoted for trading on the Nasdaq/NMS.

9.5  TAX TREATMENT OF MERGER

    Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under Section 368(a) of the Code except where, in the opinion of tax counsel to such party, there is not "substantial authority," as defined in Section 6662 of the Code, to support such a position.

9.6  REASONABLE EFFORTS

    9.6.1 The Company, Protocol and Merger Sub shall, and shall use all reasonable efforts to cause their respective Subsidiaries to: (a) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and other transactions contemplated hereby, and the parties will cooperate with each other with respect thereto; (b) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 10 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon a practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); (c) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder); and (d) not take any action (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that prevents Protocol from accounting for the Merger as a pooling of interests.

    9.6.2 After the time, if any, that the Registration Statement shall have been declared effective, Protocol shall promptly notify the Company if at any time it has reason to believe that Peat Marwick will not be able to deliver the opinion referred to in Section 10.1.5 at the Closing, and each of Protocol and the Company shall promptly advise the other of any fact or circumstance of which it becomes aware (and which has not theretofore been disclosed to the other) which it believes would adversely impact the ability to satisfy such condition set forth in Section 10.1.5.

    9.6.3 During the period of 60 days prior to the Closing, Protocol will not repurchase or otherwise acquire in the public market, or announce any intention or proposal to repurchase or otherwise acquire in the public market, any shares of its capital stock (other than immaterial numbers of shares in the ordinary course and consistent with past practice and at prevailing market prices).

9.7  OTHER TRANSACTIONS

    Prior to the Closing, neither the Company nor any of its officers, employees, representatives, agents or Affiliates will, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party (other than Protocol) concerning any merger, consolidation, share exchange or similar transaction involving the Company, or any purchase of all or a significant portion of the assets of or equity interest in the Company, or any other transaction that would involve the transfer or potential transfer of control of the Company, other than the transactions contemplated hereby. The Company will notify Protocol immediately of any inquiries or proposals with respect to any such transaction that are received by, or any such negotiations or discussions that are sought to be initiated with, the Company.

9.8  ACCESS TO INFORMATION

    Subject to currently existing contractual and legal restrictions applicable to the Company (which the Company represents and warrants are not material) or to Protocol (which Protocol represents and warrants are not material), and upon reasonable notice, each of the Company and Protocol shall during normal business hours throughout the period prior to the Effective Time or until this Agreement is terminated (a) afford to officers, employees, counsel, accountants and other authorized representatives of the other party ("Authorized Representatives") access to its properties, books and records (including, without limitation, the work papers of independent accountants); and (b) furnish promptly to such Authorized Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any of the respective representations or warranties made by Protocol or the Company. The use and protection of all information provided by one party to the other pursuant to this Section shall be governed by the Confidentiality Agreement.

9.9  EMPLOYEE MATTERS

    Protocol intends to review each Employee Plan and Benefit Arrangement for compatibility with similar programs maintained by Protocol for its employees. Protocol may decide to have the Surviving Corporation continue in effect, amend, modify or terminate in their entirety any one or more of the Employee Plans and Benefit Arrangements, or merge any of the Employee Plans and Benefit Arrangements into a comparable program maintained by Protocol and adopted by the Surviving Corporation. Any such amendment, modification or termination shall not deprive any Person who is an Employee of the Company on the Effective Time ("Affected Employee") of any accrued benefit payment to which the Affected Employee has become entitled prior to the Effective Time. If Protocol does not maintain a program similar to one of the Employee Plans or Benefit Arrangements, there shall be no obligation on the part of Protocol or the Surviving Corporation to adopt any program upon the discontinuance or termination of such Employee Plan or Benefit Arrangement. Protocol will cause the Surviving Corporation to give each Affected Employee full credit for service with the Company for purposes of eligibility to participate in, vesting and payment of benefits under, amounts of and eligibility for any subsidized benefit provided under, any Protocol employee benefit plan or program of whatever kind adopted by the Surviving Corporation.

9.10  PAYMENT OF SHAREHOLDER NOTES PAYABLE

    At the Closing, or within ten (10) days thereafter, Protocol shall cause the Company to pay in full the Shareholder Notes Payable.

9.11  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    During the period beginning on the Closing Date and ending on the second anniversary thereof, Protocol will cause the Company to maintain in the Surviving Corporation's articles of incorporation and bylaws the Company's current provisions regarding indemnification of officers and directors.

                                   ARTICLE 10

                              CONDITIONS PRECEDENT
10.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS

    The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable law:

    10.1.1  COMPANY SHAREHOLDER APPROVAL

    This Agreement and the transactions contemplated hereby shall have been duly approved or ratified by the requisite holders of Shares in accordance with applicable provisions of the WBCL (including, without limitation, Section 180.1103), and the articles of incorporation and bylaws of the Company.

    10.1.2  PROTOCOL SHAREHOLDER APPROVAL

    The Issuance shall have been duly approved by the requisite holders of Protocol Common Shares in accordance with applicable provisions of the Oregon Business Corporation Act (including, without limitation, ORS 60.487), the articles of incorporation and bylaws of Protocol and Section 1(c) of Schedule D to the Bylaws of the NASD.

    10.1.3  NO ORDER

    There shall not be in effect any Order of any court or Governmental Body of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions unacceptable to either of Protocol or the Company, each in its reasonable judgment (which reasonable judgment shall take into account, without limitation, the size and scope of the transactions contemplated hereby and the benefits anticipated to be derived by Protocol or the Company, as the case may be, from its rights and obligations hereunder).

    10.1.4  REGISTRATION STATEMENT AND SECURITIES LAWS AUTHORIZATIONS

    The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no Stop Order suspending effectiveness shall have been issued, no Proceeding by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary Authorizations under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Protocol Common Shares shall have been received.

    10.1.5  POOLING OPINIONS

    On or before the filing of the Registration Statement with the SEC, Protocol shall have received an opinion of Peat Marwick, in substantially the form attached hereto as Exhibit 10.1.5(a) and a letter from Price Waterhouse, LLP, addressed to the Company's Board of Directors in substantially the form attached hereto as Exhibit 10.1.5 (b).

    10.1.6  DISSENTERS' RIGHTS

    Holders of no more than that number of shares which, if all outstanding shares of Company Preferred Stock were converted into Company Common Stock at the specified conversion rates, would equal five percent (5%) of all outstanding Company Common Stock after giving effect to the conversion, shall have validly exercised and not withdrawn appraisal rights under applicable law.

10.2  CONDITIONS TO OBLIGATIONS OF PROTOCOL AND MERGER SUB

    The respective obligations of Protocol and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or part by Protocol and Merger Sub, as the case may be, to the extent permitted by applicable law.

    10.2.1  REPRESENTATIONS AND WARRANTIES TRUE

    The representations and warranties of the Company contained in Article 5 and
Section 9.8 (or otherwise required hereby to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement) shall have been true in all material respects when made and shall be true in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent they relate to the date of this Agreement or any other particular date).

    10.2.2  PERFORMANCE

    The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of Closing.

    10.2.3  CERTIFICATES

    The Company shall have delivered to Protocol (a) a certificate, dated the date of the Closing, signed by the President of the Company, certifying as to the fulfillment of the conditions specified in Sections 10.2.1 and 10.2.2, and
(b) the Exchange Ratio Certificate.

    10.2.4  PERMITS AND AUTHORIZATIONS

    All Permits and Authorizations described in Sections 5.4 and 5.10 of the Company Disclosure Schedule shall have been obtained.

    10.2.5  TAX OPINION

    On the date hereof, Protocol shall have received an opinion of Peat Marwick in substantially the form attached hereto as Exhibit 10.2.5.

    10.2.6  CONFIRMATION OF FAIRNESS OPINION

    Immediately prior to (a) the date on which the Proxy Statement/Prospectus is mailed to the Protocol shareholders and (b) the closing date, Protocol shall have received a letter from Wessels confirming and restating the Protocol Fairness Opinion.

    10.2.7  RESULTS OF AUDIT; INTERIM FINANCIAL PERFORMANCE

        (a) The audited results of the Company's operations for the year ended December 31, 1995 shall reflect sales by the Company of not less than $12.2 million and Company net income of not less than $775,000. The audited balance sheet amounts as of December 31, 1995 shall be substantially as presented on the unaudited balance sheet with the exception of minor adjustments and/ or reclassifications.

        (b) Protocol will also have had the opportunity to review the Company's most recent internally prepared, unaudited financial statements up to the time of Closing and shall be satisfied that the interim results of the Company's operations are consistent with the Company's financial forecasts contained in the 1996 Budget presented to the Company's Board of Directors on December 14, 1995 (the "Budget"). Without limiting the foregoing, Protocol shall be satisfied that the Company's interim unaudited results of operations indicate the following: (i) cumulative revenue-year-to-date and net income-year-to-date of not less than eighty-two and one-half percent (82.5%) of the budgeted 1996 operating statement amounts as reflected in the Budget; (ii) gross profit margins greater than forty percent (40%); and (iii) a current ratio in excess of 1.6. For purposes of whether the Company's interim unaudited results meet the requirements set forth in this Section 10.2.7(b) and Section 10.2.8, there shall not be taken into account either (i) the effects of any transaction costs (including professional fees) incurred in connection with the negotiation and execution of this Agreement or (ii) the financial consequences, if any, described in Section 5.19.

    10.2.8  COMPANY CHIEF FINANCIAL OFFICER LETTER

    Protocol shall have received from the Company's Chief Financial Officer a letter, dated the Closing Date, stating that on the basis of his review of the then most recent internally prepared, unaudited financial statements for the Company and his knowledge of the financial status and condition of the Company up to the Closing Date, there has been no materially adverse change in the financial condition or results of operations of the Company since the last audited financial statements. For purposes of this Section 10.2.8 and the letter, "materially adverse" shall be deemed to be (a) a projected shortfall of the cumulative revenue-to-date or cumulative net income-to-date from the amounts reflected in the Budget of over seventeen and one-half percent (17.5%); (b) if gross margins shall have declined below forty percent (40%) on a year-to-date basis; or (c) a change in financial position such that the Company's current ratio is not in excess of 1.6. In addition, the letter will attest to the fact that the Company has adhered to the same accounting policies and procedures represented in the last audited financial statements, and that these policies and procedures have been applied on a consistent basis.

    10.2.9  TERMINATION OF ALL SHAREHOLDER AGREEMENTS

    All shareholder, voting or other agreements with respect to the capital stock of the Company shall have been terminated (other than the Voting Agreement).

    10.2.10  CONTINUATION OF EXISTING NONCOMPETITION AGREEMENTS

    Protocol shall have received evidence reasonably satisfactory to it that each of Daniel F. Carsten, Robert M. Ricciardelli and Robert M. Sommer have agreed in writing that the Merger will not cause a termination or modification of, or otherwise adversely affect, the Company's rights under currently existing noncompetition agreements executed by such Persons.

    10.2.11  ESCROW AGREEMENT

    The Company and each of the holders of outstanding Shares shall have duly executed and delivered to Protocol the Escrow Agreement.

    10.2.12  OPINION OF COUNSEL

    Protocol shall have received from Michael Best & Friedrich, an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit 10.2.12.

10.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

    10.3.1  REPRESENTATIONS AND WARRANTIES TRUE

    The representations and warranties of Protocol and Merger Sub contained in Articles 6 and 7 (or otherwise required hereby to be made after the date hereof in a writing expressly referred to herein by or on behalf of Protocol and Merger Sub pursuant to this Agreement) shall have been true in all material respects when made and shall be true in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent they relate to the date of this Agreement or any other particular date).

    10.3.2  PERFORMANCE

    Protocol and Merger Sub shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by each of them prior to or at the time of the Closing.

    10.3.3  COMPLIANCE CERTIFICATE

    Protocol and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date, signed by the President of Protocol and the President of Merger Sub, respectively, certifying as to the fulfillment by each entity of the conditions specified in Sections 10.3.1 and 10.3.2.

    10.3.4  PERMITS AND AUTHORIZATIONS

    All Permits and Authorizations described in Section 6.4 of the Protocol Disclosure Schedule shall have been obtained.

    10.3.5  TAX OPINION

    The Company shall have received an opinion of Michael Best & Friedrich, or Price Waterhouse, LLP, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Protocol, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code;
(iii) no gain or loss will be recognized by the Company, or Merger Sub as a result of the Merger; (iv) no gain or loss will be recognized by shareholders of the Company as a result of the Merger with respect to the Shares converted solely into Protocol Common Shares or as a result of the return of the Escrow Shares to Protocol; and (v) no gain or loss will be recognized by holders of Existing Options upon the exchange of Existing Options for Replacement Options. In rendering such opinions, Michael Best & Friedrich or Price Waterhouse, LLP, as the case may be, may receive and rely upon representations contained in certificates of the Company, Protocol, Merger Sub and others.

    10.3.6  OPINION OF COUNSEL

    The Company shall have received from Ater Wynne Hewitt Dodson & Skerritt, counsel to Protocol, an opinion dated the Closing Date, in the form attached hereto as Exhibit 10.3.6.

                                   ARTICLE 11

                       TERMINATION, AMENDMENT AND WAIVER
11.1  TERMINATION

    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the shareholders of Protocol:

    11.1.1 By mutual consent of the Board of Directors of Protocol and the Board of Directors of the Company;


    11.1.2 By either Protocol or the Company if the Merger shall not have been consummated on or before July 12, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);


    11.1.3 By the Company if any of the conditions specified in Sections 10.1 or 10.3 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of its shareholders at a duly held meeting of shareholders or at an adjournment thereof (provided the Company is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement, which breach is the direct and proximate cause of the failed condition);

    11.1.4  By Protocol if any of  the conditions specified in Sections 10.1  or
10.2 have not been met or waived by Protocol at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the shareholders of the Company at a duly held meeting of shareholders or at an adjournment thereof (provided Protocol is not otherwise in material breach of its representations, warranties covenants or agreements under this Agreement, which breach is the direct and proximate cause of the failed condition);

    11.1.5 By either Protocol or the Company if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach, has not been cured within fifteen (15) business days following receipt by the breaching party of written notice of such breach;

    11.1.6 By either Protocol or the Company upon written notice to the other party if any Governmental Authority of competent jurisdiction shall have issued a final permanent Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such Order shall have expired without such appeal or petition being granted; or

11.2  EFFECT OF TERMINATION

    In the event of termination of this Agreement by either Protocol or the Company as provided above, this Agreement shall forthwith become void and (except for termination of this Agreement pursuant to Section 11.1.5) there shall be no liability on the part of either the Company, Protocol or Sub or their respective officers or directors; provided that Section 5.28 and Section 6.13, the last sentence of Section 9.8, this Section 11.2 and the provisions of
Article 13 shall survive the termination.

11.3  AMENDMENT

    This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the shareholders of the Company and the shareholders of Protocol, but, after such approvals, no amendment shall be made which changes the Applicable Merger Consideration or which in any way materially adversely affects the rights of the shareholders of either the Company or Protocol, without the further approval of the adversely affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

11.4  WAIVER

    At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that, except as set forth in the next sentence, no such waiver shall materially adversely affect the rights of the shareholders of the Company or the shareholders of Protocol, as the case may be. Notwithstanding the foregoing, an election by Protocol to consummate the Merger contemplated hereby notwithstanding Protocol's actual knowledge of a breach or inaccuracy of any representation or warranty made by the Company shall constitute a waiver and release of any claim against the Company or its shareholders which Protocol may have therefor (whether such claim is for breach of representation or warranty, indemnification or otherwise), unless on the date of this Agreement the Company also has Knowledge of such breach or inaccuracy. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such extension or waiver shall be effective only in the particular instance in which it is given.

                                   ARTICLE 12

                          SURVIVAL AND INDEMNIFICATION
12.1  INDEMNIFICATION BY THE COMPANY

    The Company shall indemnify and hold harmless Protocol from and against and shall reimburse Protocol with respect to all Indemnifiable Damages incurred by Protocol by reason of or arising out of or in connection with the following:

    12.1.1 The breach or inaccuracy of any representation or warranty of the Company contained in this Agreement.

    12.1.2 The failure of the Company to perform any agreement or covenant required by this Agreement to be performed by it.

    Notwithstanding the foregoing provisions of this Section 12.1, (a) the Company shall not be liable for or with respect to the first $200,000 of the aggregate of Indemnifiable Damages, and (b) if the Merger closes, such Indemnifiable Damages in excess of such $200,000 amount shall be recovered by Protocol solely in accordance with the provisions of the Escrow Agreement.

12.2  INDEMNIFICATION BY PROTOCOL

    Protocol shall indemnify and hold harmless the Company from and against and shall reimburse the Company with respect to any and all Indemnifiable Damages incurred by the Company by reason of or arising out of or in connection with the following:

    12.2.1 The breach or inaccuracy of any representation or warranty of Protocol or Merger Sub contained in this Agreement.

    12.2.2 The failure of Protocol to perform any agreement or covenant required by this Agreement to be performed by it.

    Notwithstanding the foregoing provisions of this Section 12.2, Protocol shall not be liable for or with respect to the first $200,000 of the aggregate of Indemnifiable Damages.

12.3  SURVIVAL

    12.3.1 All representations and warranties made by Protocol in this Agreement and any liability with respect thereto shall terminate at the Effective Time.

    12.3.2 The representations and warranties of the Company and the indemnity of the Company under Section 12.1 with respect to such representations and warranties shall survive the Closing as obligations of the former Company shareholders to be satisfied solely out of the Escrow Shares in accordance with the Escrow Agreement (subject to the limitations of this Article 12) and shall terminate in all respects on the Termination Date (as defined in the Escrow Agreement), as to all representations and warranties except to the extent that notice has been delivered by Protocol in accordance with the Escrow Agreement prior to the Termination Date of a breach or inaccuracy of any of the representations or warranties of the Company, in which case such notice shall continue in effect until such matters have been resolved by agreement of the parties or by a final adjudication of such matters, not subject to further appeal, by a court with jurisdiction over such matters. Under no circumstances shall the Company or its shareholders have any liability whatsoever to Protocol or Merger Sub in excess of the Escrow Shares.

12.4  LIMITATIONS UPON INDEMNIFICATION

    The indemnification rights of Protocol and Merger Sub, on the one hand, and the Company, on the other hand, shall be subject to the following limitations:

    12.4.1 The term "Indemnifiable Damages" means and includes any and all losses, damages (including lost profits and punitive damages), liabilities, costs, and expenses (including reasonable attorney fees), but shall in no event include consequential, indirect or speculative damages, or damages based upon a multiple of lost (or anticipated) earnings, profits, income or the like.

    12.4.2 In computing Indemnifiable Damages, the amount thereof shall be reduced to take into account the net tax benefit, if any, resulting to the indemnified party as a consequence of such party's incurrence of the loss, damage, liability, cost or expense giving rise to such claim for Indemnifiable Damages.

    12.4.3 In computing Indemnifiable Damages, the amount thereof shall be reduced to take into account any amounts received by the indemnified party from third Persons, including, without limitation, insurance proceeds.

                                   ARTICLE 13

                               GENERAL PROVISIONS
13.1  EXPENSES

    Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby. Protocol specifically acknowledges that, if the Merger is consummated, the Company will pay all of the foregoing fees incurred by or on behalf of the Company, and that no portion thereof shall be allocated to the Company's shareholders, or (subject to any claims by Protocol based upon a breach of Section 5.28) charged in any manner against the Escrow Shares.

13.2  PUBLIC ANNOUNCEMENTS

    Protocol and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulations (in which event, however, the party so required to make such announcement will endeavor in advance to inform the other party regarding the reason and content thereof). To the extent reasonably requested by either party, each party will hereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

13.3  NOTICES, ETC.

    All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile and confirmed by return facsimile, or seven days after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

IF TO THE COMPANY:                         WITH A COPY TO:
Daniel F. Carsten                          Robert J. Johannes
President and CEO                          Michael Best & Friedrich
Pryon Corporation                          100 E. Wisconsin Ave.
N93 W14575 Whittaker Way                   Milwaukie, WI 53202-4108
Menomonee Falls, WI 53051                  Telephone: (414) 271-6560
Telephone: (414) 253-2770                  Facsimile: (414) 277-0656
Facsimile: (414) 253-2772

IF TO PROTOCOL AND/OR MERGER SUB:          WITH A COPY TO:
James B. Moon                              Gregory E. Struxness
President and CEO                          Ater Wynne Hewitt Dodson & Skerritt
Protocol Systems, Inc.                     222 S.W. Columbia, Suite 1800
8500 S.W. Creekside Place                  Portland, OR 97201
Beaverton, OR 97008-7107                   Telephone: (503) 226-1191
Telephone: (503) 526-8500                  Facsimile: (503) 226-0079
Facsimile: (503) 526-4299

or to such other address as such party shall have designated by notice so given to each other party.

13.4  ATTORNEYS' FEES

    If a Proceeding is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees incurred in connection with such Proceeding as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.

13.5  SEVERABILITY

    In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions-of this Agreement shall not be in any way impaired.

13.6  REMEDIES CUMULATIVE

    Except as otherwise provided in Article 12, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power of remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

13.7  NO THIRD-PARTY BENEFICIARIES

    This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto.

13.8  JURISDICTION

    Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Oregon in any Proceeding arising in connection with this Agreement, and agrees that any such Proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of Oregon other than for such purpose.

13.9  GOVERNING LAW

    This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin, without regard to principles of conflict of laws.

13.10  ASSIGNMENT

    This Agreement shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party. Notwithstanding the foregoing, Merger Sub shall have the right to assign its rights and/or delegate its obligations hereunder to any direct wholly-owned subsidiary of Protocol.

13.11  NAMES, CAPTIONS, ETC.

    The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and (b) references herein to "Articles" or "Sections" refer to articles or sections of this Agreement.

13.12  SCHEDULES

    The schedules referred to in this Agreement shall be the schedules described as such and initialed by the parties prior to execution and delivery of this Agreement.

13.13  EXHIBITS

    The following Exhibits which are attached hereto are hereby incorporated into this Agreement by this reference:

  EXHIBIT                        DESCRIPTION
- -----------  ----------------------------------------------------
4.6          Escrow Agreement
9.1.1        Voting Agreement
10.1.5(a)    Form of Pooling Opinion of Peat Marwick
10.1.5(b)    Form of Letter from Price Waterhouse, LLP
10.2.5       Form of Tax Opinion of Peat Marwick
10.2.12      Form of Opinion of Company Counsel
10.3.6       Form of Opinion of Protocol Counsel

13.14  ENTIRE AGREEMENT

    This Agreement (including the Exhibits and Schedules hereto and the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement).

13.15  COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto.

                           [SIGNATURES ON NEXT PAGE]

    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                          PROTOCOL SYSTEMS, INC.

                                          By /s/ JAMES B. MOON

                                             -----------------------------------
                                             James B. Moon, President and CEO

                                          PROTOCOL MERGER CORPORATION

                                          By /s/ JAMES B. MOON

                                             -----------------------------------
                                             James B. Moon, President and CEO

                                          PRYON CORPORATION

                                          By /s/ DANIEL F. CARSTEN

                                             -----------------------------------
                                             Daniel F. Carsten, President and
                                             CEO

                                                                      APPENDIX B

February 20, 1996

Board of Directors
Protocol Systems, Inc.

Gentlemen:

    Protocol Systems, Inc. ("Protocol"), Protocol Merger Corporation ("Merger Sub"), a wholly-owned subsidiary of Protocol and Pryon Corporation ("Pryon") have entered into an Agreement and Plan of Merger dated February 20, 1996 ("Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Pryon ("Merger"), which shall be the surviving corporation, and the separate existence of the Merger Sub shall cease. The Merger Agreement provides that the shares of capital stock of Pryon issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") and options, warrants and stock purchase rights to purchase shares of capital stock of Pryon outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of 2,320,843 shares of Common Stock, $.01 par value per share ("Common Stock"), of Protocol subject to adjustments as provided in the Agreement (the "Merger Consideration"). You have requested our opinion as to whether the Merger Consideration to be paid by Protocol under the Merger Agreement is fair, from a financial point of view, to Protocol.

    Wessels, Arnold & Henderson, L.L.C. ("Wessels"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Protocol in connection with the transaction described above and will receive a fee for our services. We have also acted as co-managing underwriter of the initial public offering of Protocol. Wessels regularly publishes research reports regarding the medical instruments industry and the businesses and securities of Protocol and other publicly owned companies in the medical instruments industry.

    In preparing our opinion, Wessels among other things: (i) reviewed and analyzed the financial terms of the Merger Agreement; (ii) reviewed and analyzed certain financial and other information relating to Protocol and Pryon furnished to it by both companies, including certain internal financial and other information prepared by management; (iii) reviewed certain publicly available information about Protocol and Pryon; (iv) held discussions with the managements of Protocol and Pryon concerning the business, past and current business operations, financial condition and future prospects of both companies, including certain information prepared by the management of Protocol concerning potential cost savings and synergies that could result from the Merger; (v) reviewed the financial performance of publicly traded companies which it deemed comparable to Pryon; (vi) compared the financial terms of the Merger with those of certain merger transactions, to the extent publicly available, which it deemed relevant; (vii) prepared discounted cash flow analyses of Pryon; (viii) analyzed the pro forma earnings per share of the combined company; and (ix) made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

    In the course of our analysis we have, with your consent, relied upon the accuracy and completeness in all material respects and have not independently verified the publicly available financial information, and non-public financial and other information provided to us by Protocol and Pryon. We have not made, requested or received any independent appraisal of the assets or liabilities (contingent or otherwise) of Protocol or Pryon. With respect to the financial projections, estimates and analyses provided to us, we have assumed with your permission, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgements of management as to future financial performance. Our opinion is based upon market, economic and other circumstances existing and disclosed to us as of the date hereof.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Merger Consideration to be paid to the holders of capital stock of Pryon pursuant to the Merger Agreement is fair, from a financial point of view, to Protocol.

Very truly yours,

WESSELS, ARNOLD & HENDERSON, L.L.C.

                                                                      APPENDIX C

                               DISSENTERS' RIGHTS

180.1301  DEFINITIONS.  In ss. 180.1301 to 180.1331:

    (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

    (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

    (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

    (4) "Fair value", with respect to dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciate or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1 to 4.

    (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

    (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

180.1302  RIGHT TO DISSENT.

    (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

           1. Shareholder approval is required for the merger by s.180.1103 or by the articles of incorporation.

           2. The issuer corporation is a subsidiary that is merged with its parent under s.180.1104.

        (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

        (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale of dissolution, but not including any of the following:

           1.  A sale pursuant to court order.

           2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

        (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

    (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

        (a) Alters or abolishes a preferential right of the shares.

        (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

        (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

        (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

        (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

    (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

    (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc. automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders' meeting at which shareholders are to vote on the proposed corporate action.

    (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

180.1303  DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.

    (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

        (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

        (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

180.1320  NOTICE OF DISSENTERS' RIGHTS.

    (1)  If  proposed  corporate  action creating  dissenters'  rights  under s.
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

    (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

180.1321  NOTICE OF INTENT TO DEMAND PAYMENT.

        (1) If proposed  corporate action creating  dissenters' rights under  s.
    180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

           (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

           (b) Not vote his or her shares in favor of the proposed action.

    (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1322  DISSENTERS NOTICE.

    (1)  If  proposed  corporate  action creating  dissenters'  rights  under s.
180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:

           (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

           (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

           (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

           (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

           (e) A copy of ss. 180.1301 to 180.1331.

180.1323  DUTY TO DEMAND PAYMENT.

    (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

    (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporation action.

    (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1324  RESTRICTIONS ON UNCERTIFICATED SHARES.

    (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

    (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of the shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporation action.

180.1325  PAYMENT.

    (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (2) The payment shall be accompanied by all of the following:

        (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

        (b) A statement of the corporation's estimate of the fair value of the shares.

        (c) An explanation of how the interest was calculated.

        (d)  A statement  of the  dissenter's right  to demand  payment under s.
    180.1328 if the dissenter is dissatisfied with the payment.

        (e) A copy of ss. 180.1301 to 180.1331.

180.1326  FAILURE TO TAKE ACTION.

    (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

180.1327  AFTER-ACQUIRED SHARES.

    (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent that the corporation elects to withhold payment under sub.
(1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

180.1328  PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OF OFFER.

    (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

        (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

        (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

        (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

    (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub.
(1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

180.1330  COURT ACTION.

    (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

    (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

        (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

        (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s.180.1322(2)(c), for which the corporation elected to withhold payment under s. 180.1327.

180.1331  COURT COSTS AND COUNSEL FEES.

    (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

        (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

    (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

        (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

        (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

    (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As an Oregon corporation Protocol is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA,
Article VI of Protocol's Fourth Restated Articles of Incorporation (the "Articles") eliminates the liability of Protocol's directors to Protocol or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

    Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

    The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

    The Articles require Protocol to indemnify its directors and officers to the fullest extent not prohibited by law. The Restated Bylaws of Protocol (the "Bylaws") also require Protocol to indemnify its directors and officers to the fullest extent permitted by the OBCA. In addition, the Bylaws deem that all rights to indemnification under the Bylaws are deemed to be contractual rights and are to be effective to the same extent as if provided for in a contract between Protocol and the director or officer who serves in such capacity.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits


  NUMBER                                                DESCRIPTION
- -----------  --------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger dated as of February 20, 1996 Among Protocol Systems, Inc., Protocol
              Merger Corporation and Pryon Corporation (Incorporated by reference to Appendix A to Joint Proxy
              Statement/Prospectus)
       3.1   Fourth Restated Articles of Incorporation of Protocol Systems, Inc. (1)
       3.2   Restated Bylaws of Protocol Systems, Inc. (1)
       4.1   Rights Agreement dated March 20, 1992 between Protocol Systems, Inc. and First Interstate Bank of
              Oregon, N.A. (1)
       5.1   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP*
       8.1   Opinion of Michael Best & Friedrich*
      10.1   Distribution Agreement dated February 7, 1989 between Protocol Systems, Inc. and Siemens Medical
              Electronics, Inc. (1)

  NUMBER                                                DESCRIPTION
- -----------  --------------------------------------------------------------------------------------------------
      10.2   Renewal of Distribution Agreement dated July 19, 1991 between Protocol Systems, Inc. and Siemens
              Medical Electronics, Inc. (1)
      10.3   Original Equipment Manufacturer Agreement for Purchase and Sale of Pulse Oximeter Modules dated
              October 23, 1989 between Protocol Systems, Inc. and Nellcor, Incorporated, and addendum thereto dated January 21, 1992. (1)
      10.4   Development and Supply Agreement dated January 26, 1990 between Protocol Systems, Inc. and Gensia
              Pharmaceuticals, Inc. (1)
      10.5   Collaborative Research and License Agreement dated April 1, 1990 between Protocol Systems, Inc.
              and the General Hospital Corporation (Massachusetts General Hospital). (1)
      10.6   Form of Indemnity Agreements between Protocol Systems, Inc. and each of its executive officers and directors. (1)
      10.7   Protocol Systems, Inc. 1987 Key Employee's Incentive Stock Option Plan, as amended on January 21,
              1992. (1)
      10.8   Protocol Systems, Inc. 1987 Non-Statutory Stock Option Plan, as amended on January 21, 1992. (1)
      10.9   Protocol Systems, Inc. 1992 Stock Incentive Plan as amended on May 9, 1995. (2)
     10.10   Business Park Lease dated October 26, 1990 By and Among Protocol Systems, Inc., Koll Copley
              Partners and Petula Associates and amendments thereto dated October 16, 1991 and November 6,
              1991. (1)
     10.11   Amendment to Business Park Lease between Protocol Systems, Inc., Koll-Copley Partners and Petula
              Associates dated October 6, 1993. (3)
     10.12   Amendment to Original Equipment Manufacturer Agreement for Purchase and Sale of Pulse Oximeter
              Modules dated February 25, 1993 between Protocol Systems, Inc. and Nellcor, Incorporated. (3)
     10.13   Protocol Systems, Inc. 1993 Stock Option Plan for Nonemployee Directors. (3)
     10.14   Protocol Systems, Inc. 1994 Employee Stock Purchase Plan. (4)
      23.1   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit
              5.1)*
      23.2   Consent of Michael Best & Friedrich (included in legal opinion filed as Exhibit 8.1)*
      23.3   Consent of Wessels, Arnold & Henderson
      23.4   Consent of KPMG Peat Marwick LLP -- Protocol Systems, Inc.
      23.5   Consent of Price Waterhouse LLP -- Pryon Corporation
      23.6   Consent of Cowen & Company
      24.1   Powers of Attorney *
      99.1   Form of Proxy for Protocol Annual Meeting *
      99.2   Form of Proxy for Pryon Special Meeting *
      99.3   Voting Agreement dated as of February 19, 1996 *


- ------------------------

 * Previously filed.


(1) Incorporated herein by reference to the Company's Registration Statement on Form S-1 dated January 22, 1992, File No. 33-45067.

(2)Incorporated herein by reference to the Company's Registration Statement of Form S-8 dated July 24, 1995, File No. 33-94912.

(3) Incorporated herein by reference to the Company's Form 10-K for the fiscal year ended December 31, 1993.

(4)Incorporated herein by reference to the Company's Registration Statement of Form S-8 dated January 24, 1994, File No. 33-74384.

    (b)  Financial Statements Schedules
       None

    (c)  Report, Opinion or Appraisal
           See Appendix B, to Joint Proxy Statement/Prospectus

ITEM 22.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable forms.

    (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant  has  been  advised  that  in  the  opinion  of  the  Securities  and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 29th day of May, 1996.


                                          PROTOCOL SYSTEMS, INC.

                                          By:          /s/ JAMES B. MOON

                                             -----------------------------------
                                                        James B. Moon
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER


    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been duly signed by the following persons in the capacities indicated on May 29, 1996.


             SIGNATURE               TITLE
- -----------------------------------  -------------------------

                                     Chairman of the Board,
        /s/  JAMES B. MOON            President and Chief
- -----------------------------------   Executive Officer
           James B. Moon              (Principal Executive
                                      Officer)

                                     Vice President, Chief
       /s/  CRAIG M. SWANSON          Accounting Officer and
- -----------------------------------   Secretary (Principal
         Craig M. Swanson             Financial and Accounting
                                      Officer)

         ALAN S. DISHLIP*
- -----------------------------------  Director
          Alan S. Dishlip

         KEITH R. LARSON*
- -----------------------------------  Director
          Keith R. Larson

         WILLIAM NEW, JR.*
- -----------------------------------  Director
         William New, Jr.

        RONALD S. NEWBOWER*
- -----------------------------------  Director
        Ronald S. Newbower

       FRANK E. SAMUEL, JR.*
- -----------------------------------  Director
       Frank E. Samuel, Jr.

     *By:         /s/ CRAIG M.
                SWANSON
- -----------------------------------
                   Craig M.
                Swanson
            ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


                                                                                                      SEQUENTIAL
  NUMBER                                          DESCRIPTION                                         PAGE NUMBER
- -----------  --------------------------------------------------------------------------------------  -------------
       2.1   Agreement and Plan of Merger dated as of February 20, 1996 Among Protocol Systems,
              Inc., Protocol Merger Corporation and Pryon Corporation (Incorporated by reference to
              Appendix A to Joint Proxy Statement/Prospectus)
       3.1   Fourth Restated Articles of Incorporation of Protocol Systems, Inc. (1)
       3.2   Restated Bylaws of Protocol Systems, Inc. (1)
       4.1   Rights Agreement dated March 20, 1992 between Protocol Systems, Inc. and First
              Interstate Bank of Oregon, N.A. (1)
       5.1   Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP*
       8.1   Opinion of Michael Best & Friedrich*
      10.1   Distribution Agreement dated February 7, 1989 between Protocol Systems, Inc. and
              Siemens Medical Electronics, Inc. (1)
      10.2   Renewal of Distribution Agreement dated July 19, 1991 between Protocol Systems, Inc.
              and Siemens Medical Electronics, Inc. (1)
      10.3   Original Equipment Manufacturer Agreement for Purchase and Sale of Pulse Oximeter
              Modules dated October 23, 1989 between Protocol Systems, Inc. and Nellcor,
              Incorporated, and addendum thereto dated January 21, 1992. (1)
      10.4   Development and Supply Agreement dated January 26, 1990 between Protocol Systems, Inc.
              and Gensia Pharmaceuticals, Inc. (1)
      10.5   Collaborative Research and License Agreement dated April 1, 1990 between Protocol
              Systems, Inc. and the General Hospital Corporation (Massachusetts General Hospital).
              (1)
      10.6   Form of Indemnity Agreements between Protocol Systems, Inc. and each of its executive officers and directors. (1)
      10.7   Protocol Systems, Inc. 1987 Key Employee's Incentive Stock Option Plan, as amended on
              January 21, 1992. (1)
      10.8   Protocol Systems, Inc. 1987 Non-Statutory Stock Option Plan, as amended on January 21,
              1992. (1)
      10.9   Protocol Systems, Inc. 1992 Stock Incentive Plan as amended on May 9, 1995. (2)
     10.10   Business Park Lease dated October 26, 1990 By and Among Protocol Systems, Inc., Koll
              Copley Partners and Petula Associates and amendments thereto dated October 16, 1991 and November 6, 1991. (1)
     10.11   Amendment to Business Park Lease between Protocol Systems, Inc., Koll-Copley Partners and Petula Associates dated October 6, 1993. (3)
     10.12   Amendment to Original Equipment Manufacturer Agreement for Purchase and Sale of Pulse
              Oximeter Modules dated February 25, 1993 between Protocol Systems, Inc. and Nellcor,
              Incorporated. (3)
     10.13   Protocol Systems, Inc. 1993 Stock Option Plan for Nonemployee Directors. (3)
     10.14   Protocol Systems, Inc. 1994 Employee Stock Purchase Plan. (4)
      23.1   Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.1)*
      23.2   Consent of Michael Best & Friedrich (included in legal opinion filed as Exhibit 8.1)*

                                                                                                      SEQUENTIAL
  NUMBER                                          DESCRIPTION                                         PAGE NUMBER
- -----------  --------------------------------------------------------------------------------------  -------------
      23.3   Consent of Wessels, Arnold & Henderson, L.L.C.
      23.4   Consent of KPMG Peat Marwick LLP -- Protocol Systems, Inc.
      23.5   Consent of Price Waterhouse LLP -- Pryon Corporation
      23.6   Consent of Cowen & Company
      24.1   Powers of Attorney *
      99.1   Form of Proxy for Protocol Annual Meeting *
      99.2   Form of Proxy for Pryon Special Meeting *
      99.3   Voting Agreement dated as of February 19, 1996 *


- ------------------------

 * Previously filed.


(1) Incorporated herein by reference to the Company's Registration Statement on Form S-1 dated January 22, 1992, File No. 33-45067.

(2) Incorporated herein by reference to the Company's Registration Statement of Form S-8 dated July 24, 1995, File No. 33-94912.

(3) Incorporated herein by reference to the Company's Form 10-K for the fiscal year ended December 31, 1993.

(4) Incorporated herein by reference to the Company's Registration Statement of Form S-8 dated January 24, 1994, File No. 33-74384.